Exhibit 10.2

August 3, 2006

KLEROS REAL ESTATE CDO II, LTD.,

as Issuer

KLEROS REAL ESTATE CDO II, LLC,

as Co-Issuer

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

i

Section 8.5 - Reference in Secured Notes to Supplemental Indentures	136
Section 8.6 - Delivery of Supplemental Indenture to Repository.	136

Article IX - Redemption of Notes	136

Section 9.1 - Optional Redemption and Tax Redemption	136
Section 9.2 - Redemption Procedures for Optional Redemption or Tax Redemption	137
Section 9.3 - Notice to Trustee of Auction Call Redemption, Optional Redemption or Tax Redemption	138
Section 9.4 - Notice of Auction Call Redemption, Optional Redemption or Tax Redemption or Maturity by the Co-Issuers	138
Section 9.5 - Notes Payable on Redemption Date	139
Section 9.6 - Reserved	140
Section 9.7 - Auction Call Redemption	140

Article X - Accounts, Accountings and Releases	141

Section 10.1 - Collection of Cash	141
Section 10.2 - Principal Collection Account; Interest Collection Account; Custodial Account; Semi-Annual Interest Reserve Account; Quarterly Interest Reserve Account; Reserve Account	142
Section 10.3 - Payment Account	147
Section 10.4 - Expense Account	147
Section 10.5 - Uninvested Proceeds Account	148
Section 10.6 - Reports by Trustee	149
Section 10.7 - Accountings	150
Section 10.8 - Release of Securities	159
Section 10.9 - Reports by Independent Accountants	160
Section 10.10 - Reports to Rating Agencies, Etc.	161
Section 10.11 - Tax Matters	161

Article XI - Application of Cash	162

Section 11.1 - Disbursements of Cash from Payment Account	162
Section 11.2 - Trust Accounts	168

Article XII - Purchase and Sale of Collateral Debt Securities; Reinvestment	168

Section 12.1 - Sale of Collateral Debt Securities; Reinvestment	168
Section 12.2 - Eligibility Criteria	171
Section 12.3 - Conditions Applicable to all Transactions Involving Sale or Grant	178
Section 12.4 - Determination of Fair Market Value	178
Section 12.5 - Additional Provisions Relating to Reinvestment	179

Article XIII - Secured Parties’ Relations	180

Section 13.1 - Subordination	180
Section 13.2 - Standard of Conduct	183

Article XIV - Miscellaneous	184

Section 14.1 - Form of Documents Delivered to Trustee	184
Section 14.2 - Acts of Secured Noteholders	184
Section 14.3 - Notices, Etc., to Trustee, the Co-Issuers, the Collateral Advisor, the Hedge Counterparties and the Rating Agencies	186
Section 14.4 - Notices and Reports to Secured Noteholders; Waiver	188
Section 14.5 - Effect of Headings and Table of Contents	189

SCHEDULES

SCHEDULE A	SCHEDULE OF COLLATERAL DEBT SECURITIES
SCHEDULE B	LIBOR FORMULA
SCHEDULE C	MOODY’S ASSET CORRELATION FACTOR VARIABLES
SCHEDULE D	RECOVERY RATE MATRICES
SCHEDULE E	AUCTION PROCEDURES
SCHEDULE F	RESERVED.
SCHEDULE G	STANDARD & POOR’S ASSET CLASSES
SCHEDULE H	STANDARD & POOR’S TYPES OF ASSET-BACKED SECURITIES INELIGIBLE FOR NOTCHING
SCHEDULE I	STANDARD & POOR’S NOTCHING OF ASSET-BACKED SECURITIES
SCHEDULE J	TABLE OF MOODY’S ASSET CLASSES
SCHEDULE K	ADDITIONAL DEFINITIONS
SCHEDULE L	APPROVED DEALERS; APPROVED PRICING SERVICES

EXHIBITS

Exhibit A-1	Form of Regulation S Global Secured Note
Exhibit A-2	Form of Restricted Global Secured Note
Exhibit A-3	Form of Definitive Secured Note
Exhibit B-1	Form of Rule 144A Transfer Certificate
Exhibit B-2	Form of Regulation S Transfer Certificate
Exhibit C	Form of Funding Certificate
Exhibit D-1	Form of Corporate Opinion of Schulte Roth & Zabel LLP
Exhibit D-2	Form of Security Interest Opinion of Schulte Roth & Zabel LLP
Exhibit E	Form of Opinion of Walkers
Exhibit F-1	Form of Opinion of Counsel to Trustee
Exhibit F-2	Form of Local Counsel to the Trustee

Exhibit G-1	Form of Opinion of Dechert LLP
Exhibit G-2	Form of Opinion of Clifford Chance LLP
Exhibit H	Form of Opinion of In-House Counsel to the Initial Hedge Counterparty
Exhibit I	Form of Note Document Certificate

v

THIS INDENTURE dated as of August 3, 2006 is made

AMONG

(1)	KLEROS REAL ESTATE CDO II, LTD., an exempted company incorporated and existing under the laws of the Cayman Islands (the “Issuer”);

(2)	KLEROS REAL ESTATE CDO II, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”); and

(3)	LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (herein, together with its permitted successors in the trusts hereunder, called the “Trustee”).

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the issuance of the Secured Notes as provided herein. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Noteholders, the Hedge Counterparties, the Collateral Advisor, the Collateral Administrator, the Fiscal Agent and the Trustee (collectively, the “Secured Parties”). The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with its terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all accounts, general intangibles, chattel paper, instruments, securities, investment property and any and all other property (other than Excepted Property) of any type or nature owned by it, including (a) the Custodial Account, the Collateral Debt Securities (listed, as of the Closing Date, in the Schedule of Collateral Debt Securities hereto) which the Issuer causes to be delivered to the Trustee (directly or through a Securities Intermediary) herewith, all Collateral Debt Securities and Equity Securities which are delivered to the Trustee (directly or through a Securities Intermediary) after the Closing Date pursuant to the terms hereof and all payments thereon or with respect thereto, (b) the Interest Collection Account, the Uninvested Proceeds Account, the Principal Collection Account, the Payment Account, the Expense Account, the Reserve Account, the Semi-Annual Interest Reserve Account, the Quarterly Interest Reserve Account, all funds and other property standing to the credit of each such account, Eligible Investments purchased with funds standing to the credit of each such account and all income from the investment of funds therein and the Issuer’s rights in each Hedge Counterparty Collateral Account, (c) the Hedge Agreements, the Collateral Advisory Agreement, the Collateral Administration Agreement and the Administration Agreement, (d) all Cash delivered to the Trustee (directly or through a Securities Intermediary) and (e) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses, but excluding Excepted Property (collectively, the “Collateral”). Such Grants are made, however, to the Trustee to hold in trust, to secure the Secured Notes equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure

(i) the payment of all amounts due on the Secured Notes and under each Hedge Agreement in accordance with their respective terms, (ii) the payment of all other sums payable under this Indenture (including the Advisory Fee and otherwise by reference to any other agreement, including the Collateral Advisory Agreement) and (iii) compliance with the provisions of this Indenture and each Hedge Agreement, all as provided in this Indenture (collectively, the “Secured Obligations”).

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Trustee’s interest in the Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the obligations secured hereby.

Except to the extent otherwise provided herein, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein. Upon the occurrence of any Indenture Event of Default, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The designation of the Trustee in any transfer document or record is intended and shall be deemed, first, to refer to the Trustee as custodian on behalf of the Issuer and second, to refer to the Trustee as secured party on behalf of the Secured Parties; provided that the Grant made by the Issuer to the Trustee pursuant to the Granting Clauses hereof shall apply to any Collateral bearing such designation.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the required standard of care set forth herein such that the interests of the Secured Parties may be adequately and effectively protected.

The Trustee on behalf of each of the Secured Parties hereby agrees and acknowledges that none of the Secured Parties shall have any claim on the funds and property from time to time deposited or credited in or to the Preference Share Distribution Account (as defined in the Preference Share Paying Agency Agreement) or the proceeds thereof (other than in its capacity as a Preference Shareholder, if applicable).

Article I - DEFINITIONS AND INTERPRETATION

Section 1.1 - Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

“3(c)(7) Notice” has the meaning specified in Section 10.7(b).

“Accelerated Maturity Date” has the meaning specified in Section 5.5(a) hereof.

“Account” means any of the Interest Collection Account, the Uninvested Proceeds Account, the Principal Collection Account, the Payment Account, the Expense Account, the Reserve Account, the Custodial Account, the Quarterly Interest Reserve Account, the Semi-Annual Interest Reserve Account and each Hedge Counterparty Collateral Account. Any Account established hereunder shall include any number of sub-accounts or shall be sub-accounts of other accounts to the extent deemed necessary by the Trustee for convenience in administering the Accounts.

“Account Control Agreement” means the Account Control Agreement dated as of the Closing Date, among the Issuer, the Trustee and the Custodian.

“Accountants’ Report” means a report or agreed upon procedures letter of a firm of Independent certified public accountants of recognized national reputation appointed by the Issuer pursuant to Section 10.9(a), which may be the firm of independent accountants that reviews or performs procedures with respect to the financial reports prepared by the Issuer.

“Accredited Investor” has the meaning given to that term in Rule 501(a) under the Securities Act.

“Act of Secured Noteholders” has the meaning specified in Section 14.2.

“Adjusted Issue Price” means, with respect to any security, (a) the price at which such security was issued upon original issuance minus (b) if the Issue Price Adjustment with respect to such security on such date of determination is positive, such Issue Price Adjustment plus (c) if the Issue Price Adjustment with respect to such security on such date of determination is negative, the absolute value of such Issue Price Adjustment.

“Administration Agreement” means the Administration Agreement dated the Closing Date between the Administrator and the Issuer.

“Administrative Expenses” means with respect to any Distribution Date (a) Trustee Expenses and (b) all amounts (including indemnities) due or accrued with respect to such Distribution Date and payable by the Issuer or the Co-Issuer to (i) the Administrator in respect of fees and expenses under the Administration Agreement, (ii) the Independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Co-

Issuers), (iii) the Collateral Advisor in respect of fees, indemnities and expenses pursuant to the Collateral Advisory Agreement, (iv) any other Person in respect of any governmental fee, registered office fee, charge or tax in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Trustee), (v) the Initial Purchaser, the Placement Agent and their Affiliates in respect of amounts payable to each of them under the Purchase Agreement, (vi) the Rating Agencies in respect of Rating Agency Expenses, (vii) any other Person in respect of any other fees or expenses permitted under this Indenture or the Fiscal Agency Agreement and the documents delivered pursuant to or in connection with this Indenture or the Fiscal Agency Agreement and the Notes and (viii) any exchange or any listing agent or paying agent appointed in connection with the listing of the Notes or the Preference Shares on any exchange; provided that Administrative Expenses shall not include (A) except as otherwise provided herein, any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (B) amounts payable in respect of the Notes or the Trustee Fee, (C) any Advisory Fee payable to the Collateral Advisor and (D) amounts payable under any Hedge Agreement.

“Administrator” means Walkers SPV Limited and any successor thereto appointed under the Administration Agreement.

“Advisory Fee” means the fee payable to the Collateral Advisor (unless the Collateral Advisor is Strategos or an Affiliate thereof in which case no Advisory Fee will be payable) in arrears on each Distribution Date pursuant to the Collateral Advisory Agreement, in an amount equal to 0.03% per annum of the Average Monthly Asset Amount for such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that the Advisory Fee will be payable on each Distribution Date only to the extent of funds available for such purpose in accordance with the Priority of Payments as described herein and only in the event that the Collateral Advisor is not Strategos or an Affiliate thereof. Any accrued but unpaid Advisory Fee will be deferred. Any unpaid Advisory Fee that is deferred (whether as a result of the operation of the Priority of Payments as described herein or at the option of the Collateral Advisor) shall be paid on the next succeeding Distribution Date(s) to the extent that funds are available for such purpose in accordance with the Priority of Payments until paid in full and shall not accrue interest (and, if not paid on such immediately following Distribution Date, on one or more Distribution Dates thereafter). Any accrued Advisory Fee remaining unpaid on resignation or removal of a successor Collateral Advisor shall continue to be due to the removed or resigning (as applicable) Collateral Advisor notwithstanding such resignation or removal.

“Affected Class” means, in relation to any Tax Redemption, any Class of Notes that has not received 100% of the aggregate amount of any principal and interest due and payable to such Class of Notes on any Distribution Date in accordance with the Priority of Payments by reason of the occurrence of the Tax Event that is the basis for such Tax Redemption.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding the foregoing, “Affiliate,” with respect to the Issuer, does not include entities that are under common control by virtue of the affiliations of the directors of the Issuer or the Administrator.

“Aggregate Amortized Cost” means, with respect to any Interest-Only Security, (a) on the date of acquisition thereof by the Issuer, the cost of purchase thereof and (b) on any date thereafter, the present value of all remaining payments on such security discounted to such date of determination as of each subsequent Distribution Date at a discount rate per annum equal to the internal rate of return on such security as calculated in good faith and in the exercise of reasonable business judgment by the Collateral Advisor at the time of acquisition thereof by the Issuer.

“Aggregate Notional Amount” means the sum of the Notional Amounts of the Preference Shares.

“Aggregate Outstanding Amount” means, when used with respect to any of the Notes at any time, the aggregate principal amount of such Notes Outstanding at such time. Except as otherwise expressly provided herein, the Aggregate Outstanding Amount of any Class D Notes or Class E Notes at any time shall include the Class D Deferred Interest Amount or Class E Deferred Interest Amount with respect to such Notes at such time. Any Interest Proceeds or Principal Proceeds applied to pay principal of the Class D Notes will be applied first to pay any Class D Deferred Interest Amount. Any Interest Proceeds or Principal Proceeds applied to pay principal of the Class E Notes will be applied first to pay any Class E Deferred Interest Amount.

“Aggregate Principal Balance” means, when used with respect to any Pledged Securities or Collateral Debt Securities as of any date of determination, the sum of the Principal Balances on such date of determination of all such Pledged Securities or Collateral Debt Securities.

“Alternative Spread” means, if SLHT certifies to the Trustee that it is the beneficial owner of 100% of the Class D Notes, the spread specified by SLHT in a notice to the Trustee at least two Business Days prior to the commencement of any Interest Period, to which spread any Financing Party and the Holders of 100% of the Class D Notes have given their written consent.

“Applicable Recovery Rate” means, with respect to any Collateral Debt Security on any Measurement Date, the lowest of:

(a)	an amount equal to the percentage for such Collateral Debt Security set forth in the Moody’s recovery rate matrix attached as Part I of Schedule D hereto in (x) the applicable table and (y) the column in such table setting forth the Moody’s Rating of such Collateral Debt Security as of the date of issuance of such Collateral Debt Security and (z) the row in such table opposite the ratio (expressed as a percentage) of (i) the Issue of which such Collateral Debt Security is a part relative to (ii) the total capitalization of (including both debt and equity securities issued by) the relevant issuer of or obligor on such Collateral Debt Security determined on the original issue date of such Collateral Debt Security; and

(b)	an amount equal to the percentage for such Collateral Debt Security set forth in the Standard & Poor’s recovery rate matrix attached as Part II of Schedule D hereto in (y) the row in such table opposite the Standard & Poor’s Rating of such Collateral Debt Security at the time of issuance and (z) for purposes of determining the “Calculation Amount” of a Defaulted Security or Deferred Interest PIK Bond, the column in such table below the then-current rating of the most senior Class of Notes Outstanding and, for purposes of determining the “Standard & Poor’s Recovery Rate” in connection with the Standard & Poor’s Minimum Recovery Rate Test, the column in such table below the rating of the applicable Class of Notes.

“Approved Dealer” means a bank or broker-dealer listed in Part I of Schedule L hereto, or any other bank or any other broker-dealer registered under the Exchange Act, as amended, that is proposed by the Issuer (at the direction of the Collateral Advisor); provided that the Rating Condition with respect to Standard & Poor’s is satisfied. The Initial Purchaser or an Affiliate thereof may act as an Approved

Dealer only if (a) it provides a bid to the Issuer on an arms’-length basis and (b) for purposes of the defined term “Fair Market Value,” it will not also act as an Approved Pricing Service.

“Approved Pricing Service” means a pricing or quotation service listed in Part II of Schedule L hereto, or any other pricing or quotation service that is proposed by the Issuer (at the direction of the Collateral Advisor); provided that the inclusion of such other pricing or quotation service as an Approved Pricing Service satisfies the Rating Condition with respect to Standard & Poor’s. No Affiliate of the Initial Purchaser may act as an Approved Pricing Service (a) other than on an arms’-length basis and (b) for purposes of the defined term “Fair Market Value,” if it has submitted a bid as an Approved Dealer.

“Asset-Backed Securities” mean obligations or securities that entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of (a) financial assets, either static or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities or (b) real estate mortgages, either static or revolving, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities; provided that, in the case of clause (b), such Asset-Backed Securities do not entitle the holders to a right to share in the appreciation in value of or the profits generated by the related real estate assets.

“Auction” has the meaning specified in Section 9.7(a).

“Auction Call Redemption” has the meaning specified in Section 9.7(b).

“Auction Date” has the meaning specified in Section 9.7(a).

“Auction Procedures” has the meaning specified in Section 9.7(a).

“Auction Purchase Agreement” has the meaning specified in Schedule E hereto.

“Authenticating Agent” means, with respect to the Secured Notes or any Class of the Secured Notes, the Person designated by the Trustee, if any, to authenticate such Secured Notes on behalf of the Trustee pursuant to Section 6.4.

“Authorized Officer” means (i) with respect to the Issuer, any Officer of the Issuer or Collateral Advisor who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, (ii) with respect to the Co-Issuer, any Officer who is authorized to act for the Co-Issuer in matters relating to, and binding upon, the Co-Issuer and (iii) with respect to the Trustee or the Fiscal Agent or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Redemption Funds” has the meaning specified in Section 9.1(a) hereof.

“Available Reinvestment Funds” means, during the Reinvestment Period, (i) any CDS Sale Proceeds received by the Issuer (unless CDS Sale Proceeds in an amount equal to the Sale Proceeds Reinvestment Limit have been previously reinvested during the applicable 12 month period), until the 60th calendar day following receipt of such CDS Sale Proceeds and (ii) any Collateral Principal Payment received by the Issuer, until the 60th calendar day following receipt of such Collateral Principal Payment; provided that, to the extent that the Cash Release Conditions are satisfied, CDS Sale Proceeds and Collateral Principal

Payments shall be distributed as Principal Proceeds or Interest Proceeds, as applicable, and will not be considered Available Reinvestment Funds.

“Average Life” means, on any Measurement Date with respect to any Pledged Collateral Debt Security, as calculated by the Collateral Advisor, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive Scheduled Distribution of principal of such Pledged Collateral Debt Security and (ii) the respective amounts of principal of such Scheduled Distributions by (b) the sum of all successive Scheduled Distributions of principal on such Pledged Collateral Debt Security.

“Average Monthly Asset Amount” means, with respect to any Distribution Date, the average of the Net Outstanding Portfolio Collateral Balance on the first day of the related Due Period and the last day of the related Due Period. For the purpose of calculating the Advisory Fee, the Average Monthly Asset Amount will be calculated as if the principal of each Interest-Only Security were equal to the Aggregate Amortized Cost thereof.

“Bad Faith” means, with respect to the conduct or transaction concerned, the absence of “good faith” (as such term is defined in the UCC).

“Balance” means at any time, with respect to Cash or Eligible Investments in any Account at such time, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit, federal funds and money market funds; (ii) principal amount owing in respect of interest-bearing corporate and government securities, money market accounts, repurchase obligations and Reinvestment Agreements; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank” means LaSalle Bank National Association, a national banking association organized under the laws of the United States, in its individual capacity and not as Trustee.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code, as amended or where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands.

“Base Rate” has the meaning specified in Schedule B hereto.

“Base Rate Reference Bank” has the meaning specified in Schedule B hereto.

“Benchmark Rate” means (a) with respect to Collateral Debt Securities that bear interest at a floating rate, the offered rate for Dollar deposits in Europe of one month that appears on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the second London Banking Day preceding the date of acquisition of such Collateral Debt Securities and (b) with respect to Collateral Debt Securities that do not bear interest at a floating rate, the yield reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the date of acquisition of such Collateral Debt Securities, on the display designated as “Page 678” on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life of such Collateral Debt Securities on such date of acquisition.

“Benchmark Rate Change” means, as of any date of determination with respect to any Fixed Rate Security, an amount (expressed as a percentage, which may be positive or negative) equal to (a) the

Benchmark Rate with respect to such Fixed Rate Security on such date of determination minus (b) the Benchmark Rate with respect to such Fixed Rate Security on its date of original issuance.

“Beneficial Owner” means any Person owning an interest in a Global Secured Note as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participant for which a Depositary Participant of the Depositary acts as agent.

“Benefit Plan Investor” has the meaning specified in the Plan Asset Regulation of the U.S. Department of Labor, 29 C.F.R. Section 2510.3-101(f).

“Board of Directors” means, with respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Issuer Charter.

“Board Resolution” means, with respect to the Issuer, a resolution of the Board of Directors of the Issuer.

“Business Day” means a day on which commercial banks are open for business in each of New York, New York, London and the city in which the Corporate Trust Office is located and, in the case of the final payment of principal of any Note, the place of presentation of such Note. To the extent that action is required of the Paying Agent in Ireland, Dublin, Ireland will be considered in determining “Business Day” for purposes of determining when such Paying Agent action is required.

“Calculation Agent” has the meaning specified in Section 7.15(a).

“Calculation Amount” means, with respect to any Defaulted Security or Deferred Interest PIK Bond at any time, the lesser of (a) the Fair Market Value of such Defaulted Security or Deferred Interest PIK Bond and (b) the amount obtained by multiplying the Applicable Recovery Rate by the Principal Balance of such Defaulted Security or Deferred Interest PIK Bond.

“Cash” means such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Release Conditions” means that, within five Business Days after the Issuer received a Collateral Principal Payment or CDS Sale Proceeds, as applicable, the Collateral Advisor has determined and notified the Trustee that reinvestment of such payment or proceeds in Substitute Collateral Debt Securities (i) would not at such time be practicable on commercially reasonable terms or (ii) would decrease compliance with the Class A/B/C Overcollateralization Test or with any Collateral Quality Test.

“CDS Sale Interest Proceeds” means CDS Sale Proceeds consisting of accrued interest if, within five Business Days after the Issuer received such CDS Sale Proceeds consisting of accrued interest, the Collateral Advisor has determined and notified the Trustee that it will reinvest such proceeds in Substitute Collateral Debt Securities in accordance with the restrictions on reinvestment of CDS Sale Proceeds set forth herein.

“CDS Sale Proceeds” means Sale Proceeds received upon the sale of Defaulted Securities, Equity Securities, Credit Risk Securities, Written Down Securities or Withholding Tax Securities.

“Certificate of Authentication” has the meaning specified in Section 2.3(f) hereof.

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Class” means, with respect to the Notes, each of the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Class A Notes” means the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes.

“Class A Sequential Pay Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the sum of (i) the Aggregate Outstanding Amount of the Class A-1A Notes plus (ii) the Aggregate Outstanding Amount of the Class A-1B Notes plus (iii) the Aggregate Outstanding Amount of the Class A-2 Notes.

“Class A Sequential Pay Test” means, for so long as any Class A Notes remain Outstanding, a test satisfied on any Determination Date occurring on or after the Ramp-Up Completion Date if the Class A Sequential Pay Ratio on such Determination Date is equal to or greater than 106.84%.

“Class A-1 Notes” means the Class A-1A Notes and the Class A-1B Notes.

“Class A-1A Notes” means the Class A-1A First Priority Senior Secured Floating Rate Notes due November 2046 issued by the Co-Issuers on the Closing Date in respect of which the Holders are entitled to receive interest at a floating rate per annum equal to LIBOR plus 0.22%.

“Class A-1A Par Value Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the Aggregate Outstanding Amount of the Class A-1A Notes. The Class A-1A Par Value Ratio will not apply prior to the Ramp-Up Completion Date.

“Class A-1B Notes” means the Class A-1B Second Priority Senior Secured Floating Rate Notes due November 2046 issued by the Co-Issuers on the Closing Date in respect of which the Holders are entitled to receive interest at a floating rate per annum equal to LIBOR plus 0.22%.

“Class A-2 Notes” means the Class A-2 Third Priority Senior Secured Floating Rate Notes due November 2046 issued by the Co-Issuers on the Closing Date in respect of which the Holders are entitled to receive interest at a floating rate per annum equal to LIBOR plus 0.40%.

“Class A/B/C Overcollateralization Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the sum of (i) the Aggregate Outstanding Amount of the Class A Notes plus (ii) the Aggregate Outstanding Amount of the Class B Notes plus (iii) the Aggregate Outstanding Amount of the Class C Notes.

“Class A/B/C Overcollateralization Test” means, for so long as any Class A Notes, Class B Notes or Class C Notes remain Outstanding, a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date if the Class A/B/C Overcollateralization Ratio on such Measurement Date is equal to or greater than 102.23%.

“Class A/B/C Pro Rata Principal Payment Cap” means, on any Distribution Date, an amount equal to (a) the amount of Principal Proceeds available in accordance with the Priority of Payments to make payments under clause (4) of the Principal Proceeds Waterfall multiplied by (b) the Aggregate Outstanding Amount of the Class A Notes, Class B Notes and Class C Notes (after giving effect to all payments of principal thereof on such Distribution Date, from Interest Proceeds and from Principal Proceeds prior to clause (4) of the Principal Proceeds Waterfall) divided by (c) the Aggregate Outstanding

Amount, excluding any Class D Deferred Interest Amount and Class E Deferred Interest Amount for purposes of this calculation, of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes (after giving effect to all payments of principal thereof on such Distribution Date, from Interest Proceeds and from Principal Proceeds prior to clause (4) of the Principal Proceeds Waterfall).

“Class B Notes” means the Class B Fourth Priority Senior Secured Floating Rate Notes due November 2046 issued by the Co-Issuers on the Closing Date in respect of which the Holders are entitled to receive interest at a floating rate per annum equal to LIBOR plus 0.50%.

“Class Break-Even Loss Rate” means with respect to any Class of Notes, at any time on or after the Ramp-Up Completion Date, the maximum percentage of defaults (as determined through application of the Standard & Poor’s CDO Monitor) which the Current Portfolio or the Proposed Portfolio, as applicable, can sustain such that, after giving effect to Standard & Poor’s assumptions on recoveries and timing and to the Priority of Payments, will result in sufficient funds remaining for the ultimate payment of principal of, and interest on, such Class of Notes in full by their Stated Maturity and the timely payment of interest on such Class of Notes.

“Class C Notes” means the Class C Fifth Priority Senior Secured Floating Rate Notes due November 2046 issued by the Co-Issuers on the Closing Date in respect of which the Holders are entitled to receive interest at a floating rate per annum equal to LIBOR plus 0.65%.

“Class D Collateral” means (a) the Class D Note Payment Account, (b) all Cash and investments in the Class D Note Payment Account and (c) all amounts which have been released from the lien of the Indenture for payment to the Fiscal Agent for distributions on the Class D Notes.

“Class D Deferred Interest Amount” has the meaning specified in Section 2.6(a).

“Class D Noteholder” means the Person in whose name a Class D Note is registered in the Subordinate Note Register.

“Class D Notes” means the Class D Sixth Priority Mezzanine Deferrable Floating Rate Notes due November 2046 issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at a floating rate per annum equal to LIBOR plus the lesser of (i) 3.00% and (ii) the Alternative Spread, if any.

“Class D Note Payment Account” has the meaning specified in the Fiscal Agency Agreement.

“Class D Overcollateralization Ratio” means, as of any Measurement Date, the number (expressed as a percentage) calculated by dividing (a) the Net Outstanding Portfolio Collateral Balance on such Measurement Date by (b) the sum of (i) the Aggregate Outstanding Amount of the Class A Notes plus (ii) the Aggregate Outstanding Amount of the Class B Notes plus (iii) the Aggregate Outstanding Amount of the Class C Notes plus (iv) the Aggregate Outstanding Amount of the Class D Notes.

“Class D Overcollateralization Test” means, for so long as any Class D Notes remain Outstanding, a test satisfied on any Measurement Date occurring on or after the Ramp-Up Completion Date if the Class D Overcollateralization Ratio on such Measurement Date is equal to or greater than 101.07%.

“Class D Pro Rata Principal Payment Cap” means, on any Distribution Date, an amount equal to (a) the amount of Principal Proceeds available in accordance with the Priority of Payments to make payments under clause (7) of the Principal Proceeds Waterfall multiplied by (b) the Aggregate Outstanding Amount of the Class D Notes excluding any Class D Deferred Interest Amount (after giving effect to all payments of principal thereof on such Distribution Date, from Interest Proceeds and from Principal Proceeds prior to clause (7) of the Principal Proceeds Waterfall) divided by (c) the Aggregate Outstanding Amount, excluding any Class D Deferred Interest Amount and Class E Deferred Interest Amount for purposes of this calculation, of the Class D Notes and Class E Notes (after giving effect to all payments of principal thereof on such Distribution Date, from Interest Proceeds and from Principal Proceeds prior to clause (7) of the Principal Proceeds Waterfall).

“Class D/E/Preference Share Redemption Date Amount” means the amount required (after taking into account any payments of interest, principal, Redemption Price, dividends or other distributions made or to be made to the holders of the Subordinate Notes and the Preference Shares on the applicable Distribution Date and all prior Distribution Dates in accordance with the Priority of Payments) to ensure that, after distribution of such amount to the Fiscal Agent for distribution to the Subordinate Notes and to the Preference Share Paying Agent for distribution to the Preference Shareholders, the IRR on the Subordinate Notes and the Preference Shares (treated for this purpose as a single investment), in the aggregate, is not less than (i) 7.0% for the period from the Closing Date to such Distribution Date, with respect to any Distribution Date on or after the Distribution Date in August 2014 and on or prior to the Distribution Date in July 2016, (ii) 4.0% for the period from the Closing Date to such Distribution Date, with respect to any Distribution Date on or after the Distribution Date in August 2016 and on or prior to the Distribution Date in July 2018 and (iii) 2.0% for the period from the Closing Date to such Distribution Date, with respect to any Distribution Date on or after the Distribution Date in August 2018. For the avoidance of doubt, the calculation of the IRR will take into account all of the distributions made on the Subordinate Notes and the Preference Shares from the Closing Date to (and including) the applicable Redemption Date, regardless of when (i) a holder of the Subordinate Note first purchased its Subordinate Note or (ii) a Preference Shareholder first purchased its Preference Shares.

“Class E Collateral” means (a) the Class E Note Payment Account, (b) all Cash and investments in the Class E Note Payment Account and (c) all amounts which have been released from the lien of the Indenture for payment to the Fiscal Agent for distributions on the Class E Notes.

“Class E Deferred Interest Amount” has the meaning specified in Section 2.6(a).

“Class E Notes” means the Class E Seventh Priority Mezzanine Deferrable Fixed Rate Notes due November 2046 issued by the Issuer on the Closing Date in respect of which the Holders are entitled to receive interest at a fixed rate per annum equal to 1.00%.

“Class E Note Payment Account” has the meaning specified in the Fiscal Agency Agreement.

“Class E Noteholder” means the Person in whose name a Class E Note is registered in the Subordinate Note Register.

“Class Loss Differential” means with respect to any Class of Notes, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time from the Class Break-Even Loss Rate at such time.

“Class Scenario Default Rate” means with respect to any Class of Notes, at any time after the Ramp-Up Completion Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with Standard & Poor’s Rating of such Class of Notes on the Closing Date, determined by application of the Standard & Poor’s CDO Monitor at such time.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” has the meaning specified in Section 8-102(a)(5) of the UCC.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Closing Date” means August 3, 2006.

“CMBS Conduit Securities” has the meaning specified in Schedule K hereto.

“CMBS Credit Tenant Lease Securities” has the meaning specified in Schedule K hereto.

“CMBS Large Loan Securities” has the meaning specified in Schedule K hereto.

“CMBS Securities” or “CMBS” or has the meaning specified in Schedule K hereto.

“CMBS Single Property Securities” has the meaning specified in Schedule K hereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Co-Issuer” means Kleros Real Estate CDO II, LLC, a limited liability company organized under the laws of the State of Delaware, unless a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers” means the Issuer and Co-Issuer.

“Collateral” has the meaning specified in the Granting Clauses.

“Collateral Administration Agreement” means the Collateral Administration Agreement dated as of the Closing Date among the Issuer, the Collateral Advisor and the Collateral Administrator relating to certain functions performed by the Collateral Administrator for the Issuer with respect to this Indenture and the Collateral, as amended from time to time.

“Collateral Administrator” means the Bank and any successor appointed as Collateral Administrator pursuant to the Collateral Administration Agreement.

“Collateral Advisor” means Strategos, unless a successor Person shall have become Collateral Advisor pursuant to the applicable provisions of the Collateral Advisory Agreement.

“Collateral Advisor Securities” has the meaning specified in the Collateral Advisory Agreement.

“Collateral Advisory Agreement” means an agreement entered into between the Issuer and the Collateral Advisor as of the Closing Date, as amended from time to time.

“Collateral Debt Security” means (i) any CMBS or (ii) any RMBS.

“Collateral Principal Payments” means Principal Proceeds other than Sale Proceeds and Uninvested Proceeds and any amounts received in respect of Eligible Investments purchased with Sale Proceeds or Uninvested Proceeds.

“Collateral Quality Test Modification” shall have the meaning set forth in Section 8.1.

“Collateral Quality Tests” means the Moody’s Asset Correlation Test, the Moody’s Maximum Rating Distribution Test, the Moody’s Minimum Weighted Average Recovery Rate Test, the Weighted Average

Spread Test, the Weighted Average Coupon Test, the Weighted Average Life Test, the Standard & Poor’s Minimum Recovery Rate Test and (except where otherwise indicated) the Standard & Poor’s CDO Monitor Test.

“Collateralization Event” means, in respect of any Hedge Counterparty, the occurrence of any event defined in the applicable Hedge Agreement as a “Collateralization Event” thereunder.

“Collection Accounts” means the Interest Collection Account and the Principal Collection Account.

“Controlling Class” means the Class A-1A Notes or, if there are no Class A-1A Notes Outstanding, then the Class A-1B Notes or, if there are no Class A-1B Notes Outstanding, then the Class A-2 Notes or, if there are no Class A-2 Notes Outstanding, then the Class B Notes or, if there are no Class B Notes Outstanding, then the Class C Notes or, if there are no Class C Notes Outstanding, then the Class D Notes or, if there are no Class D Notes Outstanding, then the Class E Notes.

“Controlling Person” means, with respect to any entity, a Person that (i) is not a Benefit Plan Investor but which has discretionary authority or control with respect to the assets of such entity, (ii) provides investment advice for a direct or indirect fee with respect to the assets of such entity or (iii) who is an Affiliate of any such person described under clause (i) or (ii).

“Corporate Trust Office” means the designated corporate trust office of the Trustee or the Fiscal Agent, currently located at 181 West Madison Street, 32nd Floor, Chicago, Illinois 60602, Attention: CDO Trust Services Group – Kleros Real Estate CDO II, Ltd., telephone number (312) 904-6229, fax number (312) 904-0524, or, in each case, such other address as the Trustee or the Fiscal Agent may designate from time to time by notice to the Noteholders, the Collateral Advisor, each Hedge Counterparty and the Co-Issuers, or the principal corporate trust office of any successor Trustee or Fiscal Agent.

“Credit Risk Event” means, with respect to any Collateral Debt Security, (i) if a Note Downgrade Event shall have occurred and be continuing, (A) such Collateral Debt Security has been put on watch for possible downgrade, or has been downgraded, by any Rating Agency or (B) such Collateral Debt Security has experienced an increase in credit spread of 10% or more (due to credit related reasons as determined by the Collateral Advisor in its reasonable business judgment) compared to the credit spread at which such Collateral Debt Security was purchased by the Issuer, determined by reference to an applicable index selected by the Collateral Advisor or (ii) if no Note Downgrade Event shall have occurred and be continuing, there has been an event or circumstance that constitutes a change in the condition of the issuer of such Collateral Debt Security (or of available information with respect to such issuer) that evidences, in the reasonable business judgment of the Collateral Advisor, (A) a significant risk of such Collateral Debt Security materially declining in credit quality and (B) a significant risk, with a lapse of time, of such Collateral Debt Security becoming a Defaulted Security or a Written Down Security.

“Credit Risk Security” means any Collateral Debt Security with respect to which there shall have occurred a Credit Risk Event.

“Current Interest Rate” means, as of any date of determination, (i) with respect to any Fixed Rate Security (other than a Hybrid Security), the stated rate at which interest accrues on such Fixed Rate Security, (ii) with respect to any Deemed Fixed Rate Security, the Deemed Fixed Spread plus the Deemed Fixed Rate, each related to such Deemed Fixed Rate Security, and (iii) with respect to any Hybrid Security prior to the Reset Date, the rate at which interest is payable on such Hybrid Security.

“Current Portfolio” means the portfolio (measured by Principal Balance) of Pledged Collateral Debt Securities and Specified Assets existing immediately prior to the sale, maturity or other disposition of a

Collateral Debt Security or immediately prior to the acquisition of a Collateral Debt Security, as the case may be.

“Current Spread” means, as of any date of determination, (a) with respect to any Floating Rate Security (other than a Hybrid Security), the stated spread above or below the London interbank offered rate or other applicable floating rate index for such Floating Rate Security at which interest accrues on such Floating Rate Security, (b) with respect to any Deemed Floating Rate Security, the Deemed Floating Rate plus the Deemed Floating Spread, each related to such Deemed Floating Rate Security and (c) with respect to any Hybrid Security after the Reset Date, the Current Spread (as determined by the Collateral Advisor on behalf of the Issuer pursuant to the next sentence). For the purpose of this definition, in the case of a Floating Rate Security which does not provide for the payment of interest based on a stated spread over the London interbank offered rate or a Hybrid Security after the Reset Date, the Collateral Advisor shall determine (and inform the Issuer and the Trustee of) the Current Spread as the difference between the applicable interest rate payable on such Collateral Debt Security and LIBOR, with LIBOR to be determined in accordance with Schedule B or, if the Collateral Advisor determines that it more accurately reflects the rate applicable to the security, to be determined as if such Floating Rate Security or Hybrid Security after the Reset Date were a Note and using an Interest Period based on the terms of such Floating Rate Security or Hybrid Security after the Reset Date.

“Custodial Account” means a custodial account at the Custodian, established in the name of the Trustee.

“Custodian” has the meaning specified in Section 3.3(a).

“Deed of Covenant” means the deed of covenant dated as of the Closing Date pursuant to which the Subordinate Notes are issued.

“Deemed Fixed/Floating Rate Hedge Agreement” means a Deemed Fixed Rate Hedge Agreement or a Deemed Floating Rate Hedge Agreement.

“Deemed Fixed Rate” means, with respect to a Deemed Fixed Rate Security, a rate equal to the fixed rate that the relevant Hedge Counterparty agrees to pay to the Issuer under the related Deemed Fixed Rate Hedge Agreement.

“Deemed Fixed Rate Hedge Agreement” means, with respect to a Floating Rate Security, an agreement consisting of an ISDA Master Agreement and Schedule and an interest rate swap confirmation with a Hedge Counterparty having a notional amount (or scheduled notional amounts) equal to the principal amount (as it may be reduced by expected amortization) of such Floating Rate Security the interest rate of which is hedged into a Fixed Rate Security pursuant to the terms thereof.

“Deemed Fixed Rate Security” means a Floating Rate Security the interest rate of which is hedged into a Fixed Rate Security pursuant to the terms of a Deemed Fixed Rate Hedge Agreement.

“Deemed Fixed Spread” means, with respect to a Deemed Fixed Rate Security, the spread above or below London interbank offered rate on the Floating Rate Security that comprises such Deemed Fixed Rate Security less the amount of such spread, if any, required to be paid to the relevant Hedge Counterparty under the applicable Deemed Fixed Rate Hedge Agreement.

“Deemed Floating Rate” means, with respect to a Deemed Floating Rate Security, the floating rate in excess of or less than London interbank offered rate that the relevant Hedge Counterparty agrees to pay to the Issuer under a Deemed Floating Rate Hedge Agreement.

“Deemed Floating Rate Hedge Agreement” means, with respect to a Deemed Floating Rate Security, an agreement consisting of an ISDA Master Agreement and Schedule and an interest rate swap confirmation with a Hedge Counterparty having a notional amount (or scheduled notional amounts) equal to the principal amount (as it may be reduced by expected amortization) of the Fixed Rate Security the interest rate of which is hedged into a Floating Rate Security pursuant to the terms thereof.

“Deemed Floating Rate Security” means a Fixed Rate Security the interest rate of which is hedged into a Floating Rate Security pursuant to the terms of a Deemed Floating Rate Hedge Agreement.

“Deemed Floating Spread” means, with respect to a Deemed Floating Rate Security, the difference between the stated rate at which interest accrues on the Fixed Rate Security that comprises such Deemed Floating Rate Security and the Fixed Payment Rate.

“Default” means any Indenture Event of Default or Fiscal Agency Agreement Event of Default or any occurrence that, with notice or the lapse of time or both, would become an Indenture Event of Default or Fiscal Agency Agreement Event of Default.

“Defaulted Interest” means any interest due and payable in respect of any Note which is not punctually paid or duly provided for on the applicable Distribution Date or at Stated Maturity and which remains unpaid in accordance with Section 5.1(a). So long as any Class A Notes, Class B Notes or Class C Notes are Outstanding, the Class D Deferred Interest Amount shall not constitute Defaulted Interest. So long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the Class E Deferred Interest Amount shall not constitute Defaulted Interest.

“Defaulted Security” means any Collateral Debt Security:

(a)	as to which the issuer has defaulted in the payment of principal or interest without regard to any applicable grace period or waiver; provided that a Collateral Debt Security will not be classified as a “Defaulted Security” under this clause (a) if (i) the Collateral Advisor certifies in writing to the Trustee, in its reasonable business judgment, that such payment default is due to non-credit and non-fraud related reasons and such default does not continue for more than five Business Days (or, if earlier, until the next succeeding Determination Date) or (ii) such payment default or failure to pay has been cured by the payment of all amounts that were originally scheduled to have been paid;

(b)	as to which, as a result of the occurrence of an event of default in accordance with its Underlying Instruments, all amounts due under such Collateral Debt Security have been accelerated prior to its Stated Maturity or such Collateral Debt Security can be immediately so accelerated, unless such rights of acceleration have been waived or such default is cured;

(c)	as to which the Collateral Advisor knows the issuer thereof is in default (without giving effect to any applicable grace period or waiver) as to payment (if, in the Collateral Advisor’s reasonable business judgment, such default is due to non-credit related reasons, beyond the lesser of (x) the number of days until the next Determination Date and (y) five Business Days) of principal and/or interest on another obligation (and such payment default has not been cured through the payment in Cash of principal and interest then due and payable or waived by all of the holders of such security) which is senior or pari passu in right of payment to such Collateral Debt Security and which obligation and such Collateral Debt Security are secured by common collateral;

(d)	as to which any bankruptcy, insolvency or receivership proceeding has been initiated in connection with the issuer thereof, or there has been proposed or effected any distressed exchange or other debt restructuring pursuant to which the issuer thereof has offered the holders thereof a new security or package of securities that, in the reasonable business judgment of the Collateral Advisor, amounts to a diminished financial obligation or is intended solely to enable the relevant obligor to avoid defaulting in the performance of its payment obligations under such Collateral Debt Security; provided that a Collateral Debt Security shall not constitute a “Defaulted Security” under this clause (d) if such Collateral Debt Security was acquired in a distressed exchange or other debt restructuring, complies with the requirements of the definition of “Collateral Debt Security” and satisfies paragraphs (1) through (4), (6) through (11) (except with respect to the prohibition on a Credit Risk Security), (13) through (18), (26) and (35) of Section 12.2(a) hereof at the time of acquisition thereof;

(e)	that is rated “Ca” or “C” by Moody’s or is rated “Caa3” by Moody’s and is placed by Moody’s on a watch list for possible downgrade by Moody’s or has no rating from Moody’s but the Issuer has obtained a credit estimate from Moody’s that such Collateral Debt Security has a Moody’s Rating Factor of 10,000 or higher; or

(f)	that is rated “CC,” “D” or “SD” (or has had its rating withdrawn) by Standard & Poor’s and the definition of Rating will not apply for purposes of this clause.

The Collateral Advisor shall be deemed to have knowledge only of information actually received by any portfolio manager employed by the Collateral Advisor who performs portfolio management or advisory functions for the Issuer or by any credit analyst who performs credit analysis functions for such portfolio manager with respect to the Issuer, and shall be responsible under the Collateral Advisory Agreement (to the extent provided therein) for obtaining and reviewing information available to it (except to the extent that any such information has been withheld from the Collateral Advisor by the Trustee, the Collateral Administrator or the Issuer). Notwithstanding the foregoing, the Collateral Advisor may declare any Collateral Debt Security to be a Defaulted Security if, in the Collateral Advisor’s reasonable business judgment, the credit quality of the issuer of such Collateral Debt Security has significantly deteriorated such that there is a reasonable expectation of payment default. Nothing in this definition shall be deemed to require any employee (including any portfolio manager or credit analyst) of the Collateral Advisor to obtain, use or share with or otherwise distribute to any other person or entity (a) any information that he or she would be prohibited from obtaining, using, sharing or otherwise distributing by virtue of the Collateral Advisor’s internal policies relating to confidential communications or (b) material non-public information.

“Deferred Interest PIK Bond” means a PIK Bond with respect to which payment of interest either in whole or in part has been deferred and capitalized in an amount equal to the amount of interest payable in respect of the lesser of (a) one payment period and (b) a period of six months, but only until such time as payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying Instruments. For purposes of the Overcollateralization Tests, the Class A-1A Par Value Ratio and the Class A Sequential Pay Test only, a PIK Bond with a Moody’s Rating of at least “Baa3” will not be a Deferred Interest PIK Bond unless the deferral of payment of interest thereon has occurred for the lesser of (x) two consecutive payment periods and (y) a period of one year.

“Deferred Termination Payment” means a termination payment due to a Subordinated Termination Event.

“Definitive Secured Note” has the meaning specified in Section 2.1(c) hereof.

“Depositary” means, with respect to the Secured Notes issued in the form of one or more Global Secured Notes, the Person designated as Depositary pursuant to Section 2.2(e) hereof or any successor thereto appointed pursuant to the applicable provisions of this Indenture.

“Depositary Participant” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of Secured Notes deposited with the Depositary.

“Designated Maturity” has the meaning specified in Schedule B hereto.

“Designated Maximum Moody’s Asset Correlation Factor” means on any Measurement Date the Designated Maximum Moody’s Asset Correlation Factor as indicated on the Ratings Matrix.

“Designated Moody’s Maximum Rating Distribution” means on any Measurement Date the designated Moody’s Maximum Rating Distribution as indicated on the Ratings Matrix.

“Determination Date” means the last day of a Due Period.

“Discount Haircut Amount” means, with respect to any Discount Security, an amount equal to the greater of (a) zero and (b)(i) the principal amount or certificate balance of such Collateral Debt Security minus (ii) the cost to the Issuer (exclusive of accrued interest) of such Discount Security minus (iii) an amount equal to (A) all principal payments received by the Issuer with respect to such Discount Security multiplied by (B) a fraction the numerator of which is the cost to the Issuer (exclusive of accrued interest) and the denominator of which is the principal amount or certificate balance of such Discount Security at the time of the acquisition thereof by the Issuer.

“Discount Security” means a Collateral Debt Security (other than an Interest-Only Security) purchased at a cost to the Issuer (exclusive of accrued interest) of: (x) if such Collateral Debt Security is a Floating Rate Security and has a Moody’s Rating of “Aa3” or higher at the time it is acquired by the Issuer, less than 92.0% of the principal amount thereof; provided that a Collateral Debt Security shall cease to constitute a “Discount Security” for purposes of this clause (x) if the fair market value thereof equals or exceeds 95.0% of its outstanding principal amount for four consecutive bi-weekly valuation dates following the initial valuation date on which such percentage was equaled or exceeded; (y) if such Collateral Debt Security is a Fixed Rate Security has a Moody’s Rating of “Aa3” or higher at the time it is acquired by the Issuer, less than 85.0% of the principal amount thereof; provided that a Collateral Debt Security shall cease to constitute a “Discount Security” for purposes of this clause (y) if the fair market value thereof equals or exceeds 90.0% of its outstanding principal amount for four consecutive bi-weekly valuation dates following the initial valuation date on which such percentage was equaled or exceeded; and (z) for any Collateral Debt Security not described in clauses (x) and (y), less than 75.0% of the principal amount thereof; provided that a Collateral Debt Security shall cease to constitute a “Discount Security” for purposes of this clause (z) if the fair market value thereof equals or exceeds 85.0% of its outstanding principal amount for four consecutive bi-weekly valuation dates following the initial valuation date on which such percentage was equaled or exceeded.

“Distribution” means any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, an obligation or security. For the avoidance of doubt, any Collateral Debt Securities and/or Equity Securities received in connection with an Offer or distressed (or other) exchange shall not constitute a Distribution.

“Distribution Date” means, in each calendar month commencing in September 2006, the later of (x) the first day of such calendar month or (y) except with respect to the first Distribution Date, the fourth Business Day following the applicable Determination Date; provided that (i) the final Distribution Date with respect to the Notes will be the Stated Maturity, (ii) if a Distribution Date would otherwise fall on a day that is not a Business Day, the relevant Distribution Date will be the first following day that is a Business Day and (iii) the Accelerated Maturity Date shall be a Distribution Date. The “Due Period” relating to any Distribution Date shall be the Due Period that immediately precedes such Distribution Date.

“Dollar,” “U.S.$” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“DTC” means The Depository Trust Company, a New York corporation.

“Due Date” means each date on which a Distribution is due on a Pledged Security.

“Due Period” means (1) with respect to any Distribution Date, each period from, but excluding, the 25th day of the calendar month that ends immediately prior the immediately preceding Distribution Date to, and including, the 25th day of the calendar month that ends immediately prior to the month in which such Distribution Date occurs or, if such date is not a Business Day, the immediately following Business Day (and if the last day of a Due Period is so adjusted, the succeeding Due Period shall commence on the day immediately following the last day of such Due Period), except that (a) the initial Due Period will commence on, and include, the Closing Date and (b) the final Due Period will end on, and include, the day preceding the Stated Maturity of the Notes. Amounts that would otherwise have been payable in respect of a Pledged Collateral Debt Security on the last day of a Due Period but for such day’s not being a designated business day in the Underlying Instruments or a Business Day under this Indenture shall be considered included in collections received during such Due Period; provided that such amounts are received no later than the second Business Day preceding the Distribution Date. The “Distribution Date” relating to any Due Period shall be the Distribution Date that next succeeds the last day of such Due Period.

“Eligibility Criteria” has the meaning specified in Section 12.2(a) hereof.

“Eligible Investments” include any Dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee and/or its Affiliates or the Collateral Advisor and/or its Affiliates provides services or receives compensation):

(a)	Cash;

(b)	direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(c)

demand and time deposits in, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Bank) or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “Aa2” by Moody’s (and, if such rating is “Aa2,” such rating is not on watch for possible downgrade by Moody’s) and not less than “AA+” by Standard & Poor’s in the case of long-term debt obligations, or “P-1” by Moody’s (and such rating is not on watch for possible downgrade by Moody’s) and “A-1+” by Standard & Poor’s (or “A-1” with respect to overnight investments offered or managed by the Bank, so long as the Bank is the Trustee) in the case of commercial paper and short-term debt obligations including time deposits; provided that (i) in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than “A1” by Moody’s (and, if such rating is “A1,” such rating is not on watch for possible downgrade by Moody’s) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “AA+” by Standard & Poor’s and not less than “Aa2” by Moody’s (and, if such rating is “Aa2,” such rating is not on watch for possible downgrade by Moody’s);

(d)	unleveraged repurchase obligations with respect to (i) any security described in clause (b) above or (ii) any other Registered obligation issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the Stated Maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating is not less than “Aa2” by Moody’s (and, if such rating is “Aa2,” such rating is not on watch for possible downgrade by Moody’s) and not less than “AA+” by Standard & Poor’s or whose short-term credit rating is “P-1” by Moody’s (and such rating is not on watch for possible downgrade by Moody’s) and “A-1+” by Standard & Poor’s at the time of such investment; provided that (i) in each case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than “Aa2” by Moody’s (and, if such rating is “Aa2,” such rating is not on watch for possible downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “AA+” by Standard & Poor’s;

(e)	Registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating of not less than “Aa2” by Moody’s (and, if such rating is “Aa2,” such rating is not on watch for possible downgrade by Moody’s) and not less than “AA+” by Standard & Poor’s;

(f)	commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment a credit rating of “P-1” by Moody’s (and such rating is not on watch for possible downgrade by Moody’s) and “A-1+” by Standard & Poor’s; provided that if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than “AA+” by Standard & Poor’s and not less than “Aa2” by Moody’s (and, if such rating is “Aa2,” such rating is not on watch for possible downgrade by Moody’s);

(g)

a Registered Reinvestment Agreement issued or unconditionally guaranteed by any bank, a Registered Reinvestment Agreement issued or unconditionally guaranteed by any insurance company or a Registered Reinvestment Agreement issued or unconditionally guaranteed by any other corporation or entity (if treated as debt by the issuer), in each case, that (i) has a credit rating of “P-1” by Moody’s (and such rating is not on watch for possible downgrade by Moody’s) and “A-1+” by Standard & Poor’s or (ii) if such security has a maturity of longer than 91 days, has at the time of such investment a long-term credit rating of not less than “AA+” by Standard & Poor’s and not less than “Aa2” by Moody’s (and, if such rating is “Aa2,” such rating is not on watch for possible downgrade by Moody’s); and

(h)	interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by Moody’s and a rating of “AAAm” by Standard & Poor’s; provided that such fund or vehicle is formed and has its principal office within the United States;

and, in each case (other than clause (a) or (h)), with a Stated Maturity or, in the case of clause (g), a withdrawal date (in each case giving effect to any applicable grace period) no later than the Business Day immediately preceding the Distribution Date next following the Due Period in which the date of investment occurs; provided that Eligible Investments may not include (i) any mortgaged-backed security, (ii) any security that does not provide for payment or repayment of a stated principal amount in one or more installments, (iii) any security purchased at a price in excess of 100% of the par value thereof, (iv) any investment the income from or proceeds of disposition of which is or will be subject to reduction for or on account of any withholding or similar tax, (v) any security the acquisition (including the manner of acquisition), ownership, enforcement or disposition of which will subject the Issuer to net income tax in any jurisdiction, (vi) any Floating Rate Security (other than the time deposits described in paragraph (c) above) whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus or minus a spread, (vii) any security whose rating by Standard & Poor’s includes the subscript “r,” “t,” “p,” “pi” or “q,” (viii) any security that is subject to an Offer, (ix) any security that the Collateral Advisor determines (in accordance with the Collateral Advisory Agreement) to be subject to substantial non-credit-related risk or (x) any Interest-Only Securities; provided further that, if any of the rating requirements set forth in clauses (c), (d), (e), (f) or (g) above are not satisfied, such investment will qualify as an Eligible Investment upon satisfaction of the Rating Condition with respect to the applicable Rating Agency. Eligible Investments may be obligations of, and may be purchased from, the Trustee and its Affiliates, and may include obligations for which the Trustee or an Affiliate thereof receives compensation for providing services.

“Entitlement Holder” has the meaning specified in Section 8-102(a)(7) of the UCC.

“Entitlement Order” has the meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Security” means (1) any security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, unless it is an Asset Backed Security that is an Interest-Only Security or a Principal Only Security, or (2) any class of a REMIC that is not a regular interest as defined in Section 860G(a)(1) of the Code.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” means an Indenture Event of Default or a Fiscal Agency Agreement Event of Default.

“Excel Default Model Input File” means an electronic spreadsheet file in Microsoft Excel format to be provided to Standard & Poor’s, which file shall include the following information with respect to each Collateral Debt Obligation: (a) the name and country of domicile of the issuer thereof and the particular issue held by the Issuer, (b) the CUSIP or other applicable identification number associated with such Collateral Debt Obligation, (c) the par value of such Collateral Debt Obligation, (d) the type of issue (including, by way of example, whether such Collateral Debt Obligation is a bond, loan or asset-backed security), using such abbreviations as may be selected by the Trustee, (e) a description of the index or other applicable benchmark upon which the interest payable on such Collateral Debt Obligation is based (including, by way of examples, fixed rate, step-up rate, zero coupon and LIBOR), (f) the coupon (in the case of a Fixed Rate Security) or the spread over the applicable index (in the case of a Floating Rate Security), (g) the S&P Industry Classification Group for such Collateral Debt Obligation, (h) the stated maturity date of such Collateral Debt Obligation, (i) the S&P Rating of such Collateral Debt Obligation or the issuer thereof, as applicable, (j) the priority category assigned by Standard & Poor’s to such Collateral Debt Obligation, if available, (k) the balance of Cash and Eligible Investments in each Account and (l) such other information as the Trustee may determine to include in such file.

“Excepted Property” means (a) the U.S.$250 of capital contributed by the owners of the Issuer’s ordinary shares in accordance with the Preference Share Documents and U.S.$250 representing a profit fee to the owners of the Issuer’s ordinary shares, together with, in each case, any interest accruing thereon and the bank account in which such Cash is held, (b) the Class D Note Payment Account, (c) the Class E Note Payment Account and (d) the Preference Share Distribution Account.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expense Account” means the Securities Account designated the “Expense Account” and established in the name of the Trustee pursuant to Section 10.4 hereof.

“Expense Year” means each 12-month period commencing on the Business Day following an August Distribution Date (or in the case of the first Expense Year, the Closing Date) and ending on the following August Distribution Date.

“Fair Market Value” means, at any time, (i) an amount (determined by the Collateral Advisor on behalf of the Issuer) equal to (x) the average of the bona fide bids obtained by the Issuer (or the Collateral Advisor on behalf of the Issuer) from not less than three Approved Dealers in accordance with Section 12.4 hereof, which Approved Dealers are Independent from one another, from the Collateral Advisor and from the Issuer, (y) if the Issuer (or the Collateral Advisor on behalf of the Issuer) is in good faith unable to obtain bids from three Approved Dealers in accordance with Section 12.4 hereof, the lesser of the bona fide bids for such Collateral Debt Security obtained by the Issuer (or the Collateral Advisor on behalf of the Issuer) at such time from any two Approved Dealers which are Independent from one another, from the Collateral Advisor and from the Issuer, or (z) if the Issuer (or the Collateral Advisor on behalf of the Issuer) is in good faith unable to obtain bids from two Approved Dealers in accordance with Section 12.4 hereof, the bona fide bid for such Collateral Debt Security obtained by the Issuer (or the Collateral Advisor on behalf of the Issuer) at such time from the only bidding Approved Dealer, which Approved Dealer is Independent from the Collateral Advisor and from the Issuer, or (ii) if the Issuer (or the Collateral Advisor on behalf of the Issuer) is in good faith unable to obtain a bid from an Approved Dealer, an amount (determined by the Collateral Advisor on behalf of the Issuer in accordance with the Collateral Advisory Agreement) equal to (x) the average of the prices for such Collateral Debt Security on such date provided to the Issuer (or the Collateral Advisor on behalf of the Issuer) by three Approved Pricing Services which are Independent from one another, from the Collateral Advisor and from the Issuer, (y) if the Issuer (or the Collateral Advisor on behalf of the Issuer) is in good faith unable to obtain prices from three Approved Pricing Services in accordance with Section 12.4 hereof, the lesser of the prices for such Collateral Debt Security on such date provided to the Issuer by any two Approved Pricing Services, which Approved Pricing Services are Independent from each other, from the Collateral Advisor and from the Issuer or (z) if the Issuer (or the Collateral Advisor on behalf of the Issuer) is in good faith unable to obtain prices from two Approved Pricing Services, the price which the Issuer is able to obtain from the only Approved Pricing Service providing a price, which Approved Pricing Service is Independent from the Collateral Advisor and from the Issuer; provided that (a) if the Issuer (or the Collateral Advisor on behalf of the Issuer) is unable in good faith to obtain bona fide bids or prices on such Collateral Debt Security pursuant to any of subclauses (x), (y) and (z) of clause (i) but is able to obtain bona fide bids from the requisite number of Approved Dealers with respect to the same security in a principal amount other than the principal amount of such Collateral Debt Security in accordance with such subclause, the “Fair Market Value” of such Collateral Debt Security shall be equal to the amount determined pursuant to such subclause using the bona fide bids (or the bona fide bid) obtained for such security in such other principal amount adjusted to reflect the actual principal amount of such Collateral Debt Security, (b) if, after giving effect to the determination of the “Fair Market Value” of a Collateral Debt Security pursuant to subclause (z) of clause (i) above, the Aggregate Principal Balance of all Collateral Debt Securities the “Fair Market Value” of which was determined pursuant to such subclause (z) exceeds 10% of the Net Outstanding Portfolio Collateral Balance, the “Fair Market Value” of such Collateral Debt Security will be 95% of the bid obtained by the Issuer (or the Collateral Advisor on behalf of the Issuer) pursuant to such subclause (z) and (c) if the Issuer (or the Collateral Advisor on behalf of the Issuer) is in good faith unable to obtain bona fide bids for such Collateral Debt Security from at least one Approved Dealer or to obtain prices from at least one Approved Pricing Service, the “Fair Market Value” of such Collateral Debt Security will be the lesser of (i) the Principal Balance of such Collateral Debt Security multiplied by its Standard & Poor’s Recovery Rate and (ii) the value determined by the Collateral Advisor in good faith and based on its reasonable business judgment, and the Collateral Advisor will notify the Trustee and each Rating Agency that it has determined the Fair Market Value of such Collateral Debt Security pursuant to this clause (c) and (d) if the Collateral Advisor determines the Fair Market Value of a Collateral Debt Security pursuant to clause (c) and is unable in good faith to determine the Fair Market Value of such Collateral Debt Security within 30 days thereafter pursuant to clause (i) or (ii) above or clause (a) of this proviso, the Fair Market Value of such Collateral Debt Security shall be zero.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Institution” means an entity that is a commercial or savings bank, industrial savings bank, savings and loan association or trust company.

“Financing Party” means a party identified in a notice from SLHT to the Trustee as providing financing or as having entered into a repurchase transaction with SLHT with respect to the Class D Notes.

“Financing Statement” means a financing statement relating to the Collateral naming the Issuer as debtor and the Trustee on behalf of the Secured Parties as secured party.

“Fiscal Agency Agreement” means the fiscal agency agreement, dated as of the Closing Date, between the Issuer and the Fiscal Agent.

“Fiscal Agency Agreement Event of Default” has the meaning specified in the Fiscal Agency Agreement.

“Fiscal Agent” means LaSalle Bank National Association (or any successor thereto), in its capacity as fiscal agent pursuant to the Fiscal Agency Agreement.

“Fitch” means Fitch Ratings and any successor or successors thereto.

“Fixed Payment Rate” means, with respect to a Deemed Floating Rate Security, a rate equal to the fixed rate that the Issuer agrees to pay to the relevant Hedge Counterparty under the related Deemed Floating Rate Hedge Agreement.

“Fixed Rate Excess” equals, as of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is equal to the product of (a) the greater of zero and the excess, if any, of the Weighted Average Coupon for such Measurement Date over (x) on the Ramp-Up Completion Date, 5.85% and (y) on any Measurement Date after the Ramp-Up Completion Date, 5.25% and (b) the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Fixed Rate Securities or Deemed Fixed Rate Securities (excluding Defaulted Securities, Deferred Interest PIK Bonds and Written Down Securities) and the denominator of which is the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Floating Rate Securities or Deemed Floating Rate Securities (excluding Defaulted Securities, Deferred Interest PIK Bonds and Written Down Securities).

“Fixed Rate Notes” means the Class E Notes.

“Fixed Rate Security” means any Collateral Debt Security other than (i) a Floating Rate Security, (ii) a Deemed Floating Rate Security and (iii) a Hybrid Security at any time after the applicable Reset Date.

“Floating Rate Notes” means the Notes other than the Fixed Rate Notes.

“Floating Rate Security” means any Collateral Debt Security (other than a Deemed Fixed Rate Security) that is expressly stated to bear interest based on a floating rate index for Dollar denominated obligations commonly used as a reference rate in the United States or the United Kingdom including a Hybrid Security after the applicable Reset Date.

“Flow-Through Investment Vehicle” means any entity (i) that would be an investment company but for the exception in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and the amount of whose investment in the Notes (including its investment in all Classes of the Notes) and Preference Shares exceeds 40% of its total assets (determined on a consolidated basis with its subsidiaries), (ii) as to which any Person owning any equity or similar interest in the entity has the ability to control any investment decision of such entity or to determine, on an investment-by-investment basis, the amount of such Person’s contribution to any investment made by such entity, (iii) that was organized or reorganized for the specific purpose of acquiring a Note or Preference Share or (iv) as to which any Person owning an equity or similar interest in which was specifically solicited to make additional capital or similar contributions for the purpose of enabling such entity to purchase a Note or Preference Share.

“Form-Approved Hedge Agreement” means a Deemed Fixed/Floating Rate Hedge Agreement with respect to which the related Fixed Rate Security or Floating Rate Security could be purchased by the Issuer without individually satisfying the Rating Condition and with respect to which the documentation conforms to a form which either (i) was delivered to each Rating Agency prior to the Closing Date in connection with this transaction and not disapproved by any of the Rating Agencies or (ii) has satisfied the Rating Condition as a Form-Approved Hedge Agreement for specific use in this transaction (as certified to the Trustee by the Collateral Advisor); provided, that if Standard & Poor’s or Moody’s notifies the Trustee or the Collateral Advisor that it has withdrawn form-approved status with respect to a particular Form-Approved Hedge Agreement, then the Issuer shall no longer use such form as a Form-Approved Hedge Agreement and provided further, that such withdrawal of form-approved status shall not affect the status of any Hedge Agreement entered into by the Issuer using such form prior to the withdrawal of form-approved status.

“Funding Certificate” means a certificate delivered by the Issuer to the Trustee in substantially the form set out in Exhibit C.

“GAAP” has the meaning given to it in Section 6.3(k) hereof.

“Global Secured Notes” means the Regulation S Global Secured Notes and the Restricted Global Secured Notes.

“Grant” means to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, grant and create a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate continuing right to claim for, collect, receive and receipt for principal, interest and fee payments in respect of the Pledged Securities or such other instruments, and all other Cash payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto. The Issuer will be deemed to Grant a Collateral Debt Security to the Trustee on the date on which the Issuer enters into a binding commitment to purchase such security.

“Hedge Agreement” means any interest rate protection agreement consisting of any fixed rate for floating rate interest rate swap, basis swap, floating rate for floating rate swap or timing swap and any interest rate cap entered into between the Issuer and the Initial Hedge Counterparty on the Closing Date, any Deemed Floating Rate Hedge Agreement, any Deemed Fixed Rate Hedge Agreement and any other interest rate swaps, basis swaps, floating rate for floating rate swap or timing swap or caps between the Issuer and any Hedge Counterparty entered into on or after the Closing Date, in each case as amended from time to time, and any replacement hedge agreement on substantially identical terms (or such other terms satisfying the Rating Condition) entered into pursuant to Section 16.1 hereof. Except as provided in Section 16.1(j) hereof, each Hedge Agreement shall provide that any amount payable to the Hedge Counterparty thereunder shall be subject to the Priority of Payments.

“Hedge Counterparty” means (a) the Initial Hedge Counterparty, (b) each counterparty under each Deemed Fixed Rate Hedge Agreement and each Deemed Floating Rate Hedge Agreement or (c) any other counterparty under a replacement for the Initial Hedge Agreement or under a Hedge Agreement entered into subsequent to the Closing Date, in each case, which counterparty satisfies the Rating Condition or, in each case, any permitted assignee or successor under the Hedge Agreement, which assignee or successor satisfies the Rating Condition.

“Hedge Counterparty Collateral Account” means each Securities Account designated a “Hedge Counterparty Collateral Account” and established in the name of the Trustee pursuant to Section 16.1(d) hereof.

“Hedge Counterparty Ratings Requirement” means, with respect to the Hedge Rating Determining Party or any transferee thereof, (a) either (i) the rating of the short-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “A-1” by Standard & Poor’s or (ii) the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “A+” by Standard & Poor’s if the related Hedge Rating Determining Party does not have a short-term rating or (b)(i) if the related Hedge Rating Determining Party or such transferee has an unsecured, unguaranteed and otherwise unsupported long term debt rating by Moody’s, the rating of the long-term senior unsecured, unguaranteed and otherwise unsupported debt obligations of the related Hedge Rating Determining Party or such transferee is at least “Aa3” (and is not on credit watch for possible downgrade) by Moody’s or (ii) if the related Hedge Rating Determining Party has both a long-term and a short-term rating, (x) the rating of the unsecured, unguaranteed and otherwise unsupported long term senior debt obligations of the related Hedge Rating Determining Party or such transferee is at least “A1” (and is not on credit watch for possible downgrade) by Moody’s and (y) the rating of the unsecured, unguaranteed and otherwise unsupported short-term senior debt obligations of the related Hedge Rating Determining Party or such transferee (or any affiliate of such transferee that unconditionally and absolutely guarantees the obligations of such transferee hereunder) is “P-1” (and is not on credit watch for possible downgrade) by Moody’s. The “Hedge Counterparty Ratings Requirement” with respect to any Hedge Counterparty under any Deemed Floating Rate Hedge Agreement or Deemed Fixed Rate Hedge Agreement shall be as set forth above, subject to any amendments to the relevant ratings set forth herein which the Rating Agencies may require, and the Issuer shall seek confirmation as to the level of such ratings from each of the Rating Agencies prior to entering into any Deemed Floating Rate Hedge Agreement or Deemed Fixed Rate Hedge Agreement.

“Hedge Rating Determining Party” means, with respect to a Hedge Agreement, (a) unless clause (b) applies with respect to such Hedge Agreement, the related Hedge Counterparty or any transferee thereof or (b) any affiliate of the related Hedge Counterparty or any transferee thereof that unconditionally and absolutely guarantees (with such form of guarantee satisfying Standard & Poor’s then-current criteria with respect to guarantees) the obligations of such Hedge Counterparty or such transferee, as the case may be, under such Hedge Agreement. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of such Hedge Counterparty or any such transferee (or against any person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the Hedge Counterparty or any such transferee.

“Highest Auction Price” means, with respect to an Auction Call Redemption, the greater of (a) the highest price bid by any Listed Bidder for all of the Collateral Debt Securities and (b) the sum of the highest prices bid by one or more Listed Bidders for each Subpool. In each case, the price bid by a Listed Bidder shall be the Dollar amount which the Collateral Advisor certifies to the Trustee is based on the Collateral Advisor’s review of the bids, which certification shall be binding and conclusive.

“Holder” means a Noteholder.

“Home Equity Loan Securities” has the meaning specified in Schedule K hereto.

“Hybrid Securities” means any RMBS Security the payments on which depend on the cashflow from a pool of residential mortgage loans a substantial portion of which bear interest at a fixed rate for a limited period of time after which they bear interest based upon a floating rate index. If the Collateral Advisor (on behalf of the Issuer) determines in accordance with the Underlying Instruments relating thereto and other customary sources that a Hybrid Security is passing through interest primarily based on a floating rate (and the Collateral Advisor may determine this based on the weighted average roll date), the Collateral Advisor (on behalf of the Issuer) shall provide notice to the Trustee that such Hybrid Security shall no longer be a Fixed Rate Security and such Hybrid Security shall be a Floating Rate Security and the Collateral Advisor shall notify the Trustee from time to time of the Current Spread applicable to such security.

“Indenture” means this instrument and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Indenture Event of Default” has the meaning specified in Section 5.1 hereof.

“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) if required to deliver an opinion or certificate to the Trustee pursuant to this Indenture, states in such opinion or certificate that the signer has read this definition and that the signer is Independent within the meaning hereof. “Independent” when used with respect to any accountant may include an accountant who performs agreed upon procedures on the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person under Interpretation 101-11 of Rule 101 of the Rules of Conduct of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

“Initial Hedge Agreement” means the ISDA Master Agreement, Schedule and Confirmation, each dated as of the Closing Date, between the Issuer and the Initial Hedge Counterparty, as amended from time to time.

“Initial Hedge Counterparty” means Merrill Lynch Capital Services, Inc.

“Initial Interest Rate Swap” means the fixed rate/floating rate interest rate swap entered into by the Issuer and the Initial Hedge Counterparty on the Closing Date (and any replacement thereof).

“Initial Purchaser” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Instruction” has the meaning specified in Section 8-102(a)(12) of the UCC.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Collection Account” means the Securities Account designated the “Interest Collection Account” and established in the name of the Trustee pursuant to Section 10.2(a) hereof.

“Interest Distribution Amount” means, with respect to any Class of Notes and any Distribution Date, the sum of (a) the aggregate amount of interest accrued at the annual rate at which interest accrues on the Notes of such Class applicable for the Interest Period relating to such Class during the period from, and including, the immediately preceding Distribution Date to, but excluding, such Distribution Date, on the Aggregate Outstanding Amount of the Notes of such Class on the first day of such Interest Period (after giving effect to any redemption of the Notes of such Class or other payment of principal of the Notes of such Class on any preceding Distribution Date) plus (b) any Defaulted Interest in respect of the Notes of such Class and accrued interest thereon.

“Interest Excess” means the lesser of (a) U.S. $1,000,000 and (b) the excess, if any, of (i) the sum of the Aggregate Principal Balance of the Pledged Collateral Debt Securities on the Ramp-Up Completion Date plus all Uninvested Proceeds on deposit in the Uninvested Proceeds Account on the Ramp-Up Completion Date plus all Principal Proceeds on deposit in the Collection Accounts on the Ramp-Up Completion Date over (ii) U.S. $1,000,000,000.

“Interest-Only Security” means any Collateral Debt Security that does not provide for the repayment of a stated principal amount in one or more installments.

“Interest Period” means in the case of any Class of Notes, (i) the period from, and including, the Closing Date to, but excluding, the first Distribution Date and (ii) thereafter, the period from, and including, the Distribution Date immediately following the last day of the immediately preceding Interest Period to, but excluding, the next succeeding Distribution Date, provided that if the nominal Distribution Date is not a Business Day and the Distribution Date has been deemed to be the next succeeding Business Day, (a) with respect to any Fixed Rate Notes, no interest shall accrue from the period beginning on the nominal Distribution Date, as applicable, and ending on the deemed Distribution Date and (b) with respect to the Floating Rate Notes, interest shall accrue for the period beginning on the nominal Distribution Date and ending on the deemed Distribution Date.

“Interest Proceeds” means, with respect to any Due Period, the sum (without duplication) of: (1) all payments of interest on the Collateral Debt Securities (other than interest on Defaulted Securities, Deferred Interest PIK Bonds and interest on Written Down Amounts) received in Cash by the Issuer during such Due Period (excluding amounts required to be deposited into the Semi-Annual Interest Reserve Account or the Quarterly Interest Reserve Account); (2) all accrued interest (other than CDS Sale Interest Proceeds) received in Cash by the Issuer during such Due Period with respect to Collateral Debt Securities sold by the Issuer (including Sale Proceeds or other recoveries received in respect of Defaulted Securities, Deferred Interest PIK Bonds and Written Down Amounts in excess of the greater of the applicable portion of the original purchase price paid by the Issuer or the applicable par or face amount thereof); (3) all payments of interest (including any amount representing the accreted portion of a discount from the face amount of an investment) received in Cash by the Issuer prior to the Distribution Date next following such Due Period on investments in any Account (except interest on investments in any Hedge Counterparty Collateral Account) and all payments of principal, including repayments, received in Cash by the Issuer prior to the Distribution Date next following such Due Period on Eligible Investments purchased with amounts from the Interest Collection Account; (4) all amendment and waiver fees, all late payment fees, and all other fees and commissions received in Cash by the Issuer during such Due Period in connection with Collateral Debt Securities and Eligible Investments (other than fees and commissions received in respect of Defaulted Securities, Deferred Interest PIK Bonds and Written Down Amounts and yield maintenance payments, in each case, included in Principal Proceeds pursuant to clause (5) or (7) of the definition thereof); (5) all amounts on deposit in the Expense Account, the Semi-Annual Interest Reserve Account, the Quarterly Interest Reserve Account and the Reserve Account that are transferred to the Payment Account for application as Interest Proceeds; (6) on the earlier of the first Distribution Date (unless there has been a Rating Confirmation Failure) and the first Distribution Date following a Rating Confirmation, Uninvested Proceeds on deposit in the Uninvested Proceeds Account on the related Determination Date or the Ramp-Up Completion Date, as applicable, in an amount equal to the Interest Excess; (7) all scheduled payments received pursuant to any Hedge Agreements (excluding any payments received by the Issuer by reason of an event of default or termination event or that are received as a result of any partial termination of such Hedge Agreement other than the portion thereof consisting of accrued scheduled payments) less any scheduled payments payable by the Issuer under such Hedge Agreement during such Due Period; and (8) any amounts received in respect of Negative Amortization Capitalization Amounts for such Due Period; provided that (A) Interest Proceeds shall in no event include (i) any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof, or (ii) any Excepted Property, (B) for purposes of clause (8) of this definition, at any time when any Negative Amortization Capitalization Amounts have accrued on a Negative Amortization Security, (x) first, unscheduled payments of principal in respect thereof and (y) second (but only if the related payment report delivered to investors indicates that the aggregate Negative Amortization Capitalization Amount (if any) in respect thereof has remained the same or decreased in the related reporting period), scheduled payments of principal in respect thereof shall be deemed to be applied to the reduction of such aggregate Negative Amortization Capitalization Amount and therefore constitute “Interest Proceeds” for purposes of this definition until such aggregate Negative Amortization Capitalization Amount has been reduced to zero, (C) any CDS Sale Interest Proceeds which have not been reinvested in Substitute Collateral Debt

Securities by the 60th day after receipt thereof by the Issuer shall be deemed to be Interest Proceeds if such 60th day occurs in the Due Period related to the Distribution Date, (D) if the Interest Proceeds for the applicable Due Period will be insufficient to pay, on the Distribution Date, all accrued interest owed by the Issuer on the Notes and any other amounts required to be paid pursuant to clauses (1) through (15) of Section 11.1(a)(i), any CDS Sale Interest Proceeds shall be deemed to be Interest Proceeds with respect to such Distribution Date to the extent necessary to pay such shortfall and (E) any CDS Sale Interest Proceeds shall be deemed to be Interest Proceeds on a Distribution Date if the Cash Release Conditions have been satisfied during the applicable Due Period with respect to such CDS Sale Interest Proceeds. Payments received by or made by the Issuer under a Hedge Agreement on or prior to a Distribution Date shall be deemed to have been received during the Due Period related to such Distribution Date.

“Interest Proceeds Waterfall” has the meaning specified in Section 11.1(a)(i) hereof.

“Inverse Floating Rate Security” means a floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules thereunder.

“Irish Listing Agent” means McCann FitzGerald Listing Services Limited, in its capacity as listing agent with respect to the Notes in Ireland, together with its successors in such capacity.

“Irish Paying Agent” means Custom House Administration and Corporate Services Limited in Dublin, Ireland, in its capacity as paying agent with respect to the Notes in Ireland, together with its successors in such capacity.

“Irish Stock Exchange” means the Irish Stock Exchange Limited.

“IRR” means, with respect to each Distribution Date, the rate of return on the Subordinate Notes and the Preference Shares (treated as a single investment for this purpose) that would result in a net present value of zero, assuming (a) the original aggregate principal amount of the Subordinate Notes and the original aggregate Notional Amount of the Preference Shares is an initial negative cash flow on the Closing Date and all distributions, if any, to the Fiscal Agent (for distribution to the holders of the Subordinate Notes) and to the Preference Share Paying Agent (for distribution to the Preference Shareholders) on such Distribution Date and each preceding Distribution Date are positive cash flows, (b) the initial date for the calculation is the Closing Date, (c) the number of days to each subsequent Distribution Date from the Closing Date is calculated on the basis of a 360-day year consisting of twelve 30-day months and (d) the calculation is made on an annual compounding basis.

“Issue” of Collateral Debt Securities means Collateral Debt Securities issued by the same issuer, secured by the same collateral pool.

“Issue Price Adjustment” means, as of any date of determination, (a) with respect to any Floating Rate Security, 0%, (b) with respect to any Fixed Rate Security upon original issuance thereof, 0% and (c) with respect to any Fixed Rate Security on any date after the original issuance thereof, the product (calculated by the Collateral Advisor) of (i) the current duration of such Fixed Rate Security (calculated by the Collateral Advisor on a commercially reasonable basis in accordance with the standard of care set forth in the Collateral Advisory Agreement) multiplied by (ii) the Benchmark Rate Change on such date of determination multiplied by (iii) the price (expressed as a percentage of par) at which such security was issued upon original issuance.

“Issuer” means Kleros Real Estate CDO II, Ltd., an exempted company incorporated and existing under the laws of the Cayman Islands, unless a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Charter” means the Amended and Restated Memorandum and Articles of Association of the Issuer, filed under The Companies Law (2004 Revision) of the Cayman Islands, as modified and supplemented and in effect from time to time.

“Issuer Order” and “Issuer Request” mean, respectively, a written order or a written request (which may be in the form of a standing order or request), in each case dated and signed in the name of the Issuer by an Authorized Officer of the Issuer and (if appropriate) the Co-Issuer or by an Authorized Officer of the Collateral Advisor (on behalf of the Issuer) where permitted pursuant to this Indenture or the Collateral Advisory Agreement, as the context may require or permit.

“LIBOR” has the meaning specified in Schedule B hereto.

“LIBOR Business Day” has the meaning specified in Schedule B hereto.

“LIBOR Determination Date” has the meaning specified in Schedule B hereto.

“Listed Bidders” has the meaning specified in Schedule E hereto.

“Majority” means, with respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes of Notes, as the case may be.

“Majority-in-Interest of Preference Shareholders” means, at any time, Preference Shareholders whose aggregate Voting Percentages at such time exceed 50% of all Preference Shareholders’ Voting Percentages at such time.

“Margin Stock” means “margin stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Master Agreement” means the 1992 ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc.

“Maturity” means, with respect to any Note, the date on which all Outstanding unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Measurement Date” means any of the following: (a) the Closing Date; (b) the Ramp-Up Completion Date; (c) any date after the Ramp-Up Completion Date on which the Issuer disposes of a Collateral Debt Security or on which a Collateral Debt Security becomes a Defaulted Security, a Deferred Interest PIK Bond or a Written Down Security; (d) each Determination Date; (e) any date during the Reinvestment Period on which the Issuer acquires a Collateral Debt Security; and (f) with reasonable prior notice to the Issuer, the Collateral Advisor and the Trustee, any other Business Day that any Rating Agency or Holders of more than 50% of the Aggregate Outstanding Amount of any Class of Notes requests to be a “Measurement Date”; provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the next succeeding day that is a Business Day.

“MLI” means Merrill Lynch International.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Monthly Asset Amount” means, with respect to (i) the first Distribution Date, the average of the Net Outstanding Portfolio Collateral Balance as of the first day and the last day of the related Due Period, and (ii) any other Distribution Date, the Net Outstanding Portfolio Collateral Balance as of the first day of the related Due Period.

“Monthly Report” has the meaning specified in Section 10.7(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor or successors thereto.

“Moody’s Asset Correlation Factor” means a percentage that is determined in accordance with any of the one or more asset correlation methodologies provided from time to time to the Collateral Advisor and the Collateral Administrator by Moody’s.

“Moody’s Asset Correlation Test” means a test that will be satisfied on the Ramp-Up Completion Date and any Measurement Date thereafter if the Moody’s Asset Correlation Factor on such Measurement Date (calculated based on a model that assumes 145 separate obligors) is equal to or less than the Designated Maximum Moody’s Asset Correlation Factor for any of Ratings Matrix 1, 2 or 3; provided that the applicable Moody’s Maximum Rating Distribution on such Measurement Date is equal to or less than the Designated Moody’s Maximum Rating Distribution for the same Ratings Matrix.

“Moody’s Maximum Rating Distribution” means the number determined on any Measurement Date by dividing

(a)	the summation of the series of products obtained for any Pledged Collateral Debt Security that is not a Deferred Interest PIK Bond, Defaulted Security or Written Down Security, by multiplying (1) the Principal Balance on such Measurement Date of each such Pledged Collateral Debt Security by (2) its respective Moody’s Rating Factor on such Measurement Date; by

(b)	the Aggregate Principal Balance on such Measurement Date of all Pledged Collateral Debt Securities that are not Deferred Interest PIK Bonds, Defaulted Securities or Written Down Securities, and rounding the result up to the nearest whole number.

“Moody’s Maximum Rating Distribution Test” means a test satisfied on the Ramp-Up Completion Date and any Measurement Date thereafter if the Moody’s Maximum Rating Distribution of the Collateral Debt Securities as of such Measurement Date is equal to or less than the Designated Moody’s Maximum Rating Distribution for any of Ratings Matrix 1, 2 or 3; provided that the applicable Moody’s Asset Correlation Factor on such Measurement Date is equal to or less than the Designated Maximum Moody’s Asset Correlation Factor for the same Ratings Matrix.

“Moody’s Minimum Weighted Average Recovery Rate Test” means a test satisfied if, on any Measurement Date occurring on or after the Ramp-Up Completion Date, the Moody’s Weighted Average Recovery Rate as of such Measurement Date is greater than or equal to 42%.

“Moody’s Rating” means, with respect to any Collateral Debt Security, the Rating thereof determined in accordance with clause (a) of the definition of “Rating.”

“Moody’s Rating Factor” means, for purposes of computing the Moody’s Maximum Rating Distribution, the number assigned below to the Moody’s Rating applicable to each Collateral Debt Security:

Moody’s Rating	Moody’s Rating Factor	Moody’s Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Moody’s Maximum Rating Distribution Test, if a Collateral Debt Security does not have a Moody’s Rating at the date of acquisition thereof, the Moody’s Rating Factor with respect to such Collateral Debt Security shall be 10,000 for a period of 90 days from the acquisition of such Collateral Debt Security. After such 90 day period, if such Collateral Debt Security is not rated by Moody’s and no other security or obligation of the issuer thereof or obligor thereon is rated by Moody’s and the Issuer or the Collateral Advisor seeks to obtain an estimate of a Moody’s Rating Factor, then the Moody’s Rating Factor of such Collateral Debt Security will be deemed to be such estimate thereof as may be assigned by Moody’s upon the request of the Issuer or the Collateral Advisor.

“Moody’s Weighted Average Recovery Rate” means, as of any Measurement Date, the number (expressed as a percentage rounded up to the first decimal place) obtained by (a) summing the products obtained by multiplying the Principal Balance of each Collateral Debt Security other than a Defaulted Security or Deferred Interest PIK Bond by its “Applicable Recovery Rate” (determined for purposes of this definition pursuant to clause (a) of the definition of “Applicable Recovery Rate”) and (b) dividing such sum by the Aggregate Principal Balance of all such Collateral Debt Securities, other than Defaulted Securities or Deferred Interest PIK Bonds.

“Negative Amortization Capitalization Amount” means, with respect to any Negative Amortization Security and any specified period of time, the aggregate amount of accrued interest thereon that has been capitalized as principal pursuant to the related Underlying Instruments during such period, as the same may be reduced from time to time pursuant to and in accordance with the related Underlying Instruments.

“Negative Amortization Haircut Amount”: means, with respect to any Negative Amortization Security on any date of determination, the excess (if any) of (a) the Negative Amortization Capitalization Amount therefor (if any) as of the date of determination over (b) the sum of (i) 5.0% of the original principal amount of such Negative Amortization Security upon issuance and (ii) the amount by which such Negative Amortization Security has already been haircut pursuant to the operation of clauses (f) and (g) of the definition of “Principal Balance” (taking into account the proviso to the definition of “Negative Amortization Security” below in the case of such clauses (f) and (g) of the definition of “Principal Balance”).

“Negative Amortization Security” means an RMBS Security which (a) permits the related mortgage loan or mortgage loan obligor for a specified period of time to make no repayments of principal and payments of interest in amounts that are less than the interest payments that would otherwise be payable thereon based upon the stated rate of interest thereon, (b) to the extent that interest proceeds received in respect of the related underlying collateral are insufficient to pay interest that is due and payable thereon, permits principal proceeds received in respect of the related underlying collateral to be applied to pay such interest shortfall and (c) to the extent that the aggregate amount of interest proceeds and principal proceeds received in respect of the related underlying collateral are insufficient to pay interest that is due and payable thereon, permits such unpaid interest to be capitalized as principal and itself commence accruing interest at the applicable interest rate, in each case pursuant to the related Underlying Instruments; provided that, for purposes of determining which Collateral Debt Securities comprise the Aggregate Principal Balance in excess of the Floor Percentage, if any, for purposes of clauses (f) and (g) of the defined term “Principal Balance”, the identity of the Collateral Debt Securities comprising any such excess over the Floor Percentage shall be determined by assuming that any Negative Amortization Securities that could form part of such excess will be the last Collateral Debt Securities that are added to such excess.

“Net Outstanding Portfolio Collateral Balance” means as of any Measurement Date, an amount equal to (a) the Aggregate Principal Balance as of such Measurement Date of all Pledged Collateral Debt Securities (other than Interest-Only Securities, Defaulted Securities and Deferred Interest PIK Bonds) plus (b) the aggregate amount of all Principal Proceeds and Uninvested Proceeds held as Cash and the Aggregate Principal Balance of all Eligible Investments purchased with Principal Proceeds or Uninvested Proceeds and any amount on deposit at such time in the Principal Collection Account or the Uninvested Proceeds Account (without duplication) plus (c) for each Defaulted Security or Deferred Interest PIK Bond, the Calculation Amount with respect to such Defaulted Security or Deferred Interest PIK Bond, as applicable, minus (d) solely for purposes of calculating the Net Outstanding Portfolio Collateral Balance in connection with the Class A Sequential Pay Test, for each Negative Amortization Security, the Negative Amortization Haircut Amount (if any) with respect to such Negative Amortization Security. For purposes of determining compliance with the Eligibility Criteria on or prior to the Ramp-Up Completion Date, the Net Outstanding Portfolio Collateral Balance shall equal U.S. $1,000,000,000. For purposes of showing compliance with the “Eligibility Criteria” in the Monthly Reports and the Note Valuation Reports and as used in the definition of “Fair Market Value”, the Net Outstanding Portfolio Collateral Balance will at all times equal U.S.$1,000,000,000.

“Non-LIBOR Floating Rate Collateral Debt Security” means a Floating Rate Security that bears interest based upon a floating rate index for Dollar-denominated obligations other than the London interbank offered rate.

“Note Downgrade Event” means any (i) reduction of the rating by Standard & Poor’s or Moody’s of the Class A Notes, the Class B Notes or the Class C Notes to one or more categories below the rating assigned by such Rating Agency to such Notes on the Closing Date or (ii) reduction of the rating by Standard & Poor’s or Moody’s of the Class D Notes or the Class E Notes to two or more categories below the rating assigned by such Rating Agency to such Class of Notes on the Closing Date.

“Note Interest Rate” means, with respect to the Notes of any Class for any Interest Period, the annual rate at which interest accrues on the Notes of such Class for such Interest Period, as specified in Section 2.2 hereof and, with respect to the Subordinate Notes, in the Fiscal Agency Agreement.

“Note Valuation Report” has the meaning specified in Section 10.7(b) hereof.

“Noteholder” means a Secured Noteholder or a Subordinate Noteholder, as the context may require.

“Notes” means the Secured Notes authorized by, and authenticated and delivered pursuant to this Indenture and the Subordinate Notes issued pursuant to the Deed of Covenant and authenticated and delivered pursuant to the Fiscal Agency Agreement.

“Notional Amount” means, with respect to each Preference Share, U.S.$1,000.

“Offer” means, with respect to any security, (a) any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security into or for Cash, securities or any other type of consideration or (b) any solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any related Underlying Instrument.

“Offering” means the offering of the Notes and the Preference Shares under the Offering Circular.

“Offering Circular” means the final Offering Circular, dated August 2, 2006, prepared and delivered in connection with the offer and sale of the Notes and Preference Shares, as amended or supplemented.

“Officer” means (a) with respect to the Issuer, the Co-Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; (b) with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer and (c) with respect to any limited liability company, any managing member thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.

“Opinion of Counsel” means a written opinion addressed to the Trustee and each Rating Agency (each, a Recipient), in form and substance reasonably satisfactory to each Recipient, of an attorney at law admitted to practice before the highest court of any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall be entitled to rely thereon and on a certificate of the Issuer, the Collateral Advisor or any other Person as to factual matters.

“Optional Redemption” has the meaning specified in Section 9.1(a) hereof.

“Other Administrative Expenses” means all Administrative Expenses, but excluding Trustee Expenses, Rating Agency Expenses and Administrative Expenses of the Collateral Advisor.

“Outstanding” means, (a) with respect to the Notes or a particular Class of the Notes, as of any date of determination, all of (x) the Notes or (y) the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture or, with respect to the Subordinate Notes, under the Fiscal Agency Agreement as of such date except:

(i)	Notes theretofore canceled by a Note Registrar or delivered to a Note Registrar for cancellation;

(ii)	Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Notes issued in exchange for, or in lieu of, other Notes which have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.5 hereof; and

(b) with respect to the Preference Shares, as of any date of determination, any and all Preference Shares theretofore issued and allotted under the Preference Share Documents and indicated in the share register for the Preference Shares as outstanding;

provided, in each case, that in determining whether the Holders of the requisite Aggregate Outstanding Amount of any Notes or Class of Notes or the Holders of the requisite percentage of Preference Shares have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (1) Notes and Preference Shares beneficially owned by the Issuer or the Co-Issuer shall be disregarded and deemed not to be Outstanding and (2) in relation to any assignment or termination of any of the express rights of the Collateral Advisor under the Collateral Advisory Agreement, this Indenture or the Fiscal Agency Agreement (including the exercise of any right to remove the Collateral Advisor or terminate the Collateral Advisory Agreement, but excluding any right to select a replacement Collateral Advisor), or any amendment or other modification of the Collateral Advisory Agreement, this Indenture or the Fiscal Agency Agreement increasing the rights or decreasing the obligations of the Collateral Advisor, Notes and Preference Shares that are Collateral Advisor Securities shall be disregarded and deemed not to be Outstanding; provided that, except as otherwise provided in the Collateral Advisory Agreement with respect to Collateral Advisor Securities, the Collateral Advisor and its Affiliates will be entitled to vote Notes and Preference Shares owned or controlled by them, or by accounts managed by them, with respect to all other matters; except that, in determining whether the Trustee or the Fiscal Agent, as applicable, shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee or the Fiscal Agent actually knows to be beneficially owned in the manner indicated in clause (2) above shall be so disregarded. Notes and Preference Shares owned in the manner indicated in clause (2) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee or, in the case of the Subordinate Notes, the Fiscal Agent the pledgee’s right so to act with respect to such Notes and Preference Shares and that the pledgee is not the Issuer, the Co-Issuer, the Collateral Advisor or any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer, the Collateral Advisor or such other obligor or an account for which the Collateral Advisor or an Affiliate of the Collateral Advisor acts as investment adviser (and for which the Collateral Advisor or such Affiliate has discretionary authority).

“Overcollateralization Tests” means the Class A/B/C Overcollateralization Test and the Class D Overcollateralization Test.

“Paying Agent” means any Person authorized by the Issuer (i) to pay the principal of, and interest on, Secured Notes on behalf of the Issuer as specified in Section 7.2 hereof or (ii) to pay principal of or interest on Subordinate Notes on behalf of the Issuer as specified in the Fiscal Agency Agreement .

“Payment Account” means the Securities Account designated the “Payment Account” and established in the name of the Trustee pursuant to Section 10.3 hereof.

“Permitted Equity Investor” means an Accredited Investor that is also a person (other than any rating organization rating the Issuer’s securities) involved in the organization or operation of the Issuer or an affiliate, as defined in Rule 405 under the Securities Act, of such a person.

“Person” means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“PIK Bond” means (i) any security that, pursuant to the terms of the related Underlying Instruments, permits the payment of interest thereon to be deferred or capitalized as additional principal thereof or that issues identical securities in place of payments of interest in Cash and (ii) expressly provides that such deferral and/or capitalization does not constitute an event of default (however denominated) under such security or the related Underlying Instruments; provided that in no event will a Negative Amortization Security constitute a “PIK Bond” for purposes of this definition.

“Placement Agent” means Cohen Bros. & Company, LLC, in its capacity as placement agent under the Purchase Agreement.

“Plan Asset Regulation” means the plan asset regulations of the U.S. Department of Labor, 29 C.F.R. Section 2510.3-101(f).

“Pledged Collateral Debt Security” means as of any date of determination, any Collateral Debt Security that has been Granted to the Trustee and has not been released from the lien of this Indenture pursuant to Section 10.8 hereof.

“Pledged Securities” means on any date of determination, (a) the Collateral Debt Securities, Equity Securities and Eligible Investments that have been Granted to the Trustee and (b) all non-Cash proceeds thereof, in each case, to the extent not released from the lien of this Indenture pursuant hereto.

“Post-Acceleration Distribution Date” means any Distribution Date following the occurrence of an Indenture Event of Default and the declaration of the Notes as due and payable pursuant to Section 5.2 hereof (unless such Indenture Event of Default is no longer continuing or such acceleration of the Notes has been rescinded).

“Preference Share Distribution Account” has the meaning given to such term in the Preference Share Paying Agency Agreement.

“Preference Share Documents” means the Issuer Charter and related resolutions, the Preference Share Paying Agency Agreement and certain resolutions passed by the Issuer’s Board of Directors concerning the Preference Shares.

“Preference Share Paying Agency Agreement” means the preference share paying agency agreement dated as of the Closing Date among the Issuer, the Preference Share Paying Agent and the Preference Share Registrar.

“Preference Share Paying Agent” means LaSalle Bank National Association (or any successor thereto), in its capacity as preference share paying agent for the Preference Shares under the Preference Share

Paying Agency Agreement, or any Person authorized by the Issuer from time to time to make payments on the Preference Shares and to deliver notices to the Preference Shareholders on behalf of the Issuer.

“Preference Share Registrar” means Walkers SPV Limited (on behalf of the Issuer) and any successor thereto.

“Preference Shareholders” means Persons in whose names the Preference Shares are registered in the members register relating to the Preference Shares maintained by the Preference Share Registrar.

“Preference Shares” means the 4,000 preference shares, par value U.S.$0.01 per share, in the capital of and issued by the Issuer concurrently with the issuance of the Secured Notes by the Co-Issuers and the Subordinate Notes by the Issuer.

“Principal Balance” or “par” means, with respect to any Pledged Security or Collateral Debt Security, as of any date of determination, the outstanding principal amount or certificate balance of such Pledged Security or Collateral Debt Security; provided that

(a)	the Principal Balance of a Collateral Debt Security received upon acceptance of an Offer for another Collateral Debt Security, which Offer expressly states that failure to accept such Offer may result in a default under the Underlying Instruments, shall be deemed to be the Calculation Amount of such other Collateral Debt Security until such time as Interest Proceeds and Principal Proceeds, as applicable, are received when due with respect to such other Collateral Debt Security;

(b)	the Principal Balance of any Interest-Only Security or Equity Security, unless otherwise expressly stated herein, shall be deemed to be zero;

(c)	the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the lesser of par and the original issue price thereof;

(d)	solely for the purpose of calculating the Net Outstanding Portfolio Collateral Balance in connection with the Overcollateralization Tests, the Class A-1A Par Value Ratio or the Class A Sequential Pay Test, (i) the Principal Balance of any Written Down Security shall be its outstanding principal amount or certificate balance reduced by the Written Down Amount thereof (to the extent that it has not already been taken into account in the calculation of its outstanding principal amount or certificate balance) and (ii) the Principal Balance of any Discount Security shall be its principal amount or certificate balance minus the Discount Haircut Amount; provided that, if (in the case of either clause (i) or clause (ii)), the principal amount or certificate balance of the applicable Collateral Debt Security is also subject to adjustment pursuant to clause (f) below, in the case of the Overcollateralization Tests or the Class A-1A Par Value Ratio, or clause (g) below, in the case of the Class A Sequential Pay Test, such Collateral Debt Security shall be reduced only pursuant to the clause of this definition of “Principal Balance” that, as of the applicable Determination Date, results in the lowest Principal Balance for that Collateral Debt Security for purposes of the Overcollateralization Tests, the Class A-1A Par Value Ratio and the Class A Sequential Pay Test;

(e)	the Principal Balance of any Step-Up Bond shall not include accreted interest thereon;

(f)	solely for purposes of calculating the Net Outstanding Portfolio Collateral Balance in connection with the Overcollateralization Tests and the Class A-1A Par Value Ratio, if a

Moody’s Rating or Standard & Poor’s Rating set forth in the table below is applicable to a Collateral Debt Security (other than a Deferred Interest PIK Bond, a Defaulted Security or a Written Down Security), then the Principal Balance of such Collateral Debt Security shall be equal to its outstanding principal amount or certificate balance multiplied by the lower “Discount Percentage” opposite the Moody’s Rating or Standard & Poor’s Rating applicable to such Collateral Debt Security in the following table:

For purposes of the Overcollateralization Tests and the Class A-1A Par Value Ratio:

Moody’s Rating	Discount Percentage	Floor Percentage	Standard & Poor’s Rating	Discount Percentage	Floor Percentage
Ba1 or Ba2	90%	2.0%
Ba3	90%	0%	BB+, BB or BB-	90%	5.0%
B1, B2 or B3	80%	0%	B+, B or B-	80%	0%
Below B3	50%	0%	Below B-	70%	0%

provided that:

(A) applicable Collateral Debt Securities having a Standard & Poor’s Rating of below “BBB-” shall be excluded from the operation of the foregoing provision so long as the Aggregate Principal Balance of all such Collateral Debt Securities (determined without regard to the foregoing provision) does not exceed the Floor Percentage of the Net Outstanding Portfolio Collateral Balance (this Floor Percentage being satisfied first by the highest-rated Collateral Debt Securities having a Standard & Poor’s Rating below “BBB-”) and thereafter the Discount Percentage shall only be applied to the outstanding principal amount or certificate balance of such Collateral Debt Securities in excess of such Floor Percentage of the Net Outstanding Portfolio Collateral Balance;

(B) applicable Collateral Debt Securities having a Moody’s Rating of “Ba1” or “Ba2” shall be excluded from the operation of the foregoing provision so long as the Aggregate Principal Balance of all such Collateral Debt Securities (determined without regard to the foregoing provision) does not exceed the Floor Percentage of the Aggregate Principal Balance of Collateral Debt Securities which had a Moody’s Rating of “Baa1”, “Baa2” or “Baa3” when acquired by the Issuer and thereafter the Discount Percentage shall only be applied to the outstanding principal amount or certificate balance of the applicable Collateral Debt Securities in such rating category in excess of such Floor Percentage of such Collateral Debt Securities; and

(C) the ratings and the amounts of the Discount Percentages and the Floor Percentage with respect to Moody’s or Standard & Poor’s in the tables above may be modified if the Rating Condition with respect to Moody’s or Standard & Poor’s, as applicable, has been satisfied;

(g)

solely for purposes of calculating the Net Outstanding Portfolio Collateral Balance in connection with the Class A Sequential Pay Test, if a Moody’s Rating or Standard & Poor’s Rating set forth in the table below is applicable to a Collateral Debt Security (other than a Deferred Interest PIK Bond, a Defaulted Security or a Written Down Security), then the Principal Balance of such Collateral Debt Security shall be its outstanding principal amount or certificate balance multiplied by the lower “Discount Percentage”

opposite the Moody’s Rating or Standard & Poor’s Rating applicable to such Collateral Debt Security in the following table:

Moody’s Rating	Discount Percentage	Floor Percentage	Standard & Poor’s Rating	Discount Percentage	Floor Percentage
Ba1 or Ba2	90%	2.0%
Ba3	90%	0%	BB+, BB or BB-	90%	5.0%
B1, B2 or B3	80%	0%	B+, B or B-	70%	0%
Below B3	50%	0%	Below B-	50%	0%

provided that:

(A) applicable Collateral Debt Securities having a Standard & Poor’s Rating of below BBB- shall be excluded from the operation of the foregoing provision so long as the Aggregate Principal Balance of all such Collateral Debt Securities (determined without regard to the foregoing provision) does not exceed the Floor Percentage of the Net Outstanding Portfolio Collateral Balance (this Floor Percentage being satisfied first by the highest-rated Collateral Debt Securities having a Standard & Poor’s Rating below “BBB-“) and thereafter the Discount Percentage shall only be applied to the outstanding principal amount or certificate balance of the applicable Collateral Debt Securities in excess of such Floor Percentage of the Net Outstanding Portfolio Collateral Balance;

(B) applicable Collateral Debt Securities having a Moody’s Rating of “Ba1” or “Ba2” shall be excluded from the operation of the foregoing provision so long as the Aggregate Principal Balance of all such Collateral Debt Securities (determined without regard to the foregoing provision) does not exceed the Floor Percentage of the Aggregate Principal Balance of Collateral Debt Securities which had a Moody’s Rating of “Baa1”, “Baa2” or “Baa3” when acquired by the Issuer and thereafter the Discount Percentage shall only be applied to the outstanding principal amount or certificate balance of the applicable Collateral Debt Securities in such rating category in excess of such Floor Percentage of such Collateral Debt Securities; and

(C) the ratings and the amounts of the Discount Percentages and the Floor Percentage with respect to Moody’s or Standard & Poor’s in the table above may be modified if the Rating Condition with respect to Moody’s or Standard & Poor’s, as applicable, has been satisfied;

(h) the Principal Balance of a Negative Amortization Security shall be (i) the original principal amount of such Negative Amortization Security on the date of issuance thereof (which amount shall in no event be adjusted to reflect any Negative Amortization Capitalization Amounts thereon) minus (ii) the aggregate amount of all payments made in respect of principal thereof (excluding any payments made in respect of Negative Amortization Capitalization Amounts for any period) from and including the date of issuance thereof to but excluding such date of determination; and

(i) any Defaulted Security not sold within three years after such Collateral Debt Security becomes a Defaulted Security will be deemed to have a Principal Balance of zero.

“Principal Collection Account” means the Securities Account designated the “Principal Collection Account” and established in the name of the Trustee pursuant to Section 10.2(c) hereof.

“Principal Only Security” means any debt security that does not provide for the periodic payment of interest.

“Principal Proceeds” means with respect to any Due Period, the sum (without duplication) of: (1) any Uninvested Proceeds on deposit in the Uninvested Proceeds Account on the Ramp-Up Completion Date (other than any such Uninvested Proceeds to be used to complete the purchase of Collateral Debt Securities or any Interest Excess to be applied as Interest Proceeds); (2) all payments of principal of the Collateral Debt Securities received in Cash by the Issuer during such Due Period (excluding any amounts received in respect of Negative Amortization Capitalization Amounts), including prepayments or mandatory sinking fund payments, or payments in respect of optional redemptions, exchange offers, tender offers, recoveries on Defaulted Securities, Deferred Interest PIK Bonds and Written Down Amounts (but only to the extent of the greater of (x) par or face amount of such securities and (y) the original purchase price paid by the Issuer for such Securities), the proceeds of a sale of any Equity Security and any amounts received as a result of optional redemptions, exchange offers, tender offers for any Equity Security received in Cash by the Issuer during such Due Period; (3) Sale Proceeds received in Cash by the Issuer during such Due Period (including those received as a result of the sale of any Deferred Interest PIK Bond or Defaulted Security, but excluding those included in Interest Proceeds as defined above); (4) all payments of principal received in Cash by the Issuer prior to the Distribution Date next following such Due Period on Eligible Investments purchased with amounts from the Principal Collection Account or Uninvested Proceeds Account (excluding any amount representing the accreted portion of a discount from the face amount of an Eligible Investment); (5) all amendment, waiver, late payment fees and other fees and commissions, received in Cash by the Issuer during such Due Period in respect of Deferred Interest PIK Bonds, Defaulted Securities and Written Down Amounts (but only to the extent of par or face amount of such securities); (6) all payments received in Cash by the Issuer during such Due Period that represent call, prepayment or redemption premiums; (7) yield maintenance payments received in Cash by the Issuer during such Due Period; (8) all scheduled payments of interest on Deferred Interest PIK Bonds, Defaulted Securities and Written Down Amounts received in Cash by the Issuer during such Due Period and any other payments in respect thereof not addressed in clauses (1) through (8) above received in Cash by the Issuer during such Due Period (but only to the extent of par or face amount of such securities); (9) any proceeds resulting from the termination and liquidation of any Hedge Agreement (other than the portion thereof constituting accrued scheduled payments), to the extent such proceeds exceed the cost of entering into a replacement Hedge Agreement in accordance with the requirements set forth herein; (10) all payments of interest received in Cash by the Issuer during such Due Period to the extent that they represent accrued interest purchased with Principal Proceeds; (11) on the first Distribution Date, Uninvested Proceeds deposited to the Payment Account to the extent treated as Principal Proceeds in accordance with Section 10.5; and (12) all other payments received by the Issuer in such Due Period in connection with the Collateral Debt Securities and Eligible Investments (other than those standing to the credit of any Hedge Counterparty Collateral Account ) that are not included in Interest Proceeds; provided that (i) in no event will Principal Proceeds include any Excepted Property, (ii) Collateral Principal Payments which have not been reinvested in Substitute Collateral Debt Securities by the 60th day after receipt thereof by the Issuer and any CDS Sale Proceeds which have not been reinvested in Substitute Collateral Debt Securities by the 60th day after receipt thereof by the Issuer shall be deemed to be Principal Proceeds if such 60th day occurs in the Due Period related to the Distribution Date, (iii) any Collateral Principal Payments or CDS Sale Proceeds (other than CDS Sale Interest Proceeds) shall be deemed to be Principal Proceeds on a Distribution Date if the Cash Release Conditions have been satisfied during the applicable Due Period or if the Reinvestment Period has been suspended (and has not recommenced) pursuant to the proviso to the definition thereof, (iv) on the last day of the Reinvestment Period all Available Reinvestment Funds (other than those required to satisfy binding commitments made by the Issuer during the Reinvestment Period to purchase Substitute Collateral Debt Securities) shall be deemed to be Principal Proceeds on the Distribution Date on which the Reinvestment Period ends, and (v) on each Distribution Date during any 12 month period following the date on which the applicable Sale Proceeds Reinvestment Limit is reached (or the sum of the CDS Sale Proceeds that have been reinvested during the applicable 12 month period and the CDS Sale Proceeds in the Principal Collection Account exceeds the applicable Sales Proceeds Reinvestment Limit), the amount of such excess CDS Sale Proceeds during such 12 month period shall be deemed to be Principal Proceeds.

“Principal Proceeds Waterfall” has the meaning specified in Section 11.1(a)(ii) hereof.

“Priority of Payments” has the meaning specified in Section 11.1(a) hereof.

“Pro Rata Pay Period” means any Distribution Date which does not occur during a Sequential Pay Period.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proposed Portfolio” means the portfolio (measured by Principal Balance) of Pledged Collateral Debt Securities and Specified Assets resulting from the sale, maturity or other disposition of a Collateral Debt Security or a proposed acquisition of a Collateral Debt Security, as the case may be.

“Purchase Agreement” means the agreement dated as of the Closing Date among the Initial Purchaser, the Co-Issuers, and Cohen Bros. & Company, LLC, in its capacity as placement agent, relating to the placement of the Notes and Preference Shares.

“Pure Private Collateral Debt Security” means any Collateral Debt Security other than (a) a Collateral Debt Security that was issued pursuant to an effective registration statement under the Securities Act or (b) a privately placed Collateral Debt Security that is eligible for resale under Rule 144A or Regulation S under the Securities Act.

“Qualified Bidder List” means a list of not less than three and not more than eight Persons that are Independent from one another and the Issuer prepared by the Collateral Advisor and delivered to the Trustee, as it may be amended and supplemented from time to time upon written notice to the Trustee; provided that any such notice shall only be effective on any Auction Date if it was received by the Trustee at least two Business Days prior to such Auction Date.

“Qualified Bidders” means the Persons whose names appear from time to time on the Qualified Bidder List and the Collateral Advisor.

“Qualified Institutional Buyer” has the meaning given in Rule 144A under the Securities Act.

“Qualified Purchaser” means (i) a “qualified purchaser” as defined in the Investment Company Act, (ii) a “knowledgeable employee” with respect to the Issuer within the meaning of Rule 3c-5 of the Investment Company Act or (iii) a company beneficially owned exclusively by one or more such “qualified purchasers” and/or “knowledgeable employees.”

“Qualified REIT Subsidiary” means a corporation that, for U.S. Federal income tax purposes, is wholly owned by a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended.

“Qualifying Foreign Obligor” means a corporation, partnership or other entity located in any of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland or the United Kingdom, so long as the unguaranteed, unsecured and otherwise unsupported long-term U.S. dollar sovereign debt obligations of such country are rated “Aa2” (and if rated “Aa2” is not on watch for downgrade) or better by Moody’s and “AA” or better by Standard & Poor’s.

“Qualifying Interest-Only Security” means, as of any Measurement Date, any Interest-Only Security (i) which has a Moody’s Rating of at least “Aaa,” and (ii) which has a Standard & Poor’s Rating of at least “AAA.”

“Qualifying Investment Vehicle” means a Flow-Through Investment Vehicle as to which all of the beneficial owners of any securities issued by the Flow-Through Investment Vehicle have made, and as to which (in accordance with the document pursuant to which the Flow-Through Investment Vehicle was organized or the agreement or other document governing such securities) each such beneficial owner must require any transferee of any such security to make, to the Issuer or the Co-Issuers, as the case may be, and the Note Registrar (or, with respect to the Preference Shares, the Preference Share Registrar) each of the representations set forth herein and in (a) the Offering Circular, (b) the Preference Share Documents (in the case of the Preference Shares) or (c) the transfer certificate pursuant to which Notes or Preference Shares were transferred to such Flow-Through Investment Vehicle (in each case, with appropriate modifications to reflect the indirect nature of their interests in the Notes or the Preference Shares and including any modification permitting an initial beneficial owner of securities issued by such entity to represent that it is an Accredited Investor).

“Quarterly Interest Paying Securities” means securities that pay interest on a quarterly basis.

“Quarterly Interest Reserve Account” has the meaning specified in Section 10.2(j).

“Ramp-Up Completion Date” means the date that is the earlier of (a) August 28, 2006 and (b) the first date on which the sum of (i) the Aggregate Principal Balance of the Collateral Debt Securities that the Issuer has purchased or committed to purchase plus (ii) the Aggregate Principal Balance of all Eligible Investments purchased with Principal Proceeds, plus (iii) the amount of all Principal Proceeds distributed on any prior Distribution Date, is at least equal to U.S.$1,000,000,000 (in each case, assuming for these purposes that (A) settlement occurs in accordance with customary settlement procedures in the relevant markets on the Ramp-Up Completion Date of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the Ramp-Up Completion Date and (B) each such Collateral Debt Security is a Pledged Collateral Debt Security).

“Ramp-Up Notice” has the meaning specified in Section 7.17(d) hereof.

“Ramp-Up Period” means the period from, and including, the Closing Date to, and including, the Ramp-Up Completion Date.

“Rating” means:

(a)	with respect to any Collateral Debt Security, for determining the Moody’s Rating as of any date of determination:

(i)

if such Collateral Debt Security is publicly rated by Moody’s, the Moody’s Rating shall be such rating, or, if such Collateral Debt Security is not publicly rated by Moody’s, but the Issuer, or the Collateral Advisor on behalf of, the Issuer has requested that Moody’s assign a rating to such Collateral Debt Security, the Moody’s Rating shall be the rating so assigned by Moody’s;

(ii)	with respect to any Asset-Backed Security, if such Asset-Backed Security is not rated by Moody’s, then the Moody’s Rating of such Asset-Backed Security may be determined using any one of the methods below:

(A)	with respect to any Asset-Backed Security not publicly rated by Moody’s listed under Class A-1 on the Table of Moody’s Asset Classes attached hereto as Schedule J, if such Asset-Backed Security is publicly rated by Standard & Poor’s, then the Moody’s Rating thereof will be (1) one subcategory below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “AAA” to “AA-“; (2) two rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “A+” to “BBB-“; and (3) three rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is below “BBB-“;

(B)	with respect to any Asset-Backed Security not publicly rated by Moody’s listed under Class A-2 on the Table of Moody’s Asset Classes attached hereto as Schedule J, if such Asset-Backed Security is publicly rated by Standard & Poor’s, then the Moody’s Rating thereof will be (1) one subcategory below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “AAA” to “AA-“; (2) two rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “A+” to “BBB-“; and (3) four rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is below “BBB-“;

(C)	with respect to any Asset-Backed Security not publicly rated by Moody’s listed under Class B on the Table of Moody’s Asset Classes attached hereto as Schedule J, if such Asset-Backed Security is publicly rated by Standard & Poor’s, then the Moody’s Rating thereof will be (1) two subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “AAA” to “AA-“; (2) three rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “A+” to “BBB-“; and (3) four rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is below “BBB-“;

(D)

with respect to any Asset-Backed Security not publicly rated by Moody’s listed under Class D on the Table of Moody’s Asset Classes attached hereto as Schedule J, if such Asset-Backed Security is publicly rated by Standard & Poor’s, then the Moody’s Rating thereof will be (1) one subcategory below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “BBB-“ or greater and (2) two rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is below “BBB-“;

(E)	with respect to any Asset-Backed Security not publicly rated by Moody’s listed under Class E on the Table of Moody’s Asset Classes attached hereto as Schedule J, if such Asset-Backed Security is publicly rated by Standard & Poor’s, then the Moody’s Rating thereof will be (1) two subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “BBB-“ or greater and (2) three rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is below “BBB-“;

(F)	(x) with respect to any Asset-Backed Security not publicly rated by Moody’s listed under Class F on the Table of Moody’s Asset Classes attached hereto as Schedule J, if such Asset-Backed Security is publicly rated by Standard & Poor’s, then the Moody’s Rating thereof will be (1) one subcategory below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “AAA” to “AA-“; (2) two rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is “A+” to “BBB-“; and (3) three rating subcategories below the Moody’s equivalent rating assigned by Standard & Poor’s if the rating assigned by Standard & Poor’s is below “BBB-“; and

(y) with respect to any Asset-Backed Security not publicly rated by Moody’s listed under Class F on the Table of Moody’s Asset Classes attached hereto as Schedule J, if such Asset-Backed Security is publicly rated by Fitch but not Standard & Poor’s, then the Moody’s Rating thereof will be (1) two subcategories below the Moody’s equivalent rating assigned by Fitch if the rating assigned by Fitch is “AAA” to “AA-“; (2) three rating subcategories below the Moody’s equivalent rating assigned by Fitch if the rating assigned by Fitch is “A+” to “BBB-“; and (3) four rating subcategories below the Moody’s equivalent rating assigned by Fitch if the rating assigned by Fitch is below “BBB-“;

(G)	with respect to any CMBS Conduit Security or CMBS Credit Tenant Lease Security not publicly rated by Moody’s, (x) if Moody’s has rated a tranche or class in the relevant Issue and Standard & Poor’s or Fitch has rated the subject CMBS Conduit Security or CMBS Credit Tenant Lease Security, then the Moody’s Rating thereof shall be one and one-half rating subcategories below the Moody’s rating equivalent of the lower of the ratings assigned by Standard & Poor’s or Fitch and (y) if Moody’s has not rated any such tranche or class and Standard & Poor’s and Fitch have rated the subject CMBS Conduit Security or CMBS Credit Tenant Lease Security, then the Moody’s Rating thereof will be two rating subcategories below the Moody’s rating equivalent of the lower of the ratings assigned by Standard & Poor’s or Fitch; and

(H)	with respect to any other type of Asset-Backed Security of a Specified Type not referred to in clauses (A) through (G) above shall be determined pursuant to clause (i) above;

(iii)	with respect to Corporate Guaranteed Securities, if it is not publicly rated by Moody’s but another security or obligation of the guarantor (for the purposes of this clause (iii), an “other security”) is publicly rated by Moody’s, and no rating has been assigned in accordance with clause (a)(i), the Moody’s Rating of such Corporate Guaranteed Security shall be determined as follows:

(A)	if the corporate guarantee is a senior secured obligation of the guarantor or obligor and the other security is also a senior secured obligation, the Moody’s Rating of such Corporate Guaranteed Security shall be the rating of the other security;

(B)	if the corporate guarantee is a senior unsecured obligation of the guarantor or obligor and the other security is a senior secured obligation, the Moody’s Rating of such Corporate Guaranteed Security shall be one rating subcategory below the rating of the other security;

(C)	if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior secured obligation that is:

(1)	rated “Ba3” or higher by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be three rating subcategories below the rating of the other security; or

(2)	rated “B1” or lower by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be two rating subcategories below the rating of the other security;

(D)	if the corporate guarantee is a senior secured obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is:

(1)	rated “Baa3” or higher by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be the rating of the other security; or

(2)	rated “Ba1” or lower by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be one rating subcategory above the rating of the other security;

(E)	if the corporate guarantee in respect of such Corporate Guaranteed Security is a senior unsecured obligation of the guarantor or obligor and the other security is also a senior unsecured obligation, the Moody’s Rating of such Corporate Guaranteed Security shall be the rating of the other security;

(F)	if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior unsecured obligation that is:

(1)	rated “B1” or higher by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be two rating subcategories below the rating of the other security; or

(2)	rated “B2” or lower by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be one rating subcategory below the rating of the other security;

(G)	if the corporate guarantee is a senior secured obligation of the guarantor or obligor and the other security is a subordinated obligation that is:

(1)	rated “Baa3” or higher by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be one rating subcategory above the rating of the other security;

(2)	rated below “Baa3” but not rated “B3” by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be two rating subcategories above the rating of the other security;

(3)	rated “B3” by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be “B2”;

(H)	if the corporate guarantee is a senior unsecured obligation of the guarantor or obligor and the other security is a subordinated obligation that is:

(1)	rated “Baa3” or higher by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall be one rating subcategory above the rating of the other security; or

(2)	rated “Ba1” or lower by Moody’s, the Moody’s Rating of such Corporate Guaranteed Security shall also be one rating subcategory above the rating of the other security; and

(I)	if the Corporate Guaranteed Security is a subordinated obligation of the guarantor or obligor and the other security is also a subordinated obligation, the Moody’s Rating of such Corporate Guaranteed Security shall be the rating of the other security;

(iv)	with respect to Corporate Guaranteed Securities the related corporate guarantees with respect to which are issued by U.S., U.K. or Canadian guarantors or by any other Qualifying Foreign Obligor, if such corporate guarantee is not publicly rated by Moody’s, and no other security or obligation of the guarantor is rated by Moody’s, then the Moody’s Rating of such Corporate Guaranteed Security may be determined using any one of the methods below:

(A) (1)	if such corporate guarantee is publicly rated by Standard & Poor’s, then the Moody’s Rating of such Corporate Guaranteed

Security will be (x) one rating subcategory below the Moody’s equivalent of the rating assigned by Standard & Poor’s if such security is rated “BBB-“ or higher by Standard & Poor’s and (y) two subcategories below the Moody’s equivalent of the rating assigned by Standard & Poor’s if such security is rated “BB+” or lower by Standard & Poor’s; and

(2)	if such corporate guarantee is not publicly rated by Standard & Poor’s but another security or obligation of the guarantor is publicly rated by Standard & Poor’s (for the purposes of this subclause (2), a “parallel security”), then the Moody’s equivalent of the rating of such parallel security will be determined in accordance with the methodology set forth in subclause (1) above, and the Moody’s Rating of such Corporate Guaranteed Security will be determined in accordance with the methodology set forth in clause (iii) above (for such purpose treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (2));

(B)	if such corporate guarantee is not publicly rated by Moody’s or Standard & Poor’s, and no other security or obligation of the guarantor is publicly rated by Moody’s or Standard & Poor’s, then the Issuer, or the Collateral Advisor on behalf of the Issuer, may present such corporate guarantee to Moody’s for an estimate of such Corporate Guaranteed Security’s rating factor, from which its corresponding Moody’s rating may be determined, which shall be its Moody’s Rating;

(C)	with respect to a corporate guarantee issued by a U.S. corporation, if (1) neither the guarantor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the guarantor are in default, (3) neither the guarantor nor any of its Affiliates have defaulted on any debt during the past two years, (4) the guarantor has been in existence for the past five years, (5) the guarantor is current on any cumulative dividends, (6) the fixed-charge ratio for the guarantor exceeds 125% for each of the past two fiscal years and for the most recent quarter, (7) the guarantor had a net annual profit before tax in the past fiscal year and the most recent quarter and (8) the annual financial statements of the guarantor are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the Moody’s Rating of such Corporate Guaranteed Security will be “B3”;

(D)	with respect to a corporate guarantee issued by a non-U.S. guarantor, if (1) neither the guarantor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings and (2) no debt security or obligation of the guarantor has been in default during the past two years, the Moody’s Rating of such Corporate Guaranteed Security will be “Caa2”; and

(E)	if a debt security or obligation of the guarantor has been in default during the past two years, the Moody’s Rating of such Corporate Guaranteed Security will be “Ca”;

provided that:

(w)	the rating of any Rating Agency used to determine the Moody’s Rating pursuant to any of clauses (ii), (iii) or (iv) above shall be a public rating (and not an estimated rating) that addresses the obligation of the obligor (or guarantor, where applicable) to pay principal of and interest on the relevant Collateral Debt Security in full and is monitored on an ongoing basis by the relevant Rating Agency;

(x)	in respect of Collateral Debt Securities the Moody’s Rating of which is based on a rating of Standard & Poor’s or Fitch (1) if such Collateral Debt Securities are rated by both Standard & Poor’s and Fitch, the Aggregate Principal Balance of all such Collateral Debt Securities may not exceed 20% of the Aggregate Principal Balance of all Collateral Debt Securities; and (2) if such Collateral Debt Securities are rated by either of Standard & Poor’s or Fitch (but not both), the Aggregate Principal Balance of all such Collateral Debt Securities may not exceed 10% of the Aggregate Principal Balance of all Collateral Debt Securities; and

(y)	other than for the purposes of paragraph (5) of Section 12.2(a) hereof, (A) if a Collateral Debt Security rated “Aa1” is placed on a watch list for possible upgrade by Moody’s the Moody’s Rating applicable to such Collateral Debt Security shall be “Aaa,” (B) if a Collateral Debt Security is placed on a watch list for possible downgrade by Moody’s, the Moody’s Rating applicable to such Collateral Debt Security shall be (i) if such Collateral Debt Security is rated “Aaa” immediately prior to such Collateral Debt Security being placed on such watch list, one rating subcategory below the Moody’s Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (ii) otherwise, two rating subcategories below the Moody’s Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (C) if a Collateral Debt Security rated below “Aa1” is placed on a watch list for possible upgrade by Moody’s, the Moody’s Rating applicable to such Collateral Debt Security shall be two rating subcategories above the Moody’s Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list.

(b)	with respect to any Collateral Debt Security, for determining the Standard & Poor’s Rating as of any date of determination:

(I)	if such Collateral Debt Security is an Asset-Backed Security:

(i)	if Standard & Poor’s has assigned a rating to such Collateral Debt Security either publicly or privately (in the case of a private rating not requested by the Issuer, subject to the receipt by the Collateral Advisor and Standard & Poor’s of the appropriate consents from the related obligor to the use of such private rating), the Standard & Poor’s Rating shall be the rating assigned thereto by Standard & Poor’s (or, in the case of an ABS REIT Debt Security, the issuer credit rating assigned by Standard & Poor’s);

(ii)	if such Collateral Debt Security is not rated by Standard & Poor’s but the Issuer, or the Collateral Advisor on behalf of the Issuer, has requested that Standard & Poor’s assign a credit estimate to such Collateral Debt Security, the Standard & Poor’s Rating shall be the rating so assigned by Standard & Poor’s; provided that pending receipt from Standard & Poor’s of such rating, (x) if such Collateral Debt Security is of a type listed on Schedule H hereto or is not eligible for notching in accordance with Schedule I hereto, such Collateral Debt Security shall have a Standard & Poor’s Rating of “CCC-” and (y) if such Collateral Debt Security is not of a type listed on Schedule H hereto and is eligible for notching in accordance with Schedule I hereto, the Standard & Poor’s Rating of such Collateral Debt Security shall be the rating assigned in accordance with Schedule I hereto until such time as Standard & Poor’s shall have assigned a rating thereto and provided further, that each such credit estimate shall expire one year after such estimate has been provided by Standard & Poor’s; provided, further, however, that, with respect to each Collateral Debt Security assigned a credit estimate by Standard & Poor’s, on or prior to each one-year anniversary of the acquisition of any such Collateral Debt Security, the Issuer shall submit to Standard & Poor’s a request to perform a credit estimate on such Collateral Debt Security, together with all information reasonably required by Standard & Poor’s to perform such estimate; and

(iii)	if such Collateral Debt Security is a Collateral Debt Security that has not been assigned a rating by Standard & Poor’s pursuant to clause (i) or (ii) above, and is not of a type listed on Schedule H hereto and is eligible for notching in accordance with Schedule I hereto, the Standard & Poor’s Rating of such Collateral Debt Security shall be the rating determined in accordance with Schedule I hereto; provided that (x) if any Collateral Debt Security shall be on watch for a possible upgrade or downgrade by either Moody’s or Fitch, the Standard & Poor’s Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating otherwise assigned to such Collateral Debt Security in accordance with Schedule I hereto; and (y) that the Aggregate Principal Balance of all Collateral Debt Securities that are assigned a Standard & Poor’s Rating pursuant to this clause (iii) may not (1) exceed 20% of the Aggregate Principal Balance of all Collateral Debt Securities if such Collateral Debt Securities are rated by both Moody’s and Fitch and (2) exceed 10% of the Aggregate Principal Balance of all Collateral Debt Securities if such Collateral Debt Securities are rated by either of Moody’s or Fitch (but not both); and

(II)	if such Collateral Debt Security does not have a Standard & Poor’s rating and is a Corporate Guaranteed Security:

(i)

if there is an issuer credit rating of the guarantor that unconditionally and irrevocably guarantees (with such form of guarantee satisfying Standard & Poor’s then-published criteria with respect to guarantees) the full payment of principal and interest on such Collateral Debt Security, then the Standard & Poor’s Rating of such Corporate Guaranteed Security shall be the issuer credit rating of such guarantor assigned by Standard &

Poor’s (regardless of whether there is a published rating by Standard & Poor’s on the Collateral Debt Security held by the Issuer);

(ii)	if there is no issuer credit rating of a guarantor of such Corporate Guaranteed Security, but a security or obligation of a guarantor of such Collateral Debt Security is rated by Standard & Poor’s, then the Standard & Poor’s Rating of such Corporate Guaranteed Security shall be determined as follows: (A) if there is a rating by Standard & Poor’s on a senior secured obligation of the guarantor, then the Standard & Poor’s Rating of such Corporate Guaranteed Security shall be one subcategory below such rating, (B) if there is a rating on a senior unsecured obligation of such guarantor by Standard & Poor’s, then the Standard & Poor’s rating of such Corporate Guaranteed Security shall equal such rating; and (C) if there is a rating on a subordinated obligation of the guarantor by Standard & Poor’s, then the Standard & Poor’s Rating of such Corporate Guaranteed Security shall be two subcategories above such rating if such obligation is below investment grade, and, if such rating is above investment grade, one sub-category above such rating;

(iii)	if there is no issuer credit rating for the guarantor published by Standard & Poor’s and such Corporate Guaranteed Security is not rated by Standard & Poor’s, and no other security or obligation of the guarantor is rated by Standard & Poor’s, if such Corporate Guaranteed Security is publicly rated by Moody’s, then the Standard & Poor’s Rating of such Corporate Guaranteed Security will be (1) one subcategory below the Standard & Poor’s equivalent of the rating assigned by Moody’s if such Corporate Guaranteed Security is rated “Baa3” or higher by Moody’s and (2) two subcategories below the Standard & Poor’s equivalent of the rating assigned by Moody’s if such Corporate Guaranteed Security is rated “Ba1” or lower by Moody’s; provided, however, that (x) no Corporate Guaranteed Security issued by an Emerging Market Issuer may be deemed to have a Standard & Poor’s Rating based on a Moody’s Rating and (y) the Aggregate Principal Balance of all Collateral Debt Securities that are assigned a Standard & Poor’s Rating based on a rating assigned by Moody’s as provided in this subclause (iii) may not exceed 10% of the Aggregate Principal Balance of all Collateral Debt Securities;

(iv)

if no Standard & Poor’s rating with respect to such Corporate Guaranteed Security may be obtained using the methodology specified in clauses (i), (ii) or (iii) above, then the Issuer or the Collateral Advisor on behalf of the Issuer shall apply to Standard & Poor’s for a credit estimate, which shall be the Standard & Poor’s Rating of such Corporate Guaranteed Security; provided, that pending receipt from Standard & Poor’s of such estimate, such Collateral Debt Security shall have a Standard & Poor’s Rating of “CCC-” if the Collateral Advisor believes that such estimate will be at least “CCC-” and the Aggregate Principal Balance of all Collateral Debt Securities having a Standard & Poor’s Rating by reason of this clause (iv) does not exceed 5% of the Aggregate Principal Balance of all Collateral Debt Securities, and provided further, that each such credit estimate shall expire one year after such estimate has been provided by Standard & Poor’s; provided, further, however, that, with respect to each Collateral Debt Security assigned a credit estimate by Standard & Poor’s, on or prior to each one-year anniversary of the acquisition of any such Collateral Debt Security, the Issuer shall submit to Standard & Poor’s a request to perform a credit estimate on such Collateral Debt Security, together with all information reasonably required by Standard & Poor’s to perform such estimate; and

(v)	if a debt security or obligation of the guarantor of such Corporate Guaranteed Security has been in default during the past two years, the Standard & Poor’s Rating of such Corporate Guaranteed Security will be “D”.

“Rating Agency” means each of (i) Moody’s, for so long as any of the Outstanding Notes are rated by Moody’s (including any private or confidential rating), and (ii) Standard & Poor’s, for so long as any of the Outstanding Notes are rated by Standard & Poor’s (including any private or confidential rating) or, with respect to Pledged Securities generally, if at any time Moody’s, Standard & Poor’s or Fitch ceases to provide rating services with respect to Asset-Backed Securities, any other nationally recognized investment rating agency selected by the Issuer and reasonably satisfactory to a Majority of each Class of Notes. In the event that at any time Moody’s, Standard & Poor’s or Fitch ceases to be a Rating Agency, references to rating categories of Moody’s, Standard & Poor’s or Fitch in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and Moody’s, Standard & Poor’s or Fitch published ratings for the type of security in respect of which such alternative rating agency is used; provided that, for purpose of Schedule I, any such deemed references shall not be effective without satisfaction of the Rating Condition with respect to Standard & Poor’s.

“Rating Agency Expenses” means, with respect to any Distribution Date, all amounts due or accrued with respect to such Distribution Date and payable by the Issuer or the Co-Issuer to the Rating Agencies for fees and expenses in connection with any rating (including the annual fee and any surveillance fees payable with respect to the monitoring of any rating and any credit estimate fees and amendment fees) of the Notes, including fees and expenses due or accrued in connection with any rating of the Collateral Debt Securities not payable by the issuer thereof.

“Rating Condition” means, with respect to any action taken or to be taken hereunder or under any other transaction document, a condition that is satisfied when each of Standard & Poor’s and Moody’s (or if this Indenture expressly so specifies in respect of such action, the specified Rating Agency) has confirmed in writing to the Trustee and the Collateral Advisor that such action will not result in the withdrawal, reduction or other adverse action with respect to any then-current rating (including any private or confidential rating) by such Rating Agency of any Class of Notes.

“Rating Confirmation” has the meaning specified in Section 7.17(d) hereof.

“Rating Confirmation Failure” has the meaning specified in Section 7.17(d) hereof.

“Ratings Event” means, with respect to any Hedge Agreement, the occurrence of any event specified in the applicable Hedge Agreement as a “Ratings Event” thereunder.

“Ratings Matrix” means one of the matrices identified in the table below (which may be adjusted with the consent of Moody’s in order to take into account any adjustment to the number of obligors for purposes of the Moody’s Asset Correlation Test (as per Schedule C hereto)), one of which (as designated from time to time by the Collateral Advisor, on behalf of the Issuer) shall be applicable for purposes of determining compliance with the Moody’s Asset Correlation Test and the Moody’s Maximum Rating Distribution Test on any Measurement Date on or after the Ramp-Up Completion Date:

Ratings Matrix	Designated Maximum Moody’s Asset Correlation Factor	Designated Moody’s Maximum Rating Distribution
1	20.5%	100
2	21.5%	95
3	22.5%	90

“Record Date” means the date on which the Holders of Notes entitled to receive a payment in respect of principal or interest on the succeeding Distribution Date or Redemption Date are determined, such date as to any Distribution Date or Redemption Date being the 15th day (whether or not a Business Day) prior to such Distribution Date or Redemption Date.

“Redemption Date” means any date set for a redemption of Notes pursuant to Section 9.1 or 9.7 hereof or, if such date is not a Business Day, the next following Business Day.

“Redemption Date Statement” has the meaning specified in Section 10.7(c) hereof.

“Redemption Price” means, with respect to any Note to be redeemed pursuant to Section 9.1 hereof or Section 9.7 hereof, an amount (determined without duplication) equal to (i) the Aggregate Outstanding Amount of such Note being redeemed plus (ii) accrued interest thereon (including Defaulted Interest and accrued, unpaid and uncapitalized interest on Defaulted Interest, if any); provided that, in the case of a Tax Redemption where the Holders of 100% of the Aggregate Outstanding Amount of an Affected Class of Notes elect to receive less than 100% of the portion of the Total Senior Redemption Amount that would otherwise be payable to the Holders of such Affected Class, the Redemption Price as to such Affected Class is the amount agreed upon by such Affected Class (and the Total Senior Redemption Amount will be reduced accordingly).

“Reference Banks” has the meaning specified in Schedule B hereto.

“Reference Dealers” has the meaning specified in Schedule B hereto.

“Registered” means in registered form for U.S. Federal tax purposes and issued after July 18, 1984; provided that a certificate of interest in a trust that is treated as a grantor trust for U.S. Federal tax purposes shall not be treated as Registered unless each of the obligations or securities held by the trust were issued after that date.

“Registered Form” has the meaning specified in Section 8-102(a)(13) of the UCC.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Definitive Secured Note” has the meaning specified in Section 2.4(b)(i)(F) hereof.

“Regulation S Global Secured Note” has the meaning specified in Section 2.1(a).

“Regulation S Secured Note” has the meaning specified in Section 2.1(a).

“Regulation S Transfer Certificate” has the meaning set forth in Section 2.4(b)(i)(C) hereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reg Y Institution” means any Preference Shareholder that is, or is controlled by a person that is, subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System of the United States (12 C.F.R. Part 225) or any successor to such regulation, but excludes, in any event, (a) any “qualifying foreign banking organization” within the meaning of Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 211.23) that has booked its investment in the Preference Shares outside the United States and (b) any financial holding company or subsidiary of a financial holding company authorized to engage in merchant banking activities pursuant to Section 4(k)(4)(H) of the Bank Holding Company Act of 1956, as amended.

“Reinvestment Agreement” means a guaranteed reinvestment agreement under which the payments to the Issuer are not subject to any deduction or withholding on account of tax; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating (if any) assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof, unless the counterparty provides collateral, obtains a guarantee or takes such other action (if any) as is required by the terms of the Reinvestment Agreement within the time period specified therein following a reduction of any rating of the counterparty below such rating.

“Reinvestment Criteria” mean the following Criteria:

(i)	The price of the Substitute Collateral Debt Security must be between 90% and 110% of the original issue price of such Substitute Collateral Debt Security (as determined by the Collateral Advisor), as adjusted to reflect the accretion of any original issue discount or the amortization of any original issue premium calculated on a yield-to-maturity basis; and

(ii)	Either (A) a Note Downgrade Event has not occurred or (B) if a Note Downgrade Event has occurred, such Note Downgrade Event is no longer continuing.

“Reinvestment Period” means the period beginning on the Closing Date and ending on the earlier of (i) the Distribution Date in August 2009 or (ii) the date on which an Event of Default has occurred; provided, however, that on any date on which the Class A-1A Notes are the Controlling Class, the Reinvestment Period shall be suspended (and no reinvestment shall be permitted hereunder except to complete purchases which the Issuer previously committed to make) from and after the first Measurement Date on which the Class A/B/C Overcollateralization Ratio is less than 100% until the date on which a Majority of the Controlling Class, in its sole discretion, gives written notice to the Issuer, the Trustee and the Collateral Advisor that reinvestment may be made.

“Related Security” means, with respect to a Deemed Fixed Rate Hedge Agreement, the related Deemed Fixed Rate Security, and, with respect to a Deemed Floating Rate Hedge Agreement, the related Deemed Floating Rate Security.

“Relevant Jurisdiction” means, as to any obligor on any Collateral Debt Security, any jurisdiction (a) in which the obligor is incorporated, organized, managed and controlled or considered to have its seat, (b) where an office through which the obligor is acting for purposes of the relevant Collateral Debt Security is located, (c) in which the obligor executes Underlying Instruments or (d) in relation to any payment, from or through which such payment is made.

“Relevant Persons” has the meaning specified in Section 2.7 hereof.

“Replacement Criteria” mean the following Criteria:

(i)	The price of the Substitute Collateral Debt Security must be between 90% and 110% of the original issue price of such Substitute Collateral Debt Security (as determined by the Collateral Advisor), as adjusted to reflect the accretion of any original issue discount or the amortization of any original issue premium calculated on a yield-to-maturity basis;

(ii)	CDS Sale Proceeds in an amount equal to the Sale Proceeds Reinvestment Limit have not been previously reinvested during the applicable 12 month period; and

(iii)	Either (A) a Note Downgrade Event has not occurred or (B) if a Note Downgrade Event has occurred, such Note Downgrade Event is no longer continuing.

“Repository” means the internet-based password protected electronic repository of transaction documents relating to privately offered and sold collateralized debt obligation securities located at www.cdolibrary.com.

“Re-REMIC” means an Asset-Backed Security the issuer of which is a REMIC (within the meaning of the Code) and whose holders are entitled to receive payments that depend primarily on the cash flow from one or more subordinated tranches of securities issued by other REMICs.

“Reserve Account” has the meaning specified in Section 10.2(l) hereof.

“Residential A Mortgage Securities” has the meaning specified in Schedule K hereto.

“Residential B/C Mortgage Securities” has the meaning specified in Schedule K hereto.

“Residential Mortgage Securities” means Residential A Mortgage Securities and Residential B/C Mortgage Securities.

“Restricted Definitive Secured Note” has the meaning set forth in Section 2.4(b)(i)(F) hereof.

“Restricted Global Secured Note” has the meaning set forth in Section 2.1(b) hereof.

“Restricted Secured Note” has the meaning set forth in Section 2.1(b) hereof.

“Reset Date” means, with respect to any Hybrid Security, the date on which the Collateral Advisor on behalf of the Issuer notifies the Trustee that such Hybrid Security shall no longer be considered a Fixed Rate Security.

“RMBS Securities” or “RMBS” means Residential A Mortgage Securities, Residential B/C Mortgage Securities and Home Equity Loan Securities.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” means such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

“Rule 144A Transfer Certificate” has the meaning set forth in Section 2.4(b)(i)(B) hereof.

“Sale” has the meaning specified in Section 5.17(a) hereof.

“Sale Proceeds” means all proceeds received as a result of the sale of Collateral Debt Securities, Equity Securities and Eligible Investments pursuant to Section 12.1(a), 12.1(b) or 12.1(c) hereof or an Auction or otherwise which shall be calculated net of any reasonable out-of-pocket expenses of the Issuer, the Collateral Advisor or the Trustee in connection with any such sale.

“Sale Proceeds Reinvestment Limit” means, in any 12-month period, 10.0% of the Net Outstanding Portfolio Collateral Balance as of the Ramp-Up Completion Date.

“Schedule of Collateral Debt Securities” means the list of Collateral Debt Securities securing the Secured Notes that is attached hereto as Schedule A, which Schedule shall include the principal balance, coupon or spread, stated maturity, Moody’s rating and Standard & Poor’s rating of each Collateral Debt Security.

“Scheduled Distribution” means, with respect to any Pledged Security, for each Due Date, the scheduled payment in Cash of principal and/or interest and/or fee or other scheduled payment due on such Due Date with respect to such Pledged Security, determined in accordance with the assumptions specified in Section 1.2 hereof.

“Second Currency” has the meaning specified in Section 14.14 hereof.

“Secured Note Register” and “Secured Note Registrar” have the respective meanings specified in Section 2.4(a) hereof.

“Secured Noteholder” means the Person in whose name a Secured Note is registered in the Secured Note Register.

“Secured Notes” means the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes authorized by, and authenticated and delivered under, this Indenture.

“Secured Parties” has the meaning specified in the Preliminary Statement of this Indenture.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in Section 8-102(a)(14) of the UCC.

“Security” has the meaning specified in Section 8-102(a)(15) of the UCC.

“Security Certificate” has the meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Semi-Annual Interest Distributions” means Distributions of interest on any Collateral Debt Security in respect of which payments of interest are scheduled to be made on a semi-annual basis.

“Semi-Annual Interest Paying Securities” means securities that pay interest on a semi-annual basis.

“Semi-Annual Interest Reserve Account “ means the Securities Account designated the “Semi-Annual Interest Reserve Account and established in the name of the Trustee pursuant to Section 10.2(j).

“Sequential Pay Period”: means the period commencing on the earliest to occur of (a) the first date on which the Aggregate Principal Balance of all Pledged Collateral Debt Securities held by the Issuer is less than 50% of the Net Outstanding Portfolio Collateral Balance as of the Ramp-Up Completion Date (for the avoidance of doubt, the Sequential Pay Period may commence on the Distribution Date on which such balance falls to less than 50%), (b) the first Determination Date on which the Class A Sequential Pay Test is not satisfied, and (c) the first Determination Date on which an Event of Default has occurred and is continuing. If a Sequential Pay Period has commenced for any reason (including a failure to satisfy the Sequential Pay Test), a Pro Rata Pay Period may not commence on any future date.

“Servicer” means, with respect to any Collateral Debt Security, the entity that, absent any default, event of default or similar condition (however described), is primarily responsible for managing, servicing, monitoring and otherwise administering the cash flows from which payments to investors in such Collateral Debt Securities are made.

“SFH” means Sunset Financial Holdings, LLC.

“SFR” means Sunset Financial Resources, Inc., an entity organized under the laws of Maryland.

“SLHT” means Sunset Loan Holdings Trust, a direct subsidiary of Sunset Financial Holdings, LLC, a Delaware limited liability company, and an indirect subsidiary of SFR.

“SREH” means Sunset Real Estate Holdings, LLC, a wholly-owned subsidiary of SLHT.

“Sovereign” when used with respect to any country or obligations, refers to the central or federal executive or legislative governmental authority of such country or, insofar as any obligations are concerned, any agency or instrumentality of such governmental authority (including any central bank or central monetary authority) to the extent such obligations are fully backed by the general taxing power of such governmental authority.

“Special-Majority-in-Interest of Preference Shareholders” means, at any time, Preference Shareholders whose aggregate Voting Percentages at such time exceed 66 2/3% of all Preference Shareholders’ Voting Percentages at such time.

“Special Purpose Purchaser” means a transferee of all the ordinary shares of the Issuer and all of the limited liability company interests of the Co-Issuer which is both (A) either (X) a Qualified REIT Subsidiary of SFR (or a subsidiary thereof that is a disregarded entity for U.S. Federal income tax purposes) whose organizational documents contain, in the reasonable judgment of counsel to the Issuer, substantially similar bankruptcy remoteness provisions to those in the organizational documents of SREH as of the Closing Date including that (i) such entity must have at least one independent trustee or independent director, as applicable, (ii) without the affirmative vote of such independent trustee or director, such entity shall not file a voluntary petition for relief under the United States Bankruptcy Code or similar law, consent to the institution of insolvency or bankruptcy proceedings against such entity or otherwise institute insolvency or bankruptcy proceedings with respect to such entity or take any company action in furtherance of any such filing or institution of a proceeding, (iii) without the affirmative vote of the independent trustee or director, such entity shall not convert, merge or consolidate with any other person or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other person, (iv) without the affirmative vote of the independent trustee or director, such entity shall not execute any dissolution, liquidation or winding up of such entity, (v) such entity shall not consent, approve or authorize the voluntary winding up of the Issuer for so long as any Notes are outstanding, (vi) such entity’s sole purpose is to hold the ordinary shares of the Issuer and the limited liability company interests of the Co-Issuer and (vii) such entity shall not transfer

(a) the ordinary shares of the Issuer to any Person other than another Special Purpose Purchaser or (b) the limited liability company interests of the Co-Issuer to any Person other than another Special Purpose Purchaser or (Y) an entity as to which nationally recognized bankruptcy counsel shall have delivered to the Trustee, the Issuer and the Rating Agencies an opinion to the effect that, in the event of the insolvency of such entity, the assets and liabilities of the Issuer would be legally isolated from and would not be consolidated with the assets and liabilities of such entity, and (B) either a Qualified Institutional Buyer or a Permitted Equity Investor.

“Special Purpose Vehicle Jurisdiction” means (a) the Cayman Islands, the Bahamas, Bermuda, the British Virgin Islands, Guernsey, Jersey, Luxembourg, the Netherlands Antilles or the Channel Islands and (b) any other jurisdiction (x) that is commonly used as the place of organization of special or limited purpose vehicles that issue Asset-Backed Securities, (y) that generally imposes no or nominal tax on the income of special purpose vehicles and (z) the designation of which as a Special Purpose Vehicle Jurisdiction satisfies the Rating Condition.

“Specified Assets” means, at any time, (a) Principal Proceeds or Uninvested Proceeds held as Cash and (b) Eligible Investments purchased with Principal Proceeds or Uninvested Proceeds.

“Specified Currency” has the meaning specified in Section 14.14 hereof.

“Specified Person” has the meaning specified in Section 2.5 hereof.

“Specified Place” has the meaning specified in Section 14.14 hereof.

“Specified Type” means any CMBS Conduit Securities, CMBS Large Loan Securities, CMBS Credit Tenant Lease Securities, CMBS Single Property Securities, Residential A Mortgage Securities, Residential B/C Mortgage Securities and Home Equity Loan Securities. No other type of Asset-Backed Security may be designated as a “Specified Type.”

“Spread Excess” equals, as of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is equal to the product of (a) the greater of zero and the excess, if any, of the Weighted Average Spread for such Measurement Date over 0.51% and (b) the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Floating Rate Securities or Deemed Floating Rate Securities (excluding Defaulted Securities, Deferred Interest PIK Bonds and Written Down Securities) and the denominator of which is the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Fixed Rate Securities or Deemed Fixed Rate Securities (excluding Defaulted Securities, Deferred Interest PIK Bonds and Written Down Securities).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

“Standard & Poor’s CDO Monitor” means the dynamic, analytical computer model (including all written instructions and assumptions necessary for running the model) provided by Standard & Poor’s to the Issuer, the Collateral Advisor and the Collateral Administrator on or prior to the Ramp-Up Completion Date for the purpose of estimating the default risk of Collateral Debt Securities, as such model may be amended by Standard & Poor’s from time to time.

“Standard & Poor’s CDO Monitor Test” means a test satisfied on any Measurement Date on or after the Ramp-Up Completion Date if after giving effect to the sale of a Collateral Debt Security or the purchase of a Collateral Debt Security (or both), as the case may be, on such Measurement Date each Class Loss Differential of the Proposed Portfolio is positive or if any Class Loss Differential of the

Proposed Portfolio is negative prior to giving effect to such sale or purchase, the extent of compliance is improved after giving effect to the sale or purchase of a Collateral Debt Security.

“Standard & Poor’s Minimum Recovery Rate Test” means a test satisfied if, on any Measurement Date, on or after the Ramp-Up Completion Date, the Standard & Poor’s Recovery Rate for each specified Class of Notes as of such Measurement Date is equal to, or greater than, (a) with respect to the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes, 48%; (b) with respect to the Class B Notes and the Class C Notes, 55%; (c) with respect to the Class D Notes, 69%; and (d) with respect to the Class E Notes, 75%.

“Standard & Poor’s Rating” means, with respect to any Collateral Debt Security, the Rating thereof determined in accordance with clause (b) of the definition of “Rating.”

“Standard & Poor’s Recovery Rate” means, as of any Measurement Date, the number (expressed as a percentage rounded up to the first decimal place) obtained by (a) summing the products obtained by multiplying the Principal Balance of each Pledged Collateral Debt Security on such Measurement Date by its Applicable Recovery Rate (determined for purposes of this definition pursuant to clause (b) of the definition of “Applicable Recovery Rate”) and (b) dividing such sum by the Aggregate Principal Balance of all Pledged Collateral Debt Securities on such Measurement Date. For purposes of determining the Standard & Poor’s Recovery Rate, the Principal Balance of a Deferred Interest PIK Bond or a Defaulted Security will be deemed to be equal to its Calculation Amount.

“Stated Maturity” means, with respect to (a) any security (other than a Note), the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, (b) any repurchase obligation, the repurchase date thereunder on which the final repurchase obligation thereunder is due and payable, and (c) any Note, the Distribution Date in November 2046, or, in each case, if such date is not a Business Day, the next following Business Day.

“Step-Down Bond” means a security which by the terms of the related Underlying Instrument provides for a decrease, in the case of a Fixed Rate Security, in the per annum interest rate on such security or, in the case of a Floating Rate Security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that a Step-Down Bond shall not include any such security providing for payment of a constant rate of interest, or constant spread over the applicable index or benchmark rate, at all times after the date of acquisition by the Issuer. In calculating any Collateral Quality Test by reference to a spread (in the case of a floating rate Step-Down Bond) or coupon (in the case of a fixed rate Step-Down Bond) of a Step-Down Bond, the spread or coupon on any date shall be deemed to be the lowest spread or coupon, respectively, scheduled to apply to such Step-Down Bond on or after such date.

“Step-Up Bond” means a security which by the terms of the related Underlying Instrument provides for an increase, in the case of a Fixed Rate Security, in the per annum interest rate on such security or, in the case of a Floating Rate Security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that a Step-Up Bond shall not include any such security providing for payment of a constant rate of interest, or constant spread over the applicable index or benchmark rate, at all times after the date of acquisition by the Issuer. In calculating the Collateral Quality Tests by reference to the spread (in the case of a floating rate Step-Up Bond) or coupon (in the case of a fixed rate Step-Up Bond) of a Step-Up Bond, the spread or coupon on any date shall be deemed to be the spread or coupon stated to be payable in Cash and in effect on such date.

“Strategos” means Strategos Capital Management, LLC.

“Subordinate Interests” has the meaning specified in Section 13.1(a), (b), (c), (d), (e), (f) or (g) hereof, as applicable.

“Subordinate Noteholder” means a Class D Noteholder and/or a Class E Noteholder.

“Subordinate Note Register” and “Subordinate Note Registrar” have the respective meanings specified in the Fiscal Agency Agreement.

“Subordinate Notes” mean the Class D Notes and the Class E Notes.

“Subordinated Termination Event”: means an “event of default” as to which any Hedge Counterparty is the sole defaulting party or a “termination event” (other than “illegality” or “tax event” (as such terms are defined in the Hedge Agreement)) as to which the Hedge Counterparty is the sole “affected party” (with all such terms to have the definitions set forth in the Hedge Agreement).

“Subpool” means each of the groups of Collateral Debt Securities designated by the Collateral Advisor in accordance with the Auction Procedures on which Listed Bidders may provide a separate bid in an Auction.

“Substitute Collateral Debt Security” means a Collateral Debt Security acquired by or on behalf of the Issuer with Principal Proceeds that are reinvested in accordance with the provisions of the Indenture.

“Tax Event” means an event that occurs if (i) any obligor is, or on the next scheduled payment date under any Collateral Debt Security any obligor will be, required to deduct or withhold from any payment under any Collateral Debt Security to the Issuer for or on account of any tax for whatever reason, and such obligor is not, or will not be, required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred, (ii) any jurisdiction imposes net income, profits or a similar tax on the Issuer, (iii) a Hedge Counterparty is required to deduct or withhold from any payment under the Hedge Agreement on account of any tax and such Hedge Counterparty is not obligated to make a gross up payment to the Issuer or the Issuer is required to make a “gross up” payment under a Hedge Agreement.

“Tax Materiality Condition” means a condition which will be satisfied during any 12-month period if the sum of the following exceeds U.S.$1,000,000: (i) the aggregate amount deducted or withheld for or on account of any tax by all obligors from any payment under any Collateral Debt Security (net of any gross-up payment made by such obligor to the Issuer), (ii) the aggregate amount of any net income, profits or similar tax imposed on the Issuer and (iii) the aggregate of any amounts of any “gross up” payments required to be paid by the Issuer on account of tax under a Hedge Agreement and the deficiencies in the amounts received by the Issuer as a result of any deduction or withholding for or on account of any tax with respect to any payment by the Issuer or any Hedge Counterparty under a Hedge Agreement.

“Tax Redemption” has the meaning specified in Section 9.1(b) hereof.

“Total Senior Redemption Amount” means, as of any Distribution Date, the aggregate amount required (without duplication) (a) to make all payments of accrued and unpaid amounts referred to in clauses (1) through (16) of the Interest Proceeds Waterfall and clauses (1) through (10) of the Principal Proceeds Waterfall, to pay all amounts payable as of such date (including any termination payments and any accrued interest thereon) by the Issuer to the Hedge Counterparty pursuant to any Hedge Agreement (assuming for these purposes that any such Hedge Agreement has been terminated by reason of an event of default or termination event as to which the Issuer is the sole defaulting or affected party) and to pay any fees and expenses incurred by the Trustee or the Collateral Advisor in connection with the sale of Collateral Debt Securities, but excluding payments to the Preference Share Paying Agent for distribution to the Preference Shareholders, (b) to redeem all the Notes on the scheduled Redemption Date at the applicable Redemption Prices, together with all accrued and unpaid interest to (but excluding) the date of redemption and (c) solely in the case of an Auction Call Redemption, to make payments (i) to the Fiscal Agent for distribution to the holders of the Subordinate Notes and (ii) to the Preference Share Paying Agent for distribution to the Preference Shareholders, in an aggregate amount equal to the Class D/E/Preference Share Redemption Date Amount, if any.

“Transfer Agent” means the Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes. LaSalle Bank National Association shall be appointed as the initial Transfer Agent.

“Trust Officer” means, when used with respect to the Trustee or the Fiscal Agent, any officer within the CDO Trust Services Group in the Corporate Trust Office (or any successor group of the Trustee or the Fiscal Agent) authorized to act for and on behalf of the Trustee or the Fiscal Agent, including any vice president, assistant vice president or other officer of the Trustee or the Fiscal Agent customarily performing functions similar to those performed by the persons who at the time shall be such Officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture or the Fiscal Agency Agreement, as applicable.

“Trustee” means LaSalle Bank National Association, a national banking association organized under the laws of the United States, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Person.

“Trustee Expenses” means, with respect to any Distribution Date, all expenses and indemnified amounts (other than fees) due or accrued with respect to such Distribution Date and payable by the Issuer or the Co-Issuer to (i) the Secured Note Registrar pursuant to Section 2.4(a) hereof and the Trustee pursuant to Section 6.8 hereof or any co-trustee appointed pursuant to Section 6.13 hereof, (ii) the Collateral Administrator pursuant to the Collateral Administration Agreement, (iii) the Preference Share Paying Agent under the Preference Share Paying Agency Agreement, (iv) the Subordinate Note Registrar, the Fiscal Agent or any co-Fiscal Agent appointed pursuant to the Fiscal Agency Agreement and (v) the Custodian pursuant to the Account Control Agreement.

“Trustee Fee” means, the fee payable, in accordance with the Priority of Payments, to the Bank in its capacities (or any successor to it in such capacities) as (i) Secured Note Registrar and Trustee hereunder, (ii) Collateral Administrator under the Collateral Administration Agreement, (iii) Custodian under the Account Control Agreement, (iv) Subordinate Note Registrar and Fiscal Agent under the Fiscal Agency Agreement and (v) Preference Share Paying Agent under the Preference Share Paying Agency Agreement, in an amount for (i), (ii), (iii), (iv) and (v) above combined equal to, for each Distribution Date, 0.0075% per annum of the Monthly Asset Amount for the related Due Period, subject to a minimum annual fee of U.S.$25,000.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instruments” means the indenture or other agreement pursuant to which a Collateral Debt Security, Eligible Investment or Equity Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Debt Security, Eligible Investment or Equity Security or of which holders of such Collateral Debt Security, Eligible Investment or Equity Security are the beneficiaries.

“Uninvested Proceeds” means at any time, the net proceeds received by the Issuer on the Closing Date from the initial issuance of the Notes and the Preference Shares, to the extent such proceeds (i) have not been deposited in the Expense Account or the Reserve Account or (ii) are not subject to a binding commitment to invest, or have not been invested in, Collateral Debt Securities, in each case in accordance with this Indenture.

“Uninvested Proceeds Account” has the meaning specified in Section 10.5 hereof.

“United States” and “U.S.” mean the United States of America, including the States thereof and the District of Columbia.

“Unpaid Amounts” has the meaning given to such term in any Hedge Agreement.

“Unregistered Securities” has the meaning specified in Section 5.17(c) hereof.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

“U.S. Person” has the meaning given in Regulation S under the Securities Act.

“U.S. Treasury Benchmark” means, for any Collateral Debt Security, the interest rate on U.S. Treasury securities used as a benchmark for that Collateral Debt Security by two market makers, selected by the Collateral Advisor, in that Collateral Debt Security.

“Voting Factor” means, at any time, a number obtained by (a) calculating the percentage obtained by multiplying 4.99% by the number of Reg Y Institutions (provided that such Reg Y Institution has identified itself as such in writing to the Trustee) (each, a “Voting Constrained Shareholder”) as to which the ratio (expressed as a percentage) of the number of Preference Shares held by such Reg Y Institution at such time divided by the aggregate number of Preference Shares held by all Preference Shareholders at such time exceeds 4.99% (or would, after giving effect to the calculation of the “Voting Factor” for each Preference Shareholder, exceed 4.99% in the absence of (x) this parenthetical and (y) the provision in the definition of “Voting Percentage” limiting the Voting Percentage of a Reg Y Institution to 4.99%), (b) subtracting the percentage obtained in clause (a) above from 100% and (c) dividing the percentage obtained in clause (b) above by the percentage obtained by dividing (i) the aggregate number of Preference Shares held by all Preference Shareholders other than Voting Constrained Shareholders by (ii) the aggregate number of Preference Shares held by all Preference Shareholders; provided that, for the purposes of this definition and the definitions of “Voting Percentage” and “Voting Preference Shares,” any Preference Shares owned by the Issuer, the Co-Issuer or any other obligor upon the Notes or any Affiliate thereof will be disregarded and deemed not to be Outstanding.

“Voting Percentage” means, in respect of a Preference Shareholder at any time, (a) for any Preference Shareholder which is a Reg Y Institution, the lesser of (i) 4.99% and (ii) a percentage equal to the number of Preference Shares held by such Reg Y Institution at such time multiplied by the Voting Factor at such time divided by the aggregate number of Preference Shares held by all Preference Shareholders at such time and (b) for any Preference Shareholder other than a Reg Y Institution, a percentage equal to the number of Preference Shares held by such Preference Shareholder at such time multiplied by the Voting Factor at such time divided by the aggregate number of Preference Shares held by all Preference Shareholders at such time.

“Voting Preference Shares” means, at any time, the number of Preference Shares equal to the Voting Percentage of such Preference Shareholder at such time multiplied by the aggregate number of Preference Shares held by all Preference Shareholders at such time.

“Weighted Average Coupon” means, as of any Measurement Date on or after the Ramp-Up Completion Date, the sum (rounded up to the next 0.001%) of (a) the number obtained by (i) summing the products obtained by multiplying (x) the Current Interest Rate with respect to each Pledged Collateral Debt Security that is a Fixed Rate Security or Deemed Fixed Rate Security (other than an Interest-Only Security, a Defaulted Security, Deferred Interest PIK Bond or Written Down Amount) by (y) the Principal Balance of each such Pledged Collateral Debt Security and (ii) dividing such sum by the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Fixed Rate Securities or Deemed Fixed Rate Securities (excluding Interest-Only Securities, all Defaulted Securities, Deferred Interest PIK Bonds and Written Down Amounts) plus (b) the number obtained by (i) summing the products obtained by multiplying (x) the notional interest rate on each Qualifying Interest-Only Security (computed relative to the notional principal amount of such Qualifying Interest-Only Security) (excluding all Defaulted Securities, Deferred Interest PIK Bonds and Written Down Amounts) that is a Fixed Rate Security or a Deemed Fixed Rate Security by (y) the notional principal amount of each such Qualifying Interest-Only Security and (ii) dividing such sum by the aggregate principal balance of all Collateral Debt Securities that are Fixed Rate Securities or Deemed Fixed Rate Securities (excluding all Defaulted Securities, Deferred Interest PIK Bonds and Written Down Amounts) plus (c) if such sum of the numbers obtained pursuant to clause (a) is less than the applicable percentage specified in the definition of “Weighted Average Coupon Test,” the Spread Excess, if any, as of such Measurement Date. For purposes of this definition, no contingent payment of interest will be included in such calculation.

“Weighted Average Coupon Test” means a test that is satisfied on any Measurement Date on or after the Ramp-Up Completion Date if (x) on the Ramp-Up Completion Date, the Weighted Average Coupon as of the Ramp-Up Completion Date is equal to or greater than 5.85% and (y) on any Measurement Date after the Ramp-Up Completion Date, the Weighted Average Coupon as of such Measurement Date is equal to or greater than 5.25%.

“Weighted Average Life” means, as of any Measurement Date with respect to any Pledged Collateral Debt Securities, the number obtained by (a) summing the products obtained by multiplying (i) the Average Life at such time of each such Pledged Collateral Debt Security by (ii) the outstanding Principal Balance of such Pledged Collateral Debt Security and (b) dividing such sum by the Aggregate Principal Balance at such time of all such Pledged Collateral Debt Securities.

“Weighted Average Life Test” means a test satisfied if, on any Measurement Date on or after the Ramp-Up Completion Date, the Weighted Average Life of all Pledged Collateral Debt Securities is equal to or less than the number of years set forth in the table below opposite the period in which such Measurement Date occurs:

As of any Measurement Date occurring during the period below	Weighted Average Life (in years)
Ramp-Up Completion Date to and including the August 2007 Distribution Date	7.0
Thereafter to and including the August 2008 Distribution Date	6.0
Thereafter to and including the August 2009 Distribution Date	5.0
Thereafter	4.0

“Weighted Average Spread” means, as of any Measurement Date, the sum (expressed as a percentage) (rounded up to the next 0.001%) of (a) the amount obtained by (i) summing the products obtained by multiplying (x) the Current Spread with regard to each Pledged Collateral Debt Security that is a Floating Rate Security or a Deemed Floating Rate Security (other than an Interest-Only Security, a Defaulted Security, a Deferred Interest PIK Bond or a Written Down Amount) as of such date by (y) the Principal Balance of such Pledged Collateral Debt Security as of such date, and (ii) dividing such amount by the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Floating Rate Securities or Deemed Floating Rate Securities (excluding all Interest-Only Securities, Defaulted Securities, Deferred Interest PIK Bonds and Written Down Amounts) plus (b) the number obtained by (i) summing the products obtained by multiplying (x) the notional interest rate above LIBOR on each Qualifying Interest-Only Security that is a Floating Rate Security or a Deemed Floating Rate Security (computed relative to the notional principal amount of such Qualifying Interest-Only Security) (excluding Defaulted Securities, Written-Down Securities and Deferred Interest PIK Bonds) as of such date by (y) the notional principal amount of each such Qualifying Interest-Only Security and (ii) dividing such sum by the aggregate principal balance of all Collateral Debt Securities that are Floating Rate Securities or Deemed Floating Rate Securities (excluding all Defaulted Securities, Written-Down Securities and Deferred Interest PIK Bonds) plus (c) if such amount obtained pursuant to clauses (a) and (b) is less than the applicable percentage specified in the definition of “Weighted Average Spread Test,” the Fixed Rate Excess, if any, as of such Measurement Date. For purposes of this definition, (1) no contingent payment of interest will be included in such calculation and (2) if on such Measurement Date such rate is calculated as a spread below a London interbank offered rate, such spread shall be expressed as a negative number for purposes of making the calculation described in clause (i) of the preceding sentence.

“Weighted Average Spread Test” means a test that is satisfied if, on any Measurement Date on or after the Ramp-Up Completion Date, the Weighted Average Spread as of such Measurement Date is equal to or greater than 0.51%.

“Withholding Tax Security” means a Collateral Debt Security if:

(i) any payments thereon to the Issuer are subject to withholding tax imposed by any jurisdiction (other than U.S. backup withholding tax, withholding pursuant to European Council Directive 2003/48/EC or other similar withholding tax); and

(ii) under the underlying documentation with respect to such Collateral Debt Security, the issuer of or counterparty with respect to such Collateral Debt Security is not required to make “gross up” payments to the Issuer that cover the full amount of such withholding tax on an after tax basis.

“Written Down Amount” means, as of any date of determination with respect to any Written Down Security, the pro rata share for such Written Down Security (based on its principal amount relative to the aggregate principal amount of all other securities secured by the same pool of collateral that rank pari passu with such Collateral Debt Security) of the excess of the aggregate par amount of such Collateral Debt Security and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such Collateral Debt Security over the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral that has been charged off), as determined by the Collateral Advisor using customary procedures and information available in the servicer reports received by the Trustee relating to such Written Down Security. Interest and other distributions on a Written Down

Security shall be allocated between the Written Down Amount and the remaining Principal Balance in the manner provided in the Underlying Instruments and the servicer reports received by the Trustee relating to such Written Down Security or, if no such allocation is provided therein, shall be allocated pro rata between such Written Down Amount and such Principal Balance, and in each case the Trustee may request (and rely on) information regarding such allocation provided by the Collateral Advisor.

“Written Down Security” means, as of any date of determination, any Collateral Debt Security as to which the aggregate par amount of such Collateral Debt Security and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such Collateral Debt Security exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral that has been charged off), as determined by the Collateral Advisor using customary procedures and information available in the servicer reports received by the Trustee relating to such Written Down Security.

Section 1.2 - Assumptions as to Collateral Debt Securities, Etc.

(a)	The provisions set forth in this Section 1.2 hereof shall be applied in connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Accounts.

(b)	All calculations with respect to Scheduled Distributions on the Pledged Securities securing the Secured Notes, and any determination of the Average Life of any Collateral Debt Security or of the rate at which interest accrues on any Pledged Security, shall be made by the Collateral Advisor (in the case of Average Life) and by the Collateral Administrator (in the case of the rate of interest) on behalf of the Issuer using (in the case of the Collateral Debt Securities) the assumptions that (i) no Pledged Security defaults or is sold, (ii) prepayment of any Pledged Security during any month occurs at a rate equal to the average rate of prepayment (expressed as a percentage of the applicable pricing prepayment curve calculated as of the last Determination Date) during the period of six consecutive months immediately preceding the current month (or, with respect to any Pledged Security that has not been outstanding for at least six consecutive calendar months, at the rate of prepayment assumed at the time of issuance of such Pledged Security), (iii) any clean-up call with respect to a Pledged Security will be exercised when economically advantageous to the Person or Persons entitled to exercise such call and (iv) no other optional redemption of any Pledged Security will occur except for those that have actually occurred or as to which irrevocable notice thereof shall have been given. To the extent they are not manifestly in error, any information or report received by the Collateral Advisor with respect to a Collateral Debt Security may be conclusively relied upon in making such calculations.

(c)	Solely for the purposes of determining compliance with the Overcollateralization Tests and the Class A Sequential Pay Test or determining the Class A-1A Par Value Ratio, except as otherwise specified in the Overcollateralization Tests, the Class A Sequential Pay Test and the Class A-1A Par Value Ratio, there shall be excluded all payments in respect of Defaulted Securities and Equity Securities and all other scheduled payments (whether of principal, interest, fees or other amounts) including payments to the Issuer under any Hedge Agreement, as to which the Trustee has actual knowledge will not be made in Cash or will not be received when due.

(d)	For each Due Period, the Scheduled Distribution on any Pledged Security (other than (A) a Defaulted Security or (B) an Equity Security which in each case, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (x) the total amount of payments and collections in respect of such Pledged Security that, if paid as scheduled, will be available in the Collection Accounts at the end of the Due Period (or, if expressly provided, available prior to the related Distribution Date) for payment on the Notes and of certain expenses of the Issuer and the Co-Issuer plus (y) any such amounts received in prior Due Periods that were not disbursed on a previous Distribution Date (provided that such sum shall be computed without regard to any amounts excluded from the determination of compliance with the Overcollateralization Test pursuant to Section 1.2(c) hereof).

(e)	Subject to Section 1.2(c) hereof, each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Interest Collection Account or the Principal Collection Account, as the case may be. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Accounts for transfer to the Payment Account and application, in accordance with the terms hereof, to payments of principal of, and interest on, the Notes or other amounts payable pursuant to this Indenture.

(f)	With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any Relevant Jurisdiction, each Distribution thereon shall, for purposes of the Overcollateralization Tests, the Class A Sequential Pay Test, the Class A-1A Par Value Ratio and the Collateral Quality Tests, be deemed to be payable net of such withholding tax except to the extent that the issuer thereof or obligor thereon is required to make additional payments sufficient on an after tax basis to cover any withholding tax imposed on payments to the Issuer with respect thereto. On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

(g)	Any reference in the definition of “Advisory Fee” in Section 1.1 to an amount calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months.

(h)	For the purpose of determining any payment to be made on any Distribution Date pursuant to any applicable paragraph of Section 11.1(a) hereof, the Overcollateralization Tests referred to in such paragraph shall be calculated as of the relevant Distribution Date after giving effect to all payments to be made on such Distribution Date prior to such payment in accordance with Section 11.1(a)(i) hereof.

(i)	The fees of the Trustee or the Preference Share Paying Agent shall be computed on the basis of a 360-day year comprised of twelve 30-day months; provided that for purposes of determining the amount of such fees that are due in respect of any period longer or shorter than a calendar month, such fees shall be pro-rated on the basis of the actual number of days elapsed in each period longer or shorter than one calendar month, subject to the Trustee’s minimum annual fee.

(j)	All calculations required to be made and all reports which are to be prepared pursuant to this Indenture with respect to the Pledged Securities, shall be made on the basis of the date on which the Issuer makes a binding commitment to purchase or sell an asset (the “trade date”), not the settlement date.

(k)	Unless otherwise specified, test calculations that evaluate to a percentage will be rounded to the nearest ten-thousandth, and test calculations that evaluate to a number or decimal will be rounded to the nearest one hundredth.

Section 1.3 - Rules of Construction

Unless the context otherwise clearly requires:

(i)	the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(ii)	whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(iii)	the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv)	the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(v)	any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(vi)	any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be; and

(vii)	all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, clause or other subdivision.

Article II - THE SECURED NOTES

Section 2.1 - Forms Generally

(a)

Secured Notes offered and sold in reliance on Regulation S (each, a “Regulation S Secured Note”) shall be issued in fully Registered Form without interest coupons substantially in the form of the Secured Note attached as Exhibit A-1 (each, a “Regulation S Global Secured Note”) with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee as custodian for DTC, and registered in the name of DTC or a nominee of DTC, for the accounts of Euroclear and/or Clearstream, Luxembourg, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided; provided, however, that, at the option of the Issuer, the Class A-1A Notes may be initially offered in fully definitive form, registered in the name of the legal and beneficial owner thereof (or a nominee acting on behalf of the disclosed legal and beneficial owner thereof). The aggregate principal amount of each Regulation S Global Secured Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(b)	Secured Notes offered and sold in the United States pursuant to an exemption from the registration requirements of the Securities Act (“Restricted Secured Notes”) shall be issued in fully Registered Form without interest coupons substantially in the form of the Secured Note attached as Exhibit A-2 (each, a “Restricted Global Secured Note”), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and such legends as may be applicable thereto, which shall be deposited with the Trustee, as custodian for DTC and registered in the name of DTC or a nominee of DTC, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided; provided, however, that, at the option of the Issuer, the Class A-1A Notes may be initially offered in fully definitive form, registered in the name of the legal and beneficial owner thereof (or a nominee acting on behalf of the disclosed legal and beneficial owner thereof). The aggregate principal amount of each Restricted Global Secured Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as the case may be.

(c)	Regulation S Global Secured Notes and Restricted Global Secured Notes may also be exchanged under the limited circumstances set forth in Section 2.4 hereof for Secured Notes in definitive fully Registered Form without interest coupons, substantially in the form of the certificated note attached as Exhibit A-3 (each such Note and any Class A-1A Note issued in definitive form pursuant to Section 2.1(a) or Section 2.1(b), a “Definitive Secured Note”), which may be either a Regulation S Definitive Secured Note or a Restricted Definitive Note, with such legends as may be applicable thereto, which shall be duly executed by the Issuer and the Co-Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(d)	The Co-Issuers in issuing the Secured Notes may use “CUSIP” or “private placement” numbers (if then generally in use), and, if so, the Trustee will indicate the “CUSIP” or “private placement” numbers of the Secured Notes in notices of redemption and related materials as a convenience to Secured Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Secured Notes or as contained in any notice of redemption and related materials.

Section 2.2 - Authorized Amount; Note Interest Rate; Stated Maturity; Denominations

(a)	The aggregate principal amount of Secured Notes which may be issued under this Indenture may not exceed U.S.$968,700,000, excluding Secured Notes issued upon registration of, transfer of, or in exchange for, or in lieu of, other Secured Notes pursuant to Section 2.4, 2.5 or 8.5 hereof.

(b)	The Secured Notes shall be divided into four Classes having designations, original principal amounts, original Note Interest Rates and Stated Maturities as follows:

Designation	Aggregate Original Principal Amount	Note Interest Rate	Note Stated Maturity
Class A-1A Notes	U.S.$775,000,000	LIBOR + 0.22%	November 2046 Distribution Date
Class A-1B Notes	U.S.$125,000,000	LIBOR + 0.22%	November 2046 Distribution Date
Class A-2 Notes	U.S.$23,000,000	LIBOR + 0.40%	November 2046 Distribution Date
Class B Notes	U.S.$18,700,000	LIBOR + 0.50%	November 2046 Distribution Date
Class C Notes	U.S.$27,000,000	LIBOR + 0.65%	November 2046 Distribution Date

The Secured Notes will be issuable in a minimum denomination of U.S.$250,000 and will be offered only in such minimum denomination or an integral multiple of U.S.$1,000 in excess thereof; provided that, after issuance, a Secured Note may fail to be in compliance with the minimum denomination requirement as a result of the repayment of principal thereof in accordance with the Priority of Payments.

(c)	Interest shall accrue on the Aggregate Outstanding Amount of each Class of Secured Notes (determined as of the first day of each applicable Interest Period and after giving effect to any payment of principal occurring on such day) (i) in the case of the initial Interest Period, for the period from and including the Closing Date to but excluding the first applicable Distribution Date and (ii) thereafter, for the period from and including the Distribution Date immediately following the immediately preceding Interest Period, to but excluding the next succeeding Distribution Date, until such Secured Notes are paid in full and will be payable monthly in arrears on each Distribution Date. To the extent lawful and enforceable, interest shall accrue on Defaulted Interest in respect of any Secured Note at the Note Interest Rate applicable to such Secured Note until such Defaulted Interest is paid in full. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days elapsed. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(d)	The Secured Notes shall be redeemable as provided in Articles IX and XII.

(e)	The Depositary for the Global Secured Notes shall initially be DTC.

(f)	The Secured Notes shall be numbered, lettered or otherwise distinguished in such manner as may be consistent herewith, determined by the Authorized Officers of the Co-Issuers executing such Secured Notes as evidenced by their execution of such Secured Notes.

(g)	All of the Secured Notes will be issued on the Closing Date.

Section 2.3 - Execution, Authentication, Delivery and Dating

(a)	The Secured Notes shall be executed on behalf of the Co-Issuers by an Authorized Officer of each of the Co-Issuers. The signatures of such Authorized Officers on the Secured Notes may be manual or facsimile (including in counterparts).

(b)	Secured Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of either of the Co-Issuers shall bind such Person, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Secured Notes or did not hold such offices at the date of issuance of such Secured Notes.

(c)	At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Secured Notes executed by the Co-Issuers to the Trustee or the Authenticating Agent for authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Secured Notes as provided in this Indenture and not otherwise.

(d)	Each Secured Note authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Secured Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

(e)	Secured Notes issued upon transfer, exchange or replacement of other Secured Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Secured Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Secured Notes so transferred, exchanged or replaced. In the event that any Secured Note is divided into more than one Secured Note in accordance with this Article II, the original principal amount of such Secured Note shall be proportionately divided among the Secured Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Secured Notes.

(f)	No Secured Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Secured Note a certificate of authentication (the “Certificate of Authentication”), substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Secured Note shall be conclusive evidence, and the only evidence, that such Secured Note has been duly authenticated and delivered hereunder.

Section 2.4 - Registration, Transfer and Exchange of Secured Notes

(a)

Registration of Secured Notes. The Trustee is hereby appointed as the registrar of the Secured Notes (the “Secured Note Registrar”). The Trustee is hereby appointed as a Transfer Agent with respect to the Secured Notes. The Secured Note Registrar shall keep, on behalf of the Issuer, a register (the “Secured Note Register”) for the Classes of Secured Notes for which it is the Secured Note Registrar in its Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Secured Note Registrar shall provide for the registration of and the registration of transfers of Secured Notes. Upon any resignation or removal of the Secured Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of the Secured Note Registrar. The Co-Issuers may not terminate the appointment of the Secured Note Registrar or any Transfer Agent without the consent of a Majority of each Class of Secured Notes.

Subject to this Section 2.4 hereof, upon surrender for registration of transfer of any Secured Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2 hereof, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Secured Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Secured Noteholder, Secured Notes may be exchanged for Secured Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Secured Notes to be exchanged at such office or agency. Whenever any Secured Note is surrendered for exchange, the Co-Issuers shall execute and the Trustee shall authenticate and deliver the Secured Notes that the Secured Noteholder making the exchange is entitled to receive.

All Secured Notes issued and authenticated upon any registration of transfer or exchange of Secured Notes shall be the valid obligations of the Co-Issuers evidencing the same debt, and entitled to the same benefits under this Indenture, as the Secured Notes surrendered upon such registration of transfer or exchange.

Every Secured Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Secured Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Secured Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and expenses of delivery (if any) not made by regular mail.

(b)	Transfers of Secured Notes.

(i) Subject to Section 2.4(b)(iv) hereof, exchanges or transfers of beneficial interests in a Global Secured Note may be made only in accordance with the rules and regulations of the Depositary and the transfer restrictions contained in the legend on such Global Secured Note and exchanges or transfers of interests in a Global Secured Note may be made only in accordance with the following:

(A)	Subject to clauses (B) through (F) of this Section 2.4(b)(i) hereof, transfers of a Global Secured Note shall be limited to transfers of such Global Secured Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(B)

The Trustee shall cause the exchange or transfer of any beneficial interest in a Regulation S Global Secured Note for a beneficial interest in a Restricted Global Secured Note upon provision to the Trustee and the

Co-Issuers of a written certification in the form of Exhibit B-1 (a “Rule 144A Transfer Certificate”).

(C)	The Trustee shall cause the exchange or transfer of any beneficial interest in a Restricted Global Secured Note for a beneficial interest in a Regulation S Global Secured Note upon provision to the Trustee and the Co-Issuers of a written certification substantially in the form of Exhibit B-2 (a “Regulation S Transfer Certificate”).

(D)	An owner of a beneficial interest in a Regulation S Global Secured Note may transfer such interest in the form of a beneficial interest in such Regulation S Global Secured Note without the provision of written certification; provided that (1) such transfer is not made to a U.S. Person or for the account or benefit of a U.S. Person and is effected through Euroclear or Clearstream, Luxembourg in an offshore transaction as required by Regulation S and (2) any transfer not effected in an offshore transaction in accordance with Regulation S may be made only upon provision to the Trustee, the Co-Issuers and the Secured Note Registrar of a Rule 144A Transfer Certificate.

(E)	An owner of a beneficial interest in a Class A-1A Note, Class A-1B Note, Class A-2 Note, Class B Note or Class C Note, in the form of a Restricted Global Secured Note may transfer such interest in the form of a beneficial interest in such Restricted Global Secured Note without the provision of written certification if the transferee is both a Qualified Institutional Buyer and a Qualified Purchaser.

(F)	In the event Definitive Secured Notes are issued pursuant to Section 2.4(b)(v) hereof (including Class A-1A Notes initially offered as Definitive Notes, if any), the Trustee shall cause the transfer of (i) any beneficial interest in a Global Secured Note for a Definitive Secured Note that is a Regulation S Secured Note (a “Regulation S Definitive Secured Note”), upon provision to the Trustee and the Co-Issuers of a Regulation S Transfer Certificate or (ii) any beneficial interest in a Global Secured Note for a Definitive Secured Note that is a Restricted Secured Note (a “Restricted Definitive Secured Note”), upon provision to the Trustee, the Co-Issuers and the Secured Note Registrar of a Rule 144A Transfer Certificate.

(ii)	Subject to Section 2.4(b)(iv) hereof, in the event Definitive Secured Notes are issued pursuant to Section 2.4(b)(v) hereof (including Class A-1A Notes initially offered as Definitive Notes, if any), the Trustee shall cause the transfer of (i) any Definitive Secured Note for a beneficial interest in a Regulation S Global Secured Note, upon provision to the Trustee and the Co-Issuers of a Regulation S Transfer Certificate or (ii) any Definitive Secured Note for a beneficial interest in a Restricted Global Secured Note, upon provision to the Trustee and the Co-Issuers of a Rule 144A Transfer Certificate.

(iii)

Upon acceptance for exchange or transfer of a beneficial interest in a Global Secured Note for a Definitive Secured Note, or upon acceptance for exchange or transfer of a Definitive Secured Note for a beneficial interest in a Global Secured

Note, each as provided herein, the Trustee shall approve the instruction at the Depositary to adjust the principal amount of such Global Secured Note on its records to evidence the date of such exchange or transfer and the change in the principal amount of such Global Secured Note. Upon acceptance for exchange or transfer of a beneficial interest in a Regulation S Global Secured Note for a beneficial interest in a Restricted Global Secured Note, or upon acceptance for exchange or transfer of a beneficial interest in a Restricted Global Secured Note for a beneficial interest in a Regulation S Global Secured Note, each as provided herein, the Trustee shall approve the instruction at the Depositary to adjust the principal amount of each Global Secured Note on its records to evidence the date of such exchange or transfer and the changes in the respective principal amounts of such Global Secured Notes.

(iv)	Subject to the restrictions on transfer and exchange set forth in this Section 2.4 hereof and to any additional restrictions on transfer or exchange specified in the Definitive Secured Notes, the Holder of any Definitive Secured Note may transfer or exchange the same in whole or in part (in a principal amount equal to the minimum authorized denomination or any larger authorized amount) by surrendering such Definitive Secured Note at the office of any Transfer Agent, together with (x) in the case of any transfer, an executed instrument of assignment and (y) in the case of any exchange, a written request for exchange. Following a proper request for transfer or exchange, the Trustee shall (provided it has available in its possession an inventory of Definitive Secured Notes), within 15 Business Days authenticate and make available at the office of such Transfer Agent to the transferee (in the case of transfer) or Secured Noteholder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Secured Noteholder in the case of exchange) to such address as the transferee or Secured Noteholder, as applicable, may request, a Definitive Secured Note or Definitive Secured Notes of the applicable Class, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Secured Note shall not be valid unless made at the office of a Transfer Agent by the registered Secured Noteholder in person, or by a duly authorized attorney-in-fact. Beneficial interests in Global Secured Notes shall be exchangeable for Definitive Secured Notes only under the limited circumstances described in Section 2.4(b)(v) hereof.

(v)

Interests in a Global Secured Note deposited with or on behalf of the Depositary pursuant to Section 2.1 hereunder shall be transferred to the owners of such interests in the form of Definitive Secured Notes only if such transfer otherwise complies with this Section 2.4 (including clauses (b)(i) and (b)(ii)) and (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Secured Notes or (2) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days. Upon the occurrence of any of the events described in the preceding sentence, the Issuer will cause Definitive Notes bearing an appropriate legend (a “Legend”) regarding restrictions on transfer to be delivered. Upon the transfer, exchange or replacement of Definitive Notes bearing a Legend, or upon specific request for removal of a Legend on a Note, the Co-Issuers shall deliver through the Trustee or any Paying Agent (other than the Preference Share Paying Agent) to the holder and the transferee, as applicable, one or more Definitive Notes in certificated form corresponding to the principal amount of Definitive Notes surrendered for transfer, exchange or replacement that bear such Legend, or will refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which may include an opinion of U.S. counsel, as may reasonably be required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein is required to ensure compliance with the provisions of the Securities Act or the Investment Company Act. In addition, at the option of the Issuer, the Class A-1A Notes may be initially offered in the form of Definitive Notes, which will be subject to the requirements set forth of the preceding two sentences.

(vi)	If interests in any Global Secured Note are to be transferred to the Beneficial Owners thereof in the form of Definitive Secured Notes pursuant to Section 2.4(b)(v) hereof, such Global Secured Note shall be surrendered by the Depositary, or its custodian on its behalf, at the office of the Transfer Agent and the Trustee shall authenticate and deliver without charge, subject to Section 2.4(e) hereof, upon such transfer of interests in such Global Secured Note, an equal aggregate principal amount of Definitive Secured Notes of authorized denominations. The Definitive Secured Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in the denominations specified in Section 2.2(b) hereof and registered, in the case of a transfer pursuant to Section 2.4(b)(v) hereof, in such names as the Depositary shall direct in writing.

(vii)	For so long as one or more Global Secured Notes are Outstanding:

(A)	the Trustee and its directors, Officers, employees and agents may deal with the Depositary for all purposes (including the making of distributions on, and the giving of notices with respect to, the Global Secured Notes);

(B)	unless otherwise provided herein, the rights of Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary;

(C)	for purposes of determining the identity of and principal amount of Secured Notes beneficially owned by a Beneficial Owner, the records of the Depositary shall be conclusive evidence of such identity and principal amount and the Trustee may conclusively rely on such records when acting hereunder;

(D)	the Depositary will make book-entry transfers among the Depositary Participants of the Depositary and will receive and transmit distributions of principal of, and interest on, the Global Secured Notes to such Depositary Participants; and

(E)

the Depositary Participants of the Depositary shall have no rights under this Indenture under or with respect to any of the Global Secured Notes held on their behalf by the Depositary, and the Depositary may be treated by the Trustee and its agents, employees, Officers and directors as the absolute owner of the Global Secured Notes for all purposes whatsoever.

(c)	Denominations; Flow-Through Investment Vehicles; Qualified Purchaser Status; Forced Sale. No Person may hold a beneficial interest in any Secured Note except in a denomination authorized for the Secured Notes of such Class under Section 2.2(b) hereof. No transfer of a Secured Note may be made to a Flow-Through Investment Vehicle other than a Qualifying Investment Vehicle. Any purported transfer that is not in compliance with this Section 2.4 will be void and shall not be given effect for any purpose hereunder.

If, notwithstanding the restrictions set forth in this Section 2.4, either of the Co-Issuers determines that any Beneficial Owner or Holder of (A) a Regulation S Secured Note (or any interest therein) is a U.S. Person or (B) a Restricted Secured Note (or any interest therein) is not both a Qualified Institutional Buyer and a Qualified Purchaser, then either of the Co-Issuers (or the Collateral Advisor on its behalf) shall require, by notice to such Beneficial Owner or Holder, as the case may be, that such Beneficial Owner or Holder sell all of its right, title and interest to such Secured Note (or any interest therein) to a Person that (1) is not a U.S. Person (in the case of a Regulation S Global Secured Note) or (2) in the case of a Person holding its interest through a Restricted Secured Note, is both (I) a Qualified Institutional Buyer and (II) a Qualified Purchaser, with such sale to be effected within 30 days after notice of such sale requirement is given. If such Beneficial Owner or Holder fails to effect the transfer required within such 30-day period, (i) upon written direction from the Issuer (or the Collateral Advisor on its behalf), the Trustee shall, on behalf of and at the expense of the Issuer, and is hereby irrevocably authorized by such Beneficial Owner or Holder, as the case may be, to, cause its interest in such Secured Note to be transferred in a commercially reasonable sale (conducted by an investment bank selected by the Trustee and approved by the Issuer in accordance with Section 9-610(b) of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Co-Issuers, in connection with such transfer, that such Person (X) is not a U.S. Person (in the case of a Person holding its interest through a Regulation S Secured Note) or (Y) is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser (in the case of a Person holding its interest through a Restricted Secured Note) and (ii) pending such transfer, no further payments will be made in respect of such Secured Note (or beneficial interest therein) held by such Holder or Beneficial Owner and such Secured Note shall be deemed not to be Outstanding for the purpose of any vote or consent of the Secured Noteholders.

(d)	Legends. Any Secured Note issued upon the transfer, exchange or replacement of Secured Notes shall bear such applicable legend set forth in the relevant Exhibit hereto unless there is delivered to each of the Trustee, the Secured Note Registrar, the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by any of the Trustee, the Secured Note Registrar, the Issuer and the Co-Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A and to ensure that neither of the Co-Issuers nor the pool of Collateral becomes an investment company required to be registered under the Investment Company Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer and the Co-Issuer, shall authenticate and deliver Secured Notes that do not bear such applicable legend.

(e)	Expenses; Acknowledgment of Transfer. Transfer, registration and exchange shall be permitted as provided in this Section 2.4 without any charge to the Secured Noteholder except for a sum sufficient to cover any tax or other governmental charge payable in connection therewith or the expenses of delivery (if any) not made by regular mail. Registration of the transfer of a Secured Note by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of the Co-Issuers.

(f)	Surrender upon Final Payment. Upon final payment due on the Maturity of a Secured Note, the Holder thereof shall present and surrender such Secured Note at the office of any Transfer Agent.

(g)	Repurchase and Cancellation of Secured Notes. The Co-Issuers will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Secured Notes except upon the redemption of the Secured Notes in accordance with the terms of this Indenture and the Secured Notes. The Co-Issuers will promptly cancel all Secured Notes acquired by them pursuant to any payment, purchase, redemption, prepayment or other acquisition of Secured Notes pursuant to any provision of this Indenture and no Secured Notes may be issued in substitution or exchange for any such Secured Notes.

(h)	Compliance with Transfer Restrictions. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Secured Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, the rules of any Depositary, ERISA, the Code or the Investment Company Act; provided that, except as provided in the following sentence, if a certificate is specifically required by the express terms of this Section 2.4 to be delivered to the Trustee or the Secured Note Registrar by a purchaser or transferee of a Secured Note, the Trustee or the Secured Note Registrar, as the case may be, shall be under a duty to receive and examine the same to determine whether the certificate substantially complies on its face with the express terms of this Indenture and shall promptly notify the party delivering the same if such transfer does not comply with such terms. To the extent applicable to the Issuer, the Issuer shall impose additional transfer restrictions necessary to comply with the USA PATRIOT Act, and any such transfer restrictions shall be binding on each Secured Noteholder. The Issuer shall notify the Trustee and the Secured Note Registrar of the imposition of any such transfer restrictions.

(i)	ERISA. The Class A Notes, Class B Notes and Class C Notes may not be transferred to or purchased or held by a person that is (or is acting on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code that is subject to the prohibited transaction provisions of Section 4975 of the Code; an entity that is deemed to hold the assets of any such employee benefit plan or plan pursuant to 29 C.F.R. Section 2510.3-101, which plan or entity is subject to Title I of ERISA or the prohibited transaction provisions of Section 4975 of the Code, or a governmental or church plan that is subject to any federal, state or local law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), unless the acquisition or holding of such Notes does not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or church plan, does not result in a non-exempt violation of any such law or similar law).

(j)	Physical Secured Notes. The Co-Issuers will promptly make available to the Trustee without charge a reasonable supply of Definitive Secured Notes in definitive, fully Registered Form, without interest coupon.

(k)	Transfers Null and Void. Any purported transfer of a Secured Note not in accordance with this Section 2.4 shall be null and void and shall not be given effect for any purpose hereunder.

Section 2.5 - Mutilated, Defaced, Destroyed, Lost or Stolen Secured Notes

If (a) any mutilated or defaced Secured Note is surrendered to a Transfer Agent, or if there shall be delivered to the Co-Issuers, the Trustee and the Transfer Agent (each, a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Secured Note, and (b) there is delivered to the Specified Persons such security or indemnity as may reasonably be required by them to save each of them harmless then, in the absence of notice to the Specified Persons that such Secured Note has been acquired by a bona fide purchaser, the Co-Issuers shall execute and shall direct the Trustee to authenticate, and upon Issuer Request the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Secured Note, a new Secured Note of the same Class as such mutilated, defaced, destroyed, lost or stolen Secured Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Secured Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Secured Note, a bona fide purchaser of the predecessor Secured Note presents for payment, transfer or exchange such predecessor Secured Note, the Specified Persons shall be entitled to recover such new Secured Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Specified Persons in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Secured Note has become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Secured Note, pay such Secured Note without requiring surrender thereof except that any mutilated Secured Note shall be surrendered.

Upon the issuance of any new Secured Note under this Section 2.5, the Co-Issuers, the Trustee or any Transfer Agent may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Secured Note issued pursuant to this Section 2.5 in lieu of any mutilated, defaced, destroyed, lost or stolen Secured Note, shall constitute an original additional contractual obligation of the Co-Issuers and such new Secured Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Secured Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Secured Notes.

Section 2.6 - Payment of Principal and Interest; Rights Preserved

(a)	Each Class of Secured Notes shall accrue interest during each Interest Period applicable to such Class at the applicable Note Interest Rate specified in Section 2.2(b) hereof. Interest on each Class of Secured Notes shall be due and payable on each Distribution Date; provided that (i) payment of interest on the Class A-1B Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1A Notes (together with Defaulted Interest thereon and interest on such Defaulted Interest, if any) on each Distribution Date, (ii) payment of interest on the Class A-2 Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1A Notes and Class A-1B Notes (together with Defaulted Interest thereon and interest on such Defaulted Interest, if any) on each Distribution Date, (iii) payment of interest on the Class B Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1A Notes, Class A-1B Notes and Class A-2 Notes (together with Defaulted Interest and interest on such Defaulted Interest, if any) on each Distribution Date, (iv) payment of interest on the Class C Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1A Notes, Class A-1B Notes, Class A-2 Notes and Class B Notes (together with Defaulted Interest and interest on such Defaulted Interest, if any) on each Distribution Date, (v) payment of interest on the Class D Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1A Notes, Class A-1B Notes, Class A-2 Notes, Class B Notes and Class C Notes (together with Defaulted Interest and interest on such Defaulted Interest, if any) on each Distribution Date, (vi) payment of interest on the Class E Notes is subordinated to the payment on each Distribution Date of the interest due and payable on the Class A-1A Notes, Class A-1B Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes (together with Defaulted Interest and interest on such Defaulted Interest, if any) on each Distribution Date and (vii) payments of interest on all Notes are subordinated to the payment on each Distribution Date of other amounts payable prior thereto in accordance with the Priority of Payments.

So long as any Class A-1A Notes, Class A-1B Notes, Class A-2 Notes, Class B Notes or Class C Notes are Outstanding, any interest due on the Class D Notes which is not paid as a result of the operation of the Priority of Payments on any Distribution Date (any such interest, the “Class D Deferred Interest Amount”) shall be deferred and added to the Aggregate Outstanding Amount of the Class D Notes, and shall not be considered “due and payable” until the Distribution Date on which funds are available to pay such Class D Deferred Interest Amount in accordance with the Priority of Payments. Class D Deferred Interest Amount accrued to any Distribution Date shall bear interest equal to equal to LIBOR plus the lesser of (i) 3.00% and (ii) the Alternative Spread per annum, if any, and shall be payable on the first Distribution Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of Class D Deferred Interest Amount, the Aggregate Outstanding Amount of the Class D Notes will be reduced by the amount of such payment.

So long as any Class A-1A Notes, Class A-1B Notes, Class A-2 Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any interest due on the Class E Notes which is not paid as a result of the operation of the Priority of Payments on any Distribution Date (any such interest, the “Class E Deferred Interest Amount”) shall be deferred and added to the Aggregate Outstanding Amount of the Class E Notes, and shall not be considered “due and payable” until the Distribution Date on which funds are available to pay such Class E Deferred Interest Amount in accordance with the Priority of Payments. Class E Deferred Interest Amount accrued to any Distribution Date shall bear interest equal to 1.00% per annum and shall be payable on the first Distribution Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. Upon the payment of Class E Deferred Interest Amount, the Aggregate Outstanding Amount of the Class E Notes will be reduced by the amount of such payment.

(b)	The principal of each Secured Note shall be payable no later than the Stated Maturity thereof unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

(c)	As a condition to the payment of any principal of, or interest on any Secured Note without the imposition of withholding tax, any Paying Agent shall require the previous receipt of properly completed and signed applicable U.S. Federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) or other certification acceptable to it to enable the Co-Issuers, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold in respect of such Secured Note or the Holder of such Secured Note under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(d)	The Issuer shall not be obligated to pay any additional amounts to the Holders of the Secured Notes as a result of deduction for, or an account of, any present or future taxes, duties, assessments or governmental charges with respect to the Secured Notes.

(e)	Payments in respect of principal of and interest on the Secured Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Secured Noteholders in accordance with wire transfer instructions received by any Paying Agent on or before the Record Date or, if no wire transfer instructions are received by a Paying Agent on or before the Record Date, by a Dollar check drawn on a bank in the United States mailed by first class mail to the address of such Secured Noteholder as it appears on the Secured Note Register at the close of business on the Record Date for such payment.

(f)

The principal of and interest on any Secured Note that is payable on a Redemption Date or in accordance with the Priority of Payments on a Distribution Date and is punctually paid or duly provided for on such Redemption Date or Distribution Date shall be paid to the Person in whose name that Secured Note (or one or more predecessor Secured Notes) is registered at the close of business on the Record Date for such payment. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2 hereof.

Payments to Holders of the Secured Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the Record Date for such payment bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date.

(g)	Payment of any Defaulted Interest may be made in any other lawful manner in accordance with the Priority of Payments if notice of such payment is given by the Trustee to the Co-Issuers and the Secured Noteholders, and such manner of payment shall be deemed practicable by the Trustee.

(h)	All reductions in the principal amount of a Secured Note (or one or more predecessor Secured Notes) effected by payments of installments of principal made on any Distribution Date or Redemption Date shall be binding upon all future Holders of such Secured Note and of any Secured Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Secured Note.

(i)	Notwithstanding any other provision to the contrary, the obligations of the Co-Issuers under the Secured Notes and this Indenture are limited-recourse obligations of the Co-Issuers payable solely from the Collateral in accordance with the Priority of Payments and following realization of the Collateral, any claims of the Secured Noteholders and the other Secured Parties shall be extinguished and shall not thereafter be revived. This provision shall survive termination of this Indenture for any reason whatsoever. No recourse shall be had against any Officer, member, director, manager, employee, security holder or incorporator of the Co-Issuers, the Trustee, the Collateral Advisor, Collateral Administrator, the Administrator, any Rating Agency, MLPFS (whether in its individual capacity or as the Initial Purchaser) or any of their respective successors or assigns for the payment of any amounts payable under the Secured Notes or this Indenture. It is understood that the foregoing provisions of this Section 2.6(i) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Secured Notes or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this Section 2.6(i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any action or suit or in the exercise of any other remedy under the Secured Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j)	Subject to the foregoing provisions of this Section 2.6 and the provisions of Sections 2.4 and 2.5 hereof, each Secured Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Secured Note shall carry the rights of unpaid interest and principal that were carried by such other Secured Note.

(k)	For so long as any Class of the Secured Notes is listed on the Irish Stock Exchange, the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer will cause the Irish Paying Agent to (i) inform the Irish Stock Exchange if any such listed Class did not receive scheduled payments of principal or interest on such Distribution Date and (ii) inform the Irish Stock Exchange if the ratings assigned to any listed Class are reduced or withdrawn.

Section 2.7 - Persons Deemed Owners

The Co-Issuers, the Trustee and any agent of any of them (collectively, the “Relevant Persons”) shall treat the Person in whose name any Secured Note on the Secured Note Register is registered as the owner of such Secured Note on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Secured Note and on any other date for all other purposes whatsoever (whether or not such Secured Note is overdue), and no Relevant Person shall be affected by notice to the contrary.

Section 2.8 - Cancellation

All Secured Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, shall promptly be canceled by it and may not be reissued or resold. No Secured Notes shall be authenticated in lieu of or in exchange for any Secured Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Secured Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard policy unless the Co-Issuers shall direct by an Issuer Order that they be returned to it prior to such Secured Notes’ cancellation and destruction. Any Secured Notes purchased by the Co-Issuers shall be immediately delivered to the Trustee for cancellation.

Article III - CONDITIONS PRECEDENT

Section 3.1 - General Provisions

The Secured Notes may be executed by the Co-Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee (or an Authenticating Agent on its behalf) upon Issuer Request, upon receipt by the Trustee of the following:

(a) (i)	an Officer’s certificate of the Issuer, (A) evidencing the authorization by Board Resolution of the execution and delivery of, and the performance of the Issuer’s obligations under, this Indenture, the Fiscal Agency Agreement, the Collateral Administration Agreement, the Administration Agreement, the Account Control Agreement, the Preference Share Paying Agency Agreement, the Collateral Advisory Agreement, the Hedge Agreements and the Purchase Agreement, in each case as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Notes and the issuance of the Preference Shares and specifying the Stated Maturity, the principal amount and the Note Interest Rate with respect to each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon; and

(ii)

an Officer’s certificate of the Co-Issuer (A) evidencing the authorization by resolutions adopted by the sole member of the Co-Issuer of the execution and delivery of, and the performance of the Co-Issuer’s obligations under, this Indenture, as may be amended on or prior to, and as in effect on, the Closing Date, and the execution, authentication and delivery of the Secured Notes and specifying the Stated Maturity, the principal amount and Note Interest Rate of each Class of Secured Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of such resolutions is a true and complete copy thereof,

(2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(b) (i)	either (A) a certificate of the Issuer, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Issuer, satisfactory in form and substance to the Trustee and on which the Trustee is entitled to rely, to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes and the Preference Shares, or (B) Opinions of Counsel to the Issuer to the effect that no such authorization, approval or consent of any governmental body is required under the laws of the Cayman Islands, the laws of the State of New York or the Federal laws of the United States for the valid issuance of the Notes and the Preference Shares except as may have been given; and

(ii)	either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Co-Issuer, satisfactory in form and substance to the Trustee and on which the Trustee is entitled to rely, to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, or (B) an Opinion of Counsel to the Co-Issuer to the effect that no such authorization, approval or consent of any governmental body is required under the laws of the State of New York or the Federal laws of the United States for the valid issuance of the Notes except as may have been given;

(c) (i)	opinions of Schulte Roth & Zabel LLP, special New York counsel to the Co-Issuers, dated the Closing Date, substantially in the forms of Exhibit D-1 and Exhibit D-2;

(ii)	an opinion of Walkers, Cayman Islands counsel to the Issuer, dated the Closing Date, substantially in the form of Exhibit E;

(iii)	an opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Trustee, dated as of the Closing Date, substantially in the form of Exhibit F-1;

(iv)	an opinion of special Illinois counsel to the Trustee, dated as of the Closing Date and substantially in the form of Exhibit F-2;

(v)	an opinion of Dechert LLP, counsel to the Collateral Advisor, dated as of the Closing Date, substantially in the form of Exhibit G-1;

(vi)	an opinion of Clifford Chance US LLP, counsel to the Collateral Advisor, dated as of the Closing Date, substantially in the form of Exhibit G-2; and

(vii)	an opinion of in-house counsel to the Initial Hedge Counterparty, dated as of the Closing Date, substantially in the form of Exhibit H.

(d)	an Officer’s certificate of the Issuer, stating that the Issuer is not in Default under this Indenture or the Fiscal Agency Agreement and that the issuance of the Notes and the

Preference Shares will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Issuer Charter, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that no Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture, the Fiscal Agency Agreement and the Preference Share Documents relating to the authentication and delivery of the Notes and the delivery of the Preference Shares applied for (including in Section 3.2 hereof) have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(e)	an Officer’s certificate of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Secured Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the certificate of formation or limited liability company agreement of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that no Indenture Event of Default shall have occurred and be continuing; that all of the representations and warranties contained herein are true and correct as of the Closing Date; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Secured Notes applied for have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid;

(f)	an Accountants’ Report (A) confirming the information specified in such Accountant’s Report with respect to each Collateral Debt Security set forth on the Schedule of Collateral Debt Securities attached hereto as Schedule A (not including information relating to the balance or price of such Collateral Debt Security) by reference to such sources as shall be specified therein (and allowing for such exceptions due to scope limitations as may be acceptable to the Co-Issuers and the Initial Purchaser, in each case in their sole discretion), (B) confirming that the Aggregate Principal Balance of the Collateral Debt Securities which the Issuer has purchased or entered into binding commitments to purchase on the Closing Date is at least U.S.$900,000,000, (C) stating their associated findings with respect to the Eligibility Criteria set forth in paragraphs (2), (5), (19) through (24) (provided that, in connection with (24), other than with respect to the Class A/B/C Overcollateralization Test or the Standard & Poor’s CDO Monitor Test), (25), (27) through (29), (31) and (36) of Section 12.2(a) for each Pledged Collateral Debt Security held by the Issuer on the Closing Date and (D) specifying the procedures undertaken by them to review data and computations relating to the foregoing statements;

(g)	an executed copy of each of the Collateral Administration Agreement, the Account Control Agreement, the Collateral Advisory Agreement, the Purchase Agreement and the Administration Agreement;

(h)	an executed copy of the Initial Hedge Agreement and each document to be delivered on the Closing Date pursuant thereto;

(i)	a copy of the Financing Statement in form for filing with the Recorder of Deeds in the District of Columbia;

(j)	a copy of the form of register of mortgages and charges specifying the particulars of the security interests granted in favor of the Trustee hereunder to be entered on the register of mortgages and charges maintained by the Issuer in accordance with The Companies Law (2004 Revision) of the Cayman Islands on or promptly following the Closing Date;

(k)	an executed copy of the Fiscal Agency Agreement and the Preference Share Paying Agency Agreement; and

(1)	(i) an Issuer Order executed by the Issuer and the Co-Issuer directing the Trustee to (a) authenticate the Secured Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (b) deliver the authenticated Secured Notes to the Issuer to hold on behalf of the Co-Issuer or as otherwise directed by the Issuer or the Co-Issuer and (ii) an Issuer Order executed by the Issuer directing the Fiscal Agent to (a) authenticate the Subordinate Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (b) deliver such Subordinate Notes as directed by the Issuer.

Section 3.2 - Security for the Secured Notes

Prior to the issuance of the Secured Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a)	Grant of Security Interest; Delivery of Collateral Debt Securities. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral and the transfer of all Collateral Debt Securities purchased by the Issuer on the Closing Date and any Equity Securities acquired in connection therewith (as set forth in the Schedule of Collateral Debt Securities hereto) to the Trustee shall be effected in the manner provided in Section 3.3(b) hereof.

(b)	Certificate of the Issuer. The delivery to the Trustee of a certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Debt Security pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i)	the Issuer is the owner of such Collateral Debt Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for (a) those that are being released on the Closing Date, (b) those Granted pursuant to (or permitted under) this Indenture and (c) encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Debt Security prior to the first Distribution Date and owed by the Issuer to the seller of such Collateral Debt Security;

(ii)	the Issuer has acquired its ownership in such Collateral Debt Security in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC), except as described in clause (i) above;

(iii)	the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to (or permitted under) this Indenture;

(iv)	the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Collateral Debt Security to the Trustee;

(v)	the information set forth with respect to such Collateral Debt Security in the Schedule of Collateral Debt Securities hereto is correct;

(vi)	each Collateral Debt Security included in the Collateral satisfies the requirements of the definition of “Collateral Debt Security” and is transferred to the Trustee as required by Section 3.2(a) hereof;

(vii)	each Collateral Debt Security was acquired in accordance with all applicable requirements of Section 12.2 hereof; and

(viii)	upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral (assuming that any Clearing Corporation, Securities Intermediary or other entity not within the control of the Issuer involved in the Grant of Collateral takes the actions required of it under Section 3.3(b) hereof for perfection of that interest) and a Securities Entitlement with respect to Financial Assets.

(c)	Rating Letters. The delivery to the Trustee of an Officer’s certificate of the Issuer, to the effect that (i) attached thereto are true and correct copies of (A) one or more letters signed by Moody’s confirming that the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes have been rated “Aaa” by Moody’s, that the Class B Notes have been rated at least “Aa2” by Moody’s, that the Class C Notes have been rated at least “Aa3” by Moody’s, that the Class D Notes have been rated at least “Baa2” by Moody’s and that the Class E Notes have been rated at least “Ba2” by Moody’s; and (B) a letter signed by Standard & Poor’s confirming that the Class A-1A Notes, the Class A-1B Notes and the Class A-2 Notes have been rated “AAA” by Standard & Poor’s, that the Class B Notes have been rated at least “AA” by Standard & Poor’s, that the Class C Notes have been rated at least “AA-” by Standard & Poor’s, that the Class D Notes have been rated at least “BBB” by Standard & Poor’s and that the Class E Notes have been rated at least “BB” by Standard & Poor’s; and (ii) each such rating is in full force and effect on the Closing Date.

(d)	Accounts. The delivery by the Trustee of evidence of the establishment of the Payment Account, the Interest Collection Account, the Principal Collection Account, the Expense Account, the Uninvested Proceeds Account, the Reserve Account, the Custodial Account, the Semi-Annual Interest Reserve Account, each Quarterly Interest Reserve Account, the Preference Share Distribution Account (as defined in the Preference Share Paying Agency Agreement), and each Hedge Counterparty Collateral Account to be established on the Closing Date.

(e)	Funding Certificate. The delivery to the Trustee of a Funding Certificate, duly executed by an Authorized Officer of the Issuer, relating to, among other things, the disposition of the proceeds of the issuance of the Notes and the Preference Shares, dated the Closing Date.

Section 3.3 - Custodianship; Transfer of Collateral Debt Securities and Eligible Investments

(a)	The Trustee shall hold all Certificated Securities and Instruments in physical form at the office of, initially, LaSalle Bank National Association in Chicago, Illinois or thereafter at an office in the Borough of Manhattan, City of New York of a successor custodian appointed by it (LaSalle Bank National Association or such successor, the “Custodian”). Any successor custodian shall (i) be a state or national bank or trust company which is not an Affiliate of the Issuer or the Co-Issuer and has a combined capital and surplus of at least U.S.$250,000,000, (ii) be subject to supervision or examination by Federal or state authority, and (iii) have (A) a long term unsecured debt rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” is not on watch for possible downgrade by Moody’s) and at least “BBB+” by Standard & Poor’s and (B) a short-term debt rating of “P-1” by Moody’s (and is not on watch for possible downgrade by Moody’s).

(b)	Each Collateral Debt Security, Equity Security and Eligible Investment shall be credited to the appropriate Account. Each time that the Issuer, or the Collateral Advisor on behalf of the Issuer, shall direct or cause the acquisition of any Collateral Debt Security, Equity Security or Eligible Investment, the Collateral Advisor (on behalf of the Issuer) shall, if such Collateral Debt Security, Equity Security or Eligible Investment has not already been transferred to the Custodial Account and credited thereto, cause the transfer of such Collateral Debt Security, Equity Security or Eligible Investment to the Custodian to be held in and credited to the Custodial Account for the benefit of the Trustee in accordance with the terms of this Indenture. The security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Debt Security, Equity Security or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Debt Security, Equity Security or Eligible Investment. On the Closing Date and on each day any Collateral is acquired or otherwise becomes subject to the lien of this Indenture, the Issuer represents and warrants to the Trustee as follows:

(i)	This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Trustee, which security interest has priority over all other claims, encumbrances and liens on the Collateral and is enforceable as such against creditors of, and purchasers from, the Issuer.

(ii)	All of the Collateral consists of either “general intangibles,” “security entitlements” or “financial assets” (each within the meaning of the applicable Uniform Commercial Code).

(iii)	(a) The Issuer’s rights under the Collateral Administration Agreement, the Collateral Advisory Agreement, each Hedge Agreement, and the Administration Agreement constitute “general intangibles” (as defined in the applicable Uniform Commercial Code) and (b) the assets credited to the Accounts constitute “financial assets” under the applicable Uniform Commercial Code.

(iv)

All Cash, Eligible Investments, Equity Securities and Collateral Debt Securities will be credited to one of the Accounts. The Custodian for each Account has agreed to treat all assets credited to the Accounts as “financial assets” (within the meaning of the applicable Uniform Commercial Code) pursuant to the terms of the Account Control Agreement.

(v)	The Issuer has received all consents and approvals required by the terms of the Underlying Instrument of each item of Collateral to pledge to the Trustee its rights and interests in each Collateral.

(vi)	In order to perfect the security interest in the Collateral granted to the Trustee hereunder, the Issuer shall:

(A)	in the case of a “financial asset” credited to one of the Accounts, (1) deliver on the Closing Date to the Trustee a fully executed Account Control Agreement pursuant to which the Custodian, as Securities Intermediary, has agreed to comply with all instructions originated by the Trustee directing disposition of the funds in the Accounts without further consent by the Issuer and (2) take all steps necessary to cause the Custodian, as Securities Intermediary, to identify in its records the Trustee as the person having a security entitlement against the Custodian, as Securities Intermediary, in each of the Accounts; and

(B)	in the case of a “general intangible” (within the meaning of the applicable Uniform Commercial Code), cause, within 10 days of the Closing Date (or 10 days of the acquisition date of such general intangible), the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law.

(vii)	The Accounts are not maintained in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Securities Intermediary of any Account complying with entitlement orders of any Person other than the Trustee.

(viii)	Other than the security interest granted to the Trustee pursuant to this Indenture or as otherwise permitted by this Indenture, the Issuer owns and has good and marketable title to the Collateral free and clear of any lien, claim or encumbrance of any Person.

(ix)	Other than the security interest granted to the Trustee pursuant to this Indenture the Issuer has not pledged, assigned, sold or granted any security interest in, or otherwise conveyed, any of the Collateral, except as otherwise permitted by this Indenture. The Issuer has not authorized the filing of, and is not aware of, any financing statements against it that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee hereunder except as otherwise permitted by this Indenture.

(x)	The Issuer is not aware of any judgment lien, Pension Benefit Guaranty Corporation lien or tax lien filed against the Issuer.

The Trustee and the Co-Issuers (x) shall not, without satisfying the Rating Condition, waive any of the representations and warranties set forth in this Section 3.3(b) or a breach thereof and (y) shall provide each Rating Agency with prompt written notice of any breach of the representations and warranties set forth in this Section 3.3(b).

On or after the Closing Date, the Issuer shall grant to the Fiscal Agent (as collateral agent) for the benefit of the Class D Noteholders, pursuant to the Fiscal Agency Agreement, a security interest in the Class D Collateral, which security interest shall be subordinate to the security interest in the Collateral granted to the Trustee under this Indenture.

On or after the Closing Date, the Issuer shall grant to the Fiscal Agent (as collateral agent) for the benefit of the Class E Noteholders, pursuant to the Fiscal Agency Agreement, a security interest in the Class E Collateral, which security interest shall be subordinate to the security interest in the Collateral granted to the Trustee under this Indenture.

On or after the Closing Date, the Issuer may (if the Issuer determines that it is required in order to maintain the rating assigned to the Subordinate Notes on the Closing Date) grant a second priority security interest (under a separate security agreement) in the Collateral to the Fiscal Agent (as collateral agent) for the benefit of the Subordinate Notes (the “Subordinate Security Interest”), if such security interest is subordinated, to the same extent that the Subordinate Notes are subordinated hereunder, to the grant of the security interest in the Collateral hereunder for the benefit of the Secured Notes and contains customary standstill provisions (applicable during such time as any Secured Notes are outstanding) and subordination provisions (and may in addition give, make, execute, deliver, file and/or record any financing statement, notice, instrument, document, account control agreement, or other agreement that may be necessary in order to perfect and preserve such security interest); provided, however, that, prior to taking any such action, the Issuer shall obtain advice from tax counsel of nationally recognized standing that such action will not affect the conclusions in the opinions relating to U.S. Federal tax matters delivered on the Closing Date.

Article IV - SATISFACTION AND DISCHARGE

Section 4.1 - Satisfaction and Discharge of Indenture

This Indenture shall be discharged and shall cease to be of further effect with respect to the Collateral securing the Secured Notes and the Secured Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Secured Notes, (iii) rights of Secured Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights and immunities of the Collateral Advisor hereunder and under the Collateral Advisory Agreement and (vi) the rights of the Secured Parties as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either:

(i)

all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 hereof or, in the case of the Subordinate Notes, in the Fiscal Agency Agreement and (B) Notes for whose payment Cash has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3 hereof or, in the case of the Subordinate Notes, in the Fiscal Agency Agreement) have been delivered to the Trustee or the Fiscal Agent for cancellation; or

(ii)	all Secured Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Section 9.1 or 9.7 hereof under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.4 hereof and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or noncallable direct obligations of the United States in an amount sufficient, as verified by a firm of nationally recognized Independent certified public accountants, to pay and discharge the entire indebtedness on all Secured Notes not theretofore delivered to the Trustee for cancellation, including all principal and interest (including the Class D Deferred Interest Amount, the Class E Deferred Interest Amount, Defaulted Interest and interest on Defaulted Interest, if any) accrued to the date of such deposit (in the case of Secured Notes which have become due and payable) or to the Stated Maturity or the Redemption Date, as the case may be; provided that (x) such obligations are entitled to the full faith and credit of the United States and (y) this subclause (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) hereof shall have been made and not rescinded;

(b)	the Issuer has paid or caused to be paid all other sums payable hereunder (including amounts (including termination payments other than Deferred Termination Payments) payable pursuant to any Hedge Agreement) and under the Collateral Administration Agreement, the Administration Agreement, the Preference Share Paying Agency Agreement, the Fiscal Agency Agreement, and the Collateral Advisory Agreement, and no other amounts will become due and payable by the Issuer; and

(c)	the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Advisor, the Hedge Counterparties and, if applicable, the Secured Noteholders, as the case may be, under Sections 2.6, 4.2, 5.4(d), 5.9, 5.18, 6.7, 6.8, 7.1 and 7.3 hereof shall survive.

Section 4.2 - Application of Trust Cash

All Cash deposited with the Trustee pursuant to Section 4.1 hereof for the payment of principal of and interest on the Notes, and amounts payable pursuant to the Hedge Agreements, the Administration Agreement, the Collateral Administration Agreement, the Preference Share Paying Agency Agreement, the Fiscal Agency Agreement and the Collateral Advisory Agreement shall be held in trust and applied by it in accordance with the provisions of the Notes, the Preference Share Paying Agency Agreement, the Fiscal Agency Agreement and this Indenture, in each case subject to the Priority of Payments, for the payment either directly or through any Paying Agent, as the Trustee may determine, to the Person entitled thereto of the respective amounts in respect of which such Cash has been deposited with the Trustee; but such Cash need not be segregated from other funds held by the Trustee except to the extent required herein or required by law.

Section 4.3 - Repayment of Cash Held by Paying Agent

In connection with the satisfaction and discharge of this Indenture with respect to the Secured Notes, all Cash then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Cash.

Article V - EVENTS OF DEFAULT; REMEDIES

Section 5.1 - Events of Default

“Indenture Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	a default in the payment of any accrued interest (a) on any Class A-1A Note, Class A-1B Note or Class A-2 Note when the same becomes due and payable, (b) on any Class B Note when the same becomes due and payable or (c) on any Class C Note when the same becomes due and payable, in each case which default continues for a period of five Business Days;

(b)	a default in the payment of principal of any Secured Note when the same becomes due and payable at its Stated Maturity or Redemption Date (and, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the Preference Share Paying Agent or a Paying Agent with respect to the Subordinate Notes) or the Secured Note Registrar, such default continues for a period of five Business Days);

(c)	the failure on any Distribution Date to disburse amounts available in the Interest Collection Account or Principal Collection Account in accordance with the order of priority set forth under Section 11.1 hereof (other than a default in payment described in clause (a) or (b) of this Section 5.1), which failure continues for a period of three Business Days (or, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, the Administrator, a Paying Agent (other than the Preference Share Paying Agent or a Paying Agent with respect to the Subordinate Notes) or the Secured Note Registrar, such default continues for a period of five Business Days) after any of the Issuer, the Co-Issuer or the Collateral Advisor has actual knowledge thereof or after notice thereof (x) to the Issuer and the Collateral Advisor by the Trustee, (y) to the Issuer and the Trustee by the Collateral Advisor or (z) to the Issuer, the Collateral Advisor and the Trustee by the holders of at least 25% in Aggregate Outstanding Amount of Notes of the Controlling Class or by a Hedge Counterparty, in each case specifying such default or breach and requiring it to be remedied and stating that it is a “notice of default” under this Indenture;

(d)	either of the Co-Issuers or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(e)	a default in the performance, or breach, of any other covenant or other agreement (it being understood that a failure to satisfy a Collateral Quality Test, an

Overcollateralization Test, the Class A Sequential Pay Test, the Standard & Poor’s CDO Monitor Test or the Eligibility Criteria is not a default or breach) of the Issuer or the Co-Issuer under this Indenture or any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made (which breach, violation, default or incorrect representation or warranty is reasonably expected to have a material and adverse effect on the interest of any of the Secured Noteholders) and the continuation of such default, breach or incorrectness for a period of 45 consecutive days (or, if such default, breach or incorrectness has an adverse effect on the validity, perfection or priority of the security interest granted hereunder or thereunder, 30 consecutive days) after any of the Issuer, the Co-Issuer or the Collateral Advisor has actual knowledge thereof or after notice thereof (x) to the Issuer and the Collateral Advisor by the Trustee, (y) to the Issuer and the Trustee by the Collateral Advisor or (z) to the Issuer, the Collateral Advisor and the Trustee by the Holders of at least 25% in Aggregate Outstanding Amount of Notes of the Controlling Class or by any Hedge Counterparty, in each case specifying such default or breach and requiring it to be remedied and stating that it is a “notice of default” under this Indenture;

(f)	an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) winding up, liquidation, reorganization or other relief in respect of the Issuer or the Co-Issuer or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days; or an order or decree approving or ordering any of the foregoing shall be entered; or the Issuer or its assets shall become subject to any event that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing;

(g)	the Issuer or the Co-Issuer shall (i) voluntarily commence any proceeding or file any petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 5.1(f) hereof, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or the Co-Issuer or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the Issuer shall cause or become subject to any event with respect to the Issuer that, under the applicable laws of the Cayman Islands, has an analogous effect to any of the foregoing;

(h)	the occurrence of a Fiscal Agency Agreement Event of Default; or

(i)	the Class A-1A Par Value Ratio is less than 102% on any Measurement Date on which any Class A-1A Note is Outstanding.

If either of the Co-Issuers shall obtain knowledge or have reason to believe that an Indenture Event of Default shall have occurred and be continuing, the Issuer or the Co-Issuer, as the case may be, shall promptly notify the Trustee, the Fiscal Agent, the

Noteholders, each Hedge Counterparty, the Collateral Advisor, the Preference Share Paying Agent and each Rating Agency in writing of such Indenture Event of Default.

Section 5.2 - Acceleration of Maturity; Rescission and Annulment

(a)	If an Indenture Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or 5.1(g) hereof), (i) the Trustee (at the direction of the Holders of a Majority of Notes of the Controlling Class) by notice to the Co-Issuers or (ii) Holders of a Majority of Notes of the Controlling Class, by notice to the Co-Issuers and the Trustee, may declare the principal of and accrued and unpaid interest on all of the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Indenture Event of Default specified in Section 5.1(f) or 5.1(g) hereof occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. Notwithstanding the foregoing, if an Indenture Event of Default specified in Section 5.1(a), 5.1(b) or 5.1(h) hereof occurs and is continuing solely with respect to a default in the payment of any principal of or interest on Notes of a Class other than the Controlling Class, neither the Trustee nor the Holders of such non-Controlling Class shall have the right to declare such principal and other amounts to be immediately due and payable. If an Indenture Event of Default occurs and is continuing during the Reinvestment Period, the Reinvestment Period shall terminate automatically without any declaration or other action on the part of the Trustee or the Noteholders.

(b)	At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Cash due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class, by written notice to the Co-Issuers and the Trustee, may rescind and annul such declaration and its consequences if:

(i)	the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)	all overdue installments of principal of and interest on the Secured Notes (including interest upon the Class D Deferred Interest Amount and interest upon the Class E Deferred Interest Amount),

(B)	all accrued and unpaid taxes and Administrative Expenses and other sums paid by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel; and

(C)	any accrued and unpaid amounts (including termination payments, if any, other than Deferred Termination Payments) payable by the Issuer pursuant to any Hedge Agreements; and

(ii)

the Trustee has determined that all Events of Default of which a Trust Officer has actual knowledge, other than the nonpayment of the principal of or interest on the Secured Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination or waived as provided in Section 5.14 hereof; and

(iii)	any Hedge Agreement in effect immediately prior to the declaration of such acceleration shall remain in effect or, if such Hedge Agreement shall have become subject to early termination after the declaration of such acceleration, the Issuer shall have entered into a replacement Hedge Agreement for a terminated Hedge Agreement pursuant to Section 16.1 hereof.

At any such time as the Trustee shall rescind and annul such declaration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5 hereof; provided that, if such preservation of the Collateral is rescinded pursuant to Section 5.5 hereof, the Secured Notes may be accelerated pursuant to Section 5.2(a), notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this Section 5.2(b) hereof.

No such rescission and annulment shall affect any subsequent Default or impair any right consequent thereon.

(c)	The Issuer shall not terminate any Hedge Agreement in effect immediately prior to a declaration of acceleration unless the liquidation of the Collateral has begun and such declaration is no longer capable of being rescinded or annulled.

Section 5.3 - Collection of Indebtedness and Suits for Enforcement by Trustee

The Co-Issuers covenant that if a Default shall occur in respect of (a) the payment of any principal of or interest on any Class A-1A Note, the payment of principal of or interest on any Class A-1B Note (but with respect to interest, only after the Class A-1A Notes and all interest accrued thereon have been paid in full), (b) the payment of principal of or interest on any Class A-2 Note (but with respect to interest, only after the Class A-1A Notes and the Class A-1B Notes and all interest accrued thereon have been paid in full), (c) the payment of principal of or interest, if any, on any Class B Note (but with respect to interest, only after the Class A-1A Notes, Class A-1B Notes and Class A-2 Notes and all interest accrued thereon have been paid in full) or (d) the payment of principal of or interest, if any, on any Class C Note (but with respect to interest, only after the Class A-1A Notes, Class A-1B Notes, Class A-2 Notes and Class B Notes and all interest accrued thereon have been paid in full), the Co-Issuers will upon demand by the Trustee or any affected Secured Noteholder, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Secured Note for principal, interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Note Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Trustee and such Secured Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may, and shall, upon the direction by a Majority of the Controlling Class, prosecute such Proceeding to judgment or final decree, and may enforce the same against the Co-Issuers or any other obligor upon the Secured Notes and collect the Cash adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Indenture Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as shall be deemed most effectual (if no direction by a Majority of the Controlling Class is received by the Trustee) or as the Trustee may be directed by a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Secured Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3 hereof, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)	to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Majority of the Controlling Class, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Trustee and each predecessor Trustee) and of the Secured Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b)	unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Secured Notes, upon the direction of such Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)	to collect and receive any Cash or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Secured Noteholders and of the Trustee on behalf of the Secured Noteholders and the Trustee; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Secured Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, by the Trustee and each predecessor Trustee except as a result of negligence or Bad Faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders, the Trustee shall be held to represent, subject to Section 6.17 hereof, all the Secured Parties, if applicable, pursuant to Section 6.17.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 hereof except in accordance with Section 5.5(a) hereof.

Section 5.4 - Remedies

(a)	If an Indenture Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may after notice to the Secured Noteholders, the Preference Share Paying Agent, the Fiscal Agent, the Collateral Advisor, the Rating Agencies and the Hedge Counterparties, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)	institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral any Cash adjudged due;

(ii)	sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)	institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv)	exercise any remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)	exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 hereof except in accordance with Section 5.5(a) hereof.

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 hereof and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on all the Secured Notes to be redeemed, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)

If an Indenture Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Indenture Event of

Default under such Section, and enforce any equitable decree or order arising from such proceeding; provided that if the Trustee shall receive conflicting or inconsistent requests from two or more groups of Holders of the Notes of the Controlling Class, each representing not less than 25% of the Aggregate Outstanding Amount of the Controlling Class, the Trustee shall follow the instructions of the group representing the higher percentage of interest in the Controlling Class, notwithstanding any other provisions of this Indenture.

(c)	Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Noteholder or Secured Noteholders may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of Cash by the Trustee, or by the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee and the Secured Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)	Notwithstanding any other provision of this Indenture, the Trustee may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Secured Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Federal or state bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 hereof shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) subject to the limitations contained in this Section 5.4 hereof, from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision shall survive termination of this Indenture.

Section 5.5 - Preservation of Collateral

(a)

If an Indenture Event of Default shall have occurred and be continuing when any Class of Secured Notes is Outstanding, the Trustee shall not terminate any Hedge Agreement (unless the Issuer shall have entered into a replacement Hedge Agreement for a terminated Hedge Agreement pursuant to Section 16.1 hereof) and shall retain the Collateral intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Secured Notes in accordance with the Priority of Payments and the provisions of Articles X, XII and XIII unless:

(i)	the Trustee determines that the anticipated net proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal and interest (including the Class D Deferred Interest Amount, the Class E Deferred Interest Amount, Defaulted Interest and interest on Defaulted Interest, if any), and to pay due and unpaid Administrative Expenses, all amounts due to the Hedge Counterparties (including any termination payment and any accrued interest thereon, assuming, for this purpose, that any Hedge Agreement has been terminated by reason of an event of default or termination event thereunder with respect to the Issuer), any accrued and unpaid Trustee Fees and Advisory Fees;

(ii)	the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of each Class of Notes and each Hedge Counterparty (unless no early termination payment (other than Unpaid Amounts) would be owing by the Issuer to such Hedge Counterparty upon the termination thereof by reason of an event of default or termination event under the relevant Hedge Agreement with respect to the Issuer), subject to the provisions hereof, direct the sale and liquidation of the Collateral; or

(iii)	for so long as the Class A-1A Notes are the Controlling Class, in the case of an Indenture Event of Default described under clause (a) or (i) of the definition thereof, the holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Controlling Class, direct the sale of the Collateral.

For purposes of clause (ii) of the preceding sentence, if a Hedge Counterparty shall fail to vote to direct the sale and liquidation of the Collateral within three Business Days after written notice from the Issuer or the Trustee requesting a vote pursuant to such clause (ii), such Hedge Counterparty shall not be entitled to participate in the vote requested by such notice. The Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Co-Issuer, the Hedge Counterparties, the Collateral Advisor and the Holders of the Notes. So long as such Indenture Event of Default is continuing, any such retention pursuant to this Section may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

If either of the conditions set forth in clause (i) or clause (ii) above is satisfied, the Trustee will liquidate the Collateral and terminate each Hedge Agreement and, on the sixth Business Day (the “Accelerated Maturity Date”) following the Business Day (which shall be the Determination Date for such Accelerated Maturity Date) on which the Trustee notifies the Issuer, the Collateral Advisor, each Hedge Counterparty and each Rating Agency that such liquidation is completed, apply the proceeds of such liquidation in accordance with the Priority of Payments. The Accelerated Maturity Date will be treated as a Distribution Date, and distributions on such date will be made in accordance with the Priority of Payments.

(b)	Nothing contained in Section 5.5(a) hereof shall be construed to require the Trustee to preserve the Collateral securing the Secured Notes if prohibited by applicable law.

(c)	In determining whether the condition specified in Section 5.5(a)(i) hereof exists, the Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers, as specified by the Collateral Advisor in writing, which are Independent from each other and the Collateral Advisor, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. For purposes of making the determinations required pursuant to Section 5.5(a)(i) hereof, the Trustee shall apply the standards set forth in Section 9.2(a) hereof. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Pledged Securities and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) hereof exists, the Trustee may, but shall not be required to, retain, consult with, and rely on an opinion of an Independent investment banking firm of national reputation.

The Trustee shall deliver to the Secured Noteholders, the Collateral Advisor, the Hedge Counterparties and the Co-Issuers a report prepared by such investment bank or accountant stating the results of any determination required pursuant to Section 5.5(a)(i) hereof as soon as reasonably practicable after making such determination. The Trustee shall make the determinations required by Section 5.5(a)(i) hereof within 30 days after an Indenture Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Collateral pursuant to Section 5.5(a)(i) hereof. In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(i) hereof (which may be made in consultation with an investment bank or accountant), the Trustee shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture. In determining whether the Holders of the requisite Aggregate Outstanding Amount of any Class of Secured Notes have given any direction or notice or have agreed pursuant to Section 5.5(a) hereof, any Holder of a Secured Note of a Class who is also a Holder of Secured Notes of another Class or any Affiliate of any such Holder shall be counted as a Holder of each such Secured Note for all purposes.

(d)	If an Indenture Event of Default shall have occurred and be continuing at a time when no Secured Note is Outstanding, the Trustee shall retain the Collateral securing the Secured Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Secured Notes in accordance with the Priority of Payments and the provisions of Article X and Article XII unless a Majority of Class D Notes and, if no Class D Notes are Outstanding, a Majority of Class E Notes and, if no Class E Notes are Outstanding, a Majority-in-Interest of Preference Shareholders direct the sale and liquidation of the Collateral.

Section 5.6 - Trustee May Enforce Claims Without Possession of Secured Notes

All rights of action and claims under this Indenture or the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 - Application of Cash Collected

Any Cash collected by the Trustee with respect to the Secured Notes pursuant to this Article V and any Cash that may then be held or thereafter received by the Trustee with respect to the Secured Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the provisions of (and subject to the limitations in) Section 11.1 hereof, at the date or dates fixed by the Trustee, provided that (a) subject to clause (b), no such date may be fixed by the Trustee unless the Trustee has given the Hedge Counterparties no less than six Business Days’ prior written notice of such date, which notice shall set forth in reasonable detail the expected applications of Cash on such date and (b) no failure by the Trustee to deliver the notice required pursuant to the foregoing clause (a) will affect the application of Interest Proceeds and Principal Proceeds in accordance with the Priority of Payments on the next succeeding Distribution Date.

Section 5.8 - Limitation on Suits

No Holder of any Secured Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)	such Holder has previously given to the Trustee written notice of an Indenture Event of Default;

(b)	except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)	such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)	the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e)	no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class;

it being understood and intended that no one or more Holders of Secured Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Secured Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Secured Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Secured Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

If the Trustee shall receive conflicting or inconsistent requests (each with indemnity provisions) from two or more groups of Holders of the Notes of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall follow the instructions of the group representing the higher percentage of interest in the Controlling Class, notwithstanding any other provisions of this Indenture.

Section 5.9 - Unconditional Rights of Secured Noteholders to Receive Principal and Interest

(a)	Notwithstanding any other provision in this Indenture (other than Section 2.6(h)) hereof, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note as such principal and interest become due and payable in accordance with Section 13.1 hereof and the Priority of Payments and, subject to the provisions of Section 5.8 hereof, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

(b)	If collections in respect of the Collateral are insufficient to make payments due in respect of the Secured Notes, no other assets will be available for payment of the deficiency following realization of the Collateral and application of the proceeds thereof in accordance with Section 13.1 hereof and the Priority of Payments, and the obligations of the Co-Issuers to pay any deficiency shall thereupon be extinguished and shall not thereafter revive.

Section 5.10 - Restoration of Rights and Remedies

If the Trustee or any Secured Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Secured Noteholder, then and in every such case the Co-Issuers, the Trustee and the Secured Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Secured Parties shall continue as though no such Proceeding had been instituted.

Section 5.11 - Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Trustee or to the Secured Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 - Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Secured Noteholder to exercise any right or remedy accruing upon any Indenture Event of Default shall impair any such right or remedy or constitute a waiver of any such Indenture Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Secured Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Secured Noteholders, as the case may be.

Section 5.13 - Control by Controlling Class

Notwithstanding any other provision of this Indenture (but subject to the proviso in the definition of “Outstanding” in Section 1.1 hereof), a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any proceedings for any remedy available to the Trustee for exercising any trust, right, remedy or power conferred on the Trustee; provided that:

(a)	such direction shall not conflict with any rule of law or with this Indenture;

(b)	the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that, subject to Section 6.1 hereof, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below);

(c)	the Trustee shall have been provided with indemnity satisfactory to it; and

(d)	any direction to the Trustee to undertake a Sale of the Collateral shall be made only pursuant to, and in accordance with, Sections 5.4 and 5.5 hereof.

Section 5.14 - Waiver of Past Defaults

Prior to the time a judgment or decree for payment of the Cash due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class, acting together with the Hedge Counterparties, may on behalf of the Holders of all the Notes waive any past Default and its consequences (including rescinding the acceleration of the Secured Notes), except a Default:

(a)	in the payment of the principal of any Note or in the payment of interest (including Defaulted Interest and interest on Defaulted Interest) on the Notes; or

(b)	in respect of a covenant or provision hereof that under Section 8.2 hereof cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note affected thereby; or

(c)	arising under Section 5.1(f) or 5.1(g) hereof.

In the case of any such waiver, (i) the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto, and (ii) the Trustee shall promptly give written notice of any such waiver to each Holder of Notes. The Rating Agencies shall be notified by the Issuer of any such waiver.

Upon any such waiver, such Default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15 - Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Secured Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 hereof shall not apply to any suit instituted by the Trustee or any Secured Noteholder, or group of Secured Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Secured Noteholder for the enforcement of the payment of the principal of or interest on any Secured Note on or after the Stated Maturity expressed in such Secured Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 - Waiver of Stay or Extension Laws

The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 - Sale of Collateral

(a)	The power to effect any sale, assignment or termination (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may upon notice to the Secured Noteholders and the Hedge Counterparties, and shall, upon direction of a Majority of the Controlling Class from time to time postpone any Sale by announcement made at the time and place of such Sale; provided that, if the Sale is rescheduled for a date more than ten Business Days after the date of the determination by an investment bank appointed by the Trustee pursuant to Section 5.5 hereof, such Sale shall not occur unless and until an investment bank has again made the determination required by Section 5.5 hereof. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b)	The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, by crediting all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Secured Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)	If any portion of the Collateral consists of securities not registered under the Securities Act (“Unregistered Securities”), the Trustee shall seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no-action position from the United States Securities and Exchange Commission or any other relevant Federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities (the costs of which, in each case, shall be reimbursable to the Trustee pursuant to Section 6.8 hereof). In no event will the Trustee be required to register Unregistered Securities under the Securities Act.

(d)	The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Cash.

Section 5.18 - Action on the Secured Notes

The Trustee’s right to seek and recover judgment on the Secured Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Secured Parties shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

Article VI - THE TRUSTEE

Section 6.1 - Certain Duties and Responsibilities

(a)	Except during the continuance of an Indenture Event of Default:

(i)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)	in the absence of Bad Faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Issuer or the Collateral Advisor, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Secured Noteholders.

(b)	In case an Indenture Event of Default actually known to a Trust Officer has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this subclause (c) shall not be construed to limit the effect of subclause (a) of this Section 6.1 hereof;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to performance of its ordinary services under this Indenture; and

(v)	the Trustee shall not be liable to the Secured Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Collateral Advisor and/or the Holders of the Secured Notes under the circumstances in which such direction is required or permitted by the terms of this Indenture.

(d)	For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Section 5.1(d), 5.1(e), 5.1(f) or 5.1(g) hereof unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or such a Default, as the case may be, is received by a Trust Officer at the Corporate Trust Office. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or such a Default, as the case may be, such reference shall be construed to refer only to such an Event of Default or such a Default, as the case may be, of which the Trustee is deemed to have notice as described in this Section 6.1(d) hereof.

(e)	Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI.

(f)

The Trustee shall, upon receipt of reasonable (but no less than three Business Days’) prior written notice to a Trust Officer, permit any representative of the Collateral Advisor, any Hedge Counterparty or of a Holder of a Secured Note, during the Trustee’s normal business hours at its Corporate Trust Office, to examine all books of account, records, reports and other papers of the Trustee relating to the Secured Notes, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by the Collateral Advisor, such Hedge

Counterparty or such Holder, as the case may be) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Secured Notes, with the Trustee’s Officers and employees responsible for carrying out the Trustee’s duties with respect to the Secured Notes.

Section 6.2 - Notice of Indenture Event of Default

Promptly (and in no event later than two Business Days) after the occurrence of any Indenture Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2 hereof, the Trustee shall mail to each Rating Agency (for so long as any Class of Secured Notes is Outstanding), the Collateral Advisor, the Hedge Counterparties, the Preference Share Paying Agent, the Fiscal Agent and to all Holders of Secured Notes, as their names and addresses appear on the Secured Note Register, notice of all Indenture Events of Default hereunder actually known to the Trustee, unless such Indenture Event of Default shall have been cured or waived (provided that the Trustee shall notify Standard & Poor’s of any Indenture Event of Default which has been cured or waived).

Section 6.3 - Certain Rights of Trustee

Except as otherwise provided in Sections 6.1, 8.1 and 8.2 hereof:

(a)	the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, approval or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)	whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of Bad Faith on its part, conclusively rely upon an Officer’s certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of Bad Faith on its part, conclusively rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)	as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)	the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Secured Noteholders pursuant to this Indenture, unless such Secured Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of a Majority of any Class or any Rating Agency shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers, to examine the books and records of the Co-Issuers relating to the Secured Notes and the Collateral, personally or by agent or attorney during normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law, by any regulatory authority or by the documents delivered pursuant to or in connection with this Indenture and the Secured Notes and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee (other than any Affiliate of the Trustee) or attorney appointed, with due care by it hereunder;

(h)	in the absence of Bad Faith, the Trustee shall not be liable for any action it takes or omits to take that it reasonably and, after the occurrence and during the continuance of an Indenture Event of Default, prudently believes to be authorized or within its rights or powers hereunder;

(i)	nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify any report, certificate or information received from the Issuer (unless and except to the extent otherwise expressly set forth herein);

(j)	the Trustee shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, clearing agency, common depository, Euroclear or Clearstream or for the acts or omissions of the Co-Issuers;

(k)	to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to 10.9(a) as to the application of GAAP in such connection, in any instance;

(l)	to the extent permitted by law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(m)	the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(n)	in order to comply with its duties under the USA PATRIOT Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such parties’ names, addresses and other identifying information; and

(o)	in no event shall the Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon; the Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or failure to provide timely written direction.

Section 6.4 - Authenticating Agents

Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Secured Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Secured Notes. For all purposes of this Indenture, the authentication of Secured Notes by an Authenticating Agent pursuant to this Section 6.4 shall be deemed to be the authentication of Secured Notes “by the Trustee.”

Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing or any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and the Issuer agrees to provide reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.5 and 6.6 hereof shall be applicable to any Authenticating Agent.

Section 6.5 - Not Responsible for Recitals or Issuance of Secured Notes

The recitals contained herein and in the Secured Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Secured Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Secured Notes or the proceeds thereof or any Cash paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.6 - May Hold Secured Notes

The Trustee, any Paying Agent, the Secured Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Secured Notes and, may otherwise deal with the Co-Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee, Paying Agent, Secured Note Registrar or such other agent.

Section 6.7 - Cash Held in Trust

Cash held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Cash received by it hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.8 - Compensation and Reimbursement

(a)	The Issuer covenants and agrees:

(i)	to pay the Trustee on each Distribution Date reasonable compensation for all services, including custodial services, rendered by it hereunder as set forth in a separate agreement, dated June 30, 2006, signed by the Collateral Advisor or an Affiliate thereof (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)	except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture or in the enforcement of any provision hereof and expenses related to the maintenance and administration of the Collateral (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3, 10.7 or 10.9 hereof, except any such expense or disbursement as may be attributable to its negligence, willful misconduct or Bad Faith but only to the extent any such securities transaction charges have not been waived during a Due Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments);

(iii)	to indemnify, defend and hold harmless the Trustee and its officers, directors, employees, representatives and agents, from and against and reimburse the Trustee for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s and agent’s fees and expenses) of whatever kind or nature, regardless of their merit, demanded, asserted or claimed against the Trustee and directly or indirectly relating to, or arising from, claims against the Trustee by reason of its participation in the transactions contemplated hereby or under any related transaction documents, including, without limitation, all reasonable attorneys’ and consultants’ fees and expenses and court costs except, in each of the foregoing cases, to the extent caused by the Trustee’s negligence, willful misconduct or bad faith; and

(iv)	to pay the Trustee additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.14 hereof.

The obligations of the Issuer under this Section 6.8(a) shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

(b)	The Issuer may remit payment for such fees, expenses and other amounts to the Trustee or, in the absence thereof, the Trustee may on any Distribution Date deduct payment of its fees and expenses hereunder from Cash credited to the Payment Account pursuant to Section 11.1 hereof.

(c)	The Trustee hereby agrees not to cause or join in the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.8 hereof until at least one year and one day, or if longer the applicable preference period (plus one day) then in effect, after the payment in full of all Secured Notes issued under this Indenture; provided, however, that the Trustee is entitled to file proofs of claim in connection with any such Proceeding not commenced by the Trustee.

(d)	The amounts payable to the Trustee pursuant to Sections 6.8(a)(i), (ii) and (iii) hereof (other than amounts received by the Trustee from financial institutions under clause (a)(ii) above) shall not, except as provided by clause (12) of the Interest Proceeds Waterfall and clause (7) of the Principal Proceeds Waterfall exceed on any Distribution Date the Dollar limitation described in clause (2) of the Interest Proceeds Waterfall for such Distribution Date.

Subject to Section 6.10 hereof, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder and hereby agrees not to cause or join in the filing of a petition in bankruptcy against the Co-Issuers for the nonpayment to the Trustee of any amounts provided by this Section 6.8 hereof until at least one year and one day, or if longer, the applicable preference period then in effect (plus one day), after the payment in full of all Secured Notes issued under this Indenture; provided, however, that the Trustee shall be entitled to file proofs of claim in connection with any such proceeding brought by a Person other than the Trustee. No direction by a Majority of the Controlling Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

The indemnifications in favor of the Trustee in this Section 6.8 hereof shall (i) survive any resignation or removal of any Person acting as Trustee (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such resignation or removal) and (ii) apply to the Trustee in its capacities as Custodian, Paying Agent, Calculation Agent, Collateral Administrator and Authenticating Agent.

Section 6.9 - Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder which shall be a bank, corporation or trust company organized and doing business under the laws of the United States or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$250,000,000, subject to supervision or examination by Federal or state banking authority, having a rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” is not on watch for possible downgrade by Moody’s) and at least “BBB+” by Standard & Poor’s and a short-term debt rating of “P-1” by Moody’s (and is not on watch for possible downgrade by Moody’s) and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9 hereof, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Any Trustee appointed hereunder shall meet the requirements of Section 26(a)(1) of the Investment Company Act, shall not be affiliated, as such term is defined in Rule 405 of the Securities Act, with the Issuer or any person involved in the organization or operation of the Issuer and shall not offer or provide credit or credit enhancement to the Issuer. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9 hereof, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.10 - Resignation and Removal; Appointment of Successor

(a)	No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 6.10 hereof shall become effective until either (A) the Issuer has been completely liquidated and the proceeds of the liquidation distributed to the Noteholders and the Preference Shareholders of the Issuer or (B) the acceptance of appointment by the successor Trustee under Section 6.11 hereof; provided that such successor Trustee must also be the Fiscal Agent pursuant to the Fiscal Agency Agreement.

(b)	Subject to Section 6.10(a), the Trustee may resign at any time by giving 30 days prior written notice thereof to the Co-Issuers, the Secured Noteholders, the Hedge Counterparties, each Rating Agency, the Collateral Advisor, the Fiscal Agent and the Preference Share Paying Agent.

(c)	Subject to Section 6.10(a) hereof, the Trustee may be removed at any time on 10 days prior written notice (i) by Act of Holders of at least 66 2/3% of the Aggregate Outstanding Amount of Secured Notes of each Class or (ii) when an Indenture Event of Default shall have occurred and be continuing by Act of Holders of at least 66 2/3% of the Aggregate Outstanding Amount of Notes of the Controlling Class, in each case delivered to the Trustee and to the Co-Issuers.

(d)	If at any time:

(i)	the Trustee shall cease to be eligible under Section 6.9 hereof and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or

(ii)	the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iii)	the Trustee shall commence a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Trustee or for any substantial part of the Trustee’s property, or shall make any assignment for the benefit of its creditors or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as such debts become due or shall take any corporate action in furtherance of any of the foregoing, then, in any such case (subject to Section 6.10(a) hereof), (A) the Co-Issuers, by Issuer Order, may remove the Trustee or (B) subject to Section 5.15 hereof, the Trustee or any

Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)	If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee in accordance with Section 6.11; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of each Class and the Initial Hedge Counterparty or, at any time when an Event of Default shall have occurred and be continuing, by a Majority of the Controlling Class and the Initial Hedge Counterparty. If the Co-Issuers shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or such Holders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15 hereof, any Holder or the resigning or removed Trustee may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)	The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each Rating Agency, the Collateral Advisor, each Hedge Counterparty and the Holders as their names and addresses appear in the Secured Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

If the Trustee shall resign or be removed, the Trustee shall also resign or be removed as Paying Agent, Calculation Agent, Registrar and any other capacity in which the Trustee is then acting pursuant to this Indenture, the Preference Share Paying Agency Agreement, the Fiscal Agency Agreement, the Collateral Administration Agreement and the Account Control Agreement.

Section 6.11 - Acceptance of Appointment by Successor

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee (with copies to each Hedge Counterparty and each Holder of Notes) an instrument accepting such appointment. Upon delivery of the required instruments (subject to the next following paragraph), the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any other act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee, but, on request of the Co-Issuers or a Majority of any Class or the successor Trustee, such retiring Trustee shall, upon payment of its charges, fees, indemnities and expenses then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee. Upon receipt by the retiring Trustee of such instrument of acceptance, such retiring Trustee shall immediately and duly assign, transfer and deliver to such successor Trustee all property and Cash held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.8(d) hereof. Upon request of any such successor Trustee, the Co-

Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless (a) at the time of such acceptance such successor shall (i) have long term debt rated at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s) and at least “BBB+” by Standard & Poor’s and (ii) be qualified and eligible under this Article VI, (b) at the time of such acceptance such successor shall have the qualifications prescribed in Section 26(a)(1) of the Investment Company Act and (c) the Rating Condition with respect to the appointment of such successor Trustee shall have been satisfied. No appointment of a successor Trustee shall become effective if a Majority of the Controlling Class objects to such appointment; and no appointment of a successor Trustee shall become effective until the date ten days after notice of such appointment has been given to each Secured Noteholder. Any successor Trustee shall be deemed to have made the representations set forth in Section 6.15 hereof as of the effective date of the appointment of such successor Trustee.

Section 6.12 - Merger, Conversion, Consolidation or Succession to Business of Trustee

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such Person shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Secured Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Secured Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Secured Notes.

Section 6.13 - Co-Trustees

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 hereof and to make such claims and enforce such rights of action on behalf of the Holders of the Secured Notes subject to the other provisions of this Section 6.13 hereof.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment. The Co-Issuers shall notify Standard & Poor’s of the appointment of any co-trustee.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (subject to the Priority of Payments) for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)	the Secured Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)	the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c)	the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.13 hereof, and in case an Indenture Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.13 hereof;

(d)	no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other co-trustee hereunder;

(e)	the Trustee shall not be liable by reason of any act or omission of a co-trustee (other than any Affiliate of the Trustee) appointed in accordance with this Section 6.13 hereof;

(f)	any Act of Secured Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee; and

(g)	any co-trustee shall make the representations set forth in Section 6.15 hereof.

Section 6.14 - Certain Duties Related to Delayed Payment of Proceeds

In the event that the Trustee shall not have received a payment with respect to any Pledged Security within two Business Days after its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Advisor in writing and (b) promptly request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of Section 6.1(c)(iv) hereof, shall take such action as the Collateral Advisor shall direct in writing. Any such action shall be without prejudice to any right to claim a Default under this Indenture. In the event that the Issuer or the Collateral Advisor requests a release of a Pledged Security and/or delivers a new Collateral Debt Security in connection with any such action under the Collateral Advisory Agreement, such release and/or delivery shall be subject to Section 10.8 hereof and Article XII, as the case may be. Notwithstanding any other provisions hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Security received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with Section 10.2(d) hereof and this Section 6.14 hereof and such payment shall not be deemed part of the Collateral.

Section 6.15 - Representations and Warranties of the Bank

The Bank hereby represents and warrants the following for the benefit of the Secured Parties:

(a)	Organization. The Bank has been duly organized and is validly existing as a national banking association under the laws of the United States of America and has the power to conduct its business and affairs as a trustee.

(b)	Authorization; Binding Obligations. The Bank has the power and authority to perform the duties and obligations of Trustee, Secured Note Registrar and Transfer Agent under this Indenture. The Bank has taken all necessary action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly executed and delivered by the Bank. Upon execution and delivery by the Co-Issuers, this Indenture will constitute the legal, valid and binding obligation of the Bank enforceable in accordance with its terms.

(c)	Eligibility. The Bank is eligible under Section 6.9 hereof to serve as Trustee hereunder.

(d)	No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which the Bank is a party or by which it or any of its property is bound which in all cases would have a material adverse effect on the performance by the Bank of its obligations under this Indenture.

(e)	No Proceedings. There are no proceedings pending, or to the best knowledge of the Bank, threatened against the Bank before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, that could be reasonably expected to have a material adverse effect on the Collateral or any action taken or to be taken by the Bank under this Indenture.

Section 6.16 - Offers

In the event that the Trustee receives written notice of any Offer, the Trustee shall promptly deliver copies of such notice to the Issuer and the Collateral Advisor (and, if an Indenture Event of Default has occurred and is continuing, the Holders of the Notes of the Controlling Class). Subject to Section 7.7 hereof, the Issuer (acting at the direction of the Collateral Advisor or, if an Indenture Event of Default has occurred and is continuing and the notice referred to in Section 10.8(c) hereof has been given by a Majority of the Controlling Class, a Majority of the Controlling Class) may direct the Trustee to take any of the following actions with respect to a Collateral Debt Security or Equity Security as to which an Offer has been made: (i) exchange such instrument for other securities or a mixture of securities and other consideration pursuant to such Offer (and in making a determination whether or not to exchange any security, none of the restrictions set forth in Article XII shall be applicable); or (ii) give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Collateral Debt Security or Equity Security. In the absence of any direction from the Collateral Advisor, the Trustee shall have no obligation to take action in respect of any such Offer.

Section 6.17 - Fiduciary for Secured Noteholders Only; Agent for Other Secured Parties

With respect to the security interests created hereunder, the pledge of any portion of the Collateral to the Trustee is to the Trustee as representative of the Secured Noteholders and agent for other Secured Parties. In furtherance of the foregoing, the possession by the Trustee of any portion of the Collateral and the endorsement to or registration in the name of the Trustee of any portion of the Collateral (including without limitation as Entitlement Holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Secured Noteholders and as collateral agent for the other Secured Parties. The Trustee shall not by reason of this Indenture be deemed to be acting as fiduciary for the Collateral Advisor or the Hedge Counterparties; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.18 - Withholding

If any withholding tax is imposed on the Issuer’s payment under the Secured Notes to any Secured Noteholder, such tax shall reduce the amount of such payment otherwise distributable to such Secured Noteholder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Secured Noteholder sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Secured Noteholder shall be treated as Cash distributed to such Secured Noteholder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. The Trustee shall determine in its sole discretion whether to withhold tax with respect to a distribution in accordance with this Section 6.18 hereof and Section 2.6 hereof. If any Secured Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Secured Noteholder in making such claim so long as such Secured Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Failure of a Holder of a Secured Note to provide the Trustee or any Paying Agent and the Issuer with appropriate tax certificates will result in amounts being withheld from the payment to such Holders. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Collateral Debt Securities. Amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer as provided in Section 7.1 hereof. In the event that tax must be withheld or deducted from payments of principal or interest, neither the Issuer nor the Co-Issuer shall be obliged to make any additional payments to the Holders of any Secured Notes on account of such withholding or deduction.

Article VII - COVENANTS

Section 7.1 - Payment of Principal and Interest

The Co-Issuers will duly and punctually pay all principal (including the Class D Deferred Interest Amount and the Class E Deferred Interest Amount), and interest (including Defaulted Interest and interest thereon, if any) in accordance with the terms of the Secured Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Secured Noteholder of principal and/or interest shall be considered as having been paid by the Co-Issuers to such Secured Noteholder for all purposes of this Indenture. The Trustee hereby gives notice to each Secured Noteholder that the failure of such Secured Noteholder to provide the Trustee with appropriate tax certifications may result in amounts being withheld under the Code or other applicable law from payments to such Secured Noteholder under this Indenture; (provided that amounts withheld under the Code or other applicable law shall be considered as having been paid by the Co-Issuers as provided above).

Section 7.2 - Maintenance of Office or Agency

The Co-Issuers hereby appoint the Trustee as Paying Agent for the payment of principal of and interest on the Secured Notes. Secured Notes may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trustee. The Issuer hereby appoints Custom House Administration and Corporate Services Limited, with an address at 25 Eden Quay, Dublin 1, Ireland, as Irish Paying Agent and as the Issuer’s agent where notices and demands to or upon the Issuer in respect of any Secured Notes listed on the Irish Stock Exchange may be served and where such Secured Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints McCann Fitzgerald Listing Services Limited, with an address at 2 Harbourmaster Place, International Financial Services Centre, Dublin 1, Ireland, as Irish Listing Agent with respect to the Secured Notes.

The Co-Issuers hereby appoint National Corporate Research, Ltd., with an address at 225 West 34th Street, Suite 910, New York, New York, 10122, as the Co-Issuers’ agent where notices and demands to or upon the Co-Issuers in respect of the Secured Notes or this Indenture may be served.

The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (A) the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of the Secured Notes and this Indenture may be served and (B) no Paying Agent shall be appointed in a jurisdiction which would subject payments on the Secured Notes to withholding tax as a result of the Paying Agent being located therein. The Co-Issuers shall give prompt written notice to the Trustee, each Rating Agency, each Hedge Counterparty and the Secured Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at and notices and demands may be served on the Co-Issuers, and Secured Notes may be presented and surrendered for payment to the Paying Agent at its office (and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands).

For so long as any Class of Secured Notes is listed on the Irish Stock Exchange and such exchange shall so require, the Co-Issuers shall maintain a listing agent, a paying agent and an agent where notices and demands to or upon the Co-Issuers in respect of any Secured Notes listed on the Irish Stock Exchange may be served and where such Secured Notes may be surrendered for registration of transfer or exchange.

Section 7.3 - Cash for Payments to be Held in Trust

All payments of amounts due and payable with respect to any Notes and Preference Shares that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Trustee or a Paying Agent with respect to payments on the Secured Notes, to the Fiscal Agent for distribution by the Fiscal Agent in respect of payments on the Subordinate Notes in accordance with the

Fiscal Agency Agreement or to the Preference Share Paying Agent for distribution by the Preference Share Paying Agent in respect of payments on the Preference Shares in accordance with the Preference Share Paying Agency Agreement.

When the Co-Issuers shall have a Paying Agent that is not also the Secured Note Registrar, they shall furnish, or cause the Secured Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Secured Notes held by each such Holder.

Whenever the Co-Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Distribution Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Distribution Date or Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account, the Interest Collection Account or the Principal Collection Account, as the case may be), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Co-Issuers shall promptly notify the Trustee of its action or failure so to act. Any Cash deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Secured Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2 hereof. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as any Class of Secured Notes is rated by the Rating Agencies and with respect to any additional or successor Paying Agent for the Secured Notes, either (i) the Paying Agent for the Secured Notes has a rating of not less than “Aa3” (and, if rated “Aa3,” is not on watch for downgrade) and not less than “P-1” (and, if rated “P-1,” is not on watch for downgrade) by Moody’s and a rating of not less than “AA-” by Standard & Poor’s and not less than “A-1+” by Standard & Poor’s or (ii) the Rating Condition with respect to the appointment of such Paying Agent shall have been satisfied. In the event that (i) such successor Paying Agent ceases to have a rating of at least “Aa3” (and, if rated “Aa3,” is not on watch for downgrade) and “P-1” (and is not on watch for downgrade) by Moody’s and a rating of at least “AA-” by Standard & Poor’s and of “A-1+” by Standard & Poor’s or (ii) the Rating Condition with respect to the appointment of such Paying Agent shall not have been satisfied, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent (other than an initial Paying Agent) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by Federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3 hereof, that such Paying Agent will:

(a)	allocate all sums received for payment to the Holders of Secured Notes for which it acts as Paying Agent on each Distribution Date and Redemption Date among such Holders in the proportion specified in the instructions set forth in the applicable Note Valuation Report or Redemption Date Statement or as otherwise provided herein, in each case to the extent permitted by applicable law;

(b)	hold all sums held by it for the payment of amounts due with respect to the Secured Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)	if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Secured Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)	if such Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Secured Notes) in the making of any payment required to be made; and

(e)	if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Cash.

Except as otherwise required by applicable law, any Cash deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Secured Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on Issuer Request; and the Holder of such Secured Note shall thereafter, as an unsecured general creditor, look only to the Issuer or the Co-Issuer for payment of such amounts and all liability of the Trustee or such Paying Agent with respect to such trust Cash (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including mailing notice of such release to Holders whose Secured Notes have been called but have not been surrendered for redemption or whose right to or interest in Cash due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 - Existence of Co-Issuers; Compliance with Laws

The Issuer and the Co-Issuer shall maintain in full force and effect their existence and rights as an exempted company incorporated and registered under the laws of the Cayman Islands and as a corporation incorporated under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Secured Notes or any of the Collateral.

The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors’ and shareholders’, or other similar, meetings) or registrations are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (a) the Issuer shall not have any subsidiaries,

(b) the Co-Issuer shall not have any subsidiaries, (c) the Issuer and the Co-Issuer shall correct any known misunderstanding concerning the separate legal identities of the Issuer and the Co-Issuer from each other and (d) the Issuer and the Co-Issuer shall not (i) have any employees, (ii) engage in any transaction with any ordinary shareholder that would constitute a conflict of interest or (iii) pay dividends other than in accordance with the terms of this Indenture; provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Administration Agreement with the Administrator.

The Issuer and the Co-Issuer shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations and awards (including, without limitation, any fiscal and accounting rules and regulations and any foreign or domestic law, rule or regulation), including, in connection with the issuance, offer and sale of the Secured Notes.

Section 7.5 - Protection of Collateral

(a)	The Issuer (or, with respect to continuation statements, the Trustee on behalf of the Issuer) shall file any financing statements and any continuation statements, provided that the Issuer shall from time to time at the request of any Secured Party execute and deliver all such supplements and amendments hereto and upon receipt of an Opinion of Counsel, execute all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)	Grant more effectively all or any portion of the Collateral;

(ii)	maintain, preserve and perfect the lien (and the first priority nature thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)	perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)	enforce any of the Pledged Securities or other instruments or property included in the Collateral;

(v)	preserve and defend title to the Collateral and the rights therein of the Trustee and the Holders of the Secured Notes against the claims of all persons and parties; or

(vi)	pursuant to Section 11.1(a) hereof, pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Trustee, on behalf of the Issuer, shall be entitled to rely on an Opinion of Counsel given pursuant to Section 7.6 hereof as to the need to file any continuation statements, the dates by which such filings are required to be made and the jurisdiction in which such filings are required to be made.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute, if required, and/or file, at the Issuer’s expense, any continuation statement or other instrument delivered to it pursuant to this Section 7.5 hereof, and the Trustee, as agent of the Issuer, agrees to file such continuation statements as are necessary to maintain perfection of the Collateral perfected by the filing of Financing Statements; provided that such appointment shall not impose upon the Trustee, or release or diminish or transfer the Co-Issuers’ obligation under this Section 7.5 hereof, and; provided further, that the Issuer retains ultimate responsibility to maintain the perfection of the Collateral perfected by the filing of Financing Statements and any failure of the Trustee to file continuation statements pursuant to this undertaking shall not result in any liability of the Trustee and the Trustee shall be entitled to indemnification pursuant to Section 6.8(a) hereof with respect to any claim, loss, liability or expense incurred by the Trustee with respect to the filing of such continuation statements. The Trustee agrees that it will from time to time, at the direction of any Secured Party, cause to be filed continuation statements. The Trustee shall be entitled to rely on an Opinion of Counsel as to the need to file any financing statements and continuation statements, the dates by which such filings are required to be made and the jurisdiction in which such filings are required to be made. The Issuer shall otherwise cause the perfection and priority of the security interest in the Collateral and the maintenance of such security interest at all times. Notwithstanding anything to the contrary herein, the right of a Secured Party to provide direction to the Trustee shall not impose upon the Trustee as Secured Party, any obligation to provide any such direction. The Issuer hereby (i) authorizes the Trustee at any time and from time to time to file continuation statements and amendments thereto that describe the Collateral as “all assets of the Issuer,” “all assets of the Issuer other than Excepted Property” or words of similar effect (regardless of whether any particular asset described in such financing statements falls within the Granting Clauses of this Indenture) and that contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any continuation statement or amendment, including whether the Issuer is an organization, the type of organization and any organization identification number issued to the Issuer, and (ii) ratifies such authorization to the extent that the Trustee has filed any such continuation statements, or amendments thereto prior to the date hereof. The Trustee agrees that it will from time to time, at the direction of any Secured Party, execute and cause to be filed, at the expense of the Issuer, continuation statements. The Issuer shall otherwise cause the perfection and priority of the security interest in the Collateral and the maintenance of such security interest at all times. Notwithstanding anything to the contrary herein, the right of a Secured Party to provide direction to the Trustee shall not impose upon the Trustee as Secured Party, any obligation to provide any such direction. The Issuer agrees that a carbon, photographic, photostatic or other reproduction of a Financing Statement is sufficient as a Financing Statement.

(b)

The Trustee shall not (i) except in accordance with Section 10.8(a), (b) or (c) hereof, as applicable, or in connection with a payment of Cash expressly permitted by this Indenture (including Section 11.1 hereof), remove any portion of the Collateral that consists of Cash or is evidenced by an Instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6 hereof) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Collateral that consists of book-entry securities to be recorded on the books of a Person (A) organized in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)	The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities that secure the Secured Notes; provided that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been made.

(d)	The Issuer shall enforce all of its material rights and remedies under the Hedge Agreements, the Administration Agreement, the Collateral Administration Agreement, the Collateral Advisory Agreement, the Fiscal Agency Agreement and the Preference Share Documents. The Issuer will not enter into any agreement amending, modifying or terminating the Administration Agreement, the Account Control Agreement, the Hedge Agreements, the Collateral Administration Agreement, the Fiscal Agency Agreement or the Collateral Advisory Agreement without (i) 10 days’ prior notice to each Rating Agency, the Collateral Advisor and each Hedge Counterparty, (ii) 10 days’ prior notice thereof to the Trustee, which notice shall specify the action proposed to be taken by the Issuer (and the Trustee shall promptly deliver a copy of such notice to each Secured Noteholder, except in the case of amendments and modifications of the type and nature described in Section 8.1 hereof) and (iii) the Rating Condition with respect to such amendment, modification or termination being satisfied.

(e)	Without at least 30 days’ prior written notice to the Trustee and the Collateral Advisor, the Issuer shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto or re-incorporate, re-form or re-organize itself under the law of a different jurisdiction.

(f)	The Issuer shall ensure that particulars of the security interests granted in favor of the Trustee hereunder or in any instrument executed pursuant to Section 7.5(a) hereof are promptly entered on the register of mortgages and charges maintained by the Issuer in accordance with The Companies Law (2004 Revision) of the Cayman Islands.

Section 7.6 - Opinions as to Collateral

On or before June 30, 2011 (but no earlier than March 31, 2011), and every fifth anniversary of June 30 thereafter (for so long as any Secured Notes remain Outstanding), the Issuer shall furnish or cause to be furnished to the Trustee, each Rating Agency and each Hedge Counterparty an Opinion of Counsel (which shall include assumptions and qualifications substantially similar to those set forth in Exhibit D-2) stating that, in the opinion of such counsel, as of the date of such opinion, the security interest created by this Indenture with respect to the Collateral remains a valid and perfected security interest and describing the manner in which such security interest shall remain perfected.

Section 7.7 - Performance of Obligations

(a)

The Issuer or the Co-Issuer may, with the prior written consent of a Majority of the Holders of the Notes of the Controlling Class and the Hedge Counterparties (except for agreements entered into as of the Closing Date, which shall not require such prior consent) contract with other Persons, including the Collateral Administrator, the Collateral Advisor and the Bank, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer hereunder by such Persons. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain liable for all such actions and obligations. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer; and the Issuer or Co-Issuer, as the case may be, will punctually perform, and use its commercially reasonable efforts to cause such other Person to perform, all of their obligations and agreements contained in any related agreement.

(b)	The Co-Issuers shall treat all acquisitions of Collateral Debt Securities as a “purchase” for tax, accounting and reporting purposes.

Section 7.8 - Negative Covenants

(a)	The Issuer will not and, with respect to clauses (iii), (iv), (v), (ix), (x) and (xi), the Co-Issuer will not:

(i)	intentionally operate so as to be subject to U.S. Federal income taxes on its net income;

(ii)	sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture;

(iii)	claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal, interest or any other amount payable in respect of the Secured Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Secured Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iv)	(A) incur or assume or guarantee any indebtedness, other than the Secured Notes and the Subordinate Notes and as expressly permitted in this Indenture and the Fiscal Agency Agreement and the transactions contemplated hereby and in the Fiscal Agency Agreement; (B) issue any additional class of securities; or (C) issue any additional shares other than the Preference Shares;

(v)	(A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Secured Notes or the Collateral Advisory Agreement, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral, except (with respect to each of subclauses (A), (B) and (C) above) as expressly permitted by this Indenture and the Collateral Advisory Agreement;

(vi)	use any of the proceeds of the Secured Notes issued hereunder (A) to extend “purpose credit” within the meaning given to such term in Regulation U or (B) to purchase or otherwise acquire any Margin Stock;

(vii)	permit the aggregate book value of all Margin Stock held by the Issuer on any date to exceed the net worth of the Issuer on such date (excluding any unrealized gains and losses) on such date;

(viii)	amend the Collateral Advisory Agreement except pursuant to Article XV;

(ix)	dissolve or liquidate in whole or in part, except as permitted under Section 7.10 hereof;

(x)	except for any agreements involving the purchase and sale of Collateral Debt Securities having customary purchase or sale terms and documents with customary loan trading documentation (but not excepting any agreement relating to any Hedge Agreement), enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions with respect to the Issuer or amend or waive such provisions;

(xi)	without satisfaction of the Rating Condition, amend or waive the “non-petition” or “limited recourse” provisions of this Indenture, the Notes, the Account Control Agreement, the Hedge Agreements, the Preference Shares (and any Agreement relating thereto), the Fiscal Agency Agreement, the Collateral Advisory Agreement, the Administration Agreement or the Collateral Administration Agreement or any other material agreement to which the Issuer is a party;

(xii)	commingle its assets with the assets of any other entity; or

(xiii)	conduct business in any name other than its own.

(b)	Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral except, in each of the foregoing cases, as expressly permitted by this Indenture and the Collateral Advisory Agreement.

(c)	The Co-Issuer will not invest any of its assets in “securities” (as such term is defined in the Investment Company Act), and will keep all of its assets in Cash.

(d)	Neither the Issuer nor the Co-Issuer may acquire or form any subsidiary or employ any employees (other than its directors).

(e)	For so long as any Notes are Outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to any Person other than SREH or a transferee which is a Special Purpose Purchaser to which the transfer of such shares has satisfied the Rating Condition and the Co-Issuer shall not issue or permit the transfer of any of its limited liability company interests to any Person other than SREH or a transferee which is a Special Purpose Purchaser to which the transfer of such interests has satisfied the Rating Condition.

Section 7.9 - Statement as to Compliance

On or before January 31st in each calendar year commencing in 2007, or immediately if there has been an Event of Default under this Indenture, the Issuer shall deliver to the Trustee, the Preference Share Paying Agent, the Fiscal Agent, each Hedge Counterparty, each Noteholder and Preference Shareholder making a written request therefor and each Rating Agency an Officer’s certificate stating, as to each signer thereof, that:

(a)	a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the twelve-month period ending on December 31st of the previous year has been made under such Officer’s supervision (or from the Closing Date until December 31, 2006, in the case of the first such certificate) based on reports and other information delivered to such Officer by the Trustee and the Collateral Administrator and a review of the Accountant’s Reports prepared pursuant to Section 10.9 hereof; and

(b)	to the best of such Officer’s knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout the period, or, if there has been an Indenture Event of Default, specifying each such Indenture Event of Default known to such Officer and the nature and status thereof, including actions undertaken to remedy the same.

Section 7.10 - Co-Issuers may Consolidate, Etc., Only on Certain Terms

(a)	The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law and unless:

(i)	the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall be an exempted limited liability company organized and existing under the laws of the Cayman Islands or such other jurisdiction outside the United States as may be approved by a Majority of each Class of Notes, a Majority-in-Interest of Preference Shareholders and each Hedge Counterparty, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Collateral Advisor, the Hedge Counterparties, the Fiscal Agent, the Preference Share Paying Agent and each Secured Noteholder, the due and punctual payment of the principal of and interest on all Secured Notes and the performance of every covenant of this Indenture, the Fiscal Agency Agreement, the Collateral Advisory Agreement, the Preference Share Paying Agency Agreement and the Hedge Agreements on the part of the Issuer to be performed or observed, all as provided herein;

(ii)	each Hedge Counterparty and each Rating Agency shall have received written notification of such consolidation, merger, transfer or conveyance, each Hedge Counterparty shall have given its prior written consent thereto (such consent not to be unreasonably withheld) and the Rating Condition shall have been satisfied with respect to the consummation of such transaction;

(iii)	if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv)	if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred or conveyed shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subclause (a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral; (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing all of the Notes; and such other matters as the Trustee or any Noteholder may reasonably require and (C) such Person has received an Opinion of Counsel to the effect that such Person will not be subject to net income tax or be treated as engaged in a trade or business within the United States for U.S. Federal income tax purposes;

(v)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(vi)	the Issuer shall have delivered to the Trustee, the Collateral Advisor, each Noteholder, each Hedge Counterparty and the Irish Stock Exchange an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Section 7.10, that all conditions in this Section 7.10 and the Fiscal Agency Agreement relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Noteholder; and

(vii)	the Issuer shall have delivered to the Trustee, the Fiscal Agent, each Hedge Counterparty and the Collateral Advisor an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act.

(b)	The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

(i)	the Co-Issuer shall be the surviving corporation, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii)	each Hedge Counterparty and each Rating Agency shall have received written notification from the Co-Issuer of such consolidation, merger, transfer or conveyance, each Hedge Counterparty shall have given its prior written consent thereto (not to be unreasonably withheld) and the Rating Condition shall have been satisfied with respect to the consummation of such transaction;

(iii)	if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv)	if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred or conveyed shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and (if applicable) in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subclause (b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee, any Hedge Counterparty or any Secured Noteholder may reasonably require;

(v)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

(vi)	the Co-Issuer shall have delivered to the Trustee, the Collateral Advisor, each Hedge Counterparty and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 7.10 and that all conditions in this Section 7.10 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to any Secured Noteholder;

(vii)	after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act; and

(viii)	after giving effect to such transaction, the outstanding stock of the Co-Issuer will not be beneficially owned by any Person other than the Issuer.

Section 7.11 - Successor Substituted

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or, the Person to which such transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation or covenant of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 7.11 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Secured Notes and from its obligations under this Indenture.

Section 7.12 - No Other Business

(a)	The Issuer shall not engage in any business or activity other than issuing and selling the Notes pursuant to this Indenture, the Fiscal Agency Agreement and the Deed of Covenant and the Preference Shares and its ordinary shares pursuant to the Preference Share Documents and acquiring, holding, pledging and selling, solely for its own account, Collateral Debt Securities and other Collateral described in clauses (a) through (e) of the first sentence of the Granting Clauses and the capital stock of the Co-Issuer, and the Co-Issuer shall not engage in any business or activity other than issuing and selling the Secured Notes pursuant to this Indenture and, with respect to the Issuer and the Co-Issuer, such other activities as are incidental thereto or connected therewith. The Issuer will not, after the Closing Date, amend the Issuer Charter, and the Co-Issuer will not amend its certificate of formation or limited liability company agreement, if such amendment would result in the rating (including any private or confidential rating) of any Class of Secured Notes being reduced or withdrawn. The Co-Issuers shall conduct business solely under their respective names.

(b)	The Issuer shall not engage in any business or activity or hold any asset that would cause the Issuer to be treated as engaged in a trade or business for U.S. Federal income tax purposes.

Section 7.13 - Reaffirmation of Rating; Annual Rating Review

(a)	So long as any Class of Notes remains Outstanding, on or before August 1 in each year commencing in 2007 the Co-Issuers shall obtain and pay for an annual confirmation of the rating of each Class of Notes from each Rating Agency that rated such Class of Notes on the Closing Date.

(b)	The Co-Issuers shall promptly notify the Trustee in writing and upon receipt of such notice the Trustee shall promptly notify the Noteholders, each Hedge Counterparty and the Preference Shareholders if at any time the rating of any Class of Notes has been, or is known will be, changed or withdrawn.

Section 7.14 - Reporting

At any time when the Co-Issuers are neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or Beneficial Owner of a Secured Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Beneficial Owner, to a prospective purchaser of such Secured Note designated by such Holder or Beneficial Owner or to the Trustee to be made available to such Holder or Beneficial Owner or a prospective purchaser designated by such Holder or Beneficial Owner, as the case may be, in order to permit compliance by such Holder or Beneficial Owner with Rule 144A under the Securities Act in connection with the resale of such Secured Note by such Holder or Beneficial Owner.

Section 7.15 - Calculation Agent

(a)	The Co-Issuers hereby agree that for so long as any of the Secured Notes remain Outstanding the Co-Issuers will at all times cause there to be an agent appointed to calculate LIBOR in respect of each Interest Period in accordance with the terms of Schedule B hereto (the “Calculation Agent”), which agent shall be a financial institution, having a combined capital and surplus of at least U.S.$250,000,000, subject to supervision or examination by Federal or state banking authority, having a rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s) and “BBB+” by Standard & Poor’s and having an office within the United States. The Co-Issuers have initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Co-Issuers at any time. If the Calculation Agent is unable or unwilling to act as such, is removed by the Co-Issuers or fails to determine the Note Interest Rate for (or the amount of interest payable to) any Class of Secured Notes for any Interest Period, the Co-Issuers will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Dollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Co-Issuers or any of their Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. The determination of the Note Interest Rate (and the Interest Distribution Amount) for the Secured Notes for each Interest Period by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

(b)

The Calculation Agent shall, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (New York time) on the Business Day immediately following each LIBOR Determination Date, calculate the Note Interest Rate for the Secured Notes for the related Interest Period and the amount of interest for the related Interest Period payable in respect of each U.S.$1,000 in principal amount of each Class of Secured Notes (in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Distribution Date and will make available such rates and amounts and the related Distribution Date to the Co-Issuers, the Collateral Advisor, the Trustee, each Hedge Counterparty, each Paying Agent (other than the Preference Share Paying Agent), the Depositary, for so long as any Secured Notes are listed on the Irish Stock Exchange, the Irish Stock Exchange and, if applicable, Euroclear and Clearstream, Luxembourg. The Calculation Agent will also specify to the Co-Issuers, each Hedge Counterparty and the Collateral Advisor the quotations upon which the Note Interest Rate for each Class of Secured Notes is based, and in any event the Calculation Agent shall notify the Co-Issuers before 7:00 p.m. (London time) on each LIBOR Determination Date that either (i) it has determined or is in the process of determining the Note Interest Rates and applicable amounts of interest for the related Interest Period or (ii) it has not determined and is not in the process of determining the Note Interest Rates and the applicable amounts of interest, together with its reasons therefor. The Calculation Agent also will cause the Note Interest Rate for each Interest Period for each Class of Secured Notes listed on the Irish Stock Exchange, the amount of interest payable in respect of each Class of Secured Notes listed on the Irish Stock Exchange and each Distribution Date to be delivered to the Company Announcements Office of the Irish Stock Exchange as soon as possible after the Calculation Agent has determined such Note Interest Rates and amounts. For purposes of any calculations referred to in this paragraph (b), all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.

Section 7.16 - Amendment or Termination of Certain Documents

Prior to entering into any amendment to or termination of the Account Control Agreement, the Collateral Administration Agreement, the Fiscal Agency Agreement, the Collateral Advisory Agreement, the Administration Agreement or any Hedge Agreement, the Issuer shall notify the Rating Agencies of such amendment or termination; provided that (i) any amendment to a Hedge Agreement shall have been consented to by the Hedge Counterparty party thereto, (ii) any such amendment shall have satisfied the Rating Condition and (iii) in the case of any amendment to which consent of a Hedge Counterparty is required under any Hedge Agreement, the consent of such Hedge Counterparty has been obtained. Prior to granting any waiver in respect of any of the foregoing agreements, the Issuer shall provide each Rating Agency, each Hedge Counterparty, the Collateral Advisor and the Trustee with written notice thereof and otherwise comply with the requirements of Section 7.5(d) hereof. If the Issuer has knowledge of any material breach of any of the foregoing agreements, then the Issuer will provide notice of such breach to Standard & Poor’s.

Section 7.17 - Purchase of Collateral: Information Regarding Collateral; Rating Confirmation.

(a)	The Issuer shall use its commercially reasonable efforts to purchase or enter into binding agreements to purchase on or before August 28, 2006 Collateral Debt Securities having an Aggregate Principal Balance plus the Balance of all Eligible Investments purchased with Principal Proceeds, plus any Principal Proceeds distributed on any prior Distribution Date, of not less than U.S.$1,000,000,000 (in each case, assuming for these purposes (i) settlement in accordance with customary settlement procedures in the relevant markets on the Ramp-Up Completion Date of all agreements entered into by the Issuer to acquire Collateral Debt Securities scheduled to settle on or following the Ramp-Up Completion Date and (ii) that each such Collateral Debt Security is a Pledged Collateral Debt Security). During the Ramp-Up Period, the Collateral Advisor, on behalf of the Issuer, may direct the Trustee to apply Principal Proceeds to purchase Collateral Debt Securities designated by the Collateral Advisor for inclusion in the Collateral.

(b)	On or before the seventh Business Day after the Ramp-Up Completion Date, the Issuer shall deliver an Officer’s certificate to the Trustee, the Fiscal Agent, each Hedge Counterparty and each Rating Agency demonstrating compliance as of such date by the Issuer with its obligations under this Section 7.17 and satisfaction of each applicable Collateral Quality Test (other than the Standard & Poor’s CDO Monitor Test) and each Overcollateralization Test. If on the Ramp-Up Completion Date the Issuer shall be in default in the performance of its obligations under this Section 7.17 or any of the Collateral Quality Tests or the Overcollateralization Tests shall fail to be satisfied, the Issuer shall deliver an Officer’s certificate to the Trustee, each Hedge Counterparty and each Rating Agency specifying the details of such default or failure (and a statement in reasonable detail of a plan intended to comply with this Section 7.l7 and each of the Collateral Quality Tests and the Overcollateralization Tests).

(c)	No later than seven Business Days after the Ramp-Up Completion Date, the Issuer shall deliver or cause to be delivered to the Trustee, each Hedge Counterparty and each Rating Agency a list of all Collateral Debt Securities held by the Issuer (or with respect to which the Issuer has entered into a binding agreement to purchase) on the Ramp-Up Completion Date and an Accountant’s Report certifying the procedures applied and their associated findings with respect to Eligibility Criteria set forth in paragraphs (2), (5), (19) through (25), (27) through (29), (31) and (36) of Section 12.2(a) hereof for each Pledged Collateral Debt Security held by the Issuer and compliance with the Collateral Quality Tests (excluding the Standard & Poor’s CDO Monitor Test) on the Ramp-Up Completion Date.

(d)	No later than seven Business Days after the Ramp-Up Completion Date, the Issuer shall notify (such notification, a “Ramp-Up Notice”) the Trustee, each of the Rating Agencies and each Hedge Counterparty of the occurrence of the Ramp-Up Completion Date and request in writing that each of the Rating Agencies confirm in writing (such confirmation, a “Rating Confirmation”) that it has not reduced or withdrawn the ratings (including any private or confidential ratings) assigned by it on the Closing Date to the Notes. In the event that the Issuer fails to obtain a Rating Confirmation prior to the first Determination Date that is at least 30 Business Days following such Ramp-Up Completion Date (a “Rating Confirmation Failure”), Uninvested Proceeds, Interest Proceeds and Principal Proceeds (in that order) shall be applied as provided in Section 11.1(a) hereof, to the extent necessary for each of the Rating Agencies to provide a Rating Confirmation and, if the Collateral Advisor determines that it is advisable, the notional amount of the Hedge Agreements may be reduced by an amount which is proportionate to the amount by which the Aggregate Outstanding Amount of the Notes is reduced by reason of such payment of principal of the Notes in connection with a Rating Confirmation Failure or, if necessary to obtain a Rating Confirmation, the notional amount of the Hedge Agreements may be increased in order to provide interest rate protection for the same percentage of Fixed Rate Securities as contemplated by the projections made as of the Closing Date.

(e)	No later than seven Business Days following the Ramp-Up Completion Date, the Collateral Administrator shall, on behalf of the Issuer, provide Standard & Poor’s (i) any information in electronic form concerning the Collateral that Standard & Poor’s may reasonably request to run the Standard & Poor’s CDO Monitor Test and (ii) the Excel Default Model Input File.

Section 7.18 - Listing

The Issuer will use its commercially reasonable efforts to obtain and maintain the listing of each Class of Secured Notes on the Irish Stock Exchange. The listing on the Irish Stock Exchange of the Secured Notes is not a condition to issuance of the Notes. If the Secured Notes are admitted to the official list of the Irish Stock Exchange, the Issuer may at any time terminate such listing if the Issuer (or the Collateral Advisor on behalf of the Issuer) determines that the maintenance of such listing would impose a material burden or expense (in excess of the amount anticipated on the Closing Date) on the Issuer.

Section 7.19 - Tax Returns

The Issuer shall (i) retain a firm of Independent certified public accountants of recognized national reputation (the “Accountants”) to prepare on behalf of (and at the expense of) the Issuer any income tax or information returns that the Issuer may from time to time be required to file under applicable law (each, a “Tax Return”), and to deliver, at least 30 days before any applicable time limit, each Tax Return, properly completed, to the Administrator for signature by an Authorized Officer of the Issuer, (ii) file or deliver such Tax Return within any applicable time limit with any authority or Person as required under applicable law, (iii) should the Issuer not be treated as a Qualified REIT Subsidiary, prepare and deliver, upon request, an Internal Revenue Service Form 5471, as needed (or any successor or supplement thereto) and any other information required under Sections 6038, 6038B or 6046 of the Code (or successor provisions), on an annual basis in a timely manner to a Subordinate Noteholder and Preference Shareholder, (iv) should the Issuer not be treated as a Qualified REIT Subsidiary, prepare and file any elections, as needed, to preserve the status of the Issuer as a corporation for United States Federal tax purposes due to a change in United States Federal tax laws and (v) should the Issuer not be treated as a Qualified REIT Subsidiary, pursuant to the Code, provide to any Preference Shareholder (A) all information that a U.S. shareholder making a “qualified electing fund” (“QEF”) election (as defined in the Code) with respect to the Issuer (or any Pledged Collateral Debt Security purchased by the Issuer that is an equity interest in a “PFIC” (as defined in the Code) to the extent such information is made available to the Issuer) is required to obtain for United States Federal income tax purposes and (B) a “PFIC Annual Information Statement” as described in Treasury Regulations § 1.1295-1(g) (or any successor Treasury Regulation or Internal Revenue Service release or notice), including all representations and statements required by such statement, for the Issuer (or any Pledged Collateral Debt Security purchased by the Issuer that is an equity interest in a “PFIC” (as defined in the Code) to the extent such information is made available to the Issuer) and shall take any other steps necessary to facilitate a QEF election with respect to the Issuer (or such Pledged Collateral Debt Security to the extent the Issuer is able) by such Preference Shareholder.

Section 7.20 - German Investors

The Issuer will not be required to comply with any calculation and information requirements set forth in Section 5 of the Investmentsteuergesetz for German tax purposes.

Section 7.21 - Administrator

The Issuer will at all times maintain a corporate administrator to perform substantially the functions performed by the Administrator pursuant to the Administration Agreement.

Article VIII - Supplemental Indentures

Section 8.1 - Supplemental Indentures Without Consent of Noteholders

Without the consent of the Noteholders, the Preference Shareholders or each Hedge Counterparty (except to the extent such consent is required under the applicable Hedge Agreement), the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings of the Notes and subject to Section 8.3 hereof, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)	to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Secured Notes pursuant to Section 7.10 or 7.11 hereof;

(b)	to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Holders of all of the Secured Notes or to surrender any right or power herein conferred upon the Co-Issuers;

(c)	to convey, transfer, assign, mortgage or pledge any property to the Trustee for the benefit of the Secured Parties;

(d)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.10, 6.11 and 6.13 hereof;

(e)	to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

(f)	to modify the restrictions on and procedures for resale and other transfer of the Secured Notes to reflect any change in any applicable law or regulation (or the interpretation thereof) or in accordance with the USA PATRIOT Act, the Proceeds of Criminal Conduct Law (2005 Revision) (enacted in the Cayman Islands), The Money Laundering Regulations (2005 Revision) (enacted in the Cayman Islands) and any other similar applicable laws or regulations or to enable the Co-Issuers to rely upon any less restrictive exemption from registration under the Securities Act, the Investment Company Act or other applicable law or to remove restrictions on resale and transfer to the extent not required thereunder;

(g)	to correct any inconsistency, defect or ambiguity in this Indenture or correct, modify or supplement any provision which is inconsistent with any Rating Agency methodology;

(h)	to obtain ratings on one or more Classes of the Notes from any rating agency;

(i)	to accommodate the issuance of any Class of Notes or Preference Shares to be held through the facilities of DTC, Euroclear or Clearstream, Luxembourg or otherwise or the listing or the delisting of the Notes or the Preference Shares on any exchange or the issuance of additional Preference Shares;

(j)	to make administrative changes as the Co-Issuers deem appropriate and that do not materially and adversely affect the interests of any Noteholder, Preference Shareholder or Hedge Counterparty;

(k)	to avoid imposition of tax on the net income of the Issuer or the Co-Issuer or of withholding tax on any payment to the Issuer or the Co-Issuer or to avoid the Issuer or the Co-Issuer being required to register as an investment company under the Investment Company Act or avoid the application of the German Investment Tax Act to the Issuer or to any of the Securities;

(l)	to accommodate the issuance of any Class of Secured Notes as Definitive Secured Notes;

(m)	to correct any non-material error in any provision of this Indenture upon receipt by the Trustee of written direction from the Issuer describing in reasonable detail such error and the modification necessary to correct such error;

(n)	to conform this Indenture to the Offering Circular;

(o)	to make any change required in order to permit or maintain a listing on any exchange;

(p)	to correct any manifest error in this Indenture;

(q)	to amend or otherwise to modify (a) if the Rating Condition with respect to Moody’s is satisfied, (1) the matrix attached as Part I of Schedule D hereto, (2) the Moody’s Minimum Weighted Average Recovery Rate Test, the Moody’s Maximum Rating Distribution Test or the Moody’s Asset Correlation Test or (3) any reference herein to “Moody’s Rating” or a rating assigned by Moody’s or (b) if the Rating Condition with respect to Standard & Poor’s is satisfied, the matrix attached as Part II of Schedule D hereto or the Standard & Poor’s Minimum Recovery Rate Test or any reference herein to “Standard & Poor’s Rating” or a rating assigned by Standard & Poor’s; or

(r)	to accommodate, modify or amend existing and/or replacement hedge agreements or enter into one or more additional hedge agreements or accommodate, modify, or amend such additional hedge agreements or replacements therefore;

(s)	to take any action necessary or advisable to prevent the Issuer (without adverse effect upon the Issuer or holders of Securities) from failing to qualify as a Qualified REIT Subsidiary; or

(t)	to enable the Issuer to avoid becoming, or being obligated to register as, an investment company under the Investment Company Act.

For so long as the Class A-1A Notes are the Controlling Class, the Trustee may not enter into any such supplemental indenture (other than pursuant to clause (s) or (t) above) without the consent of Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Notes of the Controlling Class, which consent shall not be unreasonably withheld by any such Holder. The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law. So long as any Class of the Secured Notes is listed on the Irish Stock Exchange, the Trustee will notify the Company Announcements Office of the Irish Stock Exchange prior to any modification to this Indenture that affects any Class of the Secured Notes that is listed on the Irish Stock Exchange.

Notwithstanding the foregoing, the Trustee shall not enter into any such supplemental indenture (other than pursuant to clause (n), (p) or (t)) if, as a result of such supplemental indenture, the interests of any Class of Notes or the Preference Shareholders would be materially and adversely affected thereby as evidenced to the Trustee by an Officer’s certificate of the Collateral Advisor or an Opinion of Counsel provided by or at the expense of the Issuer.

The Trustee shall not enter into any such supplemental indenture if, with respect to such supplemental indenture, (A) the Rating Condition with respect to Standard & Poor’s has not been satisfied, and (B) solely with respect to clauses (q) and (r) above, the Rating Condition with respect to Moody’s has not been satisfied; provided that the Trustee may, with the consent of the Holders of 100% of the Aggregate Outstanding Amount of Notes of each affected Class, enter into any such supplemental indenture notwithstanding that the Rating Condition would not be satisfied with respect to such supplemental indenture; provided that notice of such consent is provided to the Rating Agencies and the Collateral Advisor. If any Class of Secured Notes is then listed on the Irish Stock Exchange, the Trustee shall, following execution of any supplemental indenture, cause notice of such supplemental indenture to be delivered by the Irish Paying Agent to the Company Announcements Office of the Irish Stock Exchange.

The Trustee shall be entitled to receive and conclusively rely upon an Officer’s certificate of the Issuer (or of the Collateral Advisor on its behalf) or an Opinion of Counsel, provided by and at the expense of the Issuer, as to whether the interests of any Class of Notes or the Preference Shareholders would be materially and adversely affected by any such supplemental indenture and whether or not the consent of any Hedge Counterparty is required. The Issuer shall not enter into any such supplemental indenture without the consent of a Hedge Counterparty if its consent is required under its Hedge Agreement. In addition, the Issuer may not enter into any supplemental indenture without the written consent of the Collateral Advisor if such supplemental indenture alters the rights or obligations of the Collateral Advisor in any respect, and the Collateral Advisor will not be bound by any supplemental indenture unless the Collateral Advisor shall have given its prior written consent or has not responded within 30 days after the Issuer or the Trustee has provided it with written notice thereof. At the cost of the Co-Issuers, the Trustee shall provide to (i) the Preference Share Paying Agent, the Fiscal Agent, the Collateral Advisor and the Hedge Counterparties a copy of any proposed supplemental indenture at least 10 days prior to the execution thereof by the Trustee and (ii) to the same parties, the Secured Noteholders, and the Irish Paying Agent a copy of the executed supplemental indenture after its execution. At the cost of the Co-Issuers, the Trustee shall provide to each Rating Agency a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Trustee, and, for so long as any Secured Notes are Outstanding, request that the Rating Condition with respect to Standard & Poor’s and, solely with respect to clauses (q) and (r) above, Moody’s, with respect to such supplemental indenture be satisfied, and, as soon as reasonably practicable after the execution by the Trustee and the Issuer of any such supplemental indenture, provide to each Rating Agency a copy of the executed supplemental indenture.

Notwithstanding anything to the contrary in this Section 8.1 or in Section 8.2 hereof, if any of the Rating Agencies changes the method of calculating any of its respective Collateral Quality Tests (a “Collateral Quality Test Modification”) or any of the Overcollateralization Tests or the Class A-1A Par Value Ratio (a “Overcollateralization Test Modification”), the Issuer may, at the direction of the Collateral Advisor, incorporate corresponding changes into this Indenture without the consent of the holders of the Notes

(except as set forth below) and Preference Shares if (i) (A) in the case of a Collateral Quality Test Modification, the Rating Condition is satisfied with respect to the Rating Agency that made such change or (B) in the case of an Overcollateralization Test Modification, the Rating Condition is satisfied with respect to each Rating Agency then rating the Notes and (ii) if notice of such change is delivered by the Collateral Advisor to the Trustee and to the holders of the Notes and Preference Shares (which notice may be included in the next regular report to Noteholders). Any such modification shall be effected without execution of a supplemental indenture, subject to (i) the consent of the Trustee, (ii) the consent of the Initial Hedge Counterparty to the extent required pursuant to the Initial Hedge Agreement and (iii) to the extent that (A) the Class A-1A Notes are the Controlling Class and (B) such change would have an adverse effect on the Controlling Class, the consent of the Controlling Class.

Section 8.2 - Supplemental Indentures with Consent of Noteholders

With the consent of (x) the Holders of not less than a Majority of each Class of Notes materially and adversely affected thereby and a Majority-in-Interest of Preference Shareholders (if materially and adversely affected thereby), and (y) each Hedge Counterparty (to the extent required under the related Hedge Agreement) by Act of said Noteholders or by written consent of the Subordinate Noteholders and the Preference Shareholders (which consent shall be evidenced by an Officer’s certificate of the Issuer certifying that such consent has been obtained, on which the Trustee is entitled to conclusively rely) delivered to the Trustee and the Co-Issuers), the Trustee and Co-Issuers may, subject to Section 8.3 hereof, enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of such Class, the Preference Shares or the Hedge Counterparties, as the case may be, under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall be entered into (other than to conform the provisions of this Indenture to the Offering Circular), without the consent of each Holder of each Outstanding Note of each Class adversely affected thereby, each Preference Shareholder adversely affected thereby (which consent shall be evidenced by an Officer’s certificate of the Issuer certifying that such consent has been obtained) and each Hedge Counterparty (to the extent required pursuant to the terms of the relevant Hedge Agreement) if such supplemental indenture proposes to:

(a)	change the Stated Maturity of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate, or the Redemption Price with respect thereto, or change the earliest date on which the Issuer may redeem any Note, change the Priority of Payments to affect the application of proceeds of any Collateral to the payment of principal of or interest on the Notes or distributions on the Preference Shares or change any place where, or the coin or currency in which, any Note or the principal thereof, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date) or changes the date on which any distribution in respect of the Preference Shares is payable;

(b)	reduce the percentage of the Aggregate Outstanding Amount of Holders of Notes of each Class or the percentage of holders of Preference Shares (as applicable) whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture or to request that the Trustee preserve the Collateral pledged under this Indenture or rescind the Trustee’s election to preserve the Collateral or to sell or liquidate the Collateral pursuant to this Indenture;

(c)	materially impair or materially adversely affect the Collateral except as otherwise expressly permitted in this Indenture;

(d)	permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto (other than in connection with the sale or exchange thereof in accordance with, or as otherwise permitted by, this Indenture) or deprive the Holder of any Note (other than a Subordinate Note) of the security afforded by the lien of this Indenture except, in each of the foregoing cases, as otherwise permitted by this Indenture;

(e)	modify any of the provisions of this Section 8.2, except to increase any percentage of Aggregate Outstanding Amount of Holders of each Class or the percentage of holders of Preference Shares (as applicable) whose consent is required for any action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f)	modify the definition of the term “Outstanding,” the definition of the term “Indenture Event of Default, Fiscal Agency Agreement Event of Default,” or Section 11.1 or Section 13.1 hereof;

(g)	increase the permitted minimum denominations of any Class of Notes;

(h)	modify any of the provisions of this Indenture in such a manner as to affect directly the calculation of the amount of any payment of interest on or principal of any Note or the rights of the Holders of Notes to the benefit of any provisions for the redemption of such Notes contained herein or to adversely affect the rights of the Preference Shareholders to the benefit of any provisions for the redemption of the Preference Shares contained herein; or

(i)	amend the “non-petition” or “limited recourse” provisions of this Indenture or the Notes.

The Trustee may not enter into any supplemental indenture unless the Rating Condition with respect to Standard & Poor’s shall have been satisfied with respect to such supplemental indenture, or consent from each adversely affected Holder of Notes is obtained.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise, except to the extent required by law.

Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, the Preference Share Paying Agent, the Fiscal Agent, the Collateral Advisor, each Hedge Counterparty, the Irish Paying Agent (if and for so long as any Class of Notes is listed on the Irish Stock Exchange) and each Rating Agency a copy of such proposed supplemental indenture (or a description of the substance thereof with a copy of such proposed supplemental indenture to be provided upon request) and shall request that the Rating Condition with respect to Standard & Poor’s with respect to such supplemental indenture be satisfied. If any Class of Notes is then rated by any Rating Agency, the Trustee shall not enter into any such supplemental indenture if, with regard to such supplemental indenture, the Rating Condition with respect to Standard & Poor’s has not been satisfied, unless each Holder of Notes of each Class whose rating will be reduced or withdrawn has, after notice that the proposed supplemental indenture would result in such reduction or withdrawal of the rating of the Class of Notes held by such Holder, consented to such supplemental indenture. Unless notified by a Majority of any Class of Notes or by a Majority-in-Interest of Preference Shareholders that such Class of Notes or the Preference Shares, as the case may be, will be materially and adversely affected by such change or by a Hedge Counterparty that its consent is required under the Hedge Agreement, within ten days following notice by the Trustee to such parties of the proposed supplemental indenture, the Trustee shall be entitled to receive and conclusively rely upon an officer’s certificate of the Issuer (or the Collateral Advisor on its behalf) or an opinion of counsel, provided by and at the expense of the Issuer, stating whether or not such Class of Notes or the Preference Shares would be materially and adversely affected by such change (after giving notice of such change to the Holders of the Notes, the Preference Shares and each Hedge Counterparty) and whether or not any Hedge Counterparty’s consent is required under the Hedge Agreement. Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance in good faith upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

It shall not be necessary for any Act of Secured Noteholders or any consent of Subordinate Notes or Preference Shareholders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Secured Noteholders, the Preference Share Paying Agent (for forwarding to the Preference Shareholders), the Fiscal Agent (for forwarding to the Subordinate Notes), the Collateral Advisor, each Hedge Counterparty, the Irish Paying Agent (so long as any Notes are listed on the Irish Stock Exchange) and each Rating Agency a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

For so long as the Class A-1A Notes are the Controlling Class, the Trustee shall not enter into any indentures supplemental hereto pursuant to this Section 8.2, without the consent of Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Notes of the Controlling Class.

Section 8.3 - Execution of Supplemental Indentures

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Sections 6.1 and 6.3 hereof) shall be fully protected in relying in good faith upon an Opinion of Counsel, provided by and at the expense of the Issuer, stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or indemnities under this Indenture or otherwise. The Trustee shall not enter into any supplemental indenture (including a supplemental indenture entered into pursuant to Section 8.1 or 8.2 hereof) that modifies the rights or obligations of the Collateral Advisor in any respect without the prior written consent of the Collateral Advisor, and the Collateral Advisor shall not be bound by any amendment to this Indenture which modifies the rights or obligations of the Collateral Advisor unless the Collateral Advisor shall have consented thereto in writing.

Section 8.4 - Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder and under the Fiscal Agency Agreement, and every holder of Preference Shares shall be bound thereby.

Section 8.5 - Reference in Secured Notes to Supplemental Indentures

Secured Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Secured Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Secured Notes.

Section 8.6 - Delivery of Supplemental Indenture to Repository.

As promptly as possible following the execution of any supplemental indenture under this Article VIII, the Trustee shall deliver in electronic format a copy of such supplemental indenture to the Repository for posting on the Repository in the manner described in Section 14.3 hereof.

Article IX - REDEMPTION OF NOTES

Section 9.1 - Optional Redemption and Tax Redemption

(a)	The Notes shall be redeemable (in whole but not in part) on any Distribution Date (such redemption, an “Optional Redemption”) from the Sale Proceeds, termination payments to be made to the Issuer under the Hedge Agreements and all Cash and Eligible Investments maturing on or prior to the scheduled Redemption Date credited to the Interest Collection Account, the Principal Collection Account, the Uninvested Proceeds Account, the Reserve Account, the Semi-Annual Interest Reserve Account, the Quarterly Interest Reserve Account, the Expense Account and the Payment Account (“Available Redemption Funds”), at the written direction of a Special-Majority-in-Interest of Preference Shareholders, at the applicable Redemption Price; provided that (i) no such Optional Redemption may be effected prior to the Distribution Date occurring in August 2009, (ii) the Available Redemption Funds on the relevant Distribution Date are at least equal to the Total Senior Redemption Amount and (iii) such Available Redemption Funds are used to make such a redemption.

(b)	Upon the occurrence of a Tax Event and if the Tax Materiality Condition is satisfied, the Notes shall be redeemable by the Issuer on any Distribution Date (such redemption, a “Tax Redemption”) in whole but not in part (A) at the written direction of at least 66 2/3% of the Aggregate Outstanding Amount of any Affected Class or (B) at the written direction of a Special-Majority-In-Interest of Preference Shareholders from Available Redemption Funds on such Distribution Date at the applicable Redemption Price (exclusive of installments of principal and interest due on or prior to such date, provided that the payment of such amounts have been made or duly provided for to the Holders of the Notes as provided herein); and provided further, that (x) Available Redemption Funds on the relevant Distribution Date are at least equal to the Total Senior Redemption Amount and (y) such Available Redemption Funds are used to make such a redemption.

(c)

In the event of an Optional Redemption or Tax Redemption, unless a Majority-In-Interest of Preference Shareholders have requested the Issuer to redeem the Preference Shares on such Distribution Date, the amount of Collateral Debt Securities sold in connection with such Optional Redemption or Tax Redemption shall not exceed by any material amount the amount necessary for the Issuer to obtain the Total Senior Redemption Amount.

Section 9.2 - Redemption Procedures for Optional Redemption or Tax Redemption

(a)	The Notes may not be redeemed pursuant to Section 9.1 hereof unless at least six Business Days before the scheduled Redemption Date, the Issuer shall have furnished to the Trustee evidence (which evidence may be in the form of fax or electronic mail indicating firm bids satisfactory to the Trustee or an Officer’s certificate of the Issuer), that the Issuer (x) has entered into a binding agreement or agreements with, or (y) has obtained firm bids from, (i) one or more entities whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating (or are guaranteed by an entity with such a credit rating) from each Rating Agency at least equal to the rating of the most senior Class of Notes then Outstanding or whose short-term unsecured debt obligations have a credit rating of “P-1” by Moody’s (and not be on watch for possible downgrade by Moody’s) and at least “A-1” by Standard & Poor’s, (ii) one or more purchasers which otherwise satisfy the Rating Condition or (iii) one or more purchasers (a “Cash Purchaser”) which pay the full purchase price in cash on or prior to such sixth Business Day, to sell, not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Debt Securities at a sale price (including in such price the sale of accrued interest) which, when added to other Available Redemption Funds on the relevant Distribution Date, is at least equal to an amount sufficient to pay (in accordance with the Priority of Payments) the Total Senior Redemption Amount.

Notwithstanding the foregoing paragraph, in connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of an Affected Class of Notes may elect to receive less than 100% of the portion of the Total Senior Redemption Amount that would otherwise be payable to Holders of such Affected Class (and the Total Senior Redemption Amount will be reduced accordingly).

(b)	Installments of principal and interest due on or prior to a Redemption Date shall continue to be payable to the Holders of such Notes as of the relevant Record Dates according to their terms. The election of the Issuer to redeem any Notes pursuant to Section 9.1 hereof shall be evidenced by an Issuer Order directing the Trustee to make the payment to the Paying Agent of the Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. The Issuer shall deposit, or cause to be deposited, the funds required for an Optional Redemption or Tax Redemption pursuant to Section 9.1 hereof in the Payment Account on or before the fifth Business Day prior to the Redemption Date or, if later, upon receipt.

(c)	The Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Trustee pursuant to Section 9.3 hereof.

(d)	Any amounts applied to the redemption of a Class of Notes pursuant to Section 9.1 or Section 9.7 hereof shall be applied to the Notes of such Class pro rata in accordance with the Aggregate Outstanding Amounts of such Notes on the date of such redemption.

Section 9.3 - Notice to Trustee of Auction Call Redemption, Optional Redemption or Tax Redemption

In the event of any redemption pursuant to Section 9.1 or Section 9.7 hereof, the Issuer shall, at least 45 days (but not more than 90 days) prior to the scheduled Redemption Date (unless the Trustee and each Hedge Counterparty shall agree to a shorter notice period), notify the Trustee, the Hedge Counterparty, each Rating Agency, the Collateral Advisor, the Holders of the Notes of the Controlling Class, the Preference Share Paying Agent, the Fiscal Agent and each Paying Agent of such Redemption Date, the applicable Record Date, the principal amount of each Class of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1 or 9.7 hereof. In addition, for so long as any Class of Notes to be redeemed is listed on the Irish Stock Exchange, the Trustee shall cause the notice of redemption pursuant to Section 9.1 or 9.7 hereof of any Class of Notes then listed on the Irish Stock Exchange to be delivered to the Irish Paying Agent for delivery to the Company Announcements Office of the Irish Stock Exchange not less than ten Business Days prior to the Redemption Date.

Section 9.4 - Notice of Auction Call Redemption, Optional Redemption or Tax Redemption or Maturity by the Co-Issuers

Notice of redemption pursuant to Section 9.1 or Section 9.7 hereof or the Maturity of any Class of Notes shall be given by the Trustee in the manner provided in Section 14.4 hereof not less than 10 Business Days prior to the applicable Redemption Date or Maturity to each Holder of Notes to be redeemed pursuant to Section 9.1 or Section 9.7 hereof or to mature, at such Holder’s address in the Secured Note Register or, with respect to the Subordinate Notes, the Fiscal Agent (for distribution to the Subordinate Noteholders pursuant to the Fiscal Agency Agreement) with a copy of such notice to each Hedge Counterparty and to each Rating Agency. In addition, the Trustee shall, if and for so long as any Class of Notes to be redeemed is listed on the Irish Stock Exchange, cause the notice of redemption pursuant to Section 9.1 or Section 9.7 hereof of any Class of Notes then listed on the Irish Stock Exchange to be delivered to the Irish Listing Agent for delivery to the Company Announcements Office of the Irish Stock Exchange, not less than 10 Business Days prior to the applicable Record Date.

All notices of redemption shall state:

(i)	the applicable Redemption Date;

(ii)	the applicable Record Date;

(iii)	the Redemption Price;

(iv)	the principal amount of each Class of Notes to be redeemed and that interest on such principal amount of Notes shall cease to accrue on the date specified in the notice; and

(v)	the place or places where such Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2 hereof.

The notice of redemption with respect to an Optional Redemption or Tax Redemption shall be withdrawn by the Issuer on or prior to the fifth Business Day preceding the scheduled Redemption Date by written notice to the Trustee, the Fiscal Agent, each Hedge Counterparty, the Preference Share Paying Agent, the Rating Agencies and the Holders of the Notes if on or prior to the sixth Business Day preceding the scheduled Redemption Date (i) the Issuer has not delivered to the Trustee the certification required to be delivered by the Issuer pursuant to Section 12.1(c)(ii)(x) hereof, (ii) the Independent accountants appointed by the Issuer pursuant to Section 10.9 have not confirmed in writing the calculations made in such certification pursuant to Section 12.1(c)(ii)(y) hereof or (iii) in the case of a Cash Purchaser, such purchaser has not paid the purchase price in full to the Issuer on or prior to the sixth Business Day preceding the scheduled Redemption Date. Notice of redemption with respect to an Auction Call Redemption shall be withdrawn under the circumstances described in Section 9.7(c) hereof. The Trustee shall, if any Class of Notes to be redeemed is listed on the Irish Stock Exchange, cause notice of such withdrawal to be delivered by the Irish Paying Agent to the Company Announcements Office of the Irish Stock Exchange not less than three Business Days prior to the scheduled Redemption Date and promptly notify the Irish Stock Exchange of any such withdrawal. During the period when a notice of redemption may be withdrawn, the Issuer shall not terminate any Hedge Agreement and if any Hedge Agreement shall become subject to early termination during such period, the Issuer shall enter into a replacement Hedge Agreement in accordance with Section 16.1 hereof.

At the cost of the Co-Issuers, the Trustee shall give notice of any withdrawal by overnight courier guaranteeing next day delivery, sent not later than the fifth Business Day prior to the scheduled Redemption Date, to each Holder of Secured Notes to be redeemed at such Holder’s address in the Secured Note Register to the Fiscal Agent (for distribution to Subordinate Noteholders under the Fiscal Agency Agreement), to each Hedge Counterparty and to each Rating Agency.

Notice of redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

Section 9.5 - Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Co-Issuers and the Trustee (i) in the case of a Holder that is not a Qualified Institutional Buyer, such security or indemnity as may be required by them to save each of them harmless and (ii) an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Installments of interest on Notes of a Class so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.6(e) hereof.

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Period the Note remains Outstanding.

Section 9.6 - Reserved

Section 9.7 - Auction Call Redemption

(a)	In accordance with the procedures set forth in Schedule E hereto (the “Auction Procedures”), the Trustee shall, at the expense of the Issuer, conduct an auction (the “Auction”) of the Collateral Debt Securities if, prior to the Distribution Date occurring in August 2014, the Notes have not been redeemed in full. The Auction shall be conducted on a date no later than (1) ten Business Days prior to the Distribution Date occurring in August 2014, and (2) if the Notes are not redeemed in full on the prior Distribution Date, ten Business Days prior to each Distribution Date thereafter until the Notes have been redeemed in full (each such date, an “Auction Date”). Any of the Preference Shareholders, the Trustee, the Collateral Advisor or their respective Affiliates may, but shall not be required to, bid at the Auction. The Trustee shall sell and transfer all the Collateral Debt Securities (which may be divided into up to eight Subpools) to the highest bidder therefor (or to the highest bidder for each Subpool) at the Auction; provided that:

(i)	the Auction has been conducted in accordance with the Auction Procedures;

(ii)	with respect to Collateral Debt Securities:

(1) the Trustee has received bids for such Collateral Debt Securities from at least two Qualified Bidders identified by the Trustee in consultation with the Collateral Advisor (including the winning Qualified Bidder) for (x) the purchase of all of such Collateral Debt Securities or (y) the purchase of each Subpool that in the aggregate constitute all of such Collateral Debt Securities; and

(2) the bidder(s) who offered the Highest Auction Price for such Collateral Debt Securities (or the related Subpools) enter(s) into a written agreement with the Issuer (which the Issuer shall execute if the conditions set forth in clauses (i) and (ii)(1), and clause (iii) of this Section 9.7 are satisfied, which execution shall constitute certification by the Issuer that such conditions have been satisfied) that obligates the highest bidder (or the highest bidder for each Subpool) to purchase all such Collateral Debt Securities (or the relevant Subpool) with the closing of such purchase (and full payment in Cash to the Trustee) to occur on or before the sixth Business Day prior to the relevant Distribution Date; and

(iii)	the Trustee (with the assistance of the Collateral Advisor) has determined that (I) the aggregate purchase price (paid in cash) that would be received pursuant to the highest bids obtained with respect to the Collateral Debt Securities pursuant to clause (ii) above plus (II) the balance of all Eligible Investments and Cash in the Accounts (other than in any Hedge Counterparty Collateral Account) would be at least equal to the Total Senior Redemption Amount.

(b)

If the conditions set forth in clauses (i) through (iii) of Section 9.7(a) have been satisfied, then the Trustee shall sell and transfer the Pledged Collateral Debt Securities (or the related Subpool), without representation, warranty or recourse, to such highest bidder (or the highest bidder for each Subpool, as the case may be), (A) in accordance with and upon completion of the Auction Procedures and (B) on or before the sixth Business Day prior to the relevant Distribution Date. The Trustee shall deposit the net proceeds from the sale of, and the net termination or assignment payments received in respect of, the Collateral Debt Securities, in the Collection Accounts (and pay net termination payments, if any, due to counterparties) and (x) redeem the Notes in whole but not in part at the applicable Redemption Price (exclusive of installments of principal and interest due on or prior to such date, provided payment of which shall have been made or duly provided for, to the Holders of the Notes as provided herein), (y) pay the remaining portion of the Total Senior Redemption Amount in accordance with the Priority of Payments and (z) make a payment to the Preference Share Paying Agent for distribution to the Preference Shareholders subject to the provisions of The Companies Law (2004 Revision) of the Cayman Islands governing the declaration and payment of dividends, in an amount equal to any portion of such purchase price remaining after the application contemplated by the foregoing clauses (x) and (y) (but at least equal to the Class D/E/Preference Share Redemption Date Amount, if any), in each case on the Distribution Date immediately following the relevant Auction Date (such redemption, the “Auction Call Redemption”). Notwithstanding the foregoing, but subject to the satisfaction of the conditions described above, the Collateral Advisor, although it may not have been the highest bidder, will have the option to purchase the Collateral Debt Securities (or any subpool) for a purchase price equal to the highest bid therefor. The Trustee shall be under no duty or obligation to monitor compliance with the provisions of The Companies Law (2004 Revision) of the Cayman Islands governing the declaration and payment of dividends, and shall incur no liability with respect to the same.

(c)	If (x) any of the conditions set forth in clauses (i) through (ii) of Section 9.7(a) hereof is not met with respect to any Auction, the highest bidder (or the highest bidder for any Subpool, as the case may be) fails to pay the purchase price for any Collateral Debt Security on or before the sixth Business Day prior to the relevant Distribution Date (and, in the case of a failure by the highest bidder to pay for a Subpool, the Available Redemption Funds are less than the Total Senior Redemption Amount), (i) the Auction Call Redemption shall not occur on the Distribution Date following the relevant Auction Date, (ii) the Trustee shall give written notice of the withdrawal of the redemption notice to the Issuer, the Collateral Advisor and the Holders of the Notes on or prior to the fifth Business Day preceding the scheduled Redemption Date, (iii) subject to clause (iv) below, the Trustee shall decline to consummate such sale and shall not solicit any further bids or otherwise negotiate any further sale of Collateral Debt Securities in relation to such Auction, and (iv) unless the Notes are redeemed in full prior to the next succeeding Auction Date, the Trustee shall conduct another Auction on the next succeeding Auction Date. The Issuer shall not terminate or assign a Hedge Agreement until the Issuer has received such purchase price.

Article X - ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 - Collection of Cash

(a)	Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Cash and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities, in accordance with the terms and conditions of such Pledged Securities. The Trustee shall segregate and hold all such Cash and property received by it in trust for the Secured Parties and shall apply it as provided in this Indenture.

(b)	Each of the parties hereto hereby agrees to cause the Custodian and any other Securities Intermediary that holds any Cash or other property for the Issuer or the Co-Issuer in an Account to agree with the parties hereto that (x) each Account is a Securities Account in respect of which the Trustee is the Entitlement Holder, (y) the Cash, Securities and other property credited to any Account is to be treated as a Financial Asset under Article 8 of the UCC and (z) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose will be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Issuer unless such Financial Asset has also been Indorsed in blank or to the Custodian or other Securities Intermediary that holds such Financial Asset in such Account. Each Account shall be held and maintained through an office located in the State of New York or Illinois.

(c)	The Trustee or its Affiliates are permitted to receive additional compensation from Persons other than the Issuer that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.

Section10.2 - Principal Collection Account; Interest Collection Account; Custodial Account; Semi-Annual Interest Reserve Account; Quarterly Interest Reserve Account; Reserve Account

(a)	The Trustee shall, prior to the Closing Date, cause to be established a segregated Securities Account which shall be designated as the “Interest Collection Account,” which may be a subaccount of the Custodial Account and which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall from time to time, subject to Section 10.8(d) hereof, deposit all Interest Proceeds (except as otherwise provided herein) and any amounts paid to the Issuer by a Hedge Counterparty under any Hedge Agreement (other than amounts received by the Issuer by reason of an event of default or termination event under a Hedge Agreement or other comparable event that are required to be used for the purchase by the Issuer of a replacement Hedge Agreement).

(b)	[Reserved].

(c)	The Trustee shall, prior to the Closing Date, cause to be established a segregated Securities Account which shall be designated as the “Principal Collection Account,” which may be a subaccount of the Custodial Account and which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties, into which the Trustee shall from time to time, subject to Section 10.8(d) hereof, deposit all Principal Proceeds. All amounts received by the Issuer and not otherwise required to be remitted to a particular Account, shall be remitted to the Principal Collection Account.

(d)

The Issuer may, but under no circumstances shall be required to, deposit or cause to be deposited from time to time such Cash in a Collection Account (in addition to any amount required hereunder to be deposited therein) as it deems, in its sole discretion, to be advisable and by notice to the Trustee may designate that such Cash that is not proceeds of the Collateral is to be treated as Principal Proceeds or Interest Proceeds hereunder at its discretion. All Cash deposited from time to time in a Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Collection Accounts shall remain at all times with a financial institution having a long-term debt rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s) and at least “BBB+” by Standard & Poor’s. The Trustee agrees to give the Issuer prompt notice (with a copy to the Collateral Advisor, each Hedge Counterparty, each Rating Agency, the Preference Share Paying Agent, the Fiscal Agent and the Holders of the Notes of the Controlling Class) if a Trust Officer of the Trustee receives written notice that either Collection Account or any funds on deposit therein, or otherwise standing to the credit of a Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(e)	All Distributions, any deposit required pursuant to Section 10.2(f) hereof and any net proceeds from the sale or disposition of a Collateral Debt Security or Equity Security received by the Trustee shall be immediately deposited into the Interest Collection Account or the Principal Collection Account, as the case may be. Subject to Sections 10.2(g) and 11.2 hereof, all amounts deposited in the Collection Accounts, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection Accounts as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. The Trustee shall invest all funds received into the Collection Accounts during a Due Period and amounts received in prior Due Periods and retained in the Collection Accounts in Eligible Investments in accordance with Section 10.2(f) hereof. The Trustee, within one Business Day after receipt of any Distribution or other proceeds which are not Cash, shall so notify the Issuer and the Collateral Advisor and the Issuer shall, within five Business Days of receipt of such notice from the Trustee, sell such Distribution or other proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer and deposit the proceeds thereof in the Interest Collection Account or Principal Collection Account, as the case may be, for investment pursuant to this Section 10.2; provided that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer’s certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments. All such proceeds will be retained in the Collection Accounts unless such proceeds (i) are Available Reinvestment Funds to be used to purchase Collateral Debt Securities subject to the conditions specified in Article XII, or to honor commitments with respect thereto entered into on or prior to the last day of the Reinvestment Period, (ii) are Interest Proceeds to be used by the Issuer to make scheduled payments due from the Issuer to the Initial Hedge Counterparty under the Initial Hedge Agreement or (iii) are used as otherwise permitted under this Indenture.

(f)

By Issuer Order executed by an Authorized Officer or the Collateral Advisor (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to, and upon receipt of such Issuer Order, the Trustee shall, invest and reinvest the funds held in the Accounts (other than the Payment Account and the Custodial Account) in Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Distribution Date or, in the case of the Interest Collection Account and the Principal Collection Account, the next Distribution Date (or, in the absence of such direction, in Eligible Investments so maturing that are described in clause (h) of the definition thereof). All interest and other income from such investments shall be deposited in a Collection

Account, any gain realized from such investments shall be credited to such Collection Account, and any loss resulting from such investments shall be charged to such Collection Account. Any gain or loss with respect to an Eligible Investment shall be allocated in such a manner as to increase or decrease, respectively, Principal Proceeds and/or Interest Proceeds in the proportion which the amount of Principal Proceeds and/or Interest Proceeds used to acquire such Eligible Investment bears to the purchase price thereof. The Trustee shall not in any way be held liable by reason of any insufficiency of such Collection Accounts resulting from any loss relating to any such investment, except with respect to defaults on investments in the obligations of the Bank, and in such event only to the extent of the liability of the Bank for such loss.

(g)	The Trustee shall transfer to the Payment Account for application pursuant to Section 11.1(a) hereof and in accordance with the calculations contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.7(b) hereof, on or prior to the Business Day prior to each Distribution Date, any amounts then held in the Collection Accounts other than (i) Interest Proceeds or Principal Proceeds received after the end of the Due Period with respect to such Distribution Date and (ii) Available Reinvestment Funds, which shall be retained in the Collection Accounts for subsequent reinvestment except to the extent that (A) such funds cease to be Available Reinvestment Funds, (B) after the distribution of other Principal Proceeds, any amount remains to be paid pursuant to clauses (1), (2), (5) and (8) of the Principal Proceeds Waterfall, (C) the Cash Release Conditions are satisfied or (D) with respect to CDS Sale Proceeds, the amount of CDS Sale Proceeds which have previously been reinvested during the applicable 12 month period together with the CDS Sale Proceeds already retained in the Collection Account exceeds the Sale Proceeds Reinvestment Limit.

(h)	The Trustee shall apply amounts credited to the Collection Accounts in accordance with any Redemption Date Statement delivered to the Trustee in connection with the redemption of Notes pursuant to Section 9.1 or 9.7 hereof.

(i)	The Trustee shall, prior to the Closing Date, cause the Custodian to establish a segregated Securities Account which shall be designated as the “Custodial Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Trustee shall from time to time deposit Pledged Securities. All Pledged Securities from time to time deposited in, or otherwise standing to the credit of, the Custodial Account pursuant to this Indenture shall be held by the Trustee as part of the Collateral and shall be applied to the purposes herein provided. The Trustee agrees to give the Issuer immediate notice (with a copy to each Hedge Counterparty, each Rating Agency and the Holders of the Notes of the Controlling Class) if a Trust Officer of the Trustee receives written notice that the Custodial Account or any funds on deposit therein, or otherwise standing to the credit of the Custodial Account, shall become subject to any writ, order judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with the Priority of Payments.

(j)

The Trustee shall, prior to the Closing Date, cause to be established a segregated Securities Account which shall be designated as the “Semi-Annual Interest Reserve Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Trustee shall from time to time deposit and transfer amounts in accordance with this paragraph. On any date upon which the Issuer receives an interest payment in Cash in respect of an Semi-Annual Interest

Paying Security, the Trustee shall deposit into the Semi-Annual Interest Reserve Account five-sixths of such interest payment. Commencing on the second Distribution Date after the Due Period in which an interest payment on a Semi-Annual Interest Paying Security was received, at least one Business Day prior to such Distribution Date and each of the four Distribution Dates thereafter, the Trustee shall transfer from the Semi-Annual Interest Reserve Account to the Payment Account, for application as Interest Proceeds on such Distribution Date, 20% of the original amount of such deposit into the Semi-Annual Interest Reserve Account (so that the entire amount of such deposit into the Semi-Annual Interest Reserve Account shall have been transferred to the Payment Account by the sixth Distribution Date following the Due Period in which such deposit was made). Such transfers shall be the only permitted withdrawals (other than on the final Distribution Date, at which time all amounts in the Semi-Annual Interest Reserve Account shall be withdrawn) from, or application of funds on deposit in, or otherwise standing to the credit of, the Semi-Annual Interest Reserve Account); provided that with respect to any Distribution Date on which the Issuer would otherwise have insufficient Interest Proceeds to pay the Interest Distribution Amount on all of the Notes in accordance with the Priority of Payments, the Collateral Advisor, in its sole discretion, may prior to such Distribution Date, direct the Trustee to transfer from the Semi-Annual Interest Reserve Account and/or the Quarterly Interest Reserve Account to the Payment Account, for application as Interest Proceeds on such Distribution Date, an amount up to an amount sufficient (together with other Interest Proceeds available for such purpose) to pay the Interest Distribution Amount on all of the Notes in accordance with the Priority of Payments from Interest Proceeds. Any and all funds at any time on deposit in, or otherwise to the credit of, the Semi-Annual Interest Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The Trustee agrees to give the Co-Issuers immediate notice if a Trust Officer of the Trustee receives written notice that the Semi-Annual Interest Reserve Account or any funds on deposit therein, or otherwise standing to the credit of the Semi-Annual Interest Reserve Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Trustee shall invest all funds received into the Semi-Annual Interest Reserve Account during a Due Period in Eligible Investments in accordance with Section 10.2(f). All interest and other income from such investments shall be deposited in the Semi-Annual Interest Reserve Account, any gain realized from such investments shall be credited to the Semi-Annual Interest Reserve Account and any loss resulting from such investments shall be charged to the Semi-Annual Interest Reserve Account and all such investment income shall be transferred to the Payment Account on each Distribution Date. The Trustee shall not in any way be held liable by reason of any insufficiency of the Semi-Annual Interest Reserve Account resulting from any loss relating to any such investment.

The Trustee shall, prior to the Closing Date, cause to be established a segregated Securities Account which shall be designated as the “Quarterly Interest Reserve Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties and into which the Trustee shall from time to time deposit and transfer amounts in accordance with this paragraph. On any date upon which the Issuer receives an interest payment in cash in respect of a Quarterly Interest Paying Security, the Trustee shall deposit into the Quarterly Interest Reserve Account two-thirds of such interest payment. Commencing on the second Distribution Date after the Due Period in which an interest payment on a Quarterly Interest Paying Security was received, at least one Business Day prior to such Distribution Date and the next Distribution Date thereafter, the Trustee shall transfer from the Quarterly Interest Reserve Account to the Payment Account, for application as Interest Proceeds on such Distribution Date, 50% of the original amount of such deposit into the Quarterly Interest Reserve Account (so that the entire amount of such deposit into the Quarterly Interest Reserve Account shall have been transferred to the Payment Account by the third Distribution Date following the Due Period in which such deposit was made). Such transfers shall be the only permitted withdrawals (other than on the final Distribution Date, at which time all amounts in the Quarterly Interest Reserve Account shall be withdrawn) from, or application of funds on deposit in, or otherwise standing to the credit of, the Quarterly Interest Reserve Account; provided that with respect to any Distribution Date on which the Issuer would otherwise have insufficient Interest Proceeds to pay the Interest Distribution Amount on all of the Notes in accordance with the Priority of Payments, the Collateral Advisor, in its sole discretion, may prior to such Distribution Date, direct the Trustee to transfer from the Semi-Annual Interest Reserve Account and/or the Quarterly Interest Reserve Account to the Payment Account, for application as Interest Proceeds on such Distribution Date, an amount up to an amount sufficient (together with other Interest Proceeds available for such purpose) to pay the Interest Distribution Amount on all of the Notes in accordance with the Priority of Payments from Interest Proceeds. Any and all funds at any time on deposit in, or otherwise to the credit of, the Quarterly Interest Reserve Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The Trustee agrees to give the Co-Issuers immediate notice if a Trust Officer of the Trustee receives written notice that the Quarterly Interest Reserve Account or any funds on deposit therein, or otherwise standing to the credit of the Quarterly Interest Reserve Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Trustee shall invest all funds received into the Quarterly Interest Reserve Account during a Due Period in Eligible Investments in accordance with Section 10.2(f). All interest and other income from such investments shall be deposited in the Quarterly Interest Reserve Account, any gain realized from such investments shall be credited to the Quarterly Interest Reserve Account and any loss resulting from such investments shall be charged to the Quarterly Interest Reserve Account and all such investment income shall be transferred to the Payment Account on each Distribution Date. The Trustee shall not in any way be held liable by reason of any insufficiency of the Quarterly Interest Reserve Account resulting from any loss relating to any such investment.

(k)	[Reserved].

(l)	The Trustee shall, prior to the Closing Date, cause the Custodian to establish a segregated Securities Account which shall be designated as the “Reserve Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. On the Closing Date, U.S.$900,000 shall be deposited by the Trustee into the Reserve Account from the proceeds of the offering of the Preference Shares. All funds on deposit in the Reserve Account shall be invested in Eligible Investments at the direction of the Collateral Advisor. On the Business Day prior to each Distribution Date, the Trustee shall transfer an amount in the Reserve Account to the Payment Account, for application as Interest Proceeds on such Distribution Date as directed by the Collateral Advisor. For the avoidance of doubt, any amount distributed from the Reserve Account on any Distribution Date shall be applied to pay amounts due under the Interest Proceeds Waterfall in accordance with the priority set forth therein and, as a result, any such amount shall be applied first to pay any other amounts payable under the Interest Proceeds Waterfall (which have not been paid from other Interest Proceeds) on such Distribution Date, before such funds are applied to make distributions on the Preference Shares.

Section 10.3 - Payment Account

The Trustee shall, prior to the Closing Date, establish a segregated Securities Account which shall be designated as the “Payment Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Trustee for the benefit of the Secured Parties. Except as provided in Sections 11.1 and 11.2 hereof, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Payment Account shall be to pay the interest on and the principal of the Notes in accordance with their terms and the provisions of this Indenture and, pursuant to the Note Valuation Report, to pay Administrative Expenses and other amounts specified therein, each in accordance with the Priority of Payments. The Trustee agrees to give the Co-Issuers, the Collateral Advisor, the Hedge Counterparties and the Holders of the Notes of the Controlling Class immediate notice if a Trust Officer of the Trustee receives written notice that the Payment Account or any funds on deposit therein, or otherwise standing to the credit of the Payment Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with a financial institution having a long-term debt rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s), at least “BBB+” by Standard & Poor’s.

Section 10.4 - Expense Account

(a)	The Trustee shall, prior to the Closing Date, cause to be established a segregated Securities Account which shall be designated as the “Expense Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. Any and all funds at any time on deposit in, or otherwise to the credit of, the Expense Account shall be held in trust by the Trustee for the benefit of the Secured Parties. On the Closing Date, the Trustee shall deposit into the Expense Account an amount equal to at least U.S.$75,000 from the net proceeds received by the Issuer on such date from the initial issuance of the Notes and the Preference Shares.

(b)	After the Closing Date, the Trustee shall transfer to the Expense Account from the Payment Account amounts required to be deposited therein pursuant to Section 11.1(a) hereof and in accordance with the calculations contained in the Note Valuation Report prepared by the Issuer pursuant to Section 10.7(b) hereof. Except as provided in Sections 11.1 and 11.2 hereof, the only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Account shall be to pay (on any day other than a Distribution Date) accrued and unpaid Administrative Expenses of the Co-Issuers. The Issuer shall, by Issuer Order, direct the Trustee to, and, upon receipt of such Issuer Order the Trustee shall, transfer all funds on deposit in the Expense Account, at the time when substantially all of the Issuer’s assets have been sold or otherwise disposed of (as determined by the Collateral Advisor), into the Payment Account for application as Interest Proceeds on the immediately succeeding Distribution Date pursuant to Section 11.1(a).

(c)

The Trustee agrees to give the Co-Issuers, the Hedge Counterparties, the Holders of the Notes of the Controlling Class and the Initial Purchaser immediate notice if a Trust Officer of the Trustee receives written notice that the Expense Account or any funds on deposit in, or otherwise standing to the credit of, the Expense Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Expense Account shall remain at all times with a financial institution having a long-

term debt rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s), at least “BBB+” by Standard & Poor’s.

(d)	The Trustee shall invest all funds received into the Expense Account during a Due Period and amounts received in prior Due Periods and retained in the Expense Account in Eligible Investments in accordance with Section 10.2(f) hereof. All interest and other income from such investments shall be deposited in the Expense Account, any gain realized from such investments shall be credited to the Expense Account, and any loss resulting from such investments shall be charged to the Expense Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Expense Account from any loss relating to any such investment, except with respect to defaults on investments in the obligations of the Bank or any Affiliate thereof.

Section 10.5 - Uninvested Proceeds Account

(a)	The Trustee shall, prior to the Closing Date, cause to be established a segregated Securities Account which shall be designated as the “Uninvested Proceeds Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. On the Closing Date, the Trustee shall deposit in the Uninvested Proceeds Account all Uninvested Proceeds (other than amounts applied to pay the organizational and structuring fees and expenses of the Co-Issuers (including the legal fees and expenses of counsel to the Co-Issuers, the Collateral Advisor and the Initial Purchaser), any amounts paid by the Initial Hedge Counterparty on the Closing Date pursuant to the Initial Hedge Agreement, the expenses of offering the Offered Securities and amounts deposited in any other Account on the Closing Date). During the Ramp-Up Period, the Collateral Advisor on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of the Issuer Order, the Trustee shall, apply Cash in the Uninvested Proceeds Account to purchase Collateral Debt Securities.

(b)	The Trustee agrees to give the Co-Issuers, the Hedge Counterparties and the Holders of the Notes of the Controlling Class immediate notice if a Trust Officer of the Trustee receives written notice that the Uninvested Proceeds Account or any funds on deposit therein, or otherwise standing to the credit of the Uninvested Proceeds Account, shall become subject to, any writ, order, judgment, warrant of attachment, execution or similar process. The Uninvested Proceeds Account shall remain at all times with a financial institution having a long-term debt rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s) and at least “BBB+” by Standard & Poor’s.

(c)	During the Ramp-Up Period, the Trustee shall invest all funds received into the Uninvested Proceeds Account in Eligible Investments in accordance with Section 10.2(f) hereof. All interest and other income from such investments shall be deposited in the Uninvested Proceeds Account, any gain realized from such investments shall be credited to the Uninvested Proceeds Account, and any loss resulting from such investments shall be charged to the Uninvested Proceeds Account.

Investment earnings on Eligible Investments in the Uninvested Proceeds Account shall be transferred to the Interest Collection Account and treated as Interest Proceeds one Business Day prior to the first Distribution Date. The Trustee shall not in any way be held liable by reason of any insufficiency of such Uninvested Proceeds Account resulting from any loss relating to any such investment, except with respect to defaults on investments in the obligations of the Bank or any Affiliate thereof.

(d)	If the Class A/B/C Overcollateralization Test is not satisfied on the Determination Date related to the first Distribution Date, Uninvested Proceeds (that are not required to complete purchases of Collateral Debt Securities) will be applied to the payment of principal of, first, the Class A-1A Notes, second, the Class A-1B Notes, third, the Class A-2 Notes, fourth, the Class B Notes and, fifth, the Class C Notes until the Class A/B/C Overcollateralization Test is satisfied, prior to the application of Interest Proceeds or Principal Proceeds for such purpose.

At least one Business Day prior to the first Distribution Date following the occurrence of either a Rating Confirmation Failure or a Rating Confirmation, after the Ramp-Up Completion Date (or the first Distribution Date after the Closing Date if the Ramp-Up Completion Date is the same as the Closing Date), the Trustee shall transfer all remaining Uninvested Proceeds (if any) that are not required to complete purchases of Collateral Debt Securities (or to satisfy the Class A/B/C Overcollateralization Test) to the Payment Account for application pursuant to Section 11.1(a) hereof, first, as Interest Proceeds in an amount equal to the Interest Excess, if there has been a Rating Confirmation (or if the Closing Date is the Ramp-Up Completion Date), and, second, as Principal Proceeds; provided that all such Uninvested Proceeds shall be applied, first to the payment of principal of Notes in the manner specified in Section 11.1(a)(ii) hereof if a Rating Confirmation Failure occurs.

Notwithstanding the foregoing, if the first Distribution Date occurs prior to a Rating Confirmation or a Rating Confirmation Failure, an amount equal to the Interest Excess shall be withdrawn from the Uninvested Proceeds Account and transferred to the Payment Account for application as Interest Proceeds in accordance with Section 11.1(a)(i) hereof.

Section 10.6 - Reports by Trustee

The Trustee shall make available in a timely fashion to the Collateral Advisor, each Rating Agency, each Hedge Counterparty, the Preference Share Paying Agent, the Fiscal Agent and the Issuer any information regularly maintained by the Trustee that the Issuer or the Collateral Advisor may from time to time request with respect to the Pledged Securities, and each Account, reasonably needed to complete the Note Valuation Report or to provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 hereof or to permit the Issuer to perform its obligations hereunder. The Trustee shall forward to the Collateral Advisor, each Hedge Counterparty and, upon request therefor, make available to any Holder of a Secured Note shown on the Secured Note Register, the Fiscal Agent or the Preference Share Paying Agent, copies of notices and other writings received by it from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer; provided that the Trustee, the Issuer and the Collateral Advisor shall not disclose any unpublished Rating or credit estimate (that the Collateral Advisor informs the Trustee is an unpublished Rating or credit estimate) assigned by any Rating Agency with respect to any Collateral Debt Security (except to the Collateral Advisor, the Issuer, the Trustee or the firm of Independent accountants appointed pursuant to Section 10.9 hereof) without the prior written consent of such Rating Agency.

Each of the Co-Issuers and the Trustee acknowledges and agrees that each Monthly Report and Note Valuation Report shall be posted to the Repository for use in the manner described in the section headed “Terms of Use” on the Repository. In connection therewith, the Trustee agrees to deliver or otherwise make available each Monthly Report and Note Valuation Report to the operator of the Repository for posting on the Repository in the manner described in Section 14.3 hereof.

The Trustee shall, so long as any Class of Notes is listed on the Irish Stock Exchange, notify the Irish Paying Agent not later than each Distribution Date of the amount of principal payments to be made on the Notes of each Class on such Distribution Date, the amount of any Class D Deferred Interest Amount in respect of the Class D Notes and the amount of any Class E Deferred Interest Amount in respect of the Class E Notes, and the Aggregate Outstanding Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class after giving effect to the principal payments, if any, on such Distribution Date.

If and for so long as any Class of Notes is listed on the Irish Stock Exchange and for so long as any of the rules of such stock exchange so require, the Trustee shall inform the Irish Listing Agent of the Aggregate Outstanding Amount of each Class of Notes following each Distribution Date and, if any Class of Notes does not receive scheduled payments of principal or interest on a Distribution Date, the Trustee shall direct the Irish Listing Agent to arrange for such information to be published in the Irish Stock Exchange’s official list.

The Trustee shall promptly give notice to all Noteholders, all Preference Shareholders and Standard & Poor’s if the Collateral Advisor notifies the Trustee of (i) its resignation or (ii) the occurrence of an event constituting “cause” under the Collateral Advisory Agreement.

Section 10.7 - Accountings

(a)	Monthly. Each month, not later than the Distribution Date, commencing in September 2006, the Issuer shall compile and make available to each Rating Agency, the Trustee, the Collateral Advisor, the Preference Share Paying Agent, the Initial Purchaser, MLI, the Fiscal Agent, each Hedge Counterparty and each Transfer Agent, and upon written request therefor and subject to Section 10.7(f) hereof, any Holder of a Secured Note shown on the Secured Note Register and (so long as any Notes are listed on the Irish Stock Exchange) the Irish Stock Exchange or its agent, a monthly report (the “Monthly Report”). The Monthly Report shall contain the following information and instructions with respect to the Pledged Securities included in the Collateral, determined as of the Determination Date for such Distribution Date based in part on information received from the Collateral Advisor:

(1)	the Aggregate Principal Balance of all Collateral Debt Securities, together with a calculation, in reasonable detail, of the sum of (A) the Aggregate Principal Balance of all Collateral Debt Securities (other than Defaulted Securities and Written Down Securities) plus (B) with respect to each Defaulted Security, the Calculation Amount of such Defaulted Security plus (C) with respect to each Written-Down Security, the Written-Down Amount and the Aggregate Principal Balance of all such Written-Down Securities;

(2)	the Balance of all Eligible Investments and Cash in each Account;

(3)	the nature, source and amount of any proceeds in the Collection Accounts, including Interest Proceeds, Principal Proceeds and Sale Proceeds, received since the date of determination of the last Monthly Report;

(4)	with respect to each Collateral Debt Security that is part of the Collateral, its Principal Balance, annual interest rate, Stated Maturity, issuer, Moody’s Rating, current Standard & Poor’s Rating, Standard & Poor’s Rating as of the date on which such Collateral Debt Security was issued (provided that no confidential private credit assessments provided by Moody’s or Standard & Poor’s to the Issuer shall be included in any Monthly Report or otherwise disclosed to any Person other than the Trustee, the Collateral Administrator, the Collateral Advisor and the firm of Independent certified public accountants appointed pursuant to Section 10.9 hereof without the prior written consent of Moody’s or Standard & Poor’s, as applicable), CUSIP Number and designation of its seniority (e.g. senior/subordinate) if such designation is not included in the name of such Collateral Debt Security;

(5)	the identity of each Collateral Debt Security that was sold or disposed of pursuant to Section 12.1 hereof, indicating whether such Collateral Debt Security was a Defaulted Security, Written Down Security, Equity Security or Credit Risk Security (in each case as reported in writing to the Issuer by the Collateral Advisor)), and whether such Collateral Debt Security was sold pursuant to Section 12.1(a)(i), Section 12.1(a)(ii) or Section 12.1(a)(iii) hereof or Granted to the Trustee since the date of determination of the most recent Monthly Report;

(6)	the identity of each Collateral Debt Security that is a Defaulted Security, a Credit Risk Security, a Withholding Tax Security or a Written-Down Security, its principal amount, the Fair Market Value thereof (in the case of a Defaulted Security) and the date on which it became a Defaulted Security or Written Down Security, and whether the Collateral Advisor has determined to sell or retain such Collateral Debt Security;

(7)	the identity of each Collateral Debt Security which has been upgraded, downgraded or placed on watch for upgrade or downgrade by one or more Rating Agencies;

(8)

the Aggregate Principal Balance of all Collateral Debt Securities (separately stated for each of clauses (A), (B) and (C)) that (A) have been assigned a Moody’s Rating and a Standard & Poor’s Rating, (B) have a public rating (by those Rating Agencies that have issued a public rating for such Collateral Debt Security) of below “A3” but at least “Baa2” by Moody’s and “A” or below but at least “BBB” by Standard & Poor’s and (C) have a public rating (by those Rating Agencies that have issued a public rating for such Collateral Debt Security) of below “Baa2” by Moody’s or below “BBB” by Standard & Poor’s;

(9)	the Aggregate Principal Balance, separately stated, of (A) all Collateral Debt Securities having a Stated Maturity later than, but no later than five years after, the Stated Maturity of the Notes, (B) all Collateral Debt Securities having a Stated Maturity later than five years after the Stated Maturity of the Notes and (C) the Weighted Average Life of all Collateral Debt Securities;

(10)	the Aggregate Principal Balance of (i) all Fixed Rate Securities that are not Deemed Fixed Rate Securities or Hybrid Securities and (ii) all Deemed Fixed Rate Securities;

(11)	the Aggregate Principal Balance of (i) all Floating Rate Securities that are not Deemed Floating Rate Securities or Hybrid Securities and (ii) all Deemed Floating Rate Securities;

(12)	the Aggregate Principal Balance of all Pure Private Collateral Debt Securities;

(13)	the Aggregate Principal Balance of Collateral Debt Securities falling in each of the categories identified in paragraphs (A) through (C) of Section 12.2(a)(21) hereof;

(14)	the Aggregate Principal Balance of all Collateral Debt Securities that provide for periodic payments of interest in Cash less frequently than (i) monthly, or (ii) quarterly;

(15)	the Aggregate Principal Balance of (A) all Step Down Bonds and (B) all Step Up Bonds;

(16)	the Aggregate Principal Balance of all Collateral Debt Securities that are issued by a single issuer and the Moody’s Rating and Standard and Poor’s Rating of each such Collateral Debt Security;

(17)	the identity of and the Aggregate Principal Balance of all Collateral Debt Securities whose Moody’s Rating is determined as set forth in clause (x) of the proviso to clause (a) of the definition of “Rating” and the identity of and the Aggregate Principal Balance of all Collateral Debt Securities whose Standard & Poor’s Rating is determined as provided in clause (b)(I)(iii) of the definition of “Rating”;

(18)	a calculation in reasonable detail necessary to determine compliance with the Overcollateralization Tests, and a comparison of the Class A/B/C Overcollateralization Ratio and the Class D Overcollateralization Ratio on such date to the Class A/B/C Overcollateralization Ratio and the Class D Overcollateralization Ratio on the Ramp-Up Completion Date;

(19)	a calculation in reasonable detail necessary to determine compliance with each Collateral Quality Test (excluding the Standard & Poor’s CDO Monitor Test); provided that no Moody’s Rating Factor derived from a confidential private credit assessment (the confidentiality of which is notified to the Issuer, the Trustee, the Collateral Administrator, the Collateral Advisor and such firm specified below) provided by Moody’s to the Issuer shall be included in any Note Valuation Report or otherwise disclosed to any Person other than the Trustee, the Collateral Administrator, the Collateral Advisor and the firm of Independent certified public accountants appointed pursuant to Section 10.9 hereof without the prior written consent of Moody’s;

(20)	(a) the Class Break-Even Loss Rate as of the Ramp-Up Completion Date, (b) the Class Scenario Default Rate determined in accordance with the Standard & Poor’s CDO Monitor Test and (c) for each Collateral Debt Security, the Standard & Poor’s CDO Asset Class pursuant to Schedule G hereto;

(21)	a calculation in reasonable detail necessary to determine the estimated remaining average life (on an aggregate basis) of all Collateral Debt Securities and the expected maturity of each Collateral Debt Security (using reasonable assumptions as set forth in such calculation), as provided by the Collateral Advisor;

(22)	to the extent not covered by one of the preceding clauses, (A) the Aggregate Principal Balance of each type of Collateral Debt Security described in each clause of the Eligibility Criteria and (B) the maximum (or, if applicable, the minimum) Aggregate Principal Balance of each type of Collateral Debt Obligation described in each clause of such definition which would result in compliance with each such clause;

(23)	with respect to each Servicer, (A) the ranking or rating of such Servicer by each Rating Agency, the Aggregate Principal Balance of all Pledged Collateral Debt Securities serviced by such Servicer;

(24)	the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are collateralized mortgage obligations;

(25)	the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are issued by Qualifying Foreign Obligors located in (i) the United Kingdom, (ii) Canada and (iii) elsewhere;

(26)	the Aggregate Amortized Cost of all Interest-Only Securities;

(27)	the Aggregate Principal Balance and name of all Collateral Debt Securities acquired by the Issuer during the applicable Due Period;

(28)	the identity of each Collateral Debt Security that is a Hybrid Security, whether such Hybrid Security is a Fixed Rate Security or a Floating Rate Security and the Current Spread applicable to each such Hybrid Security (as determined by the Collateral Advisor on behalf of the Issuer); and

(29)	the next Distribution Date.

In addition, the Issuer shall indicate in each such Monthly Report the respective percentage of the Net Outstanding Portfolio Collateral Balance for each aggregate amount referred to in clauses (8) through (17) and (21) through (25) above.

The Trustee shall make available, via the Trustee’s website, the Monthly Report and the Note Valuation Report to Standard & Poor’s in the Excel Default Model Input File which specifies the data elements and constraints for asset and transactional information that Standard & Poor’s requires for its surveillance and analysis. The Trustee will send notification of such posting of the Monthly Report and the Note Valuation Report on the Trustee’s website to Standard & Poor’s via e-mail to cdo_surveillance@sandp.com.

In addition to the Monthly Report, upon the written request of any Holder of a Secured Note shown on the Secured Note Register, any Hedge Counterparty or any Rating Agency, the Issuer shall deliver to such Holder, such Hedge Counterparty or Rating Agency, as the case may be, a report containing the number and identity of each Collateral Debt Security held by the Issuer on the last day of the Due Period most recently ended (indicating whether any such Collateral Debt Security is a Defaulted Security (as reported in writing to the Trustee by the Collateral Advisor)).

Upon receipt of each Monthly Report, the Trustee (so long as it is not also acting as the Collateral Administrator) shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Collateral. In the event that any discrepancy exists, the Trustee and the Issuer shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days cause the Independent accountants appointed by the Issuer pursuant to Section 10.9 hereof to review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture.

Each Monthly Report shall also contain a statement to the effect that the Issuer thereby informs the Secured Noteholders that it is not unusual for a portfolio to exceed the Eligibility Criteria as principal payments are made on the Pledged Collateral Debt Securities.

(b)	Distribution Date Accounting. The Issuer shall render an accounting (“Note Valuation Report”), determined as of each Determination Date, and deliver the Note Valuation Report, to the Collateral Advisor, each Rating Agency, the Trustee, the Preference Share Paying Agent, the Initial Purchaser, MLI, the Fiscal Agent, each Hedge Counterparty, each Paying Agent and each Transfer Agent and, upon written request therefor and subject to Section 10.7(f) hereof, any Holder of a Secured Note shown on the Secured Note Register, and (so long as any Notes are listed on the Irish Stock Exchange) the Irish Stock Exchange or its agent, not later than the related Distribution Date. The Note Valuation Report shall contain the following information and may be made available as part of the Monthly Report (in each case determined, unless otherwise specified below, as of the related Determination Date and based in part on information received from the Collateral Advisor):

(1)	the Aggregate Outstanding Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class on the first day of the immediately preceding Interest Period and the amount of principal payments to be made on the Notes of each Class on the next Distribution Date, any Class D Deferred Interest Amount, any Class E Deferred Interest Amount, and the Aggregate Outstanding Amount of the Notes of each Class and as a percentage of the original Aggregate Outstanding Amount of the Notes of such Class after giving effect to the principal payments, if any, on the next Distribution Date;

(2)	the Interest Distribution Amount payable to the Holders of the Notes for the related Distribution Date;

(3)	the Note Interest Rate for each Class of Notes for the Interest Period preceding the next Distribution Date;

(4)	the Administrative Expenses on an itemized basis payable on the related Distribution Date;

(5)	for the Interest Collection Account:

(A)	the Balance on deposit in the Interest Collection Account at the end of the related Due Period;

(B)	each of the amounts payable from the Interest Collection Account pursuant to Section 11.1(a)(i) hereof on the related Distribution Date; and

(C)	the Balance remaining in the Interest Collection Account immediately after all payments and deposits to be made on such Distribution Date;

(6)	for the Principal Collection Account:

(A)	the Balance on deposit in the Principal Collection Account at the end of the related Due Period;

(B)	each of the amounts payable from the Principal Collection Account pursuant to Section 11.1(a)(ii) hereof on the related Distribution Date; and

(C)	the Balance remaining in the Principal Collection Account immediately after all payments and deposits to be made on such Distribution Date;

(7)	the Balance on deposit in each Account at the end of the related Due Period;

(8)	the amount to be paid to the Preference Share Paying Agent for distribution to the Preference Shareholders on such Distribution Date and the aggregate amount paid to the Preference Share Paying Agent for distribution to the Preference Shareholders on such Distribution Date and all prior Distribution Dates;

(9)	the Advisory Fee payable on the related Distribution Date;

(10)	the amount disbursed from the Reserve Account on the related Distribution Date and the Balance remaining in such account; and

(11)	during the Reinvestment Period,

(A)	the amount of the Available Reinvestment Funds on such Distribution Date;

(B)	the portion of such Available Reinvestment Funds to be released as Principal Proceeds on such Distribution Date;

(C)	the amount of CDS Sale Proceeds that may be reinvested during the applicable 12 month period before the Sale Proceeds Reinvestment Limit will be reached; and

(12)	the notional amount of each Hedge Agreement and the amount payable by the Issuer under the Hedge Agreement on the related Distribution Date.

Each Note Valuation Report shall constitute instructions to the Trustee to withdraw on the related Distribution Date from the Payment Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the Priority of Payments established in, Section 11.1(a) hereof.

The Note Valuation Report shall also contain a statement to the effect that the Issuer thereby informs the Secured Noteholders that it is not unusual for the Eligibility Criteria and the Collateral Quality Tests not to be satisfied as principal payments are made on the Pledged Collateral Debt Securities.

In addition to the Note Valuation Report, upon the written request of any Holder of a Secured Note shown on the Secured Note Register, any Hedge Counterparty or any Rating Agency, the Issuer shall deliver to such Holder, Hedge Counterparty or Rating Agency, as the case may be, a report containing the number and identity of each Collateral Debt Security held by the Issuer on the last day of the Due Period most recently ended (indicating whether any such Collateral Debt Security is, as reported in writing to the Trustee by the Collateral Advisor, a Defaulted Security).

In addition to the foregoing information, each Note Valuation Report shall include a statement (the “3(c)(7) Notice”) to the following effect:

“The Investment Company Act of 1940, as amended (the “Investment Company Act”), requires that each Holder of a Note issued by the Co-Issuers (or beneficial interest therein) that is a U.S. Person be (x) a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules, (y) a “knowledgeable employee” with respect to the Issuer within the meaning of Rule 3c-5 of the Investment Company Act or (z) a company each of whose beneficial owners is such a “qualified purchaser” or “knowledgeable employee” (each, a “Qualified Purchaser”). Under the rules, each of the Co-Issuers or an agent acting on its behalf must have a “reasonable belief” that each holder of its outstanding securities that is a U.S. Person, including transferees, is a Qualified Purchaser or a company each of whose beneficial owners is a Qualified Purchaser. Consequently, each resale of a Note in the United States or to a U.S. Person must be made pursuant to Rule 144A or another exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), solely to a purchaser that is a “qualified institutional buyer” (“Qualified Institutional Buyer”) within the meaning of Rule 144A and a Qualified Purchaser or a company each of whose beneficial owners is a Qualified Purchaser. Each purchaser of a Restricted Secured Note will be deemed to represent at the time of purchase that: (i) the transferee is both (A) a Qualified Institutional Buyer and (B) a Qualified Purchaser; (ii) the transferee is not a dealer described in paragraph (a)(1)(ii) of Rule 144A unless such transferee owns and invests on a discretionary basis at least U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer; (iii) the transferee is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan; (iv) the purchaser and each account for which it is purchasing, is required to hold and transfer at least the minimum denominations of the Notes specified in this Indenture; and (v) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferee.

The Co-Issuers direct that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any person having an interest in the Note with respect to which this Note Valuation Report is delivered, as indicated on the books of The Depository Trust Company or on the books of a participant in The Depository Trust Company or on the books of an indirect participant for which such participant in The Depository Trust Company acts as agent.

Notwithstanding any other restrictions on transfer contained in this Indenture, if either of the Co-Issuers determines that any Beneficial Owner or Holder of (A) a Regulation S Secured Note (or any interest therein) is a U.S. Person or (B) a Restricted Secured Note (or any interest therein) is not both a Qualified Institutional Buyer and a Qualified Purchaser, then either of the Co-Issuers (or the Collateral Advisor on its behalf) shall require, by notice to such Beneficial Owner or Holder, as the case may be, that such Beneficial Owner or Holder sell all of its right, title and interest to such Secured Note (or interest therein) to a Person that (1) in the case of a Regulation S Global Secured Note, is not a U.S. Person or (2) in the case of a Person holding its interest through a Restricted Secured Note, is both (I) a Qualified Institutional Buyer and (II) a Qualified Purchaser, with such sale to be effected within 30 days after notice of such sale requirement is given. If such Beneficial Owner or Holder fails to effect the transfer required within such 30-day period, (a) upon written direction from the Issuer (or the Collateral Advisor on its behalf), the Trustee shall, on behalf of and at the expense of the Issuer, and is hereby irrevocably authorized by such Beneficial Owner or Holder, as the case may be, to, cause its interest in such Secured Note to be transferred in a commercially reasonable sale (conducted by an investment bank selected by the Trustee and approved by the Issuer in accordance with Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Co-Issuers, in connection with such transfer, that such Person (X) is not a U.S. Person (in the case of a Person holding its interest through a Regulation S Secured Note) or (Y) is both (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser (in the case of a Person holding its interest through a Restricted Secured Note) and (b) pending such transfer, no further payments will be made in respect of such Secured Note held by such Beneficial Owner or Holder and such Secured Note shall be deemed not to be Outstanding for the purpose of any vote or consent of the Secured Noteholders. As used in this paragraph, the term “U.S. Person” has the meaning given such terms in Regulation S under the Securities Act.

(c)	Redemption Date Instructions. Not less than five Business Days after receiving an Issuer Request requesting information regarding a redemption pursuant to Section 9.1 or 9.7 hereof of the Notes of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Issuer, the Fiscal Agent, the Collateral Advisor, each Hedge Counterparty and the Holders of the Notes of the Controlling Class, and the Issuer shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Trustee:

(i)	the Aggregate Outstanding Amount of the Notes of the Class (or Classes) to be redeemed as of such Redemption Date;

(ii)	the amount of accrued interest due on such Notes up to, but excluding, such Redemption Date; and

(iii)	the amount in the Accounts available for application to the redemption of such Notes.

(d)	If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall use reasonable efforts to cause such accounting to be made by the applicable Distribution Date or Redemption Date. To the extent the Trustee is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Trustee shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee for such Independent certified public accountant shall be reimbursed pursuant to Section 6.8 hereof.

(e)

Appointment of Agent. The Issuer may appoint an administrator or other agent to calculate and prepare the information required pursuant to this Section 10.7. Pursuant and subject to the terms of the Collateral Administration Agreement, the Issuer has appointed the Bank as its initial agent for such purposes, and the Bank has accepted such appointment and has agreed to perform such obligations, as provided therein.

Notwithstanding any such arrangement, the Issuer shall remain liable for all such actions and obligations and the performance of such actions and obligations by the Bank shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer will punctually perform, and use its best efforts to cause the Bank to perform, all of its obligations and agreements contained in the Collateral Administration Agreement. The Issuer may, without removing the Bank as Custodian, and pursuant to the terms of the Collateral Administration Agreement, terminate such appointment of the Bank as agent for such purpose, and appoint an administrator or other agent to calculate and prepare the information required pursuant to this Section 10.7(e). The Collateral Administrator shall make Monthly Reports and Note Valuation Reports available via its internet website, initially located at www.cdo.trustee.com. All information made available on the Collateral Administrator’s website shall be restricted and the Collateral Administrator shall only provide access to such reports to those parties entitled thereto pursuant to this Indenture. In connection with providing access to its website, the Collateral Administrator may require registration and the acceptance of a disclaimer. Questions regarding the Collateral Administrator’s website may be directed to the Collateral Administrator’s customer service desk at (312) 904-6229. The obligation of the Collateral Administrator to make reports available as described in this paragraph shall satisfy the obligation to deliver such reports under this Section 10.7.

(f)	The Issuer shall make available to Secured Noteholders who have provided proper certification in the form of Exhibit I and any other Person entitled to receipt thereof, all Monthly Reports and Note Valuation Reports available at the time required to be made available in accordance with Section 10.7(a) and 10.7(b) hereof, as applicable.

(g)	The Trustee shall, upon request by an investor or prospective investor in the Offered Securities, provide to such requesting party a list of the Collateral Debt Securities owned by the Issuer.

Section 10.8 - Release of Securities

(a)	Unless the Holders of a Majority of the Controlling Class shall have given notice to the Trustee at a time when an Indenture Event of Default shall have occurred and be continuing that Pledged Securities may not be sold without the consent of a Majority of the Controlling Class (and in any event subject to Article XII), the Issuer shall, in connection with any sale required or permitted pursuant to Section 12.1 hereof, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Trustee at least two Business Days prior to the settlement date for any sale of a security certifying that the conditions set forth in Section 12.1 hereof are satisfied, direct the Trustee to release such security from the lien of this Indenture against receipt of payment therefor.

(b)	The Issuer shall, if notified that the issuer of the Pledged Security requires delivery of such Pledged Security as a condition to redemption or payment in full, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Security, certifying that such security is being redeemed or paid in full, direct the Trustee or, at the Trustee’s instructions, the Custodian, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)	Unless the Holders of a Majority of the Controlling Class shall have given notice to the Trustee at a time when an Indenture Event of Default shall have occurred and be continuing that Pledged Securities may not be sold without the consent of a Majority of the Controlling Class (and in any event subject to Article XII), the Issuer shall, in accordance with Section 6.16 hereof, by Issuer Order executed by an Authorized Officer of the Issuer and delivered to the Trustee at least two Business Days prior to the date set for an exchange or Offer, certifying that a Collateral Debt Security is subject to an exchange or Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the Trustee’s instructions, the Custodian, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)	The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Security in the Interest Collection Account or the Principal Collection Account, unless simultaneously applied to the purchase of other Collateral Debt Securities or Eligible Investments as permitted under and in accordance with requirements of Article XII and this Article X.

(e)	The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this Indenture.

(f)	The Issuer may retain agents to assist the Issuer in preparing any notice or other report required under Section 10.6 hereof.

Section 10.9 - Reports by Independent Accountants

(a)	At the Closing Date the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm or removal thereof by the Issuer, the Issuer shall (at the direction of the Collateral Advisor) propose a replacement firm meeting the criteria set forth in the preceding sentence. The Issuer shall promptly appoint such firm by Issuer Order delivered to the Trustee, the Holders of the Notes of the Controlling Class, each Hedge Counterparty and each Rating Agency. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned or been removed within 30 days after such resignation or removal, the Issuer shall promptly notify the Trustee and the Holders of the Notes of the Controlling Class of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Collateral Advisor, on behalf of the Issuer, shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as provided in Section 11.1 hereof.

(b)

On or before March 1 of each year (commencing with 2007), the Issuer shall cause to be delivered to the Trustee, the Collateral Advisor, each Hedge Counterparty, each Rating Agency and the Holders of the Notes of the Controlling Class an Accountants’ Report specifying the procedures applied and their associated findings with respect to the Monthly Reports and Note Valuation Reports prepared in March, June, September and December of the preceding year and any Redemption Date Statements prepared in the preceding year. At least 90 days prior to the Distribution Date in December 2006 (and, if at any time a successor firm of Independent certified public accountants is appointed, to the Distribution Date following the date of such appointment), the Issuer shall deliver to the Trustee an Accountant’s Report specifying in advance the procedures that such firm will apply in making the aforementioned findings throughout the term of its service as accountants to the Issuer. The Trustee shall promptly forward a copy of such Accountant’s Report to each Hedge Counterparty and each Holder of Notes of the Controlling Class, at the address shown on the Secured Note Register.

(c)	Any statement delivered to the Trustee pursuant to clause (b) above shall be made available by the Trustee to any Holder of a Secured Note shown on the Secured Note Register, upon written request therefor and to the Fiscal Agent and the Preference Share Paying Agent.

Section 10.10 - Reports to Rating Agencies, Etc.

In addition to the information and reports specifically required to be provided to the Rating Agencies, the Hedge Counterparties and the Holders of the Secured Notes of each Class pursuant to the terms of this Indenture or the Hedge Agreements (as the case may be), the Issuer shall provide or procure the provision to the Rating Agencies and the Hedge Counterparties of (a) all information or reports delivered to the Trustee or the Secured Noteholders hereunder, (b) such additional information as the Rating Agencies or the Holders of the Notes of the Controlling Class may from time to time reasonably request and such information may be obtained and provided without unreasonable burden or expense, (c) prompt notice of any decision of a Majority of the Controlling Class, to agree to any consent, waiver or amendment to any Underlying Instrument that modifies the cashflows of any Collateral Debt Security and (d) notice of any waiver given pursuant to Section 5.14 hereof. The Issuer shall promptly notify the Trustee, the Hedge Counterparties and the Holders of the Notes of the Controlling Class if the rating of any Class of Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn.

With respect to each CMBS Conduit Security that becomes a Pledged Collateral Debt Security, the Collateral Advisor shall provide written notice to Moody’s identifying the top five commercial mortgage loans in the underlying collateral pool as of the date of purchase of such Pledged Collateral Debt Security by the Issuer.

Section 10.11 - Tax Matters

(a)	The Issuer and the Co-Issuer shall, and, by accepting a Secured Note, each Holder of Secured Notes agrees to, treat such Secured Notes as indebtedness for U.S. Federal, state and local income tax purposes, to report all income (or loss) in accordance with such characterization and each further agrees not to take any action inconsistent with such treatment, except as otherwise required by any taxing authority under applicable law.

(b)	The Issuer agrees not to elect to be treated as other than a corporation for U.S. Federal tax purposes.

(c)	The Co-Issuer shall be treated as a disregarded entity, and agrees not to elect to be treated as a corporation for U.S. Federal tax purposes.

(d)

The Issuer shall not, directly or indirectly, acquire substantially all of the properties held, directly or indirectly, by a U.S. corporation or substantially all of the properties constituting a trade or business of a U.S. partnership which would result in the Issuer being treated as a “surrogate foreign corporation” that is treated as a domestic corporation under Section 7874 of the Code.

Article XI - APPLICATION OF CASH

Section 11.1 - Disbursements of Cash from Payment Account

(a)	Notwithstanding any other provision in this Indenture, but subject to the other clauses of this Article XI and Section 13.1 hereof, on each Distribution Date and on the Accelerated Maturity Date, the Trustee shall disburse amounts transferred to the Payment Account from the Collection Accounts pursuant to Section 10.2(g) hereof as follows and for application by the Trustee in accordance with the following priorities (the “Priority of Payments”):

(i)	On each Distribution Date and on the Accelerated Maturity Date, Interest Proceeds with respect to the related Due Period will be applied in the order of priority (the “Interest Proceeds Waterfall”) set forth below:

(1)	to the payment of taxes and filing and registration fees owed by the Co-Issuers, if any;

(2)

(1) first, to the payment to the Trustee of the accrued and unpaid Trustee Fee, (2) second, to the payment to the Administrator of the accrued and unpaid fees under the Administration Agreement; (3) third, to the payment to the Trustee of accrued and unpaid Trustee Expenses (other than amounts payable pursuant to indemnities) under this Indenture and the Fiscal Agency Agreement (and, if an Event of Default has occurred and is continuing under this Indenture or the Fiscal Agency Agreement, payment to the Trustee of accrued and unpaid expenses (including amounts payable pursuant to the indemnity)); (4) fourth, to the payment of Rating Agency Expenses; (5) fifth, to the Trustee of Trustee Expenses constituting indemnities; (6) sixth, to the payment of accrued and unpaid expenses of the Collateral Advisor; (7) seventh, to the payment of accrued and unpaid Other Administrative Expenses then due and payable; provided that all payments made pursuant to subclauses (2) through (7) of this clause (2) do not exceed during the applicable Expense Year (including such Distribution Date), U.S.$200,000 in the aggregate; and (8) eighth, if the balance of all Eligible Investments and Cash in the Expense Account on the related Determination Date is less than U.S.$75,000, for deposit to the Expense Account of an amount equal to the lesser of (x) the amount by which U.S.$200,000 exceeds the aggregate amount of payments made under subclauses (2) through (7) of this clause (2) during the applicable Expense Year (including such Distribution Date) and (y) such amount as would have caused the balance of all Eligible Investments and Cash in the Expense Account immediately after such deposit to equal U.S.$75,000; provided that, to the extent that Interest Proceeds will be insufficient to pay the Interest Distribution Amount with respect to the Class A Notes, Class B Notes and Class C Notes on a Distribution Date in accordance with the Priority of Payments, (x) the amount distributed on such Distribution Date pursuant to subclauses (2) through (7) of this clause (2) may not exceed

U.S.$16,667 and (y) the Trustee shall not deposit funds in the Expense Account pursuant to this clause (2) on such Distribution Date;

(3)	to the payment to the Collateral Advisor of accrued and unpaid Advisory Fee to the extent that the Collateral Advisor is neither Strategos nor an Affiliate thereof;

(4)	to the payment of all amounts scheduled to be paid to any Hedge Counterparty pursuant to the applicable Hedge Agreement, together with any termination payments (and any accrued interest thereon) payable by the Issuer pursuant to the applicable Hedge Agreement, other than any Deferred Termination Payment;

(5)	to the payment of the Interest Distribution Amount with respect to the Class A-1A Notes;

(6)	to the payment of the Interest Distribution Amount with respect to the Class A-1B Notes;

(7)	to the payment of the Interest Distribution Amount with respect to the Class A-2 Notes;

(8)	to the payment of the Interest Distribution Amount with respect to the Class B Notes;

(9)	to the payment of the Interest Distribution Amount with respect to the Class C Notes;

(10)	(a) if the Class A/B/C Overcollateralization Test is not satisfied on the related Determination Date and if any Class A Note, Class B Note or Class C Note remains outstanding, to the payment of principal on, first, the Class A-1A Notes, second, the Class A-1B Notes, third, the Class A-2 Notes, fourth, the Class B Notes and fifth, the Class C Notes, until the Class A/B/C Overcollateralization Test is satisfied; and (b) on each Distribution Date following the occurrence of a Rating Confirmation Failure, in the event that the Issuer is unable to obtain a Rating Confirmation, to the payment of principal of first, the Class A-1A Notes, second, the Class A-1B Notes, third, the Class A-2 Notes, fourth, the Class B Notes and fifth, the Class C Notes, to the extent specified by each relevant Rating Agency in order to obtain a Rating Confirmation;

(11)	to the payment of the Interest Distribution Amount with respect to the Class D Notes;

(12)

(a) if the Class D Overcollateralization Test is not satisfied on the related Determination Date and if any Class D Note remains outstanding, to the payment of principal on the Class D Notes until the Class D Overcollateralization Test is satisfied; and (b) on each Distribution Date following the occurrence of a Rating Confirmation Failure, in the event that the Issuer is unable to obtain a Rating Confirmation, to the payment of principal of the Class D Notes, to the extent specified by each relevant Rating Agency in order to obtain a Rating Confirmation;

(13)	to the payment of the Class D Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class D Notes);

(14)	to the payment of the Interest Distribution Amount with respect to the Class E Notes;

(15)	to the payment of the Class E Deferred Interest Amount (in reduction of the Aggregate Outstanding Amount of the Class E Notes);

(16)	to the payment of, first, to the Trustee of accrued and unpaid Trustee Expenses, second, Rating Agency Expenses, third, accrued and unpaid expenses of the Collateral Advisor and, fourth, accrued and unpaid Other Administrative Expenses, in each case in the priority of and to the extent not paid pursuant to clause (2) above (whether as the result of the limitations on amounts set forth therein or otherwise) and fifth, to the Expense Account, such amount as would have caused the balance of all Eligible Investments and Cash in the Expense Account immediately after such deposit to equal U.S.$75,000;

(17)	if such Distribution Date occurs on or after the Distribution Date in August 2014 and is not a Redemption Date or an Accelerated Maturity Date, to the payment of principal pro rata of the Class D Notes and the Class E Notes based on their respective principal amounts (after taking into account all payments of principal pursuant to clauses (10), (12), (13) and (15) above), until the Class D Notes and the Class E Notes have been paid in full; and

(18)	to the Preference Share Paying Agent for distribution to the Preference Shareholders as a dividend on the Preference Shares or as a payment on redemption or repurchase of the Preference Shares, in each case, as provided in the Preference Share Documents.

(ii)	On each Distribution Date and on the Accelerated Maturity Date, Principal Proceeds (other than Principal Proceeds that are Available Reinvestment Funds, which will be held for reinvestment and will not be distributed on any Distribution Date that is not a Redemption Date or an Accelerated Maturity Date, except to the extent that, after the application of other Principal Proceeds, any amount remains to be paid pursuant to clauses (1), (2), (5) and (8) below, in which event the portion (or all) of the Available Reinvestment Funds required to pay such amount will be distributed as Principal Proceeds on such Distribution Date), with respect to the related Due Period will be distributed in the order of priority (the “Principal Proceeds Waterfall”) set forth below:

(1)	to the payment of the amounts referred to in clauses (1) to (9) of the Interest Proceeds Waterfall in the same order of priority specified therein, but only to the extent not paid in full thereunder;

(2)	(a) first, after giving effect to any application of Uninvested Proceeds and Interest Proceeds, if the Class A/B/C Overcollateralization Test is not satisfied on the related Determination Date and if any Class A Notes, Class B Notes or Class C Notes remain outstanding, to the payment of principal of, first, the Class A-1A Notes, second, the Class A-1B Notes, third, the Class A-2 Notes, fourth, the Class B Notes, and, fifth, the Class C Notes, until the Class A/B/C Overcollateralization Test is satisfied or each such Class is paid in full; and (b) second, commencing on the first Distribution Date following the occurrence of a Rating Confirmation Failure, to the payment of principal of, first, the Class A-1A Notes, second, the Class A-1B Notes, third, the Class A-2 Notes, fourth, the Class B Notes, and, fifth, the Class C Notes, to the extent specified by any relevant Rating Agency in order to obtain a Rating Confirmation;

(3)	if such Distribution Date occurs during a Sequential Pay Period, to the payment of principal of, first, the Class A-1A Notes, until the Class A-1A Notes have been paid in full, second, the Class A-1B Notes until the Class A-1B Notes have been paid in full, third, the Class A-2 Notes until the Class A-2 Notes have been paid in full, fourth, the Class B Notes until the Class B Notes have been paid in full, and, fifth, the Class C Notes until the Class C Notes have been paid in full;

(4)	for each Distribution Date which occurs during a Pro Rata Pay Period, to the payment of principal of the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes, pro rata, in accordance with their Aggregate Outstanding Amounts (after giving effect to all payments of principal thereof on such Distribution Date from Interest Proceeds and from Principal Proceeds, prior to this clause (4) of the Principal Proceeds Waterfall) in an aggregate amount up to the Class A/B/C Pro Rata Principal Payment Cap for such Distribution Date;

(5)	to the payment of the amount referred to in clause (11) of the Interest Proceeds Waterfall, but only to the extent not paid in full thereunder;

(6)	if such Distribution Date occurs during a Sequential Pay Period, to the payment of principal of the Class D Notes (including any Class D Deferred Interest Amount), until the Class D Notes have been paid in full;

(7)	for each Distribution Date which occurs during a Pro Rata Pay Period, to the payment of principal of the Class D Notes (including any Class D Deferred Interest Amount, after giving effect to all payments of principal thereof on such Distribution Date, from Interest Proceeds and from Principal Proceeds, prior to this clause (7) of the Principal Proceeds Waterfall) in an aggregate amount up to the Class D Pro Rata Principal Payment Cap for such Distribution Date;

(8)	to the payment of the amount referred to in clause (14) of the Interest Proceeds Waterfall, but only to the extent not paid in full thereunder;

(9)	to the payment of principal of the Class E Notes (including any Class E Deferred Interest Amount) until the Class E Notes have been paid in full;

(10)	to the payment of amounts referred to in clause (16) of the Interest Proceeds Waterfall in the same order of priority specified therein, but only to the extent not paid thereunder; and

(11)	to the Preference Share Paying Agent for distribution to the Preference Shareholders as a dividend on the Preference Shares or as a payment on redemption or repurchase of the Preference Shares, in each case, as provided in the Preference Share Documents.

For the avoidance of doubt, payments of principal of each of the Class D Notes and the Class E Notes pursuant to the Priority of Payments shall be applied first to reduce the portion of the Aggregate Outstanding Amount of such Class of Notes that constitutes the Class D Deferred Interest Amount or Class E Deferred Interest Amount, as applicable.

(iii)	If the Class A/B/C Overcollateralization Test is not satisfied on the Determination Date related to the first Distribution Date, Uninvested Proceeds (that are not required to complete purchases of Collateral Debt Securities) will be applied to the payment of principal of, first, the Class A-1A Notes, second, the Class A-1B Notes, third, the Class A-2 Notes and, fourth, the Class B Notes and, fifth, the Class C Notes until the Class A/B/C Overcollateralization Test is satisfied, prior to the application of Interest Proceeds or Principal Proceeds for such purpose. On the first Distribution Date following a Rating Confirmation Failure, Uninvested Proceeds (that are not required to complete purchases of Collateral Debt Securities) will be applied to the payment of principal of, first, the Class A-1A Notes, second, the Class A-1B Notes, third, the Class A-2 Notes, fourth, the Class B Notes, fifth, the Class C Notes and sixth, the Class D Notes, to the extent specified by each relevant Rating Agency to obtain a Rating Confirmation.

(b)	Not later than 12:00 p.m., New York time, on or before the Business Day preceding each Distribution Date, the Issuer shall, pursuant to Section 10.2(g) hereof, remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Distribution Date.

(c)	If, on any Distribution Date, as applicable, the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.7(b) hereof, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) hereof, subject to Section 13.1 hereof, to the extent funds are available therefor.

(d)

Except as otherwise expressly provided in this Section 11.1, if on any Distribution Date the amount available in the Payment Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required under any clause of the Interest Proceeds Waterfall or the Principal Proceeds Waterfall to different Persons, the Trustee shall make the disbursements called for by such clause ratably in accordance with the respective amounts of such disbursements in such clause then due and payable to the extent funds are available therefor.

(e)	Any amounts to be paid to the Subordinate Notes pursuant to the Interest Proceeds Waterfall and the Principal Proceeds Waterfall shall be released from the lien of this Indenture and paid to the Fiscal Agent for distribution pursuant to the Fiscal Agency Agreement. Notwithstanding the foregoing, on the Redemption Date, the Stated Maturity, the Accelerated Maturity Date or any Post-Acceleration Distribution Date, in the event that after the application of Principal Proceeds and the application of Interest Proceeds under clauses (1) through (10) of the Interest Proceeds Waterfall the principal amount of the Secured Notes has not been paid in full, any amount distributable under clauses (11) through (17) of the Interest Proceeds Waterfall shall be applied first to pay such principal (in order of seniority) of the Notes prior to making any distribution to the Fiscal Agent or to pay any other amounts set forth in such clauses.

Any amounts to be paid to the Preference Share Paying Agent pursuant to clause (18) of the Interest Proceeds Waterfall or clause (11) of the Principal Proceeds Waterfall shall be released from the lien of this Indenture. Notwithstanding the foregoing, on the Redemption Date, the Stated Maturity, the Accelerated Maturity Date or any Post-Acceleration Distribution Date, in the event that after application of Principal Proceeds and the application of Interest Proceeds under clauses (1) through (17) of the Interest Proceeds Waterfall the principal amount of the Notes has not been paid in full, any amount distributable under clause (18) of the Interest Proceeds Waterfall shall be applied first, to pay such principal (in order of seniority) of the Notes prior to making any distribution to the Preference Share Paying Agent.

(f)	Upon prior written notice delivered to the Trustee at least one Business Day prior to any Determination Date, the Collateral Advisor may, in its sole discretion, elect to defer payment to it of any Advisory Fee which would otherwise be payable to it on the immediately following Distribution Date. Any Advisory Fee deferred pursuant to this clause (f) will be paid on the next succeeding Distribution Date to the extent funds are available for such purpose in accordance with the Priority of Payments and shall accrue no interest.

(g)	A Sequential Pay Period will commence, and a Pro Rata Pay Period will terminate, on the same Distribution Date if as a result of the distribution of Principal Proceeds to be distributed on such date (as per the Note Valuation Report) the Net Outstanding Portfolio Collateral Balance will be reduced to less than 50% of the Net Outstanding Portfolio Collateral Balance as of the Ramp-Up Completion Date.

(h)	If the Notes and the Preference Shares have not been redeemed prior to the Distribution Date immediately preceding the Stated Maturity of the Notes, the Issuer shall make a Sale of all of the Collateral Debt Securities and all Eligible Investments then standing to the credit of the Accounts (other than the Hedge Counterparty Collateral Account,) and sell or liquidate all other Collateral, and all net proceeds from such liquidation and all available cash will be applied pursuant to the Priority of Payments on the Stated Maturity of the Notes.

Section 11.2 - Trust Accounts

Each Account shall remain at all times with a financial institution organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers and having a long-term debt rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s), at least “BBB+” by Standard & Poor’s and having a combined capital and surplus of at least U.S.$250,000,000 and subject to supervision or examination by Federal or state authority.

All Cash held by, or deposited with, the Trustee in any Account (other than the Custodial Account or any Hedge Counterparty Collateral Account) pursuant to the provisions of this Indenture, and not invested in Collateral Debt Securities or Eligible Investments as herein provided, shall be deposited in one or more accounts, maintained at a financial institution described in the preceding paragraph, to be held in trust for the benefit of the Secured Noteholders. Except with respect to amounts on deposit in the Payment Account, to the extent Cash deposited in an account exceeds amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and is not fully collateralized by direct obligations of the United States, such excess shall be invested in Eligible Investments (pursuant to and as provided in Sections 10.2, 10.3 and 10.4 hereof).

Article XII - PURCHASE AND SALE OF COLLATERAL DEBT SECURITIES; REINVESTMENT

Section 12.1 - Sale of Collateral Debt Securities; Reinvestment

(a)	Except as otherwise expressly permitted or required by this Indenture, the Issuer will not sell or otherwise dispose of any Collateral Debt Security; provided that the Issuer (upon the direction of the Collateral Advisor to the Issuer and the Trustee):

(i)

may sell any Defaulted Security, Written Down Security or Withholding Tax Security at any time; provided that the Collateral Advisor (i) certifies that such Collateral Debt Security is a Defaulted Security, a Written Down Security or a Withholding Tax Security and (ii) declares (in a notice to the Issuer and the Trustee) within five Business Days following such Collateral Debt Security becoming a Defaulted Security, a Written Down Security or a Withholding Tax Security whether it has elected to direct the Issuer to sell or otherwise dispose of all or a specified portion of such Collateral Debt Security. If the Collateral Advisor elects to direct the Issuer to sell or otherwise dispose of any Defaulted Security, Written Down Security or Withholding Tax Security as described above, such Collateral Debt Security (or specified portion thereof) is required to be sold or otherwise disposed of within six months following such election. If the Collateral Advisor does not elect within such five Business Days to direct the Issuer to sell or otherwise dispose of any Defaulted Security, Written Down Security or Withholding Tax Security, such Collateral Debt Security may not be sold or otherwise disposed of and must remain part of the Collateral (unless such (x) Defaulted Security subsequently becomes a Written Down Security or Withholding Tax Security, (y) Written Down Security subsequently becomes a Defaulted Security or Withholding Tax Security or (z) Withholding Tax Security subsequently becomes a Defaulted Security or Written Down Security). Any decision by the Collateral Advisor to sell or not to sell any Collateral Debt Security within five Business Days of such Collateral Debt Security first becoming either a Defaulted Security or a Written Down Security or a

Withholding Tax Security may not thereafter be changed by the Collateral Advisor or the Issuer for any reason (unless such (x) Defaulted Security subsequently becomes a Written Down Security or Withholding Tax Security, (y) Written Down Security subsequently becomes a Defaulted Security or Withholding Tax Security or (z) Withholding Tax Security subsequently becomes a Defaulted Security or Written Down Security);

(ii)	may sell any Credit Risk Security; provided that the Collateral Advisor (A) certifies a Credit Risk Event has occurred and (B) declares (in a notice to the Issuer and the Trustee) within five Business Days following the occurrence of any such Credit Risk Event that it has elected to direct the Issuer to sell or otherwise dispose of all or a portion of such Collateral Debt Security. If the Collateral Advisor elects to direct the Issuer to sell or otherwise dispose of any Credit Risk Security as described above, such Collateral Debt Security is required to be sold or otherwise disposed of as soon as reasonably practicable and in any event within 30 days following such election. If the Collateral Advisor does not elect within such five Business Days following any Credit Risk Event to direct the Issuer to sell or otherwise dispose of any Credit Risk Security, such Collateral Debt Security may not be sold or otherwise disposed of and must remain part of the Collateral (unless such Collateral Debt Security subsequently becomes a Defaulted Security, Written Down Security or Withholding Tax Security) and the Collateral Advisor makes the certifications and declarations described above;

(iii)	shall sell or otherwise dispose of any Collateral Debt Security that is an Equity Security not later than five Business Days after the Issuer’s receipt thereof (or within five Business Days after such later date as such Equity Security may first be sold in accordance with its terms and applicable law); and

(iv)	shall, in the event of an Auction Call Redemption, Optional Redemption, Tax Redemption or at the Stated Maturity, direct the Trustee to sell Collateral Debt Securities without regard to the foregoing limitations.

Notwithstanding any provision in this Indenture to the contrary, no disposition of a Collateral Debt Security will be effected by or on behalf of the Issuer (i) for the primary purpose of recognizing gains or decreasing losses resulting from market value changes or (ii) if such disposition would result, or if the Issuer or the Collateral Advisor believe that any such disposition would result, in the downgrade of any of the then current ratings assigned by any Rating Agency to any of the Notes.

All Sale Proceeds of any Collateral Debt Securities sold by the Issuer in accordance with this Section 12.1 and not reinvested in Substitute Collateral Debt Securities pursuant to Section 12.2 will be deposited in the Interest Collection Account or the Principal Collection Account, as the case may be, in accordance with Sections 10.2(a) and 10.2(c) hereof and applied on the Distribution Date immediately succeeding the end of the Due Period or (in the case of Sale Proceeds which may, in accordance with the above limitations, be reinvested) the second Distribution Date succeeding the Due Period in which they were received in accordance with the Priority of Payments or as otherwise required by Article IX.

CDS Sale Interest Proceeds may only be applied (or held for application within 60 days) to purchase, in the Collateral Advisor’s discretion, Substitute Collateral Debt Securities in accordance with the Eligibility Criteria and the other requirements applicable to the reinvestment of CDS Sale Proceeds set forth in Section 12.5 if the Collateral Advisor certifies to the Trustee that, after taking into account such application (or reservation for future application) of CDS Sale Interest Proceeds, the Interest Proceeds for the applicable Due Period will be sufficient to pay, on the Distribution Date following the Due Period during which such investment is made, all accrued interest owed by the Issuer on the Notes and any other amounts required to be paid pursuant to clauses (1) through (11) of Section 11.1(a)(i); provided that if such CDS Sale Proceeds are not reinvested on or prior to the end of any Due Period, such CDS Sale Interest Proceeds may only be held for reinvestment (instead of distributed as Interest Proceeds on the following Distribution Date) if the Collateral Advisor certifies to the Trustee on the last day of such Due Period that, after taking into account such application (or reservation for future application) of CDS Sale Interest Proceeds, the Interest Proceeds for the applicable Due Period will be sufficient to pay, on the following Distribution Date, all accrued interest owed by the Issuer on the Notes and any other amounts required to be paid pursuant to clauses (1) through (11) of Section 11.1(a)(i);

(b)	The Collateral Advisor, on behalf of the Issuer, shall use commercially reasonable efforts to sell each Defaulted Security, Equity Security and any other security or consideration required to be sold pursuant to Section 12.1(a) hereof within the time periods (if any) specified in Section 12.1(a) hereof in accordance with the following procedures. In respect of each Defaulted Security and each Equity Security or other security or consideration, not less than five Business Days prior to the date on which a Defaulted Security, Equity Security or other security or consideration must be sold in accordance with Section 12.1(a) hereof, the Collateral Advisor shall solicit bona fide bids for such Defaulted Security, Equity Security or other security or consideration from at least three Approved Dealers. The Issuer shall sell such Defaulted Security, Equity Security or other security or consideration to the highest bidder. In the event that the Issuer does not receive any bid on such Defaulted Security, Equity Security or other security or consideration on such date, the Issuer shall not be obligated to sell such Defaulted Security, Equity Security or other security or consideration.

(c)	After the Issuer has notified the Trustee of an Optional Redemption, Tax Redemption or an Auction Call Redemption in accordance with Section 9.3 hereof, the Issuer shall direct the Trustee in writing to sell, and the Trustee shall (at the direction of the Collateral Advisor) sell, any Collateral Debt Security without regard to the foregoing limitations in Section 12.1(a) hereof; provided that:

(i)	in connection with an Auction Call Redemption, Optional Redemption or Tax Redemption, the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Sections 9.1(a), 9.1(b) and 9.7(a) hereof, and upon any such sale the Trustee shall release such Collateral Debt Security pursuant to Section 10.8 hereof;

(ii)	in connection with an Optional Redemption or Tax Redemption, the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Debt Security pursuant to this Section 12.1(c) hereof unless on or prior to the sixth Business Day preceding the scheduled Redemption Date:

(x)	the Issuer certifies to the Trustee that (1) in its judgment based on calculations included in such certification by the Issuer (which certification shall include the sale prices of the Collateral Debt Securities), the Available Redemption Funds will be sufficient to pay the Total Senior Redemption Amount pursuant to Section 9.2(a) hereof and (2) the sale prices of such Collateral Debt Securities are not (in the sole judgment of the Collateral Advisor) below the fair market value of such Collateral Debt Securities; and

(y)	the Independent accountants appointed by the Issuer pursuant to Section 10.9 hereof shall confirm in writing the calculations made in clause (x)(1) above;

(iii) in connection with an Auction Call Redemption, Optional Redemption or Tax Redemption, all the Collateral Debt Securities to be sold pursuant to this Section 12.1(c) hereof must be sold in accordance with the requirements set forth in Section 9.2(a) hereof or Section 9.7 hereof, as the case may be.

(d)	The Collateral Advisor, its Affiliates and any account for which the Collateral Advisor or an Affiliate of the Collateral Advisor acts as investment adviser (and for which the Collateral Advisor or such Affiliate has discretionary authority) shall be entitled to bid on any Collateral Debt Security to be sold by the Issuer pursuant to this Section 12.1 hereof; provided that bona fide bids have been received with respect to such Collateral Debt Security from at least two other nationally recognized independent dealers.

Section 12.2 - Eligibility Criteria

(a)	Except as provided in Section 12.3(d) hereof, Uninvested Proceeds may be invested in Collateral Debt Securities during the Ramp-Up Period. Subject to the provisions of Section 12.5 hereof, during the Reinvestment Period, the Collateral Advisor may reinvest Available Reinvestment Funds in Substitute Collateral Debt Securities. After the Reinvestment Period ends, no Collateral Debt Security may be acquired by the Issuer unless it was the subject of a binding commitment entered into by the Issuer prior to the end of the Reinvestment Period for a trade which has not settled. Immediately after giving effect to each such binding commitment by the Issuer (a) during the Ramp-Up Period to invest Uninvested Proceeds in a Collateral Debt Security or (b) during the Reinvestment Period to invest Available Reinvestment Funds in a Substitute Collateral Debt Security (and, in each case, after giving effect to any other investments in, or sales of, Collateral Debt Securities that the Issuer has on or prior to such date committed to make), each of the following criteria (the “Eligibility Criteria”) must, however, as evidenced by an Officer’s certificate of the Issuer or the Collateral Advisor, be satisfied with respect to such Collateral Debt Security except as specified in Section 12.2(b) or 12.3(c) hereof below:

Assignable

(1)      the Underlying Instrument pursuant to which such security was issued permits the Issuer to purchase it and Grant it to the Trustee and such security is a type subject to Article 8 or Article 9 of the UCC;

Jurisdiction of obligor/issuer	(2) the obligor on or issuer of such security (x) is organized or incorporated under the laws of the United States or a State thereof or in a Special Purpose Vehicle Jurisdiction or (y) is a Qualifying Foreign Obligor; provided that the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are issued by Qualifying Foreign Obligors located in the United Kingdom and Canada do not exceed 10.0% and 25.0%, respectively, of the Net Outstanding Portfolio Collateral Balance and the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are issued by Qualifying Foreign Obligors located in all other jurisdictions (other than the United States, the United Kingdom, Canada or a Special Purpose Vehicle Jurisdiction) does not exceed 2.5% of the Net Outstanding Portfolio Collateral Balance;

Dollar denominated	(3) such security is denominated and payable only in Dollars and may not be converted into a security payable in any other currency;

Fixed principal amount	(4) other than any Interest-Only Security, such security requires the payment of a fixed amount of principal in Cash no later than its Stated Maturity or termination date;

Rating

(5)      such security (A) has a Moody’s Rating and a Standard & Poor’s Rating, (B) has a public rating from at least one of Moody’s or Standard & Poor’s, and the lower of the public ratings of such security by each such rating agency (if publicly rated by such rating agency) is at least “Baa2” or “BBB,” as applicable; provided that (i) not more than 15.0% of the Net Outstanding Portfolio Collateral Balance (by Aggregate Principal Balance) may consist of Pledged Collateral Debt Securities the lower of the public ratings of which by any such rating agency is below “A3” or below “A-,” as applicable, and (ii) not more than 6% of the Net Outstanding Portfolio Collateral Balance (by Aggregate Principal Balance) may consist of Pledged Collateral Debt Securities, the lower of the public ratings of which by any such rating agency is below “BBB+” or below “Baa1”; provided further that that such security has a Moody’s Rating of at least “Baa3” and (C) the Standard & Poor’s rating thereof does not contain the subscript “r,” “t,” “p,” “pi” or “q”;

Registered form

(6)      such security is in Registered form; provided that an interest in a trust treated as a grantor trust for U.S. Federal income tax purposes will not be treated as Registered form unless each of the obligations or securities held by such trust was issued after July 18, 1984;

No withholding

(7)      the Issuer will receive payments due under the terms of such security and proceeds from disposing of such security free and clear of withholding tax, other than withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax;

Does not subject Issuer to tax on a net income basis

(8)      should the Issuer not be treated as a Qualified REIT Subsidiary for U.S. Federal income tax purposes, the Issuer will not (i) be treated as engaged in a U.S. trade or business for U.S. Federal income tax purposes or otherwise be subject to tax on a net income basis in any jurisdiction outside the Issuer’s jurisdiction of incorporation as a result of the acquisition (including the manner of acquisition), ownership, enforcement or disposition of such security or (ii) upon disposition of such security, be subject to U.S. Federal income or withholding tax under Section 897 or Section 1445 of the Code and the Treasury Regulations promulgated thereunder on any gain realized on such disposition;

Does not subject Issuer to Investment Company Act restrictions

(9)      the acquisition (including the manner of acquisition), ownership, enforcement and disposition of such security will not cause the Issuer or the pool of Collateral to become an investment company required to be registered under the Investment Company Act;

ERISA

(10)    such security is not a security that, pursuant to 29 C.F.R. Section 2510.3-101, (x) would be treated as an equity interest in an entity and (y) if held by an employee benefit plan subject to ERISA, would cause such employee benefit plan to be treated as owning an undivided interest in each of the underlying assets of such entity for purposes of ERISA;

No Defaulted Securities, Credit Risk Securities, Equity Securities or Written Down Securities	(11) such security is not a Defaulted Security, a Credit Risk Security, an Equity Security or a Written Down Security;

Purchase price	(12) the purchase price of such security (expressed as a percentage) is not less than (A) 75.0% multiplied by (B) the Adjusted Issue Price of such security;

No foreign exchange controls

(13)    payments in respect of such security are not made from a country that imposes foreign exchange controls that effectively limit the availability or use of Dollars to make when due the scheduled payments of principal of and interest on such security;

No Margin Stock	(14) such security is not, and any Equity Security acquired in connection with such security is not, Margin Stock;

No debtor-in- possession financing	(15) such security is not a financing by a debtor-in-possession in any insolvency proceeding;

No optional or mandatory conversion or exchange

(16)    such security is not a security that by the terms of its Underlying Instruments provides for conversion or exchange (whether mandatory, at the option of the issuer or the holder thereof or otherwise) into equity capital at any time prior to its maturity;

Not subject to an Offer or called for redemption

(17)    such security is not the subject of an Offer (other than an Offer to exchange such security for a security that constitutes a Collateral Debt Security and that such Offer is registered under the Securities Act or such security is issued pursuant to Rule 144A (or another exemption from registration) under the Securities Act, where the replacement security would have terms that are similar to, or more favorable to the Issuer than, the security being exchanged) and has not been called for redemption;

No future advances	(18) such security is not a security with respect to which the Issuer is required by the Underlying Instruments to make any payment or advance to the issuer thereof;

Fixed Rate Securities

(19)    if such security is a Fixed Rate Security (including a Hybrid Security at any time before the applicable Reset Date) or a Deemed Fixed Rate Security, (i) the Aggregate Principal Balance of all such Pledged Collateral Debt Securities does not exceed 24.0% of the Net Outstanding Portfolio Collateral Balance and (ii) the Aggregate Principal Balance of all such Pledged Collateral Debt Securities is not less than 20.0% of the Net Outstanding Portfolio Collateral Balance;

Pure Private Collateral Debt Securities

(20)    if such security is a Pure Private Collateral Debt Security, the Aggregate Principal Balance of all such Pledged Collateral Debt Securities does not exceed 5.0% of the Net Outstanding Portfolio Collateral Balance;

Single Servicer	(21) with respect to the Servicer of the security being acquired:

(A)     if the Servicer is ranked (1) “Strong” or has a credit rating of “AA-“ or higher by Standard & Poor’s and (2) “SQ1” or has a credit rating of “Aa3” or higher by Moody’s, the Aggregate Principal Balance of all Pledged Collateral Debt Securities serviced by such Servicer does not exceed 25.0% of the Net Outstanding Portfolio Collateral Balance;

(B)     if the Servicer (1) is ranked (x) “Above Average” or higher or has a credit rating of “A-” or higher by Standard & Poor’s and (y) “SQ2” or higher or has a credit rating of “A3” or higher by Moody’s and (2) does not meet the ratings requirements of clause (A), the Aggregate Principal Balance of all Pledged Collateral Debt Securities serviced by such Servicer does not exceed 15.0% of the Net Outstanding Portfolio Collateral Balance; or

(C)     if the Servicer does not meet the ratings requirements of either of clauses (A) or (B), the Aggregate Principal Balance of all Pledged Collateral Debt Securities serviced by such Servicer does not exceed 7.5% of the Net Outstanding Portfolio Collateral Balance;

Frequency of Interest Payments

(22)    (A) such security provides for periodic payments of interest in cash not less frequently than semi-annually; (B) after giving effect to acquisition of such security, the Aggregate Principal Balance of all Pledged Collateral Debt Securities that provide for periodic payments of interest less frequently than monthly does not exceed 10.0% of the Net Outstanding Portfolio Collateral Balance; and (C) if such security provides for periodic payments of interest in Cash less frequently than quarterly, the Aggregate Principal Balance of all Pledged Collateral Debt Securities that provide for periodic payments of interest in Cash less frequently than quarterly does not exceed 10.0% of the Net Outstanding Portfolio Collateral Balance;

Step-Down Bonds

(23)    if such security is a Step-Down Bond, the Aggregate Principal Balance of all Pledged Collateral Debt Securities that are Step-Down Bonds does not exceed 5.0% of the Net Outstanding Portfolio Collateral Balance;

Collateral Quality Tests; Class A/B/C Overcollateralization Test

(24)    after the Ramp-Up Completion Date, each of the applicable Collateral Quality Tests, the Class A/B/C Overcollateralization Test and the Standard & Poor’s CDO Monitor Test is satisfied or, if immediately prior to such acquisition one or more of such Collateral Quality Tests, the Class A/B/C Overcollateralization Test or the Standard & Poor’s CDO Monitor Test was not satisfied, the extent of compliance with any such Collateral Quality Test, the Class A/B/C Overcollateralization Test or the Standard & Poor’s CDO Monitor Test which was not satisfied is maintained or improved by such acquisition;

Limitation on Stated Maturity

(25)    unless such security is an Interest-Only Security, such security does not have a Stated Maturity that occurs later than the Stated Maturity of the Notes, provided that the Issuer may acquire a Collateral Debt Security, having a Stated Maturity not later than five years after the Stated Maturity of the Notes so long as (i) the Aggregate Principal Balance of all such Pledged

Collateral Debt Securities does not exceed 10.0% of the Net Outstanding Portfolio Collateral Balance and (ii) the Average Life of such Pledged Collateral Debt Security is shorter than the period from the date of purchase of such security to the Stated Maturity of the Notes; provided further that the Issuer may acquire a Collateral Debt Security, having a Stated Maturity later than five years but not later than ten years after the Stated Maturity of the Notes so long as (i) the Aggregate Principal Balance of all such Pledged Collateral Debt Securities (including those described in the immediately preceding proviso) does not exceed 5.0% of the Net Outstanding Portfolio Collateral Balance and (ii) the Average Life of such Pledged Collateral Debt Security is shorter than the period from the date of purchase of such security to the Stated Maturity of the Notes;

No PIK Bonds	(26) such security is not a PIK Bond;

Deemed Floating Rate Securities; Deemed Fixed Rate Securities

(27)    if such security is a Deemed Floating Rate Security or a Deemed Fixed Rate Security, the Aggregate Principal Balance of all such Pledged Collateral Debt Securities does not exceed 10.0% of the Net Outstanding Portfolio Collateral Balance;

Floating Rate Securities

(28)    if such security is a Floating Rate Security (including a Hybrid Security at any time after the applicable Reset Date) or a Deemed Floating Rate Security, (i) the Aggregate Principal Balance of all such Pledged Collateral Debt Securities does not exceed 80.0% of the Net Outstanding Portfolio Collateral Balance and (ii) such Security is not an Inverse Floating Rate Security or a Non-LIBOR Floating Rate Collateral Debt Security;

Single Issuer Concentration

(29)    after giving effect to acquisition of such security, the Aggregate Principal Balance of all Pledged Collateral Debt Securities issued by the issuer of such security does not exceed 1.0% of the Net Outstanding Portfolio Collateral Balance; provided that there may be up to five issuers of Pledged Collateral Debt Securities having an Aggregate Principal Balance, for each such issuer, of greater than 1.0% but less than or equal to 1.5% of the Net Outstanding Portfolio Collateral Balance;

Market Value Changes

(30)    (a) such security is not acquired for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, and (b) the acquisition of such asset will not result in the downgrade of the then current ratings assigned by the Rating Agencies to the Issuer’s outstanding Notes;

Interest-Only Securities

(31)    if such security is an Interest-Only Security, the Aggregate Amortized Cost of all such Collateral Debt Securities does not exceed 3.0% of the Net Outstanding Portfolio Collateral Balance; provided that if such Interest-Only Security is acquired after the Ramp-Up Completion Date, (i) the Rating Condition with respect to Standard & Poor’s has been satisfied with respect to such acquisition, (ii) only CDS Sale Interest Proceeds are used to acquire such Interest-Only Security and (iii) the Net Outstanding Portfolio Collateral Balance is equal to or greater than the Aggregate Outstanding Amount of the Notes;

Specified Type

(32)    such security is either a CMBS Conduit Security, CMBS Credit Tenant Lease Security, CMBS Large Loan Security, CMBS Single Property Security, Home Equity Loan Security, Residential A Mortgage Security or Residential B/C Mortgage Security;

Replacement Criteria	(33) if such Collateral Debt Security was purchased with Sale Proceeds, the Replacement Criteria are satisfied with respect to the purchase of such Collateral Debt Security;

Reinvestment Criteria	(34) if such Collateral Debt Security was purchased with Collateral Principal Payments, the Reinvestment Criteria are satisfied with respect to the purchase of such Collateral Debt Security; and

Eligible Asset

(35)    such security is a financial asset that by its terms converts into cash within a finite period of time and includes any rights or other asset designed to assure the servicing or timely distribution of proceeds to such security’s holders.

Negative Amortization Securities

(36)    if such security is a Negative Amortization Security, the Aggregate Principal Balance of all such Pledged Collateral Debt Securities does not exceed 15.0% of the Net Outstanding Portfolio Collateral Balance;

(b)	The Collateral Advisor shall determine that a security satisfies the Eligibility Criteria on the date that the Issuer enters into a binding commitment to acquire such security. In the case of a binding commitment made after the Closing Date, if the Issuer has made a binding commitment to acquire a security, then the Eligibility Criteria need not be satisfied when the Issuer Grants such security to the Trustee if (A) the Issuer acquires such security, in the case of new issuances of mortgage-backed securities, 45 days and otherwise, 30 days, of making the binding commitment to acquire such security and (B) the Eligibility Criteria were satisfied immediately after the Issuer made such binding commitment. With respect to paragraphs (2), (5), (19) through (25), (27) through (29), (31) and (36) of the Eligibility Criteria, if at any time during the Reinvestment Period any requirement set forth therein is not satisfied immediately prior to the acquisition of the related securities, such requirement is deemed satisfied if the extent of non-compliance with such requirement is not made worse after giving effect to such acquisition.

(c)	Notwithstanding the foregoing provisions, if an Event of Default shall have occurred and be continuing, no Collateral Debt Security may be acquired by the Issuer unless it was the subject of a binding commitment entered into by the Issuer prior to the occurrence of such Event of Default for a trade which has not settled.

Section 12.3 - Conditions Applicable to all Transactions Involving Sale or Grant

(a)	Any transaction effected under Article V, Article IX, Section 10.2 hereof or this Article XII shall be conducted on an arms’ length basis and if effected with the Issuer, the Trustee, the Collateral Advisor or any Affiliate of any of the foregoing, shall be effected at Fair Market Value in a secondary market transaction on terms at least as favorable to the Noteholders as would be the case if such Person were not so Affiliated. The Trustee shall have no responsibility to oversee compliance with this clause by the other parties.

(b)	Upon any Grant pursuant to this Article XII, all of the Issuer’s right, title and interest to the Pledged Security or Securities shall be Granted to the Trustee pursuant to this Indenture, such Pledged Security or Securities shall be registered in the name of the Trustee, and, if applicable, the Trustee shall receive such Pledged Security or Securities. The Trustee shall also receive, not later than the date of delivery of any Collateral Debt Security delivered after the Closing Date, (i) an Officer’s certificate of the Issuer certifying that, as of the date of such Grant, such Grant complies with the applicable conditions of and is permitted by this Article XII (and setting forth, to the extent appropriate, calculations in reasonable detail necessary to determine such compliance) and (ii) an Officer’s certificate of the Issuer containing the statements set forth in Section 3.2(b) hereof (or, alternatively, the delivery to the Trustee of a trade ticket signed by an Authorized Officer of the Collateral Advisor in lieu of the delivery of such Officer’s certificate, which shall be deemed to be the Issuer’s certification as to the matters set forth in section 3.2(b)).

(c)	Notwithstanding anything contained in this Article XII to the contrary, but subject to Section 12.3(d) hereof, the Issuer shall have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each Class of Notes and each Preference Shareholder and of which each Rating Agency has been notified in advance.

(d)	Notwithstanding anything to the contrary in this Indenture, in no event may the Issuer (i) engage in any business or activity that would cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. Federal income tax purposes or (ii) acquire or hold any asset that is an equity interest in an entity that is treated as a partnership engaged in a U.S. trade or business for U.S. Federal income tax purposes or the acquisition or ownership of which otherwise would subject the Issuer to net income tax in any jurisdiction. The foregoing shall not, however, preclude the Issuer from holding Equity Securities pending their sale in accordance with Section 12.1(a)(iii) hereof.

Section 12.4 - Determination of Fair Market Value

(a)

In connection with the determination of the Fair Market Value of any Defaulted Security, Deferred Interest PIK Bond or Written Down Security on any date of determination, the Collateral Advisor, on behalf of the Issuer, shall (x) if the Fair Market Value of such Collateral Debt Security is determined pursuant to clause (i) of the definition thereof, in good faith solicit bids from each Approved Dealer not later than 10:00 a.m. (New York time) on such date of determination and (y) if the Fair Market Value of such Collateral Debt Security is determined pursuant to clause (ii) of the definition thereof, in good faith request prices from each Approved Pricing Service not later than 10:00 a.m. (New York time) on such date of determination.

(b)	If there cease to be at least three Approved Dealers capable of providing bona fide bids for Asset-Backed Securities, the Issuer shall (at the direction of the Collateral Advisor), subject to satisfaction of the Rating Condition with respect to Standard & Poor’s, promptly notify the Controlling Class of the proposed replacement Approved Dealer(s). If there cease to be at least three Approved Pricing Services providing prices for Asset-Backed Securities, the Issuer shall (at the direction of the Collateral Advisor) promptly notify the Controlling Class of the proposed replacement Approved Pricing Service.

Section 12.5 - Additional Provisions Relating to Reinvestment

(a)	Until the end of the Reinvestment Period and so long as the Cash Release Conditions are not satisfied and the Class A/B/C Overcollateralization Test is satisfied on the date on which the Issuer commits to purchase the applicable Substitute Collateral Debt Security, the Issuer (at the direction of the Collateral Advisor), shall use its best efforts to reinvest CDS Sale Proceeds not later than 60 calendar days following receipt of such CDS Sale Proceeds, in Substitute Collateral Debt Securities in accordance with Section 12.2 until the amount of CDS Sale Proceeds so reinvested during the applicable 12 month period is equal to the Sale Proceeds Reinvestment Limit. The Issuer shall not reinvest CDS Sale Proceeds in any Substitute Collateral Debt Security if CDS Sale Proceeds in an amount equal to the Sale Proceeds Reinvestment Limit have been previously reinvested during the applicable 12 month period.

(b)	Until the end of the Reinvestment Period and so long as the Class A/B/C Overcollateralization Test is satisfied on the date on which the Issuer commits to purchase the applicable Substitute Collateral Debt Security, the Issuer (at the direction of the Collateral Advisor) shall use its best efforts to reinvest any Collateral Principal Payment, not later than 60 calendar days following receipt of such Collateral Principal Payment, in Substitute Collateral Debt Securities in accordance with Section 12.2.

(c)	Collateral Principal Payments from Substitute Collateral Debt Securities (which are Available Reinvestment Funds) also may be invested further in Substitute Collateral Debt Securities, subject to the restrictions on reinvestment set forth herein.

(d)	No reinvestment in Substitute Collateral Debt Securities may be made unless (i) any such acquisition is not for the primary purpose of recognizing gains or decreasing losses resulting from market value changes, and (ii) neither the Issuer nor the Collateral Advisor believes that any such acquisition will result, and no such acquisition does result, in a reduction or withdrawal of the then-current rating on any Class of Notes by any Rating Agency.

(e)	Notwithstanding Section 12.5(a) and (b), the Issuer shall not reinvest any CDS Sale Proceeds or any Collateral Principal Payments, and will distribute such amounts as Principal Proceeds or Interest Proceeds, as applicable, if the Cash Release Conditions are satisfied.

(f)	The Collateral Advisor shall inform the Trustee on the 60th calendar day following receipt of any CDS Sale Proceeds or Collateral Principal Payment that such amounts are no longer Available Reinvestment Funds.

(g)	The Collateral Advisor shall inform the Trustee whenever the amount of CDS Sale Proceeds that have been reinvested during any 12-month period equals the Sale Proceeds Reinvestment Limit.

Article XIII - SECURED PARTIES’ RELATIONS

Section 13.1 - Subordination

(a)	Anything in this Indenture or the Secured Notes to the contrary notwithstanding, the Issuer, the Hedge Counterparties, the Preference Shareholders and the Holders of the Notes agree for the benefit of the Hedge Counterparties that the Notes, the Preference Shares and the Issuer’s rights in and to the Collateral (with respect to all amounts payable to the Hedge Counterparties other than Deferred Termination Payments, and for purposes of this Section 13.1(a) hereof, the “Subordinate Interests”) shall be subordinate and junior to the rights of the Hedge Counterparties with respect to payments to be made to the Hedge Counterparties pursuant to the Hedge Agreements (except as provided in Section 11.1(a)(i) hereof with respect to Deferred Termination Payments) to the extent and in the manner set forth in Section 11.1(a) and hereinafter provided. The Holders of the Notes and the Preference Shareholders evidencing Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Hedge Counterparties, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests or until the payment in full to the Hedge Counterparties (other than Deferred Termination Payments) and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(b)	Anything in this Indenture or the Secured Notes to the contrary notwithstanding, the Issuer, the Preference Shareholders and the Holders of the Class A-1B Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes agree for the benefit of the Holders of the Class A-1A Notes that the Class A-1B Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Preference Shares and the Issuer’s rights in and to the Collateral (with respect to the Class A-1A Notes, for purposes of this Section 13.1(b) hereof, the “Subordinate Interests”) shall be subordinate and junior to the Class A-1A Notes (except as provided in Section 11.1(a)(i) hereof) to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) hereof and hereinafter provided. The Holders of the Notes and the Preference Shareholders evidencing Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A-1A Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class A-1A Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(c)	Anything in this Indenture or the Secured Notes to the contrary notwithstanding, the Issuer, the Preference Shareholders and the Holders of the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes agree for the benefit of the Holders of the Class A-1B Notes that the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Preference Shares and the Issuer’s rights in and to the Collateral (with respect to the Class A-1B Notes, for purposes of this Section 13.1(c) hereof, the “Subordinate Interests”) shall be subordinate and junior to the Class A-1B Notes (except as provided in Section 11.1(a)(i) hereof) to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) hereof and hereinafter provided. The Holders of the Notes and the Preference Shareholders evidencing Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A-1B Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class A-1B Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(d)	Anything in this Indenture or the Secured Notes to the contrary notwithstanding, the Issuer, the Preference Shareholders, the Holders of the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes agree for the benefit of the Holders of the Class A-2 Notes that the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, the Preference Shares and the Issuer’s rights in and to the Collateral (with respect to the Class A-2 Notes, for purposes of this Section 13.1(d) hereof, the “Subordinate Interests”) shall be subordinate and junior to the Class A-2 Notes (except as provided in Section 11.1(a)(i) hereof) to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) hereof and hereinafter provided. The Holders of the Notes and the Preference Shareholders evidencing Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class A-2 Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class A-2 Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(e)

Anything in this Indenture or the Secured Notes to the contrary notwithstanding, the Issuer, the Preference Shareholders, the Holders of the Class C Notes, the Class D Notes and the Class E Notes agree for the benefit of the Holders of the Class B Notes that the Class C Notes, the Class D Notes, the Class E Notes, the Preference Shares and the Issuer’s rights in and to the Collateral (with respect to the Class B Notes, for purposes of this Section 13.1(e) hereof, the “Subordinate Interests”) shall be subordinate and junior to the Class B Notes (except as provided in Section 11.1(a)(i) hereof) to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) hereof and hereinafter provided. The Holders of the Notes and the Preference Shareholders evidencing Subordinate Interests and the holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of the Class B Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class B Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(f)	Anything in this Indenture or the Secured Notes to the contrary notwithstanding, the Issuer, the Preference Shareholders and the Holders of the Class D Notes and the Class E Notes agree for the benefit of the Holders of the Class C Notes that the Class D Notes and the Class E Notes, the Preference Shares and the Issuer’s rights in and to the Collateral (with respect to the Class C Notes, for purposes of this Section 13.1(f) hereof, the “Subordinate Interests”) shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) hereof and hereinafter provided. The Holders of the Notes and the Preference Shareholders evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class C Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class C Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(g)	Anything in this Indenture or the Secured Notes to the contrary notwithstanding, the Issuer, the Preference Shareholders and the Holders of the Class E Notes agree for the benefit of the Holders of the Class D Notes that the Class E Notes, the Preference Shares and the Issuer’s rights in and to the Collateral (with respect to the Class D Notes, for purposes of this Section 13.1(g) hereof, the “Subordinate Interests”) shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) hereof and hereinafter provided. The Holders of the Notes and the Preference Shareholders evidencing Subordinate Interests and the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Class D Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Class D Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(h)

Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer, the Preference Shareholders, each Hedge Counterparty, the Trustee, each Secured Noteholder and the Collateral Advisor, agree for the benefit of the Holders of the Subordinate Notes that the rights of any Hedge Counterparty (in respect of a Deferred Termination Payment), the Trustee or any other Person to which Administrative Expenses are payable (in respect of amounts payable pursuant to Section 11.1(a)(i)(16) or Section 11.1(a)(ii)(10)) and the Preference Shareholders and the Issuer in and to the Collateral (with respect to the Subordinate Notes, for purposes of this Section 13.1(h) hereof, the “Subordinate Interests”) shall be subordinate and junior to the Subordinate Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) hereof and hereinafter provided and further agree, for the benefit of the Holders of the Subordinate Notes, that this Indenture shall constitute an enforceable subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Section 5.2, including as a result of an Event of Default specified in Section 5.1(f), the holders of such Subordinate Interests agree that the Subordinate Notes shall be paid in full in Cash or, to the extent a Majority of each Class of Subordinate Notes consent (with respect to such Class only), other than in Cash, before any further payment or distribution is made on account of the Subordinate Interests, in accordance with the Priority of Payments. The Preference Shareholders, the holders of equity in the Issuer and the Co-Issuer agree, for the benefit of the Holders of the Subordinate Notes, not to cause or join in the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due in respect of such Subordinate Interests until the payment in full of the Subordinate Notes and not before one year and one day have elapsed since such payment or, if longer, the applicable preference period (plus one day) then in effect, including any period established pursuant to the laws of the Cayman Islands.

(i)	In the event that notwithstanding the provisions of this Indenture, any holder of any Subordinate Interests pursuant to Section 13.1(a), 13.1(b), 13.1(c), 13.1(d), 13.1(e), 13.1(f), 13.1(g) or 13.1(h) hereof shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until all amounts (other than Deferred Termination Payments) payable to the Hedge Counterparties pursuant to the order specified in Section 11.1(a)(i) and 11.1(a)(ii) or to the Class A-1A Notes or to the Class A-1B Notes or to the Class A-2 Notes or to the Class B Notes or to the Class C Notes or to the Class D Notes or to the Class E Notes, as applicable, shall have been paid in full in Cash or, to the extent the Hedge Counterparties or a Majority of the Class A-1A Notes or the Class A-1B Notes or the Class A-2 Notes or the Class B Notes or the Class C Notes or the Class D Notes or the Class E Notes, as applicable, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Hedge Counterparties or the Holders of Class A-1A Notes or the Class A-1B Notes or the Class A-2 Notes or the Class B Notes or the Class C Notes or the Class D Notes or the Class E Notes, as applicable, in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including this Section 13.1 hereof.

(h)	Each holder of Subordinate Interests pursuant to Section 13.1(a), 13.1(b), 13.1(c), 13.1(d), 13.1(e), 13.1(f), 13.1(g) or 13.1(h) hereof agrees with the Hedge Counterparties and all Holders of the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as applicable, that such holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1; provided that after all amounts payable to the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as applicable, have been paid in full, the Holders of such Subordinate Interests shall be fully subrogated to the rights of the Hedge Counterparties or the Holders of the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as applicable. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

Section 13.2 - Standard of Conduct

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.9 hereof, a Secured Party or Secured Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, the Issuer, or any other Person.

Article XIV - MISCELLANEOUS

Section 14.1 - Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer, stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default as provided in Section 6.1(d) hereof.

Section 14.2 - Acts of Secured Noteholders

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Secured Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Secured Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Secured Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2. Notwithstanding anything to the contrary contained herein, with respect to any Noteholder which has notified the Trustee in writing that pursuant to such Noteholder’s organizational documents or other documents governing such Noteholder’s actions, such Noteholder is not permitted to take any affirmative action approving, rejecting or otherwise acting upon any Issuer request including, but not limited to, a request for the consent of such Noteholder to a proposed amendment or waiver pursuant to this Indenture, the failure by such Noteholder to consent to or reject any such requested action will be deemed a consent by such Noteholder to the requested action.

(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)	The principal amount and registered numbers of Secured Notes held by any Person, and the date of his holding the same, shall be proved by the Secured Note Register.

(d)	Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Secured Notes shall bind the Holder (and any transferee thereof) of such Secured Note and of every Secured Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Secured Note.

(e)	In connection with any vote, consent or waiver to be made by the Secured Noteholders, the Trustee shall request from the Collateral Advisor a list of Collateral Advisor Securities.

(f)	A holder of the Class A-1A Notes may notify the Trustee in writing (provided that a copy of such notification must be delivered to MLI) that, so long as it holds the Class A-1 Notes, (i) all voting and consent rights relating to the relevant proportion of such Class A-1A Notes on which protection has been purchased may be exercised by an entity (a “credit protection seller”) with which it has made a credit derivative transaction relating to the Class A-1A Notes or any designee of such credit protection seller, in which event, subject to the conditions and limitations set forth in the credit protection agreement, the credit protection seller or any entity designated by it in a written notice to the Trustee may exercise all voting and consent rights relating to the relevant proportion of such Class A-1A Notes on which protection has been purchased and (ii) all notices to Holders of the Class A-1A Notes will be provided by the Trustee to the credit protection seller and such designated entity.

Section 14.3 - Notices, Etc., to Trustee, the Co-Issuers, the Collateral Advisor, the Hedge Counterparties and the Rating Agencies

Any request, demand, authorization, direction, notice, consent, waiver or Act of Secured Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)	the Trustee, the Fiscal Agent or the Preference Share Paying Agent by any Noteholder, by the Issuer or the Co-Issuer or by the Collateral Advisor shall be sufficient for every purpose hereunder if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery to the Trustee or the Preference Share Paying Agent addressed to it at its Corporate Trust Office or at any other address previously furnished in writing to the Co-Issuers or Noteholder by the Trustee or Preference Share Paying Agent;

(b)	the Issuer by the Trustee, by any Noteholder or by the Collateral Advisor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o Walkers SPV Limited, P.O. Box 908GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, Attention: The Directors, telecopy no. (345) 945-4757, or at any other address previously furnished in writing to the Trustee by the Issuer;

(c)	the Co-Issuer by the Trustee, by any Noteholder or by the Collateral Advisor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first- class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: Donald Puglisi, Esq., facsimile no. 302-738-7210, or at any other address previously furnished in writing to the Trustee by the Co-Issuer;

(d)	the Rating Agencies by the Co-Issuers or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, (i) in the case of Moody’s, addressed to Moody’s Investors Service, 99 Church Street, New York, New York 10007, facsimile no. 212-553-0355, Attention: CBO/CLO Monitoring (e-mail: cdomonitoring@moodys.com); and (ii) in the case of Standard & Poor’s, addressed to Standard & Poor’s, 55 Water Street, New York, New York, 10041, Attention: CDO Surveillance and all Monthly Reports, Note Valuation Reports and Excel Default Model Input Files shall be sent to Standard & Poor’s electronically at cdo_surveillance@sandp.com;

(e)	any Hedge Counterparty by the Co-Issuers or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service or by facsimile in legible form to such Hedge Counterparty addressed to it at the address specified in the related Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by such Hedge Counterparty;

(f)	the Collateral Advisor by the Co-Issuers or by the Trustee or by the Collateral Administrator shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery, or by electronic mail (where expressly provided herein) to the Collateral Advisor addressed to it at the address specified in the Collateral Advisory Agreement or at any other address previously furnished in writing to the Co-Issuers or the Trustee by the Collateral Advisor;

(g)	the Preference Share Paying Agent by the Trustee in writing sent by telecopy confirmed by overnight courier guaranteed next day delivery;

(h)	the Initial Purchaser by the Co-Issuers, by the Trustee, by the Collateral Advisor or by MLI shall be sufficient for every purpose hereunder if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery to the Initial Purchaser addressed to it at Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10281, fax number: (212) 449-6347, Attention: Brett Bornstein, with a copy to any other address previously furnished in writing to the Co-Issuers or Noteholder by the Initial Purchaser;

(i)	MLI by the Co-Issuers, by the Trustee, by the Collateral Advisor or by the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and sent by facsimile in legible form and confirmed by overnight courier service guaranteed next day delivery to MLI addressed to it at Merrill Lynch International, Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ, fax number: (212) 449-6347, Attention: Brett Bornstein, with an electronic copy to dividend_interest@ml.com, actions_corporate@ml.com, Miles_Draycott@ml.com, Tapan_Jain@ml.com, Terence_Tong@ml.com and Alan_Levy@ml.com and a copy to any other address previously furnished in writing to the Trustee, the Co-Issuers or Noteholder by the Initial Purchaser or MLI;

(j)	the Irish Stock Exchange shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first–class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Irish Stock Exchange Limited, 28 Anglesea Street, Dublin 2, Ireland, telecopy no. +353 1 677 6045, or at any other address furnished in writing to the Trustee, the Collateral Advisor and the Issuer by the Irish Stock Exchange; provided that the delivery of any report or notice required to be provided by the Issuer or the Trustee to the Irish Stock Exchange may be satisfied by the delivery of such items to the Irish Paying Agent;

(k)	the Paying Agent in Ireland shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first–class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Custom House Administration and Corporate Services Limited, 25 Eden Quay, Dublin 1 Ireland, fax number: 353 1 8290010, or at any other address furnished in writing to the Trustee, the Collateral Advisor and the Issuer by the Paying Agent in Ireland; or

(l)

to the Repository pursuant to this Indenture shall be delivered to the Repository by electronic mail as a pdf (portable document format) file to the following address (or such other address as may be provided in writing from time to time by the operator of the Repository to the Trustee): CDO Library, c/o The Bond Market Association, 360 Madison Avenue (18th Floor), New York, NY 10017; Electronic mail address:

admin@cdolibrary.com; provided that the Issuer shall be identified by its full legal name in the electronic mail message that accompanies the delivery of any document and shall apply the following procedures in converting the document to a pdf file:

(i)	the pdf file shall be made from the original document by printing directly from the application in which the document was created (Microsoft Word, Quark Xpress, etc.) or by using Adobe Acrobat Distiller; and

(ii)	the pdf file shall not be made from scanned pages, except for documents not originating with the Trustee;

provided that any report required to be made available to the operator of the Repository by the Issuer, shall be made available by the Issuer by providing the operator of the Repository with access to a website containing such report in a format that permits the user to download the document as a pdf file.

Delivery of any request, demand, authorization, direction, notice, consent, waiver or Act of Secured Noteholders or other documents made as provided above will be deemed effective: (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (as evidenced by the sender’s written confirmation of delivery); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Section 14.4 - Notices and Reports to Secured Noteholders; Waiver

Except as otherwise expressly provided herein, where this Indenture provides for a report to Holders or for a notice to Holders of Secured Notes of any event,

(a)	such notice shall be sufficiently given to all Holders of Secured Notes if in writing and mailed, first-class postage prepaid, to each Holder of a Secured Note affected by such event, at the address of such Holder as it appears in the Secured Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such report or notice;

(b)	such report shall be available each month to Secured Noteholders who have provided proper certification in the form attached herein as Exhibit I via an internet website to be provided to such Secured Noteholder; and

(c)	such report or notice shall be in the English language.

Such reports and notices will be deemed to have been given on the date of such mailing. The Trustee shall have the right to change the method by which such reports are distributed in order to make such distribution more convenient and/or more accessible to the Secured Noteholders, and in such event the Trustee shall provide timely notification thereof (in any event not less than 30 days) to all Secured Noteholders.

The Trustee will deliver to the Holder of any Secured Note shown on the Secured Note Register any readily available information or notice requested to be so delivered, at the expense of the Issuer. In addition, for so long as any Class of Secured Notes is listed on the Irish Stock Exchange and so long as the rules of such exchange so require, notices to the Holders of such Secured Notes shall also be given by delivery to the Company Announcements Office of the Irish Stock Exchange.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Secured Note shall affect the sufficiency of such notice with respect to other Holders of Secured Notes.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Secured Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Secured Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

A copy of any notice or report delivered or made available to any Holder of Notes hereunder shall be delivered or made available by the Trustee to the Initial Purchaser and MLI. In addition, the Trustee shall notify MLI prior to any vote or consent of the Class A-1A Notes or the Notes.

Section 14.5 - Effect of Headings and Table of Contents

The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 - Successors and Assigns

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7 - Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Secured Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, neither of the Co-Issuers shall have any liability whatsoever to the other Co-Issuer under this Indenture, the Secured Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither of the Co-Issuers shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Secured Notes, any such agreement or otherwise against the Co-Issuer. In particular, neither of the Co-Issuers shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other Co-Issuer or shall have any claim in respect of any assets of the other Co-Issuer.

Section 14.8 - Severability

In case any provision in this Indenture or in the Secured Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.9 - Benefits of Indenture

The Collateral Advisor, each Hedge Counterparty, the Fiscal Agent, each Financing Party, each Holder of Subordinate Notes and each Preference Shareholder shall be third party beneficiaries of each agreement or obligation in this Indenture. Nothing in this Indenture or in the Secured Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Secured Noteholders, the Collateral Advisor, each Preference Shareholder, MLPFS (in respect of Section 2.6(i) hereof), the Fiscal Agent, each Holder of Subordinate Notes and the Hedge Counterparties, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.10 - Governing Law

This Indenture and each Secured Note shall be construed in accordance with, and this Indenture and each Secured Note and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Indenture and each Secured Note shall be governed by, the internal laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 14.11 - Submission to Jurisdiction

The Co-Issuers and the Trustee hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Secured Notes or this Indenture, and the Co-Issuers and Trustee hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Co-Issuers and the Trustee hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Co-Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing (by registered or certified mail or by overnight courier service) or delivery of copies of such process to it at the office of the Co-Issuers’ agent in New York set forth in Section 7.2 hereof. The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.12 - Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 14.13 - Waiver of Jury Trial

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.14 - Judgment Currency

This is an international financing transaction in which the specification of Dollars (the “Specified Currency”), and the specification of the place of payment, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments of or on the Secured Notes. The payment obligations of the Co-Issuers under this Indenture and the Secured Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or the Secured Notes in the Specified Currency into another currency (the “Second Currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Trustee could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Co-Issuers in respect of any such sum due from the Co-Issuers hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be due hereunder or the Secured Notes in the Second Currency the Trustee may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Co-Issuers hereby, as a separate obligation and notwithstanding any such judgment (but subject to the Priority of Payments as if such separate obligation in respect of each Class of Secured Notes constituted additional principal owing in respect of such Class of Secured Notes), agree to indemnify the Trustee and each Secured Noteholder against, and to pay the Trustee or such Secured Noteholder, as the case may be, on demand in the Specified Currency, any difference between the sum originally due to the Trustee or such Secured Noteholder, as the case may be, in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

Section 14.15 - Confidential Treatment of Documents

Except as otherwise provided in this Indenture or as required by law or as required to maintain the listing of the Secured Notes on the Irish Stock Exchange and as required by Rule 144A, this Indenture and the Hedge Agreements shall be treated by the parties hereto as confidential. The Trustee shall provide a copy of this Indenture to any holder of a beneficial interest in any Secured Note upon written request therefor certifying that it is such a holder and to any Person which any such Holder or the Initial Purchaser certifies to the Trustee is a transferee of such beneficial interest.

Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respect of the Trustee’s business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or any Affiliate or an Officer, director, employer or shareholder thereof is subject or (D) to any Affiliate, Independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same; provided that the Trustee has advised such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Issuer or its Affiliates.

Notwithstanding anything herein to the contrary, the parties, and each employee, representative or other agent of any such party, may disclose to any and all persons or entities, without limitation of any kind, the U.S. tax treatment and tax structure of the offering of the Notes and the Preference Shares and all materials of any kind, including opinions and other tax analysis, that are provided to the parties relating to such tax treatment and tax structure; provided that such authorization to disclose such tax treatment and tax structure shall not permit disclosure of information identifying the Issuer, the Co-Issuer, the Collateral Advisor or any other party hereto, the offering of the Notes and Preference Shares (except to the extent such information is relevant to such tax structure or tax treatment).

Article XV - ASSIGNMENT OF AGREEMENTS, ETC.

Section 15.1 - Assignment

The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Notes and amounts payable to the Secured Noteholders hereunder and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Collateral Administration Agreement, the Collateral Advisory Agreement and each Hedge Agreement (but none of its obligations), including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Collateral Advisory Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including as set forth in Section 15.4 hereof), which license shall be and is hereby deemed to be automatically revoked (A) upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived, (B) the occurrence of the resignation, removal or termination of the Collateral Advisor under the Collateral Advisory Agreement or (C) upon a default in the performance, or breach, of any material covenant, representation, warranty or other agreement of the Collateral Advisor under the Collateral Advisory Agreement or in any certificate or writing delivered pursuant thereto or the existence of any circumstance or the occurrence of any event constituting “cause” (as defined in the Collateral Advisory Agreement) if Holders of at least 25% of the Aggregate Outstanding Amount of the Secured Notes of any Class give notice of such default or breach to the Trustee and the Collateral Advisor and such default or breach (if remediable) continues for a period of 30 days after receipt of such notice. For the avoidance of doubt, in no event shall the Trustee be obligated to perform the duties or obligations of the Collateral Advisor by virtue of the assignment hereunder or otherwise.

Section 15.2 - No Impairment

The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Administration Agreement, the Collateral Advisory Agreement and the Hedge Agreements.

Section 15.3 - Termination, Etc.

Upon the redemption and cancellation of the Secured Notes and the payment of all other Secured Obligations and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Administration Agreement, the Collateral Advisory Agreement and the Hedge Agreements shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

Section 15.4 - Issuer Agreements, Etc.

The Issuer represents that it has not executed any other assignment of the Collateral Administration Agreement, the Collateral Advisory Agreement or any Hedge Agreement. The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify. The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Advisor in the Collateral Advisory Agreement to the following:

(a)	the Collateral Advisor shall consent to the provisions of this assignment and shall agree to perform any provisions of this Indenture expressly applicable to the Collateral Advisor;

(b)	the Collateral Advisor shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Advisory Agreement to the Trustee for the benefit of the Secured Parties, and the Collateral Advisor shall agree that all of the representations, covenants and agreements made by the Collateral Advisor in the Collateral Advisory Agreement are also for the benefit of the Trustee and the other Secured Parties;

(c)	the Collateral Advisor shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral Advisory Agreement;

(d)	after the Closing Date, neither the Issuer nor the Collateral Advisor will enter into any agreement amending, modifying or waiving any provision of the Collateral Advisory Agreement (other than an amendment or modification of the type permitted to be made under Section 8.1 hereof) or selecting or consenting to a successor Collateral Advisor, (i) without 10 days’ prior written notice to each Rating Agency and each Hedge Counterparty, and, in the case of my amendment to which consent of a Hedge Counterparty is required under any Hedge Agreement, without the consent of such Hedge Counterparty, (ii) without 10 days’ prior written notice thereof to the Trustee, which notice shall specify the action proposed to be taken by the Issuer (and the Trustee shall promptly deliver a copy of such notice to each Noteholder, the Fiscal Agent (for delivery to the Subordinate Noteholders) and the Preference Share Paying Agent (for delivery to the Preference Shareholders)), (iii) with respect to any amendment or modification of the Collateral Advisory Agreement, without satisfaction of the Rating Condition with respect to Standard & Poor’s, and with respect to any termination or selection of or consent to a successor Collateral Advisor, without satisfaction of the Rating Condition and (iv) in the case of the selection of or consent to a successor Collateral Advisor, if Holders of a Majority of the Aggregate Outstanding Amount of each Class of Notes shall, by notice to the Issuer and the Trustee within 30 days after the date of the related notice to the Trustee given as provided in clause (ii) above, object to such successor Collateral Advisor;

(e)

the Collateral Advisory Agreement will provide for termination of the Collateral Advisor for “cause” (as defined therein) upon 20 days prior written notice given to the Collateral Advisor by the Issuer or the Trustee, at the direction of the Holders of at least 66 2/3 of the Aggregate Outstanding Amount of the Notes of the Controlling Class (excluding, in each such calculation, any Collateral Advisor Securities), provided that the Trustee shall not be responsible for determining or verifying whether any such “cause” exists;

(f)	except as otherwise set forth herein and therein, the Collateral Advisor shall continue to serve as Collateral Advisor under the Collateral Advisory Agreement notwithstanding that the Collateral Advisor shall not have received amounts due it under the Collateral Advisory Agreement because sufficient funds were not then available hereunder to pay such amounts; and the Collateral Advisor shall agree not to institute against, or join any Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar laws until at least one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture; provided that nothing in this clause shall preclude, or be deemed to estop, the Collateral Advisor from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (x) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer, as the case may be, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer or the Co-Issuer, as the case may be, by a Person other than the Collateral Advisor;

(g)	the Collateral Advisor shall irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and the Collateral Advisor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court, the Collateral Advisor hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, the Collateral Advisor irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to the Collateral Advisor at the address specified in Section 14.3 hereof, the Collateral Advisor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and

(h)	Other than the initial fee payable to the Collateral Advisor on the Closing Date, the Collateral Advisor is not entitled to any Advisory Fee. However, each successor Collateral Advisor (which is not an Affiliate of Strategos) is entitled to an Advisory Fee. No successor Collateral Advisor shall be entitled to be paid an amount in excess of the Advisory Fee without the prior written consent of a Majority-in-Interest of Preference Shareholders and a Majority of the Secured Noteholders, voting as a single class) and satisfaction of the Rating Condition. In determining whether a specified percentage of Secured Noteholders or Preference Shareholders has directed any such increase, Collateral Advisor Securities shall be excluded.

Section 15.5 - Consent to Posting of Documents on Repository

(a)

The Issuer and the Co-Issuer hereby consent to (a) the posting of the Offering Circular, this Indenture and the confirmations to the Initial Hedge Agreement and the Monthly Reports and Note Valuation Reports to be delivered pursuant hereto and any amendments or other modifications to any such documents and agreements on the Repository for use in the manner provided in the Repository; and (b) the display of its name on the Repository in connection therewith.

(b)	Notwithstanding anything herein to the contrary, none of the Issuer, the Co-Issuer, the Trustee, the Collateral Administrator or the Collateral Advisor makes any representation or warranty to The Bond Market Association (or any successor thereto) or any Affiliate thereof or any Person having or obtaining access to the information maintained in the Repository or to any of such Person’s Affiliates regarding the accuracy or completeness of any information, document, report or other communication transmitted to the Repository, and no Person having or obtaining access to the information maintained in the Repository shall have any rights under this Indenture or any other transaction document, or otherwise by reason of the transmission of any such information, document, report or other communication to the Repository.

Article XVI - HEDGE AGREEMENT

Section 16.1 - Hedge Agreement

(a)	On the Closing Date and on each subsequent date on which the Issuer enters into a Hedge Agreement, (i) each Hedge Counterparty entering into a Hedge Agreement on such date (or any Affiliate of such Hedge Counterparty that shall have absolutely and unconditionally guaranteed (with such form of guarantee satisfying Standard & Poor’s then-current published criteria with respect to guarantees)) shall satisfy the Hedge Counterparty Ratings Requirement and (ii) the Issuer shall assign each such Hedge Agreement to the Trustee pursuant to this Indenture and the relevant Hedge Counterparty shall consent to such assignment. The Issuer shall not enter into any hedge agreement if the entry into, performance by the Issuer of its obligation thereunder or termination thereof, would subject the Issuer to tax on a net income basis in any jurisdiction outside the Issuer’s jurisdiction of incorporation or if the payments thereunder are subject to withholding tax.

(b)	The Trustee shall, on behalf of the Issuer and in accordance with the Note Valuation Report, pay amounts due to each Hedge Counterparty under the relevant Hedge Agreement on any Distribution Date in accordance with Section 11.1 hereof. The obligations of the Issuer under the Hedge Agreements shall be limited recourse obligations payable solely from the Collateral pursuant to Section 11.1 hereof.

(c)	In respect of the Initial Hedge Counterparty, the Initial Hedge Agreement shall provide that:

(i)

if a Collateralization Event occurs (which event shall be a “termination event” where the Hedge Counterparty will be the “affected party”), the Issuer may terminate such Hedge Agreement unless the Hedge Counterparty, within the time period specified in the Hedge Agreement, and solely at the expense of the Hedge Counterparty, has (A) entered into an agreement in the form of an ISDA Credit Support Annex (New York Law) (which must be satisfactory to the Issuer and satisfy the Rating Condition) and post sufficient collateral as required under the Hedge Agreement (except that if such Collateralization Event results from a reduction or withdrawal of a rating assigned to Moody’s, the Hedge Counterparty will post collateral within the time period specified in the Hedge Agreement), (B) obtained, at its own expense, a substitute Hedge Counterparty acceptable to the Issuer that (1) satisfies the Hedge Counterparty Ratings Requirement, (2) is organized under the laws of any of the fifty states of the United States of America or the District of Columbia and (3) assumes the obligations of the Hedge Counterparty under the Hedge Agreement or replaces the outstanding transaction with a transaction on identical terms (in either case, through an assignment and assumption agreement or replacement agreement approved in writing by the Rating Agencies) or (C) obtained an absolute and unconditional guarantee of the obligations of the Hedge Counterparty under the Hedge Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement, which guarantee must satisfy the Rating Condition; and

(ii)	if a Ratings Event occurs (which event shall be a “termination event” where the Hedge Counterparty will be the “affected party”), the Issuer may terminate such Hedge Agreement unless the Hedge Counterparty, within the time period specified in the Hedge Agreement, and solely at the expense of the Hedge Counterparty, has (i) obtained a substitute Hedge Counterparty that (1) satisfies the Hedge Counterparty Ratings Requirement and (2) assumes the obligations of the Hedge Counterparty under the Hedge Agreement or replaces the outstanding transaction with a transaction on identical terms (in either case, through an assignment and assumption agreement or replacement agreement approved in writing by the Rating Agencies) or (ii) entered into any other agreement with or arrangement for the benefit of the Issuer and the Trustee that is reasonably satisfactory to the Trustee and the Collateral Advisor on behalf of the Issuer and that satisfies the Rating Condition. If the Hedge Counterparty has not obtained a substitute counterparty or entered into such other agreement or arrangement as set forth above within 10 Business Days of the occurrence of such Ratings Event, then the Hedge Counterparty will be required to immediately execute and deliver to the Issuer a ISDA Credit Support Annex (New York Law) (and which shall satisfy the Rating Condition) and post collateral pursuant to and in accordance with such Credit Support Annex (or, if the Hedge Counterparty shall have previously executed and delivered such Credit Support Annex, post such collateral as may be required thereunder).

Any Hedge Agreement may provide for different or alternative remedies than those described above following the occurrence of a Ratings Event or a Collateralization Event.

(d)

The Trustee shall, prior to the Closing Date, cause to be established one or more Securities Accounts, each of which shall be designated a “Hedge Counterparty Collateral Account,” which shall be held in the name of the Trustee as Entitlement Holder in trust for the benefit of the Secured Parties. The Trustee shall deposit all collateral received from a Hedge Counterparty under a Hedge Agreement in the related Hedge Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise standing to the credit of, a Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Secured Parties and shall be invested in Eligible Investments as directed by the Hedge Counterparty, if the applicable collateral documentation or Hedge Agreement provides that the Hedge Counterparty shall direct such investments, or by the Collateral Advisor on behalf of the Issuer. The Trustee shall not be held liable in any way by reason of any insufficiency of such Hedge Counterparty Collateral Account resulting from any loss relating to any such investment, except with respect to defaults on investments in the obligations of the Bank or any Affiliate thereof. Each Hedge Counterparty Collateral Account shall remain at all times with a financial institution organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, subject to supervision or examination by Federal or state authority and having a long-term debt rating of at least “Baa1” by Moody’s (and, if rated “Baa1,” not be on watch for possible downgrade by Moody’s) and at least “BBB+” by Standard & Poor’s and a combined capital and surplus in excess of U.S.$250,000,000. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to obligations of the related Hedge Counterparty to the Issuer under the relevant Hedge Agreement that are not paid when due (whether when scheduled or upon early termination) or (ii) to return collateral to the relevant Hedge Counterparty when and as required by the relevant Hedge Agreement.

(e)	Upon the default by the Hedge Counterparty thereto in the payment when due of its obligations to the Issuer under the relevant Hedge Agreement, the Issuer shall forthwith provide telephonic notice (promptly confirmed in writing) thereof to the Trustee and, if applicable, any guarantor of such Hedge Counterparty’s obligations under such Hedge Agreement. Upon its receipt of such notice (or, if earlier, when the Trustee becomes aware of such default) the Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment forthwith pursuant to the terms thereof. The Trustee shall give notice to the Collateral Advisor, the Secured Noteholders and each Rating Agency upon the continuance of the failure by such Hedge Counterparty to perform its obligations for two Business Days following a demand made by the Trustee on such Hedge Counterparty.

(f)	If at any time a Hedge Agreement becomes subject to early termination due to the occurrence of an “event of default” or a “termination event” as to which the Hedge Counterparty party thereto is the sole “defaulting party” or the sole “affected party” (as each such term is defined in the relevant Hedge Agreement), the Issuer and the Trustee shall take such actions (following the expiration of any applicable grace period) to enforce the rights of the Issuer and the Trustee thereunder as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including the proceeds of the liquidation of any collateral pledged by such Hedge Counterparty) to enter into a replacement Hedge Agreement that is a Form Approved Hedge Agreement or a replacement Hedge Agreement on such other terms satisfying the Rating Condition, and with a Hedge Counterparty with respect to which the Rating Condition shall have been satisfied. In determining the amount payable under the terminated Hedge Agreement, the Issuer will seek quotations from reference market-makers that satisfy the Hedge Counterparty Ratings Requirement. In addition, the Issuer will use its best efforts to cause the termination of a Hedge Agreement to become effective simultaneously with the entry into a replacement Hedge Agreement described as aforesaid. Notwithstanding the foregoing, if a Hedge Agreement becomes subject to early termination due to the occurrence of a Subordinated Termination Event (if such provision is applicable in such Hedge Agreement), the Issuer agrees not to exercise its right to terminate the relevant Hedge Agreement unless no amount would be owed by the Issuer to the Hedge Counterparty as a result of such termination or the replacement Hedge Counterparty selected in accordance with the Hedge Agreement has agreed to pay such amount.

(g)	In the event that amounts are applied to the redemption of Notes on any Distribution Date in accordance with the Priority of Payments by reason of a Rating Confirmation Failure or a failure to satisfy the Overcollateralization Tests, then, subject to the satisfaction of the Rating Condition, each Hedge Agreement (other than a Deemed Fixed/Floating Rate Hedge Agreement or a basis swap) will be subject to partial termination by the Hedge Counterparty on such Distribution Date with respect to a portion of the notional amount thereof. In addition, the Issuer may, subject to satisfaction of the Rating Condition and consent of the Hedge Counterparty (if required by the Hedge Agreement), designate an “early termination date” in respect of the Hedge Agreement in whole or in part upon 10 Business Days’ prior notice to such Hedge Counterparty for a termination payment in respect of such terminated Hedge Agreement (or portion thereof) determined by such Hedge Counterparty in accordance with the Hedge Agreement. If any amount is payable by the Issuer to the Hedge Counterparty in connection with the occurrence of any such partial termination or notional amount reduction of a Hedge Agreement, such amount, together with interest on such amount for the period from and including the date of termination to but excluding the date of payment at a rate per annum equal to the interest rate specified in the Hedge Agreement, shall be payable on such Distribution Date to the extent funds are available for such purpose in accordance with the Priority of Payments, and any amount not so paid on such Distribution Date shall be payable on the first Distribution Date on which such amount may be paid in accordance with the Priority of Payments.

Amounts payable upon any such termination or reduction of a Hedge Agreement are expected to be based upon standard replacement transaction valuation methodology set forth in the Master Agreement.

(h)	Each Hedge Agreement shall provide that any amount payable to the Hedge Counterparty thereunder shall be subject to the Priority of Payments.

(i)	The Issuer shall, at the direction of the Collateral Advisor, enter into additional Hedge Agreements after the Closing Date, provided that (i) such Hedge Agreement (unless such Hedge Agreement is a Form Approved Hedge Agreement) satisfies the Rating Condition as a condition to the Issuer becoming a party thereto and (ii) if required in the Hedge Agreement, the Issuer obtains the prior written consent of the Initial Hedge Counterparty. The Issuer shall enter into a Hedge Agreement only if the Issuer, after consultation with tax counsel, believes at the time that it enters into the Hedge Agreement that the payments thereunder will not be subject to withholding tax in any jurisdiction and the entry and performance by the Issuer of its obligations thereunder will not subject the Issuer to tax on a net income basis in any jurisdiction. Each Hedge Agreement shall include a provision that provides that it cannot be amended without satisfaction of the Rating Condition as to Standard & Poor’s.

(j)

Except as otherwise provided in this paragraph, no Deemed Fixed Rate Hedge Agreement or Deemed Floating Rate Hedge Agreement shall be subject to early termination by the Issuer without satisfying the Rating Condition other than by reason of (A) an event of default or termination event relating to the Issuer or the relevant Hedge Counterparty specified in Section 5 of the ISDA Master Agreement relating to such Hedge Agreement or in Part 1 of the Schedule thereto (provided that the Issuer, or the Collateral Advisor on behalf of the Issuer, notifies Standard & Poor’s and Moody’s of such termination) or (B) an event or condition analogous to any event or condition that would permit the Issuer under Section 12.1 of this Indenture to sell or otherwise dispose of the Floating Rate Security or Fixed Rate Security, as applicable, that is the subject of such Deemed Fixed Rate Hedge Agreement or Deemed Floating Rate Hedge Agreement

if such Floating Rate Security or Fixed Rate Security, as applicable, were a Pledged Collateral Debt Security, provided that, (a) following such termination (taking into account any reinvestment of the Sale Proceeds from the underlying asset), the Issuer satisfies the Collateral Quality Tests, the Overcollateralization Tests and the Standard & Poor’s CDO Monitor Test, (b) any termination payment payable to a Hedge Counterparty in connection with such a termination shall be payable, first, from the portion of the Sale Proceeds from the sale of the Related Security (if the Related Security was sold in connection with such termination) which consists of accrued interest on such security, second, from Interest Proceeds and third, from Principal Proceeds, and (c) the Issuer (or the Collateral Advisor on behalf of the Issuer) notifies Standard & Poor’s and Moody’s of such termination. Each Deemed Fixed/Floating Rate Hedge Agreement, will be subject to the satisfaction of the Rating Condition (unless it is a Form Approved Hedge Agreement) and to the following conditions: (a) the initial notional balance of each Deemed Fixed/Floating Rate Hedge Agreement shall be equal to the initial scheduled principal amount of the Related Security; (b) each Deemed Fixed/Floating Rate Hedge Agreement will amortize according to the same expected schedule as, and terminate on the expected maturity date of, the Related Security; (c) the payment dates of the Deemed Fixed/Floating Rate Hedge Agreement must match either the payment dates of the Related Security or the payment dates of the Notes; (d) if the Related Security is sold by the Issuer, the Deemed Fixed/Floating Rate Hedge Agreement must be terminated and the amount due or received in connection with such termination will be subtracted from or added to the Principal Proceeds received in connection with such sale; (e) (i) if the Related Security is not a Defaulted Security and such Related Security is called or prepaid, the Deemed Fixed/Floating Rate Hedge Agreement must be terminated and any amount received in connection with such termination will be considered Principal Proceeds and any amount payable in connection with such termination will be paid first from any call, redemption and prepayment premiums received from such Related Security and second from Principal Proceeds received from such Related Security and (ii) if the Related Security is a Defaulted Security, the Deemed Fixed/Floating Rate Hedge Agreement must be terminated and any amount received in connection with such termination will be considered Principal Proceeds and any amount payable in connection with such termination will be paid from Interest Proceeds in accordance with the Priority of Payments; and (f) each Deemed Fixed/Floating Rate Hedge Agreement will contain appropriate limited recourse and non-petition provisions equivalent to those contained in this Indenture and will require termination if the Related Security becomes a Defaulted Security; and (g) if the Deemed Fixed/Floating Rate Hedge Agreement, is terminated by reason of an event of default or termination event relating to the Issuer or the relevant Hedge Counterparty specified in Section 5 of the ISDA Master Agreement relating to such Hedge Agreement or in the Schedule thereto, any termination payment due to the Hedge Counterparty shall be payable, first, from Interest Proceeds of the Related Security, second, from Principal Proceeds of the Related Security and, third, in accordance with the Priority of Payments.

(k)	Each Hedge Agreement will provide that, following a declaration of acceleration of the Notes pursuant to Section 5.2, the Issuer shall not terminate any Hedge Agreement in effect immediately prior to a declaration of acceleration unless the liquidation of the Collateral has begun and such declaration is no longer capable of being rescinded or annulled.

(l)	Unless a Deemed Floating Rate Hedge Agreement is a Form-Approved Hedge Agreement, the Rating Condition is required to be satisfied prior to the Issuer’s execution of such Deemed Floating Hedge Agreement. The Issuer may not enter into additional or replacement Hedge Agreements after the Closing Date without (i) satisfaction of the Rating Condition (unless such Hedge Agreement is a Form Approved Hedge Agreement), and (ii) except as otherwise provided in the Initial Hedge Agreement, the consent of the initial Hedge Counterparty.

(m)	Notwithstanding any provision to the contrary that may be contained in this Article XVI, Hedge Agreements (including the Initial Hedge Agreement) will be permitted to be entered into by the Issuer solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and payments on, the Notes.

(n)	Notwithstanding anything herein to the contrary, for so long as the Class A-1A Notes are the Controlling Class, the Issuer shall not enter into any Hedge Agreement (unless such Hedge Agreement is a Form Approved Hedge Agreement) after the Closing Date or amend an existing Hedge Agreement without the consent of Holders of at least 66 2/3 of the Aggregate Outstanding Amount of the Notes of the Controlling Class (so long as the Class A-1A Notes are the Controlling Class).

IN WITNESS WHEREOF, we have set our hands as of the 3rd day of August, 2006.

Executed as a Deed by

KLEROS REAL ESTATE CDO II, LTD.,
as Issuer

By:	/s/ John Cullinane	Witness:	/s/ Angelica McLean
Name:	John Cullinane	Name:	Angelica McLean
Title:	Director	Occupation:	Administrator
		Address:	P O Box 908 George Town Grand Cayman, Cayman Islands

KLEROS REAL ESTATE CDO II, LLC,
as Co-Issuer

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Independent Manager

LAsalle BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Thomas O’Connor
Name:	Thomas O’Connor
Title:	Vice President

SCHEDULE A

SCHEDULE OF COLLATERAL DEBT SECURITIES

SCHEDULE B

LIBOR FORMULA

1.	“LIBOR” for purposes of calculating the Note Interest Rate for each Class of Floating Rate Notes will be determined by the Calculation Agent in accordance with the following provisions:

(a)	On each LIBOR Determination Date, LIBOR for any Interest Period shall equal the offered rate, as determined by the Calculation Agent, for Dollar deposits in Europe of the Designated Maturity that appears on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date. “LIBOR Determination Date” means, with respect to any Interest Period, the second London Banking Day prior to the first day of such Interest Period.

(b)	If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for Dollar deposits of one month (or as set forth below in clause (c)) (except that in the case where such Interest Period shall commence on a day that is not a LIBOR Business Day, for the relevant term commencing on the next following LIBOR Business Day), by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal the arithmetic mean of such quotations. If, on any LIBOR Determination Date, fewer than two Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for Dollar deposits for the term of such Interest Period (except that in the case where such Interest Period shall commence on a day that is not a LIBOR Business Day, for the relevant term commencing on the next following LIBOR Business Day), to the principal London offices of leading banks in the London interbank market.

(c)	In respect of any Interest Period having a Designated Maturity other than one month LIBOR shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with clauses (a) and (b) above, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Interest Period; provided that, if an Interest Period is less than or equal to seven days, then LIBOR shall be determined by reference to a rate calculated in accordance with clauses (a) and (b) above as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

(d)	If the Calculation Agent is required but is unable to determine a rate in accordance with either procedure described in clauses (a) or (b) above, LIBOR with respect to such Interest Period shall be the arithmetic mean of the offered quotations of the Reference Dealers as of 11:00 a.m. (New York time) on the first day of such Interest Period for negotiable U.S. Dollar certificates of deposit of major U.S. money market banks having a remaining maturity closest to the Designated Maturity.

(e)	If the Calculation Agent is required but is unable to determine a rate in accordance with any of the procedures described in clauses (a), (b) or (d) above, LIBOR with respect to such Interest Period will be calculated on the last day of such Interest Period and shall be the arithmetic mean of the Base Rate for each day during such Interest Period.

(f)	For purposes of clauses (a), (c), (d) and (e) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point. For the purposes of clause (b) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

2.	“LIBOR” for purposes of calculating the Weighted Average Spread with respect to Collateral Debt Securities paying interest at a floating rate not expressed as a stated spread above LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(a)	LIBOR for any interest period of a Collateral Debt Security shall equal the offered rate, as determined by the Calculation Agent, for Dollar deposits of a term of one month that appears on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, as of 11:00 a.m. (London time) on the applicable date of determination.

(b)	If, on any date of determination, such rate does not appear on Telerate Page 3750 (or such other page as may replace such Telerate Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for Dollar deposits of one month, by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date of determination made by the Calculation Agent to the Reference Banks. If, on any date of determination, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean. If, on any date of determination, fewer than two Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Calculation Agent are quoting on the relevant date of determination for Dollar deposits for the term of one month, to the principal London offices of leading banks in the London interbank market.

(c)	If the Calculation Agent is required but is unable to determine a rate in accordance with either procedure described in clauses (a) or (b) above, LIBOR with respect to such interest period shall be the arithmetic mean of the offered quotations of the Reference Dealers as of 11:00 a.m. (New York time) on the date of determination for negotiable U.S. Dollar certificates of deposit of major U.S. money market banks having a remaining maturity closest to the Designated Maturity.

For purposes of clauses (a) and (c) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point. For the purposes of clause (b) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

As used in both paragraphs 1 and 2 above:

“Base Rate” means a fluctuating rate of interest determined by the Calculation Agent as being the rate of interest most recently announced by the Base Rate Reference Bank at its primary office as its base rate, prime rate, reference rate or similar rate for Dollar loans. Changes in the Base Rate will take effect simultaneously with each change in the underlying rate.

“Base Rate Reference Bank” means LaSalle Bank National Association, or if such bank ceases to exist or is not quoting a base rate, prime rate, reference rate or similar rate for Dollar loans, such other major money center commercial bank in New York City as is selected by the Calculation Agent.

“Designated Maturity” means with respect to each Class of Notes (i) for the first Interest Period, the number of calendar days from, and including the Closing Date to, but excluding, the first Distribution Date, (ii) for each Interest Period after the first Interest Period (other than the Interest Period ending in November 2046), one month and (iii) for the Interest Period ending in November 2046, the number of calendar days from, and including, the first day of such Interest Period to, but excluding, the final Distribution Date.

“LIBOR Business Day” means a day on which commercial banks and foreign exchange markets settle payments in Dollars in New York and London.

“London Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“Reference Banks” mean four major banks in the London interbank market, selected by the Calculation Agent.

“Reference Dealers” means three major dealers in the secondary market for Dollar certificates of deposit, selected by the Calculation Agent.

The determination of the Note Interest Rate for each Class of Notes by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

SCHEDULE C

MOODY’S ASSET CORRELATION FACTOR

The following sectors are used in Moody’s methodology for determining the Moody’s Asset Correlation Factor:

Moody’s Sector Code Sector Name

CORP - Corporate related - Corporate - Aerospace and Defense

CORP - Corporate related - Corporate - Automobile

CORP - Corporate related - Corporate - Banking

CORP - Corporate related - Corporate - Beverage, Food and Tobacco

CORP - Corporate related - Corporate - Buildings and Real Estate

CORP - Corporate related - Corporate - Chemicals, Plastics and Rubber

CORP - Corporate related - Corporate - Containers, Packaging and Glass

CORP - Corporate related - Corporate - Personal and Non Durable Consumer Products (Manufacturing Only)

CORP - Corporate related - Corporate - Diversified/Conglomerate Manufacturing

CORP - Corporate related - Corporate - Diversified/Conglomerate Service

CORP - Corporate related - Corporate - Diversified Natural Resources, Precious

CORP - Corporate related - Corporate - Ecological

CORP - Corporate related - Corporate - Electronics

CORP - Corporate related - Corporate - Finance

CORP - Corporate related - Corporate - Farming and Agriculture

CORP - Corporate related - Corporate - Grocery

CORP - Corporate related - Corporate - Healthcare, Education and Childcare

CORP - Corporate related - Corporate - Home and Office Furnishings, Housewares, and Durable Consumer Products

CORP - Corporate related - Corporate - Hotels, Motels, Inns and Gaming

CORP - Corporate related - Corporate - Insurance

Moody’s Sector Code Sector Name

CORP - Corporate related - Corporate - Leisure, Amusement, Entertainment

CORP - Corporate related - Corporate - Machinery (Non-Agriculture, Non-Construction, Non-Electronic)

CORP - Corporate related - Corporate - Mining, Steel, Iron and Non Precious Metals

CORP - Corporate related - Corporate - Oil and Gas

CORP - Corporate related - Corporate - Personal, Food and Miscellaneous

CORP - Corporate related - Corporate - Printing and Publishing

CORP - Corporate related - Corporate - Cargo Transport

CORP - Corporate related - Corporate - Retail Stores

CORP - Corporate related - Corporate - Telecommunications

CORP - Corporate related - Corporate - Textiles and Leather

CORP - Corporate related - Corporate - Personal Transportation

CORP - Corporate related - Corporate - Utilities

CORP - Corporate related - Corporate - Broadcasting & Entertainment

CORP - Corporate related - Corporate - Sovereign & Supranational

ABS - Consumer - Consumer ABS - Auto and Personal Lease

ABS - Consumer - Consumer ABS - Credit Card

ABS - Consumer - Consumer ABS - Student Loans

ABS - Consumer - RMBS - First and Second Lien Prime

ABS - Consumer - RMBS - Midprime

ABS - Consumer - RMBS - Subprime

ABS - Consumer - RMBS - Manufactured Housing

ABS - Consumer - ABS CDOs

ABS - Specific - Specific - Tax Lien

ABS - Specific - Specific - Mutual Fund Fees

Moody’s Sector Code Sector Name

ABS - Specific - Specific - Structured Settlement

ABS - Specific - Specific - Utility Stranded Cost

ABS - Specific - Specific - Big Ticket Lease

ABS - Specific - Specific - IP (including Entertainment Royalties)

ABS - Specific - Specific - Dealer’s Floor plan

ABS - Specific - Specific - Tobacco Bonds

ABS - Commercial Real Estate - CMBS - Conduit

ABS - Commercial Real Estate - CMBS - Credit Tenant Lease

ABS - Commercial Real Estate - CMBS - Large Loans

ABS - Commercial Real Estate - REITs - Hotel

ABS - Commercial Real Estate - REITs - Multi family

ABS - Commercial Real Estate - REITs - Office

ABS - Commercial Real Estate - REITs - Retail

ABS - Commercial Real Estate - REITs - Industrial

ABS - Commercial Real Estate - REITs - Healthcare

ABS - Commercial Real Estate - REITs - Self-storage

ABS - Commercial Real Estate - REITs - Diversified

ABS - Commercial Real Estate - Real Estate CDOs

ABS - Corporate related - CDO - CDO^n exposed to IG

ABS - Corporate related - CDO - CDO^n exposed to HY

ABS - Corporate related - CDO - CDO^n exposed to EM

ABS - Corporate related - CDO - CDO^n exposed to SME and SME Lease

ABS - Corporate related - CDO - Franchise Loans

SCHEDULE D

RECOVERY RATE MATRICES

Part I

Moody’s Recovery Rate Matrix

(see definition of “Applicable Recovery Rate”)

A. ABS Type Diversified Securities

Percentage of Total Capitalization	Moody’s Rating*
	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	85%	80%	70%	60%	50%	40%
Less than or equal to 70%, but greater than 10%	75%	70%	60%	50%	40%	30%
Less than or equal to 10%	70%	65%	55%	45%	35%	25%

B. ABS Type Residential Securities

Percentage of Total Capitalization	Moody’s Rating*
	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	85%	80%	65%	55%	45%	30%
Less than or equal to 70%, but greater than 10%	75%	70%	55%	45%	35%	25%
Less than or equal to 10%, but greater than 5%	65%	55%	45%	40%	30%	20%
Less than or equal to 5%, but greater than 2%	55%	45%	40%	35%	25%	15%
Less than or equal to 2%	45%	35%	30%	25%	15%	10%

C. ABS Type Undiversified Securities

Percentage of Total Capitalization	Moody’s Rating*
	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	85%	80%	65%	55%	45%	30%
Less than or equal to 70%, but greater than 10%	75%	70%	55%	45%	35%	25%
Less than or equal to 10%, but greater than 5%	65%	55%	45%	35%	25%	15%
Less than or equal to 5%, but greater than 2%	55%	45%	35%	30%	20%	10%
Less than or equal to 2%	45%	35%	25%	20%	10%	5%

D. Low-Diversity CDO Securities and CDO Obligations with a Moody’s Asset Correlation of 15% or more

Percentage of Total Capitalization	Moody’s Rating*
	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	80%	75%	60%	50%	45%	30%
Less than or equal to 70%, but greater than 10%	70%	60%	55%	45%	35%	25%
Less than or equal to 10%, but greater than 5%	60%	50%	45%	35%	25%	15%
Less than or equal to 5%, but greater than 2%	50%	40%	35%	30%	20%	10%
Less than or equal to 2%	30%	25%	20%	15%	7%	6%

E. High-Diversity CDO Securities and CDO Obligations with a Moody’s Asset Correlation less than 15%

Percentage of Total Capitalization	Moody’s Rating*
	Aaa	Aa	A	Baa	Ba	B
Greater than 70%	85%	80%	65%	55%	45%	30%
Less than or equal to 70%, but greater than 10%	75%	70%	60%	50%	40%	25%
Less than or equal to 10%, but greater than 5%	65%	55%	50%	40%	30%	20%
Less than or equal to 5%, but greater than 2%	55%	45%	40%	35%	25%	10%
Less than or equal to 2%	45%	35%	30%	25%	10%	5%

*	The rating assigned by Moody’s on the date of issuance for such Collateral Debt Security.

Part II

Standard & Poor’s Recovery Rate Matrix

A.	If the Collateral Debt Security (other than a CDO of CDO Security, a Synthetic Security, a CMBS, an ABS REIT Debt Security, a Project Finance Security, a future flow security, a market value CDO Obligation, a Form Approved Synthetic Security or a Corporate Guaranteed Security) is the senior-most tranche of securities issued by the issuer of such Collateral Debt Security the recovery rate is as follows*:

Standard & Poor’s Rating of Collateral Debt Security	Recovery Rate by Ratings of Notes
	AAA	AA	A	BBB	BB	B	CCC
“AAA”	80.0%	85.0%	90.0%	90.0%	90.0%	90.0%	90.0%
“AA-,” “AA” or “AA+”	70.0%	75.0%	85.0%	90.0%	90.0%	90.0%	90.0%
“A-,” “A” or “A+”	60.0%	65.0%	75.0%	85.0%	90.0%	90.0%	90.0%
“BBB-,” “BBB” or “BBB+”	50.0%	55.0%	65.0%	75.0%	85.0%	85.0%	85.0%

B.	If the Collateral Debt Security (other than a CDO of CDO Security, Synthetic Security, a CMBS, an ABS REIT Debt Security, a Project Finance Security, a future flow security, a market value CDO Obligation, a Form Approved Synthetic Security or a Corporate Guaranteed Security) is not the senior-most tranche of securities issued by the issuer of such Collateral Debt Security the recovery rate is as follows*:

Standard & Poor’s Rating of Collateral Debt Security	Recovery Rate by Ratings of Notes
	AAA	AA	A	BBB	BB	B	CCC
“AAA”	65.0%	70.0%	80.0%	85.0%	85.0%	85.0%	85.0%
“AA-,” “AA” or “AA+”	55.0%	65.0%	75.0%	80.0%	80.0%	80.0%	80.0%
“A-,” “A” or “A+”	40.0%	45.0%	55.0%	65.0%	80.0%	80.0%	80.0%
“BBB-,” “BBB” or “BBB+”	30.0%	35.0%	40.0%	45.0%	50.0%	60.0%	70.0%
“BB-,” “BB” or “BB+”	10.0%	10.0%	10.0%	25.0%	35.0%	40.0%	50.0%
“B-,” “B” or “B+”	2.5%	5.0%	5.0%	10.0%	10.0%	20.0%	25.0%
“CCC+” and below	0.0%	0.0%	0.0%	0.0%	2.5%	5.0%	5.0%

C.	If the Collateral Debt Security is a CMBS, the recovery rate is as follows:*

Standard & Poor’s Rating of Collateral Debt Security	Recovery Rate by Rating of Notes
	AAA	AA	A	BBB	BB	B	CCC
“AAA”	80.0%	85.0%	90.0%	90.0%	90.0%	90.0%	90.0%
“AA-,” “AA” or “AA+”	70.0%	75.0%	85.0%	90.0%	90.0%	90.0%	90.0%
“A-,” “A” or “A+”	60.0%	65.0%	75.0%	85.0%	90.0%	90.0%	90.0%
“BBB-,” “BBB” or “BBB+”	45.0%	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%

Standard & Poor’s Rating of Collateral Debt Security	Recovery Rate by Rating of Notes
	AAA	AA	A	BBB	BB	B	CCC
“BB-,” “BB” or “BB+”	35.0%	40.0%	45.0%	45.0%	50.0%	50.0%	50.0%
“B-,” “B” or “B+”	20.0%	25.0%	30.0%	35.0%	35.0%	40.0%	40.0%
“CCC+” and below	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
NR	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

D.	If the Collateral Debt Security is a Project Finance Security, a future flow security, a market value CDO Obligation, a Synthetic Security or a CDO of CDO Security, the recovery rate will be assigned by Standard & Poor’s upon the acquisition of such Security by the Issuer. A Form Approved Synthetic Security that is a Single Obligation Synthetic Security will have the recovery rate applicable to the related Reference Obligation.

E.	If the Collateral Debt Security (other than a Corporate Guaranteed Security) is an ABS REIT Debt Security, the recovery rate for senior debt will be 40% and, for subordinated debt, assigned by Standard & Poor’s upon the acquisition of such security by the Issuer.

*	If the Collateral Debt Security is a Corporate Guaranteed Security, the recovery rate will be (a) if such Corporate Guaranteed Security is secured and not by its terms subordinate in right of payment, 47.5%, (b) if such Corporate Guaranteed Security is not secured and is not by its terms subordinate in right of payment, 37% and (c) otherwise, 21.5%.

SCHEDULE E

AUCTION PROCEDURES

The following sets forth the auction procedures (the “Auction Procedures”) to be followed in connection with a sale effected pursuant to Section 9.7 of the Indenture (the “Indenture”) dated as of the Closing Date, among Kleros Real Estate CDO II, Ltd., Kleros Real Estate CDO II, LLC and LaSalle Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

I.	Pre-Auction Process

(a)	The Trustee will initiate the Auction Procedures at least 24 Business Days prior to each Auction Date by:

(i)	with the assistance of the Collateral Advisor, preparing a list containing the names of the issuer and guarantor (if any), the par amount and the CUSIP number (if any) with respect to each Pledged Collateral Debt Security and such other information as shall be notified to the Trustee by the Collateral Advisor;

(ii)	notifying the Collateral Advisor to prepare a list of the constituents of each Subpool as described in subparagraph (b) below, which shall be based upon the Collateral Advisor’s good faith determination of the composition of Subpools that will maximize Sale Proceeds; provided that the maximum number of Subpools shall be eight; and

(iii)	sending the lists prepared pursuant to clauses (i) and (ii) above to the Qualified Bidders identified on the then-current Qualified Bidder List (the “Listed Bidders”) and requesting bids on the Auction Date.

(b)

The general solicitation package which the Trustee shall deliver to the Listed Bidders will include: (i) a form of a purchase agreement provided to the Trustee by the Collateral Advisor (which shall, among other things, provide that (A) upon satisfaction of all conditions precedent therein, the purchaser is irrevocably obligated to purchase, and the Issuer is irrevocably obligated to sell, the Collateral Debt Securities (or relevant Subpool, as the case may be) on the date and on the terms and conditions set forth therein and (B) if the Subpools are to be sold to more than one bidder, the consummation of the purchase of each Subpool must occur simultaneously and the closing of each purchase is conditional on the closing of each of the other purchases); (ii) the minimum aggregate purchase price (which shall be the Total Senior Redemption Amount); (iii) a formal bidsheet (which shall permit the relevant bidder to bid for all of the Collateral Debt Securities, any Subpool or separately for each of the Subpools) provided to the Trustee by the Collateral Advisor including a representation from the bidder that it is eligible to purchase all of the Collateral Debt Securities; (iv) a detailed timetable prepared by the Collateral Advisor; and (v) copies of all transfer documents provided to the Trustee by the Collateral Advisor (including transfer certificates and subscription agreements which a bidder must execute pursuant to the Underlying Instruments and a list of the requirements which the bidder must satisfy under the Underlying Instruments (i.e., Qualified Institutional Buyer, Qualified Purchaser, etc.)).

(c)	The Trustee shall send solicitation packages to all Listed Bidders at least 15 Business Days before the Auction Date. No later than 10 Business Days before the Auction Date, Listed Bidders may submit written due diligence questions relating to the legal documentation and other information contained in the general solicitation package (including comments on the draft purchase agreement to be used in connection with the Auction (the “Auction Purchase Agreement”)) to the Collateral Advisor. The Collateral Advisor shall be solely responsible for (i) responding to all relevant questions and/or comments submitted to it in accordance with the foregoing and (ii) distributing the questions, answers and revised final Auction Purchase Agreement to all Listed Bidders at least five Business Days prior to the Auction Date.

II.	Auction Process

(a)	The Trustee will be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

(b)	On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 11:00 a.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All bids from Listed Bidders will be due on the bid sheet contained in the solicitation package. Each bid shall be for the purchase and delivery to one purchaser of (i) all (but not less than all) of the Collateral Debt Securities or (ii) all (but not less than all) of the Collateral Debt Securities that constitute the components of one or more Subpools.

(c)	If the Trustee receives fewer than two bids from Listed Bidders to purchase all of the Collateral Debt Securities or to purchase each Subpool, the Trustee shall decline to consummate the sale.

(d)	Subject to clause (c), the Trustee shall select as the winning bidder the bid or bids that result in the Highest Auction Price (in excess of the minimum purchase price) from one or more Listed Bidders.

(e)

Upon notification to the winning bidder(s), the winning bidder (or, if the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder) will be required to deliver to the Trustee a signed counterpart of the Auction Purchase Agreement and a good faith deposit equal to one percent (1%) of the Aggregate Principal Balance will be required to be wired to the Trustee no later than 4:00 p.m. New York City time on the Auction Date. If the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder shall contribute to the good faith deposit an amount equal to one percent (1%) of the Aggregate Principal Balance of the Subpool or Subpools to which its bid relates. Such deposit will not be invested. This deposit will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the winning bidder (or, if the Highest Auction Price requires the sale of Subpools to more than one bidder, each winning bidder) pays the full purchase price in cash, at which time all monies will be transferred into the Collection

Accounts, such payment in full of the purchase price to be made by the winning bidder(s) on or prior to the sixth Business Day following the relevant Auction Date. If such good faith deposit or payment in full of the purchase price is not made when due (or, if the Subpools are to be sold to more than one bidder, if any bidder fails to make its contribution to the good faith deposit or make payment of the purchase price when due), the Trustee shall decline to consummate the sale of each Subpool and shall give notice (in accordance with Section 9.4 of the Indenture) that the Auction Call Redemption will not occur.

(f)	Without the consent of the Noteholders, the Preference Shareholders or any Hedge Counterparty, the Issuer, when authorized by Board Resolutions, and the Trustee may change the foregoing procedures for implementing an Auction Call Redemption (but without changing the Redemption Price or the earliest date on which such a redemption may occur), including deadlines, at the direction of the Collateral Advisor.

SCHEDULE F

[RESERVED]

SCHEDULE G

STANDARD & POOR’S ASSET CLASSES

Part A

1. Consumer ABS

Automobile Loan Receivable Securities

Automobile Lease Receivable Securities

Car Rental Receivable Securities

Credit Card Securities

Healthcare Securities

Student Loan Securities

2. Commercial ABS

Cargo Securities

Equipment Leasing Securities

Aircraft Leasing Securities

Small Business Loan Securities

Restaurant and Food Services Securities

Tobacco Litigation Securities

3. Non-RE-REMIC RMBS

Manufactured Housing Loan Securities

4. Non-RE-REMIC CMBS

CMBS – Conduit

CMBS – Credit Tenant Lease

CMBS – Large Loan

CMBS – Single Borrower

CMBS – Single Property

5. CBO/CLO Cashflow Securities

Cash Flow CBO – at least 80% High Yield Corporate

Cash Flow CBO – at least 80% Investment Grade Corporate

Cash Flow CLO – at least 80% High Yield Corporate

Cash Flow CLO – at least 80% Investment Grade Corporate

6. REITs

REIT – Multifamily & Mobile Home Park

REIT – Retail

REIT – Hospitality

REIT – Office

REIT – Industrial

REIT – Healthcare

REIT – Warehouse

REIT – Self Storage

REIT – Mixed Use

7. Real Estate Operating Companies

Part B

Residential Mortgages

Residential “A”

Residential “B/C”

Home equity loans

Part C

Specialty Structured

Stadium Financings

Project Finance

Future flows

SCHEDULE H

STANDARD & POOR’S TYPES OF ASSET-BACKED SECURITIES INELIGIBLE FOR NOTCHING

The following types of Asset-Backed Securities are not eligible to be notched in accordance with Schedule I unless otherwise agreed to by Standard & Poor’s. Accordingly, the Standard & Poor’s Rating of such Asset-Backed Securities must be determined pursuant to clause (i) or (ii) of paragraph (b) of the definition of “Rating” in Section 1.1 of the Indenture. This Schedule may be modified from time to time by Standard & Poor’s and its applicability should be confirmed with Standard & Poor’s prior to use.

1.	Non-U.S. Structured Finance Securities

2.	Guaranteed Securities

3.	CDOs of Structured Finance and Real Estate Securities

4.	CBOs of CDOs

5.	CLOs of Distressed Debt

6.	Mutual Fund Securities

7.	Catastrophe Bonds

8.	First Loss Tranches of any Securitization

9.	Synthetics other than Form-Approved Synthetic Securities

10.	Synthetic CBOs

11.	Combination securities

12.	Re-REMICs

13.	Market Value CDOs

14.	Net Interest Margin Securities (NIMs)

15.	Cash Flow CDOs

16.	Any asset class not listed on Schedule I

SCHEDULE I

STANDARD & POOR’S NOTCHING OF ASSET-BACKED SECURITIES

The Standard & Poor’s Rating of an Collateral Debt Security that is not of a type specified on Schedule H and that has not been assigned a rating by Standard & Poor’s may be determined as set forth below.

A.	If such Collateral Debt Security is rated by Moody’s and Fitch, the Standard & Poor’s Rating of such Collateral Debt Security shall be the Standard & Poor’s equivalent of the rating that is the number of subcategories specified in Table A below the lowest of the ratings assigned by Moody’s and Fitch.

B.	If the Collateral Debt Security is rated by Moody’s or Fitch, the Standard & Poor’s Rating of such Collateral Debt Security shall be the Standard & Poor’s equivalent of the rating that is one subcategory below the rating that is the number of subcategories specified in Table A below the rating assigned by Moody’s or Fitch.

This Schedule may be modified from time to time by Standard & Poor’s and its applicability should be confirmed with Standard & Poor’s prior to use.

TABLE A

	Asset-Backed Securities issued prior to August 1, 2001		Asset-Backed Securities issued on or after August 1, 2001
	(Lowest) current rating is:		(Lowest) current rating is:
	“BBB-“ or its equivalent or higher	Below “BBB-“ or its equivalent	“BBB-“ or its equivalent or higher	Below “BBB-“ or its equivalent
1. Consumer ABS	-1	-2	-2	-3
Automobile Loan Receivable Securities
Automobile Lease Receivable Securities

Car Rental Receivable Securities
Credit Card Securities
Healthcare Securities
Student Loan Securities
2. Commercial ABS	-1	-2	-2	-3
Cargo Securities
Equipment Leasing Securities
Aircraft Leasing Securities
Small Business Loan Securities
Restaurant and Food Services Securities
Tobacco Litigation Securities

	Asset-Backed Securities issued prior to August 1, 2001		Asset-Backed Securities issued on or after August 1, 2001
	(Lowest) current rating is:		(Lowest) current rating is:
	“BBB-“ or its equivalent or higher	Below “BBB-“ or its equivalent	“BBB-“ or its equivalent or higher	Below “BBB-“ or its equivalent
3. Non-Re-REMIC RMBS	-1	-2	-2	-3
Manufactured Housing Loan Securities
4. Non-Re-REMIC CMBS	-1	-2	-2	-3
CMBS – Conduit
CMBS - Credit Tenant Lease
CMBS – Large Loan
CMBS – Single Borrower
CMBS – Single Property
5. REITs	-1	-2	-2	-3
REIT – Multifamily & Mobile Home Park
REIT – Retail
REIT – Hospitality
REIT – Office
REIT – Industrial
REIT – Healthcare
REIT – Warehouse
REIT – Self Storage
REIT – Mixed Use
6. Specialty Structured	-3	-4	-3	-4
Stadium Financings
Project Finance
Future flows
7. Residential Mortgages	-1	-2	-2	-3
Residential “A”
Residential “B/C”
Home equity loans
8. Real Estate Operating Companies	-1	-2	-2	-3

As of August 3, 2006

SCHEDULE J

TABLE OF MOODY’S ASSET CLASSES

Class A-1	Class D

Credit Card Securities

Healthcare Securities

Home Equity Loan Securities

Manufactured Housing Securities

Residential B/C Mortgage Securities

Small Business Loan Securities

Student Loan Securities

Tax Lien Securities

Bank Guaranteed Securities

Corporate Debt Securities

Insurance Company Guaranteed Securities

REIT Debt Securities—Diversified

REIT Debt Securities—Health Care

REIT Debt Securities—Hotel

REIT Debt Securities—Industrial

REIT Debt Securities—Multi-Family

REIT Debt Securities—Office

REIT Debt Securities—Residential

REIT Debt Securities—Retail

REIT Debt Securities—Storage

Class A-2	Class E

Franchise Securities Mutual Fund Securities Oil and Gas Securities Restaurant and Food Services Securities	Project Finance Securities

Class B	Class F

Aerospace and Defense Securities Automobile Securities Car Rental Receivable Securities Subprime Automobile Securities Recreational Vehicle Securities	Residential A Mortgage Securities

SCHEDULE K

ADDITIONAL DEFINITIONS

The following additional terms have the respective meanings set forth below for all purposes of this Indenture.

“CMBS” or “CMBS Securities” means CMBS Conduit Securities, CMBS Large Loan Securities, CMBS Credit Tenant Lease Securities and CMBS Single Property Securities.

“CMBS Conduit Securities” means Asset-Backed Securities (A) issued by a single-seller or multi-seller conduit under which the holders of such Asset-Backed Securities have recourse to a specified pool of assets (but not other assets held by the conduit that support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors (with the creditworthiness of individual obligors being less material than for CMBS Large Loan Securities and Credit Tenant Lease Securities) and accordingly represent a relatively undiversified pool of obligor credit risk; (4) upon original issuance of such Asset-Backed Securities no five commercial mortgage loans account for more than 20% of the Aggregate Principal Balance of the entire pool of commercial mortgage loans supporting payments on such securities; and (5) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

“CMBS Credit Tenant Lease Securities” means Asset-Backed Securities (other than CMBS Large Loan Securities and CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases). They generally have the following characteristics: (1) the commercial mortgage loans or leases have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the leases are secured by leasehold interests; (4) the commercial mortgage loans or leases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment thereof can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans or termination of leases depending on numerous factors specific to the particular obligors or lessees and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; and (6) the creditworthiness of such corporate tenants is the primary factor in any decision to invest in these securities.

“CMBS Large Loan Securities” means Asset-Backed Securities (other than CMBS Conduit Securities and CMBS Credit Tenant Lease Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties. They generally have the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5) the valuation of individual properties securing the commercial mortgage loans is the primary factor in any decision to invest in these securities.

“CMBS Single Property Securities” means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from one or more commercial mortgage loans made to finance the acquisition, construction and improvement of a single property. They generally have the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans or leases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; and (4) payment thereof can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans or termination of leases depending on numerous factors specific to the particular obligors or lessees and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium.

“Home Equity Loan Securities” means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances (including revolving balances) outstanding under loans or lines of credit secured by (but not, upon origination, by a first priority lien on) residential real estate (single or multi-family properties) the proceeds of which loans or lines of credit are not generally used to purchase such real estate or to purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the balances have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such balances does not depend upon a contractual payment schedule, with early repayment depending primarily on interest rates, availability of credit against a maximum line of credit and general economic matters; and (4) the loan or line of credit may be secured by residential real estate with a market value (determined on the date of origination of such loan or line of credit) that is less than the original proceeds of such loan or line of credit.

“Residential A Mortgage Securities” means Asset-Backed Securities (other than Residential B/C Mortgage Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from residential mortgage loans secured (on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have generally been underwritten to the standards of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (without regard to the size of the loan); (2) the mortgage loans have standardized payment terms and require minimum monthly payments; (3) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (4) the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

“Residential B/C Mortgage Securities” means Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from residential mortgage loans secured (on a first priority basis, subject to permitted liens, easements and other encumbrances) by subprime residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have generally not been underwritten to the standards of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (without regard to the size of the loan); (2) the mortgage loans have standardized payment terms and require minimum monthly payments; (3) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (4) the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

SCHEDULE L

Part I

Approved Dealers

Bank of America

Bear, Stearns & Co. Inc.

Citigroup

Countrywide Securities

CS First Boston

Deutsche Bank

Greenwich Capital

JPM Chase

Lehman Brothers

Morgan Stanley Dean Witter

Goldman Sachs

Merrill Lynch

Salomon Smith Barney

UBS

Part II

Approved Pricing Services

Merrill Lynch Securities Pricing Service

Bridge Information Systems Inc. (a division of the Reuters Group)

Interactive Data Services Inc.